PEOPLE'S CHOICE HOME LOAN SECURITIES CORP.
                                     Company


                             WELLS FARGO BANK, N.A.
                  Master Servicer and Securities Administrator


                       HSBC BANK USA, NATIONAL ASSOCIATION
                                     Trustee







         --------------------------------------------------------------

                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 2004

         --------------------------------------------------------------




            People's Choice Home Loan Securities Trust Series 2004-2
                Mortgage Pass-Through Certificates, Series 2004-2

                                                     ARTICLE I

                                                    DEFINITIONS
SECTION 1.01               DEFINED TERMS........................................................................-4-
                           Accepted Master Servicing Practices..................................................-4-
                           Account  ............................................................................-4-
                           Accrual Period.......................................................................-4-
                           Accrued Certificate Interest.........................................................-4-
                           Adjustable Rate Mortgage Loan........................................................-4-
                           Adjustment Date......................................................................-5-
                           Affiliate............................................................................-5-
                           Aggregate Loss Severity Percentage...................................................-5-
                           Agreement............................................................................-5-
                           Allocated Realized Loss Amount.......................................................-5-
                           Amounts Held for Future Distribution.................................................-5-
                           Assignment...........................................................................-5-
                           Assignment Agreement.................................................................-5-
                           Available Distribution Amount........................................................-5-
                           Bankruptcy Code......................................................................-6-
                           Basis Risk Shortfall.................................................................-6-
                           Basis Risk Shortfall Carry-Forward Amount............................................-6-
                           Book-Entry Certificate...............................................................-6-
                           Book-Entry Custodian.................................................................-6-
                           Business Day.........................................................................-6-
                           Cash-Out Refinancing.................................................................-7-
                           Ceiling Rate.........................................................................-7-
                           Certificate..........................................................................-7-
                           Certificate Factor...................................................................-7-
                           Certificate Margin...................................................................-7-
                           Certificateholder" or "Holder........................................................-8-
                           Certificate Owner....................................................................-9-
                           Certificate Principal Balance........................................................-9-
                           Certificate Register.................................................................-9-
                           Chase Servicing Agreement............................................................-9-
                           Class    ............................................................................-9-
                           Class A Certificate..................................................................-9-
                           Class A1 Certificate.................................................................-9-
                           Class A2 Certificate................................................................-10-
                           Class A3 Certificate................................................................-10-
                           Class A4 Certificate................................................................-10-
                           Class A5 Certificate................................................................-10-
                           Class B Certificate.................................................................-10-
                           Class C Certificate.................................................................-11-
                           Class M Certificates................................................................-11-


                                                       -ii-




                           Class M1 Certificate................................................................-11-
                           Class M2 Certificate................................................................-11-
                           Class M3 Certificate................................................................-12-
                           Class M4 Certificate................................................................-12-
                           Class M5 Certificate................................................................-13-
                           Class M6 Certificate................................................................-13-
                           Class M7 Certificate................................................................-14-
                           Class M8 Certificate................................................................-15-
                           Class P Certificate.................................................................-15-
                           Class R Certificate.................................................................-15-
                           Class R-I Interest..................................................................-15-
                           Class R-II Interest.................................................................-15-
                           Clearstream.........................................................................-15-
                           Closing Date........................................................................-15-
                           Code     ...........................................................................-15-
                           Collection Account..................................................................-16-
                           Commission..........................................................................-16-
                           Company  ...........................................................................-16-
                           Compensating Interest...............................................................-16-
                           Corporate Trust Office..............................................................-16-
                           Corresponding Certificate...........................................................-16-
                           Corridor Contract...................................................................-17-
                           Corridor Contract Allocation Amount.................................................-17-
                           Corridor Contract Available Amount..................................................-17-
                           Corridor Contract Counterparty......................................................-17-
                           Custodial Agreement.................................................................-17-
                           Custodian...........................................................................-17-
                           Cut-off Date........................................................................-17-
                           Debt Service Reduction..............................................................-17-
                           Deficient Valuation.................................................................-17-
                           Definitive Certificates.............................................................-17-
                           Deleted Mortgage Loan...............................................................-18-
                           Delinquency Rate....................................................................-18-
                           Depository..........................................................................-18-
                           Depository Institution..............................................................-18-
                           Depository Participant..............................................................-18-
                           Derivative Contract.................................................................-18-
                           Derivative Counterparty.............................................................-18-
                           Determination Date..................................................................-18-
                           Directly Operate....................................................................-18-
                           Disqualified Organization...........................................................-19-
                           Distribution Account................................................................-19-
                           Distribution Date...................................................................-19-
                           Due Date ...........................................................................-19-
                           Due Period..........................................................................-19-
                           Eligible Account....................................................................-19-


                                                       -iii-




                           ERISA    ...........................................................................-20-
                           Estate in Real Property.............................................................-20-
                           Event of Default....................................................................-20-
                           Excess Liquidation Proceeds.........................................................-20-
                           Extra Principal Distribution Amount.................................................-20-
                           Extraordinary Trust Fund Expense....................................................-20-
                           Fannie Mae..........................................................................-20-
                           FDIC     ...........................................................................-20-
                           Final Recovery Determination........................................................-20-
                           Fitch    ...........................................................................-20-
                           Fixed Rate..........................................................................-20-
                           Fixed Rate Mortgage Loan............................................................-20-
                           Freddie Mac.........................................................................-21-
                           Gross Margin........................................................................-21-
                           Group 1 Basic Principal Distribution Amount.........................................-21-
                           Group 1 Extra Principal Distribution Amount.........................................-21-
                           Group 1 Interest Remittance Amount..................................................-21-
                           Group 1 Mortgage Loans..............................................................-21-
                           Group 1 Optimal Interest Remittance Amount..........................................-21-
                           Group 1 Percentage..................................................................-21-
                           Group 1 Principal Distribution Amount...............................................-21-
                           Group 1 Principal Remittance Amount.................................................-22-
                           Group 1 Senior Net Funds Cap........................................................-22-
                           Group 2 Basic Principal Distribution Amount.........................................-22-
                           Group 2 Extra Principal Distribution Amount.........................................-22-
                           Group 2 Interest Remittance Amount..................................................-22-
                           Group 2 Mortgage Loans..............................................................-23-
                           Group 2 Optimal Interest Remittance Amount..........................................-23-
                           Group 2 Percentage..................................................................-23-
                           Group 2 Principal Distribution Amount...............................................-23-
                           Group 2 Principal Remittance Amount.................................................-23-
                           Group 2 Senior Net Funds Cap........................................................-23-
                           Group 3 Basic Principal Distribution Amount.........................................-23-
                           Group 3 Extra Principal Distribution Amount.........................................-24-
                           Group 3 Interest Remittance Amount..................................................-24-
                           Group 3 Mortgage Loans..............................................................-24-
                           Group 3 Optimal Interest Remittance Amount..........................................-24-
                           Group 3 Percentage..................................................................-24-
                           Group 3 Principal Distribution Amount...............................................-24-
                           Group 3 Principal Remittance Amount.................................................-24-
                           Group 3 Senior Net Funds Cap........................................................-25-
                           Group Subordinate Amount............................................................-25-
                           Independent.........................................................................-25-
                           Independent Contractor..............................................................-25-
                           Index    ...........................................................................-26-
                           Insurance Proceeds..................................................................-26-


                                                       -iv-




                           Interest Carry Forward Amount.......................................................-26-
                           Interest Determination Date.........................................................-26-
                           Interest Remittance Amount..........................................................-26-
                           Late Collections....................................................................-26-
                           LIBOR Certificates..................................................................-27-
                           Liquidation Event...................................................................-27-
                           Liquidation Proceeds................................................................-27-
                           Loan Group 1........................................................................-27-
                           Loan Group 2........................................................................-27-
                           Loan Group 3........................................................................-27-
                           Loan-to-Value Ratio.................................................................-27-
                           London Business Day.................................................................-27-
                           Loss Severity Percentage............................................................-27-
                           Marker Rate.........................................................................-27-
                           Master Servicer.....................................................................-28-
                           Master Servicer Certification.......................................................-28-
                           Maximum I-LTZZ Uncertificated Interest Deferral Amount..............................-28-
                           Maximum Mortgage Rate...............................................................-29-
                           Minimum Mortgage Rate...............................................................-29-
                           Monthly Payment.....................................................................-29-
                           Moody's  ...........................................................................-29-
                           Mortgage ...........................................................................-29-
                           Mortgage File.......................................................................-29-
                           Mortgage Loan.......................................................................-29-
                           Mortgage Loan Documents.............................................................-29-
                           Mortgage Loan Purchase Agreement....................................................-29-
                           Mortgage Loan Schedule..............................................................-30-
                           Mortgage Note.......................................................................-32-
                           Mortgage Rate.......................................................................-32-
                           Mortgaged Property..................................................................-32-
                           Mortgagor...........................................................................-32-
                           Net Funds Cap.......................................................................-32-
                           Net Monthly Excess Cashflow.........................................................-32-
                           Net Mortgage Rate...................................................................-33-
                           New Lease...........................................................................-33-
                           Nonrecoverable P&I Advance..........................................................-33-
                           Nonrecoverable Servicing Advance....................................................-33-
                           Non-United States Person............................................................-33-
                           Notional Amount.....................................................................-33-
                           Offered Certificates................................................................-33-
                           Officer's Certificate...............................................................-33-
                           One-Month LIBOR.....................................................................-33-
                           One-Month LIBOR Pass-Through Rate...................................................-34-
                           Opinion of Counsel..................................................................-35-
                           Overcollateralization Deficiency Amount.............................................-35-
                           Overcollateralization Floor.........................................................-35-


                                                        -v-




                           Overcollateralization Release Amount................................................-35-
                           Overcollateralization Target Amount.................................................-35-
                           Overcollateralized Amount...........................................................-36-
                           Ownership Interest..................................................................-36-
                           P&I Advance.........................................................................-36-
                           Pass-Through Rate...................................................................-36-
                           People's Choice Servicing Agreement.................................................-38-
                           Percentage Interest.................................................................-38-
                           Periodic Rate Cap...................................................................-39-
                           Permitted Investments...............................................................-39-
                           Permitted Transferee................................................................-40-
                           Person   ...........................................................................-40-
                           Plan     ...........................................................................-40-
                           Prepayment Assumption...............................................................-40-
                           Prepayment Charge...................................................................-41-
                           Prepayment Charge Schedule..........................................................-41-
                           Prepayment Interest Shortfall.......................................................-41-
                           Prepayment Period...................................................................-41-
                           Principal Prepayment................................................................-41-
                           Principal Distribution Amount.......................................................-42-
                           Principal Remittance Amount.........................................................-42-
                           Purchase Price......................................................................-42-
                           Qualified Substitute Mortgage Loan..................................................-42-
                           Rate/Term Refinancing...............................................................-43-
                           Rating Agency or Rating Agencies....................................................-43-
                           Realized Loss.......................................................................-43-
                           Record Date.........................................................................-44-
                           Reference Banks.....................................................................-44-
                           Refinanced Mortgage Loan............................................................-45-
                           Regular Certificate.................................................................-45-
                           Regular Interest....................................................................-45-
                           Release Date........................................................................-45-
                           Relief Act..........................................................................-45-
                           Relief Act Interest Shortfall.......................................................-45-
                           REMIC    ...........................................................................-45-
                           REMIC I  ...........................................................................-45-
                           REMIC I Interest Loss Allocation Amount.............................................-45-
                           REMIC I Marker Allocation Percentage................................................-45-
                           REMIC I Overcollateralization Amount................................................-46-
                           REMIC I Principal Loss Allocation Amount............................................-46-
                           REMIC I Regular Interest............................................................-46-
                           REMIC I Remittance Rate.............................................................-46-
                           REMIC I Required Overcollateralization Amount.......................................-47-
                           REMIC I Sub WAC Allocation Percentage...............................................-47-
                           REMIC I Subordinated Balance Ratio..................................................-47-
                           REMIC II ...........................................................................-47-


                                                       -vi-




                           REMIC II Certificate................................................................-47-
                           REMIC II Certificateholder..........................................................-47-
                           REMIC Provisions....................................................................-47-
                           REMIC Regular Interest..............................................................-47-
                           REMIC Remittance Rate...............................................................-47-
                           Rents from Real Property............................................................-47-
                           REO Disposition.....................................................................-48-
                           REO Imputed Interest................................................................-48-
                           REO Principal Amortization..........................................................-48-
                           REO Property........................................................................-48-
                           Reserve Fund........................................................................-48-
                           Reserve Interest Rate...............................................................-48-
                           Residential Dwelling................................................................-48-
                           Residual Certificate................................................................-48-
                           Residual Interest...................................................................-49-
                           Responsible Officer.................................................................-49-
                           Rolling Three-Month Delinquency Rate................................................-49-
                           S&P      ...........................................................................-49-
                           Scheduled Notional Balance..........................................................-49-
                           Scheduled Principal Balance.........................................................-50-
                           Securities Act......................................................................-50-
                           Securities Administrator............................................................-50-
                           Seller   ...........................................................................-50-
                           Senior Enhancement Percentage.......................................................-50-
                           Senior Principal Distribution Amount................................................-51-
                           Servicer ...........................................................................-51-
                           Servicer Remittance Date............................................................-51-
                           Servicer Report.....................................................................-51-
                           Servicing Advances..................................................................-51-
                           Servicing Fee.......................................................................-52-
                           Servicing Fee Rate..................................................................-52-
                           Servicing Officer...................................................................-52-
                           Single Certificate..................................................................-52-
                           Startup Day.........................................................................-52-
                           Stated Principal Balance............................................................-52-
                           Step-Up Date........................................................................-53-
                           Stepdown Date.......................................................................-53-
                           Strike Rate.........................................................................-53-
                           Subordinate Net Funds Cap...........................................................-53-
                           Subsequent Recoveries...............................................................-54-
                           Substitution Shortfall Amount.......................................................-54-
                           Superior Lien.......................................................................-54-
                           Tax Returns.........................................................................-54-
                           Telerate Page 3750..................................................................-54-
                           Termination Price...................................................................-54-
                           Terminator..........................................................................-54-


                                                       -vii-




                           Transfer ...........................................................................-54-
                           Transferee..........................................................................-54-
                           Transferor..........................................................................-54-
                           Trigger Event.......................................................................-54-
                           Trust    ...........................................................................-55-
                           Trust Fund..........................................................................-55-
                           Trust REMIC.........................................................................-55-
                           Trustee  ...........................................................................-55-
                           Uncertificated Balance..............................................................-55-
                           Uncertificated Interest.............................................................-55-
                           United States Person................................................................-56-
                           Value    ...........................................................................-57-
                           Voting Rights.......................................................................-57-
                           Wells Fargo.........................................................................-57-


                                                    ARTICLE II

                                           CONVEYANCE OF MORTGAGE LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES
SECTION 2.01.     CONVEYANCE OF THE MORTGAGE LOANS.............................................................-58-
SECTION 2.02.     ACCEPTANCE OF REMIC I BY TRUSTEE.............................................................-59-
SECTION 2.03.     REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS.................................................-59-
SECTION 2.04.     REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER........................................-61-
SECTION 2.05.     RESERVED.....................................................................................-63-
SECTION 2.06.     ISSUANCE OF THE REMIC I REGULAR INTERESTS AND THE CLASS R-I INTEREST
                   ............................................................................................-63-
SECTION 2.07.     CONVEYANCE OF THE REMIC I REGULAR INTERESTS; ACCEPTANCE OF REMIC I AND
                  REMIC II BY THE TRUSTEE......................................................................-63-
SECTION 2.08.     ISSUANCE OF CLASS R CERTIFICATES.............................................................-64-
SECTION 2.09.     ESTABLISHMENT OF THE TRUST...................................................................-64-


                                                    ARTICLE III

                          ACCOUNTS; RESERVE FUND; MASTER SERVICER INDEMNIFICATION;
                                                DERIVATIVE CONTRACTS
SECTION 3.01.     COLLECTION ACCOUNTS AND THE DISTRIBUTION ACCOUNT.............................................-65-
SECTION 3.02.     WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT....................................................-65-
SECTION 3.03.     INVESTMENT OF FUNDS IN THE DISTRIBUTION ACCOUNT..............................................-66-
SECTION 3.04.     RESERVE FUND.................................................................................-67-
SECTION 3.05.     MASTER SERVICER INDEMNIFICATION..............................................................-68-
SECTION 3.06.     DERIVATIVE CONTRACTS.........................................................................-68-


                                                     ARTICLE IV

                                                       -viii-




                                        ADMINISTRATION AND MASTER SERVICING
                                   OF THE MORTGAGE LOANS BY THE MASTER SERVICER
SECTION 4.01.     MASTER SERVICER..............................................................................-70-
SECTION 4.02      REMIC-RELATED COVENANTS......................................................................-71-
SECTION 4.03      MONITORING OF SERVICERS......................................................................-71-
SECTION 4.04      FIDELITY BOND................................................................................-72-
SECTION 4.05      POWER TO ACT; PROCEDURES.....................................................................-72-
SECTION 4.06      DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS...................................................-73-
SECTION 4.07      RESERVED.....................................................................................-73-
SECTION 4.08      DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF MASTER SERVICER TO BE HELD
                  FOR TRUSTEE..................................................................................-73-
SECTION 4.09      STANDARD HAZARD INSURANCE AND FLOOD INSURANCE POLICIES.......................................-74-
SECTION 4.10      PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS.............................................-75-
SECTION 4.11      MAINTENANCE OF THE PRIMARY MORTGAGE INSURANCE POLICIES.......................................-75-
SECTION 4.12      RESERVED.....................................................................................-75-
SECTION 4.13      REALIZATION UPON DEFAULTED MORTGAGE LOANS....................................................-76-
SECTION 4.14      COMPENSATION FOR THE MASTER SERVICER.........................................................-76-
SECTION 4.15      REO PROPERTY.................................................................................-76-
SECTION 4.16      ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE................................................-77-
SECTION 4.17      ANNUAL INDEPENDENT ACCOUNTANT'S SERVICING REPORT.............................................-77-
SECTION 4.18      UCC..........................................................................................-79-
SECTION 4.19      OBLIGATION OF THE MASTER SERVICER IN RESPECT OF PREPAYMENT INTEREST
                  SHORTFALLS...................................................................................-79-


                                                     ARTICLE V
                                          PAYMENTS TO CERTIFICATEHOLDERS
SECTION 5.01      DISTRIBUTIONS................................................................................-80-
SECTION 5.02      STATEMENTS TO CERTIFICATEHOLDERS.............................................................-87-
SECTION 5.03      P&I ADVANCES.................................................................................-91-
SECTION 5.04      ALLOCATION OF REALIZED LOSSES................................................................-91-
SECTION 5.05      COMPLIANCE WITH WITHHOLDING REQUIREMENTS.....................................................-93-
SECTION 5.06      REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION........................................-93-


                                                    ARTICLE VI
                                                 THE CERTIFICATES
SECTION 6.01      THE CERTIFICATES.............................................................................-95-
SECTION 6.02      REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES........................................-97-
SECTION 6.03      MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES...........................................-103-
SECTION 6.04      PERSONS DEEMED OWNERS.......................................................................-104-
SECTION 6.05      CERTAIN AVAILABLE INFORMATION...............................................................-104-


                                                    ARTICLE VII
                                        THE COMPANY AND THE MASTER SERVICER


                                                        -ix-




SECTION 7.01      LIABILITY OF THE COMPANY AND THE MASTER SERVICER............................................-105-
SECTION 7.02      MERGER OR CONSOLIDATION OF THE COMPANY OR THE MASTER SERVICER...............................-105-
SECTION 7.03      LIMITATION ON LIABILITY OF THE COMPANY, THE MASTER SERVICER AND OTHERS.
                   ...........................................................................................-105-
SECTION 7.04      LIMITATION ON RESIGNATION OF THE MASTER SERVICER............................................-106-
SECTION 7.05      ASSIGNMENT OF MASTER SERVICING..............................................................-106-
SECTION 7.06      RIGHTS OF THE COMPANY IN RESPECT OF THE MASTER SERVICER.....................................-107-


                                                   ARTICLE VIII
                                                      DEFAULT
SECTION 8.01      EVENTS OF DEFAULT...........................................................................-109-
SECTION 8.02      TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR....................................................-110-
SECTION 8.03      NOTIFICATION TO CERTIFICATEHOLDERS..........................................................-112-
SECTION 8.04      WAIVER OF EVENT OF DEFAULT..................................................................-112-


                                                    ARTICLE IX
                              CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR
SECTION 9.01      DUTIES OF TRUSTEE AND SECURITIES ADMINISTRATOR..............................................-114-
SECTION 9.02      CERTAIN MATTERS AFFECTING TRUSTEE AND SECURITIES ADMINISTRATOR..............................-115-
SECTION 9.03      TRUSTEE AND SECURITIES ADMINISTRATOR NOT LIABLE FOR CERTIFICATES OR MORTGAGE
                  LOANS.......................................................................................-117-
SECTION 9.04      TRUSTEE AND SECURITIES ADMINISTRATOR MAY OWN CERTIFICATES...................................-117-
SECTION 9.05      FEES AND EXPENSES OF TRUSTEE AND SECURITIES ADMINISTRATOR...................................-118-
SECTION 9.06      ELIGIBILITY REQUIREMENTS FOR TRUSTEE AND SECURITIES ADMINISTRATOR...........................-118-
SECTION 9.07      RESIGNATION AND REMOVAL OF TRUSTEE AND SECURITIES ADMINISTRATOR.............................-119-
SECTION 9.08      SUCCESSOR TRUSTEE OR SECURITIES ADMINISTRATOR...............................................-120-
SECTION 9.09      MERGER OR CONSOLIDATION OF TRUSTEE OR SECURITIES ADMINISTRATOR..............................-120-
SECTION 9.10      APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE...............................................-121-
SECTION 9.11      APPOINTMENT OF OFFICE OR AGENCY.............................................................-122-
SECTION 9.12      REPRESENTATIONS AND WARRANTIES..............................................................-122-


                                                     ARTICLE X
                                                    TERMINATION

SECTION 10.01     TERMINATION UPON REPURCHASE OR LIQUIDATION OF ALL MORTGAGE LOANS.
                   ...........................................................................................-124-
SECTION 10.02     ADDITIONAL TERMINATION REQUIREMENTS.........................................................-126-


                                                    ARTICLE XI
                                                 REMIC PROVISIONS
SECTION 11.01     REMIC ADMINISTRATION........................................................................-127-
SECTION 11.02     PROHIBITED TRANSACTIONS AND ACTIVITIES......................................................-129-


                                                        -x-




SECTION 11.03     INDEMNIFICATION.............................................................................-130-


                                                    ARTICLE XII
                                             MISCELLANEOUS PROVISIONS
SECTION 12.01     AMENDMENT...................................................................................-131-
SECTION 12.02     RECORDATION OF AGREEMENT; COUNTERPARTS......................................................-132-
SECTION 12.03     LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS..................................................-132-
SECTION 12.04     GOVERNING LAW...............................................................................-133-
SECTION 12.05     NOTICES.....................................................................................-133-
SECTION 12.06     SEVERABILITY OF PROVISIONS..................................................................-134-
SECTION 12.07     NOTICE TO RATING AGENCIES...................................................................-134-
SECTION 12.08     ARTICLE AND SECTION REFERENCES..............................................................-135-
SECTION 12.09     GRANT OF SECURITY INTEREST..................................................................-135-
SECTION 12.10     SURVIVAL OF INDEMNIFICATION.................................................................-136-

Exhibits
--------
Exhibit A-1       Form of Class [A__] Certificate
Exhibit A-2       Form of Class [M__] Certificate
Exhibit A-3       Form of Class B Certificate
Exhibit A-4       Form of Class C Certificate
Exhibit A-5       Form of Class P Certificate
Exhibit A-6       Form of Class R Certificate
Exhibit B-1       Form of Transferor Representation Letter and Form of Transferee Representation
                  Letter in Connection with Transfer of Certificates Pursuant to Rule 144A Under the
                  Securities Act
Exhibit B-2       Form of Transferor Representation Letter and Form of Transferee Representation
                  Letter in Connection with Transfer of Certificates Pursuant to Rule 501(a) Under the
                  Securities Act
Exhibit B-3       Form of Transfer Affidavit and Agreement and Form of Transferor Affidavit in
                  Connection with Transfer of Class R Certificates
Exhibit C         Custodial Agreement
Exhibit D         Mortgage Loan Purchase Agreement
Exhibit E-1       Chase Assignment Agreement
Exhibit E-2       People's Choice Assignment Agreement
Exhibit F-1       Chase Servicing Agreement
Exhibit F-2       People's Choice Servicing Agreement

Schedule 1        Mortgage Loan Schedule
Schedule 2        Prepayment Charge Schedule

                  This Pooling and Servicing Agreement, is dated and effective as of August 1, 2004, among PEOPLE'S CHOICE HOME LOAN SECURITIES CORP. as Company, WELLS FARGO BANK, N.A. as Master Servicer and Securities Administrator and HSBC BANK USA, NATIONAL ASSOCIATION as Trustee.

                             PRELIMINARY STATEMENT:

                  The Company intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest of the Trust Fund created hereunder. The Trust Fund will consist of a segregated pool of assets comprised of the Mortgage Loans and certain other related assets subject to this Agreement.

                                    REMIC I
                                    -------

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (other than the Reserve Fund and the Corridor Contract) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Interest will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.



                                   REMIC I                    Initial                Latest Possible
       Designation             Remittance Rate        Uncertificated Balance        Maturity Date (1)
       -----------             ---------------        ----------------------        -----------------
I-LTAA                            Variable(2)             $369,378,862.29             October 2034
I-LTA1                            Variable(2)             $996,145.00                 October 2034
I-LTA2                            Variable(2)             $110,685.00                 October 2034
I-LTA3                            Variable(2)             $755,235.00                 October 2034
I-LTA4                            Variable(2)             $83,915.00                  October 2034
I-LTA5                            Variable(2)             $1,042,970.00               October 2034
I-LTM1                            Variable(2)             $224,265.00                 October 2034
I-LTM2                            Variable(2)             $75,385.00                  October 2034
I-LTM3                            Variable(2)             $131,920.00                 October 2034
I-LTM4                            Variable(2)             $47,115.00                  October 2034
I-LTM5                            Variable(2)             $47,115.00                  October 2034
I-LTM6                            Variable(2)             $43,345.00                  October 2034
I-LTM7                            Variable(2)             $41,460.00                  October 2034
I-LTM8                            Variable(2)             $56,540.00                  October 2034
I-LTB                             Variable(2)             $56,535.00                  October 2034



                                                        -1-





I-LTZZ                             Variable               $3,825,714.13               October 2034
I-LTP                              Variable               $100.00                     October 2034
I-LT1SUB                           Variable               $5,778.44                   October 2034
I-LT1GRP                           Variable               $27,915.05                  October 2034
I-LT2SUB                           Variable               $4,380.92                   October 2034
I-LT2GRP                           Variable               $21,163.92                  October 2034
I-LT3SUB                           Variable               $5,445.08                   October 2034
I-LT3GRP                           Variable               $26,304.48                  October 2034
I-LTXX                             Variable               $376,826,218.52             October 2034

---------------------------

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.
(2) Calculated in accordance with the definition of "REMIC I Remittance Rate" herein.


                                    REMIC II
                                    --------

                  As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Interest will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the indicated Classes of Certificates.


                                                         Initial Aggregate
                               Pass-Through            Certificate Principal           Latest Possible
       Designation                 Rate                       Balance                 Maturity Date (1)
       -----------                 ----                       -------                 -----------------
Class A1                    Adjustable Rate (2)           $199,229,000                  October 2034
Class A2                    Adjustable Rate (2)            $22,137,000                  October 2034
Class A3                    Adjustable Rate (2)           $151,047,000                  October 2034
Class A4                    Adjustable Rate (2)            $16,783,000                  October 2034
Class A5                    Adjustable Rate (2)           $208,594,000                  October 2034
Class M1                    Adjustable Rate (2)            $44,853,000                  October 2034
Class M2                    Adjustable Rate (2)            $15,077,000                  October 2034
Class M3                    Adjustable Rate (2)            $26,384,000                  October 2034
Class M4                    Adjustable Rate (2)            $9,423,000                   October 2034
Class M5                    Adjustable Rate (2)            $9,423,000                   October 2034
Class M6                    Adjustable Rate (2)            $8,669,000                   October 2034



                                                     -2-





Class M7                       Adjustable Rate (2)          $8,292,000                   October 2034
Class M8                         5.00% (2)                  $11,308,000                  October 2034
Class B                          5.00% (2)                  $11,307,000                  October 2034
Class P                           N/A (3)                     $100.00                    October 2034
Class C                           N/A (4)                   $11,308,413                  October 2034

-----------------

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3)      The Class P Certificates will not accrue interest.
(4) The Class C Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class C Certificates outstanding from time to time which shall equal the Uncertificated Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest I-LTP) The Class C Certificates will not accrue interest on their Certificate Principal Balance.

         As of the Cut-off Date, the Group 1 Mortgage Loans had an aggregate Scheduled Principal Balance equal to approximately $279,150,514, the Group 2 Mortgage Loans had an aggregate Scheduled Principal Balance equal to approximately $211,639,158 and the Group 3 Mortgage Loans had an aggregate Scheduled Principal Balance equal to approximately $263,044,839.

         In consideration of the mutual agreements herein contained, the Company, the Master Servicer, the Securities Administrator and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 DEFINED TERMS.

                  Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                  "Accepted Master Servicing Practices": With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to a Servicer), or (y) as provided in Section 4.01 hereof, but in no event below the standard set forth in clause (x).

                  "Account": A Collection Account or the Distribution Account as the context may require.

                  "Accrual Period": For any class of Offered Certificates, the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to and including the day prior to the current Distribution Date. With respect to any Distribution Date and the Class C Certificates and the REMIC I Regular Interests, the one-month period ending on the last day of the calendar month immediately preceding the month in which such Distribution Date occurs.

                  "Accrued Certificate Interest": With respect to any Class A, Class M, Class B or Class C Certificate and each Distribution Date, interest accrued during the related Accrual Period at the Pass-Through Rate for such Certificate for such Distribution Date on the Certificate Principal Balance, in the case of the Class A1, Class A2, Class A3, Class A4, Class A5, Class M or Class B Certificates, or on the Notional Amount in the case of the Class C Certificates, of such Certificate immediately prior to such Distribution Date. The Class P Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest. All distributions of interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days in the applicable Accrual Period. All distributions of interest on the Class M8, Class B and Class C Certificates will be based on a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to each Distribution Date, as to any Class C Certificate, shall be reduced by an amount equal to the portion allocable to such Class C Certificate of Realized Losses, if any, pursuant to Section 5.04 hereof.

                  "Adjustable Rate Mortgage Loan": Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

                  "Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of an Adjustable Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Aggregate Loss Severity Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred on any Mortgage Loans from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the aggregate principal balance of such Mortgage Loans immediately prior to the liquidation of such Mortgage Loans.

                  "Agreement": This Pooling and Servicing Agreement, including all exhibits and schedules hereto and all amendments hereof and supplements hereto.

                  "Allocated Realized Loss Amount": With respect to the Class M Certificates and Class B Certificates and any Distribution Date, an amount equal to the sum of any Realized Loss allocated to that Class of Certificates on that Distribution Date and any Allocated Realized Loss Amount for that Class remaining unpaid from any previous Distribution Date.

                  "Amounts Held for Future Distribution": As to any Distribution Date, the aggregate amount held in a Collection Account at the close of business on the immediately preceding Determination Date on account of (i) all Monthly Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal Prepayments and net Liquidation Proceeds received in respect of such Mortgage Loans after the last day of the related Prepayment Period.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

                  "Assignment Agreement": The agreements attached hereto as Exhibit E, whereby the Servicing Agreements were assigned to the Trustee for the benefit of the Certificateholders.

                  "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Distribution Account for such Distribution Date, (b) the aggregate of any amounts deposited in the Distribution Account by the Master Servicer or remitted by any Servicer to the Master Servicer for deposit in the Distribution Account in respect of Prepayment Interest Shortfalls for such Distribution Date pursuant to Section 4.19, and (c) the aggregate of any P&I Advances made by a successor Servicer (including the Master Servicer) for such Distribution Date pursuant to Section 8.01, reduced (to not less than zero) by (2) the portion of the amount described in clause (1)(a) above that represents (i) Amounts Held for Future Distribution, (ii) Principal Prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds and Insurance Proceeds received in respect of the Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable to the Company, the Trustee, the Master Servicer, the Securities Administrator or the Custodian pursuant to Section 3.02 and Section 9.05, amounts reimbursable to a successor Servicer (including the Master Servicer) pursuant to Section 8.02, or any other Extraordinary Trust Fund Expenses, and (v) amounts deposited in the Distribution Account in error.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                  "Basic Principal Distribution Amount": The sum of the Group 1, Group 2 and Group 3 Basic Principal Distribution Amount.

                  "Basis Risk Shortfall": With respect to any class of Offered Certificates on each Distribution Date where clause (ii) of the definition of "Pass-Through Rate" is less than clause (i) of the definition of "Pass-Through Rate," the excess, if any, of (x) the aggregate Accrued Certificate Interest thereon for such Distribution Date calculated pursuant to clause (i) of the definition of "Pass- Through Rate" over (y) interest accrued on the Mortgage Loans at the related Net Funds Cap.

                  "Basis Risk Shortfall Carry-Forward Amount": With respect to each Class of the Offered Certificates and any Distribution Date, as determined separately for each such Class of Offered Certificates, an amount equal to the aggregate amount of Basis Risk Shortfall for such Certificates on such Distribution Date, plus any unpaid Basis Risk Shortfall for such Class of Certificates from prior Distribution Dates, plus interest thereon at the related Pass-Through Rate for such Distribution Date, to the extent previously unreimbursed by the Net Monthly Excess Cashflow or the Corridor Contract to the extent of the Corridor Contract Available Amount.

                  "Book-Entry Certificates": The Class A, Class M and Class B Certificates for so long as the Certificates of such Class shall be registered in the name of the Depository or its nominee.

                  "Book-Entry Custodian": The custodian appointed pursuant to
Section 6.01.

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the States of New York, New Jersey, Wyoming, California, Maryland, Minnesota or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

                  "Cash-Out Refinancing": A Refinanced Mortgage Loan the proceeds of which are more than a nominal amount in excess of the principal balance of any existing first mortgage plus any subordinate mortgage on the related Mortgaged Property and related closing costs.

                  "Ceiling Rate": With respect to the Corridor Contract Available Amount, 5.50% per annum.

                  "Certificate": Any one of People's Choice Home Loan Securities Trust Series 2004-2, Mortgage Pass-Through Certificates, Series 2004-2, Class A1, Class A2, Class A3, Class A4, Class A5, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class B, Class P, Class C and Class R issued under this Agreement.

                  "Certificate Factor":With respect to any Class of Certificates (other than the Residual Certificates) as of any Distribution Date, a fraction, expressed as a decimal carried to no less than six places, the numerator of which is the aggregate Certificate Principal Balance (or Notional Amount, in the case of the Class C Certificates) of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses resulting in reduction of the Certificate Principal Balance (or Notional Amount, in the case of the Class C Certificates) of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance (or Notional Amount, in the case of the Class C Certificates) of such Class of Certificates as of the Closing Date.

                  "Certificate Margin": With respect to the Class A1 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTA1, 0.320% in the case of each Distribution Date prior to the Step-Up Date and 0.640% in the case of each Distribution Date on and after the Step-Up Date;

                  With respect to the Class A2 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTA2, 0.570% in the case of each Distribution Date prior to the Step-Up Date and 1.140% in the case of each Distribution Date on and after the Step-Up Date;

                  With respect to the Class A3 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTA3, 0.320% in the case of each Distribution Date prior to the Step-Up Date and 0.640% in the case of each Distribution Date on and after the Step-Up Date;

                  With respect to the Class A4 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTA4, 0.570% in the case of each Distribution Date prior to the Step-Up Date and 1.140% in the case of each Distribution Date on and after the Step-Up Date;

                  With respect to the Class A5 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTA5, 0.370% in the case of each Distribution Date prior to the Step-Up Date and 0.740% in the case of each Distribution Date on and after the Step-Up Date;

                  With respect to the Class M1 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTM1, 0.600% in the case of each Distribution Date prior to the Step-Up Date and 0.900% in the case of each Distribution Date on and after the Step-Up Date;

                  With respect to the Class M2 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTM2, 0.660% in the case of each Distribution Date prior to the Step-Up Date and 0.990% in the case of each Distribution Date on and after the Step-Up Date;

                  With respect to the Class M3 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTM3, 1.150% in the case of each Distribution Date prior to the Step-Up Date and 1.725% in the case of each Distribution Date on and after the Step-Up Date;

                  With respect to the Class M4 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTM4, 1.350% in the case of each Distribution Date prior to the Step-Up Date and 2.025% in the case of each Distribution Date on and after the Step-Up Date;

                  With respect to the Class M5 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTM5, 1.800% in the case of each Distribution Date prior to the Step-Up Date and 2.700% in the case of each Distribution Date on and after the Step-Up Date;

                  With respect to the Class M6 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTM6, 1.900% in the case of each Distribution Date prior to the Step-Up Date and 2.850% in the case of each Distribution Date on and after the Step-Up Date; and

                  With respect to the Class M7 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTM7, 2.500% in the case of each Distribution Date prior to the Step-Up Date and 3.750% in the case of each Distribution Date on and after the Step-Up Date.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof, and solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of or beneficially owned by the Company, the Seller, the Master Servicer, the Securities Administrator, the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 12.01. The Trustee and the Securities Administrator may conclusively rely upon a certificate of the Company, the Seller, the Master Servicer or the Securities Administrator in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the Securities Administrator shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Principal Balance": With respect to each Class A, Class M, Class B or Class P Certificate as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination, increased by any Subsequent Recoveries allocated thereto, minus all distributions allocable to principal made thereon and Realized Losses allocated thereto, if any, on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof). With respect to each Class C Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Balances of the REMIC II Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A, Class M, Class B and Class P Certificates then outstanding. The aggregate initial Certificate Principal Balance of each Class of Regular Certificates is set forth in the Preliminary Statement hereto.

                  "Certificate Register": The register maintained pursuant to
Section 6.02.

                  "Chase Servicing Agreement": The Servicing Agreement, dated as of August 1, 2004, between the Company and Chase Manhattan Mortgage Corporation, attached hereto as Exhibit F-1, as modified by the related Assignment Agreement.

                  "Class": Collectively, all of the Certificates bearing the same class designation.

                  "Class A Certificate": Any Class A1, Class A2, Class A3, Class A4 or Class A5 Certificate.

                  "Class A1 Certificate": Any one of the Class A1 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class A1/A2 Principal Distribution Amount": With respect to any Distribution Date, the lesser of (A) the aggregate Certificate Principal Balance of the Class A1 Certificates and Class A2 Certificates and (B) the product of (x) the Group 1 Proportionate Percentage and (y) the Senior Principal Distribution Amount.

                  "Class A2 Certificate": Any one of the Class A2 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class A3 Certificate": Any one of the Class A3 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class A3/A4 Principal Distribution Amount": With respect to any Distribution Date, the lesser of (A) the aggregate Certificate Principal Balance of the Class A3 Certificates and Class A4 Certificates and (B) the product of (x) the Group 2 Proportionate Percentage and (y) the Senior Principal Distribution Amount.

                  "Class A4 Certificate": Any one of the Class A4 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class A5 Certificate": Any one of the Class A5 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class A5 Principal Distribution Amount": With respect to any Distribution Date, the lesser of (A) the Certificate Principal Balance of the Class A5 Certificates and (B) the product of (x) the Group 3 Proportionate Percentage and (y) the Senior Principal Distribution Amount.

                  "Class B Certificate": Any one of the Class B Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-3 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class B Principal Distribution Amount": For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A1, Class A2, Class A3, Class A4, Class A5, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Certificates (after taking into account the distribution of the Class A1, Class A2, Class A3, Class A4, Class A5, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related

Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 97.00% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor.

                  "Class C Certificate": Any one of the Class C Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-4 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M Certificates": The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Certificates.

                  "Class M1 Certificate": Any one of the Class M1 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M1 Principal Distribution Amount": For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates (after taking into account the distribution of the Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M1 Certificates immediately prior to such Distribution Date over (y) the lesser of
(a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 70.50% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor.

                  "Class M2 Certificate": Any one of the Class M2 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M2 Principal Distribution Amount": For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such

Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A1, Class A2, Class A3, Class A4, Class A5 and Class M1 Certificates (after taking into account the distribution of the Class A1, Class A2, Class A3, Class A4, Class A5 and Class M1 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 74.50% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor.

                  "Class M3 Certificate": Any one of the Class M3 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M3 Principal Distribution Amount": For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A1, Class A2, Class A3, Class A4, Class A5, Class M1 and Class M2 Certificates (after taking into account the distribution of the Class A1, Class A2, Class A3, Class A4, Class A5, Class M1 and Class M2 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 81.50% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor.

                  "Class M4 Certificate": Any one of the Class M4 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M4 Principal Distribution Amount": For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A1, Class A2, Class A3, Class A4, Class A5, Class M1, Class M2 and Class M3 Certificates (after taking into account the distribution of the Class A1, Class A2, Class A3, Class A4, Class A5, Class M1, Class M2 and Class M3 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 84.00% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor.

                  "Class M5 Certificate": Any one of the Class M5 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M5 Principal Distribution Amount": For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A1, Class A2, Class A3, Class A4, Class A5, Class M1, Class M2, Class M3 and Class M4 Certificates (after taking into account the distribution of the Class A1, Class A2, Class A3, Class A4, Class A5, Class M1, Class M2, Class M3 and Class M4 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M5 Certificates immediately prior to such Distribution Date over (y) the lesser of
(a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 86.50% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor.

                  "Class M6 Certificate": Any one of the Class M6 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M6 Principal Distribution Amount": For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A1, Class A2, Class A3, Class A4, Class A5, Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates (after taking into account the distribution of the Class A1, Class A2, Class A3, Class A4, Class A5, Class M1, Class M2, Class M3, Class M4 and Class M5 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M6 Certificates immediately prior to such Distribution Date over (y) the lesser of
(a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 88.80% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor.

                  "Class M7 Certificate": Any one of the Class M7 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M7 Principal Distribution Amount": For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A1, Class A2, Class A3, Class A4, Class A5, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates (after taking into account the distribution of the Class A1, Class A2, Class A3, Class A4, Class A5, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M7 Certificates immediately prior to such Distribution ate over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 91.00% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor.

                  "Class M8 Certificate": Any one of the Class M8 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class M8 Principal Distribution Amount": For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A1, Class A2, Class A3, Class A4, Class A5, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates (after taking into account the distribution of the Class A1, Class A2, Class A3, Class A4, Class A5, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M8 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 94.00% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor.

                  "Class P Certificate": Any one of the Class P Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-5 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

                  "Class R Certificate": Any one of the Class R Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-6, and evidencing the Class R-I Interest and the Class R-II Interest.

                  "Class R-I Interest": The uncertificated residual interest in REMIC I.

                  "Class R-II Interest": The uncertificated residual interest in REMIC II.

                  "Clearstream": Clearstream Banking, societe anonyme, formerly known as Cedelbank SA.

                  "Closing Date": August 27, 2004.

                  "Code": The Internal Revenue Code of 1986, as amended from time to time.

                  "Collection Account": The account or accounts created and maintained, or caused to be created and maintained, by each Servicer pursuant to its Servicing Agreement.

                  "Commission": The Securities and Exchange Commission.

                  "Company": People's Choice Home Loan Securities Corp., a Delaware corporation, or its successor in interest.

                  "Compensating Interest": With respect to any Distribution Date, any payments made by the Master Servicer or related Servicer from its own funds to cover Prepayment Interest Shortfalls.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee which office at the date of the execution of this instrument is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Company, the Master Servicer and the Securities Administrator. The office of the Securities Administrator, which for purposes of Certificate transfers and surrender is located at Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Corporate Trust Services (PCHLSC 2004-2), and for all other purposes is located at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21045,
Attention: Corporate Trust Services (PCHLSC 2004-2) (or for overnight deliveries, at 9062 Old Annapolis Road, Columbia, Maryland 21046, Attention:
Corporate Trust Services (PCHLSC 2004- 2)).

                  "Corresponding Certificate": With respect to each REMIC I Regular Interest listed below, as follows:



          REMIC I Regular Interest               Class
          ------------------------               -----
REMIC I Regular Interest I-LTA1                   A1
REMIC I Regular Interest I-LTA2                   A2
REMIC I Regular Interest I-LTA3                   A3
REMIC I Regular Interest I-LTA4                   A4
REMIC I Regular Interest I-LTA5                   A5
REMIC I Regular Interest I-LTM1                   M1
REMIC I Regular Interest I-LTM2                   M2
REMIC I Regular Interest I-LTM3                   M3
REMIC I Regular Interest I-LTM4                   M4
REMIC I Regular Interest I-LTM5                   M5
REMIC I Regular Interest I-LTM6                   M6
REMIC I Regular Interest I-LTM7                   M7
REMIC I Regular Interest I-LTM8                   M8
REMIC I Regular Interest I-LTB                     B
REMIC I Regular Interest I-LTP                     P

                  "Corridor Contract": Shall mean the Corridor Contract between the Trustee and the Corridor Contract Counterparty named thereunder, for the benefit of the Holders of the Offered Certificates and the Class C Certificates.

                  "Corridor Contract Allocation Amount": With respect to any Distribution Date and each of the Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates, the amount of the Corridor Contract Available Amount for that Distribution Date times a fraction, the numerator of which is the Certificate Principal Balance of such Class of Certificates immediately prior to that Distribution Date, and denominator of which is the aggregate Certificate Principal Balance of the Offered Certificates immediately prior to that Distribution Date.

                  "Corridor Contract Available Amount": With respect to any Distribution Date on or prior to the termination of the Corridor Contract, the amount, if any, payable by the Corridor Contract Counterparty under the Corridor Contract available for distribution to the Offered Certificates shall equal the product of (i) the excess of (x) the lesser of (1) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (2) the Ceiling Rate, over
(y) the Strike Rate, and (ii) a notional amount equal to the lesser of (A) the Scheduled Notional Balance for such Distribution Date and (B) the aggregate Certificate Principal Balance of the Offered Certificates, and (iii) the actual number of days in the related Accrual Period, divided by 360.

                  "Corridor Contract Counterparty": Bear Stearns Financial Products.

                  "Custodial Agreement": The Custodial Agreement dated as of August 1, 2004, among the Trustee, the Custodian and each Servicer, attached hereto as Exhibit C, as such agreement may be amended or supplemented from time to time, or any other custodial agreement entered into after the date hereof with respect to any Mortgage Loan subject to this Agreement.

                  "Custodian": Wells Fargo or any other custodian appointed under any custodial agreement entered into after the date of this Agreement.

                  "Cut-off Date": With respect to each Mortgage Loan, August 1, 2004. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

                  "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificates": As defined in Section 6.01(b).

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

                  "Delinquency Rate": For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, loans subject to bankruptcy proceedings and REO properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the close of business on the last day of such month.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Depository Institution": Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is the principal subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated at least A-1+ by S&P and P-1 by Moody's (or, if such Rating Agencies are no longer rating the Offered Certificates, comparable ratings by any other nationally recognized statistical rating agency then rating the Offered Certificates).

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Derivative Contract": Any ISDA Master Agreement, together with the related Schedule and Confirmation, entered into by the Trustee and a Derivative Counterparty in accordance with Section 3.06.

                  "Derivative Counterparty": Any counterparty to a Derivative Contract as provided in Section 3.06.

                  "Determination Date": With respect to each Mortgage Loan, the Determination Date as defined in the related Servicing Agreement.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that any Servicer, on behalf of the Trustee, shall not be considered to Directly Operate an REO Property solely because such Servicer establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                  "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an "electing large partnership" and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any Trust REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distribution Account": The trust account or accounts created and maintained by the Securities Administrator pursuant to Section 3.01(b) in the name of the Securities Administrator for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., in trust for registered holders of People's Choice Home Loan Securities Trust Series 2004-2, Mortgage Pass-Through Certificates, Series 2004-2". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Distribution Account must be an Eligible Account.

                  "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in September 2004.

                  "Due Date": With respect to each Distribution Date, the day of the month on which the Monthly Payment is due on a Mortgage Loan during the related Due Period, exclusive of any days of grace.

                  "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

                  "Eligible Account": Any of (i) an account or accounts maintained with a Depository Institution, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with a federal depository institution or state chartered depository institution acting in its fiduciary capacity. Eligible Accounts may bear interest.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Estate in Real Property": A fee simple estate in a parcel of land.

                  "Event of Default": One or more of the events described in
Section 8.01.

                  "Excess Liquidation Proceeds": To the extent that such amount is not required by law to be paid to the related mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a liquidated Mortgage Loan exceed the sum of (i) the outstanding principal balance of such Mortgage Loan and accrued but unpaid interest at the related Net Mortgage Rate through the last day of the month in which the related Liquidation Event occurs, plus (ii) related liquidation expenses.

                  "Extra Principal Distribution Amount": The sum of the Group 1, Group 2 and Group 3 Extra Principal Distribution Amounts.

                  "Extraordinary Trust Fund Expense": Any amounts payable or reimbursable to the Trustee, the Master Servicer, the Securities Administrator, the Company, the Custodian or any director, officer, employee or agent of any such Person from the Trust Fund pursuant to the terms of this Agreement (other than any compensation payable to the Master Servicer and the Trustee Fee) and any amounts payable from the Distribution Account in respect of taxes pursuant to Section 11.01(g)(iv).

                  "Fannie Mae": Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Terminator pursuant to or as contemplated by
Section 2.03 or Section 10.01), a determination made by any Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which such Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered, which determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer and maintained in its records.

                  "Fitch": Fitch Ratings or any successor in interest.

                  "Fixed Rate": With respect to REMIC I Regular Interest I-LTM8 and REMIC I Regular Interest I-LTB, solely for the purpose of the definition of Marker Rate and Maximum I- LTXX Uncertificated Interest Deferral Amount, for each Distribution Date, the lesser of (i) prior to the Step-Up Date, 5.00% and 5.00%, respectively, and with respect to each Distribution Date on and after the Step-Up Date, 5.75% and 5.75%, respectively.

                  "Fixed Rate Mortgage Loan": Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is a fixed rate.

                  "Freddie Mac": Freddie Mac, formerly known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "Gross Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Adjustable Rate Mortgage Loan.

                  "Group 1 Basic Principal Distribution Amount": With respect to any Distribution Date, the Group 1 Principal Remittance Amount for such Distribution Date.

                  "Group 1 Extra Principal Distribution Amount": With respect to any Distribution Date, is the product of (i) the Group 1 Percentage and (ii) the lesser of (x) the Overcollateralization Deficiency Amount for such Distribution Date and (y) the Net Monthly Excess Cashflow Amount for such Distribution Date.

                  "Group 1 Interest Remittance Amount": With respect to any Distribution Date will be the sum of (i) the interest portion of all Monthly Payments on the Group 1 Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the interest portion of all proceeds received in respect of the repurchase of a Group 1 Mortgage Loan during the related Prepayment Period pursuant to or as contemplated by Section 2.03 and Section 10.01; and (iii) the interest portion of all other unscheduled collections, including Insurance Proceeds, Liquidation Proceeds and all Principal Prepayments in full and in part, received during the related Prepayment Period, to the extent applied as recoveries of interest on the Group 1 Mortgage Loans, net in each case of payments or reimbursements to the Trustee, the Custodian, the Master Servicer, the Securities Administrator and the Servicer.

                  "Group 1 Mortgage Loans": Those Mortgage Loans identified on the Mortgage Loan Schedule as Group 1 Mortgage Loans.

                  "Group 1 Optimal Interest Remittance Amount": With respect to each Distribution Date, the product of (A) (x) the weighted average of the Net Mortgage Rates of the Group 1 Loans, as of the first day of the related Due Period divided by (y) 12, and (B) the aggregate Stated Principal Balance of the Group 1 Loans for the immediately preceding Distribution Date.

                  "Group 1 Percentage": For any Distribution Date, the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Class A1 Certificates and Class A2 Certificates for such Distribution Date after giving effect to the Group 1 Basic Principal Distribution Amount for such Distribution Date by (y) the aggregate Certificate Principal Balance of the Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates for such Distribution Date after giving effect to the Basic Principal Distribution Amount for such Distribution Date.

                  "Group 1 Principal Distribution Amount": For any Distribution Date, the Group 1 Basic Principal Distribution Amount plus the Group 1 Extra Principal Distribution Amount.

                  "Group 1 Principal Remittance Amount": With respect to any Distribution Date will be the sum of (i) the principal portion of all Monthly Payments on the Group 1 Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group 1 Mortgage Loan or, in the case of a substitution, certain amounts representing a principal adjustment, during the related Prepayment Period pursuant to or as contemplated by Section 2.03 and Section 10.01; and (iii) the principal portion of all other unscheduled collections, including Insurance Proceeds, Liquidation Proceeds and all Principal Prepayments in full and in part, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group 1 Mortgage Loans, net in each case of payments or reimbursements to the Trustee, the Custodian, the Master Servicer, the Securities Administrator and the Servicer.

                  "Group 1 Proportionate Percentage": For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Group 1 Principal Distribution Amount and the denominator of which is the Principal Distribution Amount.

                  "Group 1 Senior Net Funds Cap": For each Distribution Date, the annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (i) the Group 1 Optimal Interest Remittance Amount for such Distribution Date and (ii) 12, and the denominator of which is the aggregate Stated Principal Balance of the Group 1 Loans for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC I Remittance Rate on REMIC I Regular Interest I-LT1GRP, weighted on the basis of the Uncertificated Balance of such REMIC I Regular Interest.

                  "Group 2 Basic Principal Distribution Amount": With respect to any Distribution Date, the Group 2 Principal Remittance Amount for such Distribution Date.

                  "Group 2 Extra Principal Distribution Amount": With respect to any Distribution Date, is the product of (i) the Group 2 Percentage and (ii) the lesser of (x) the Overcollateralization Deficiency Amount for such Distribution Date and (y) the Net Monthly Excess Cashflow Amount for such Distribution Date.

                  "Group 2 Interest Remittance Amount": With respect to any Distribution Date will be the sum of (i) the interest portion of all Monthly Payments on the Group 2 Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the interest portion of all proceeds received in respect of the repurchase of a Group 2 Mortgage Loan during the related Prepayment Period pursuant to or as contemplated by Section 2.03 and Section 10.01; and (iii) the interest portion of all other unscheduled collections, including Insurance Proceeds, Liquidation Proceeds and all Principal Prepayments in full and in part, received during the related Prepayment Period, to the extent applied as recoveries of interest on the Group 2 Mortgage Loans, net in each case of payments or reimbursements to the Trustee, the Custodian, the Master Servicer, the Securities Administrator and the Servicer.

                  "Group 2 Mortgage Loans": Those Mortgage Loans identified on the Mortgage Loan Schedule as Group 2 Mortgage Loans.

                  "Group 2 Optimal Interest Remittance Amount": With respect to each Distribution Date, the product of (A) (x) the weighted average of the Net Mortgage Rates of the Group 2 Loans, as of the first day of the related Due Period divided by (y) 12, and (B) the aggregate Stated Principal Balance of the Group 2 Loans for the immediately preceding Distribution Date.

                  "Group 2 Percentage": For any Distribution Date, the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Class A3 Certificates and Class A4 Certificates for such Distribution Date after giving effect to the Group 2 Basic Principal Distribution Amount for such Distribution Date by (y) the aggregate Certificate Principal Balance of the Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates for such Distribution Date after giving effect to the Basic Principal Distribution Amount for such Distribution Date.

                  "Group 2 Principal Distribution Amount": For any Distribution Date, the Group 2 Basic Principal Distribution Amount plus the Group 2 Extra Principal Distribution Amount.

                  "Group 2 Principal Remittance Amount": With respect to any Distribution Date will be the sum of (i) the principal portion of all Monthly Payments on the Group 2 Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group 2 Mortgage Loan or, in the case of a substitution, certain amounts representing a principal adjustment, during the related Prepayment Period pursuant to or as contemplated by Section 2.03 and Section 10.01; and (iii) the principal portion of all other unscheduled collections, including Insurance Proceeds, Liquidation Proceeds and all Principal Prepayments in full and in part, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group 2 Mortgage Loans, net in each case of payments or reimbursements to the Trustee, the Custodian, the Master Servicer, the Securities Administrator and the Servicer.

                  "Group 2 Proportionate Percentage": For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Group 2 Principal Distribution Amount and the denominator of which is the Principal Distribution Amount.

                  "Group 2 Senior Net Funds Cap": For each Distribution Date, the annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (i) the Group 2 Optimal Interest Remittance Amount for such Distribution Date and (ii) 12, and the denominator of which is the aggregate Stated Principal Balance of the Group 2 Loans for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC I Remittance Rate on REMIC I Regular Interest I-LT2GRP, weighted on the basis of the Uncertificated Balance of such REMIC I Regular Interest.

                  "Group 3 Basic Principal Distribution Amount": With respect to any Distribution Date, the Group 3 Principal Remittance Amount for such Distribution Date.

                  "Group 3 Extra Principal Distribution Amount": With respect to any Distribution Date, is the product of (i) the Group 3 Percentage and (ii) the lesser of (x) the Overcollateralization Deficiency Amount for such Distribution Date and (y) the Net Monthly Excess Cashflow Amount for such Distribution Date.

                  "Group 3 Interest Remittance Amount": With respect to any Distribution Date will be the sum of (i) the interest portion of all Monthly Payments on the Group 3 Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the interest portion of all proceeds received in respect of the repurchase of a Group 3 Mortgage Loan during the related Prepayment Period pursuant to or as contemplated by Section 2.03 and Section 10.01; and (iii) the interest portion of all other unscheduled collections, including Insurance Proceeds, Liquidation Proceeds and all Principal Prepayments in full and in part, received during the related Prepayment Period, to the extent applied as recoveries of interest on the Group 3 Mortgage Loans, net in each case of payments or reimbursements to the Trustee, the Custodian, the Master Servicer, the Securities Administrator and the Servicer.

                  "Group 3 Mortgage Loans": Those Mortgage Loans identified on the Mortgage Loan Schedule as Group 3 Mortgage Loans.

                  "Group 3 Optimal Interest Remittance Amount": With respect to each Distribution Date, the product of (A) (x) the weighted average of the Net Mortgage Rates of the Group 3 Loans, as of the first day of the related Due Period divided by (y) 12, and (B) the aggregate Stated Principal Balance of the Group 3 Loans for the immediately preceding Distribution Date.

                  "Group 3 Percentage": For any Distribution Date, the percentage obtained by dividing (x) the Certificate Principal Balance of the Class A5 Certificates for such Distribution Date after giving effect to the Group 3 Basic Principal Distribution Amount for such Distribution Date by (y) the aggregate Certificate Principal Balance of the Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates for such Distribution Date after giving effect to the Basic Principal Distribution Amount for such Distribution Date.

                  "Group 3 Principal Distribution Amount": For any Distribution Date, the Group 3 Basic Principal Distribution Amount plus the Group 3 Extra Principal Distribution Amount.

                  "Group 3 Principal Remittance Amount": With respect to any Distribution Date will be the sum of (i) the principal portion of all Monthly Payments on the Group 3 Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group 3 Mortgage Loan or, in the case of a substitution, certain amounts representing a principal adjustment, during the related Prepayment Period pursuant to or as contemplated by Section 2.03 and Section 10.01; and (iii) the principal portion of all other unscheduled collections, including Insurance Proceeds, Liquidation Proceeds and all Principal Prepayments in full and in part, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group 3 Mortgage Loans, net in each case of payments or reimbursements to the Trustee, the Custodian, the Master Servicer, the Securities Administrator and the Servicer.

                  "Group 3 Proportionate Percentage": For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Group 3 Principal Distribution Amount and the denominator of which is the Principal Distribution Amount.

                  "Group 3 Senior Net Funds Cap": For each Distribution Date, the annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (i) the Group 3 Optimal Interest Remittance Amount for such Distribution Date and (ii) 12, and the denominator of which is the aggregate Stated Principal Balance of the Group 3 Loans for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC I Remittance Rate on REMIC I Regular Interest I-LT1GRP, weighted on the basis of the Uncertificated Balance of such REMIC I Regular Interest.

                  "Group Subordinate Amount": With respect to each of Loan Group 1, Loan Group 2 and Loan Group 3 and each Distribution Date, is the excess of the Stated Principal Balance of the Mortgage Loans in the related loan group for the immediately preceding Distribution Date over (i) the aggregate Certificate Principal Balance of the Class A1 Certificates and Class A2 Certificates with respect to Loan Group 1, (ii) the aggregate Certificate Principal Balance of the Class A3 Certificates and Class A4 Certificates with respect to Loan Group 2, or
(iii) the Certificate Principal Balance of the Class A5 Certificates with respect to Loan Group 3, in each case immediately prior to the related Distribution Date.

                  "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Company, the Master Servicer, the Securities Administrator, the Seller and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Company, the Master Servicer, the Securities Administrator, the Seller or any Affiliate thereof, and (c) is not connected with the Company, the Master Servicer, the Securities Administrator, the Seller or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Company, the Master Servicer, the Securities Administrator, the Seller or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Company, the Master Servicer, the Securities Administrator, the Seller or any Affiliate thereof, as the case may be.

                  "Independent Contractor": Either (i) any Person (other than any Servicer) that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including any Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section

860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Index": As of any Adjustment Date, the index applicable to the determination of the Mortgage Rate on each Adjustable Rate Mortgage Loan will generally be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and, in most cases as most recently available as 45 days prior to such Adjustment Date.

                  "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan or the related Mortgaged Property, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor or a senior lienholder in accordance with Accepted Servicing Practices, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                  "Interest Carry Forward Amount": With respect to any Distribution Date and any Class A, Class M or Class B Certificate, the sum of
(i) the amount, if any, by which (a) the Accrued Certificate Interest for such Class as of the immediately preceding Distribution Date exceeded (b) the actual amount distributed on such Class in respect of interest on such immediately preceding Distribution Date and (ii) the amount of any Interest Carry Forward Amount for such Class remaining unpaid from the previous Distribution Date, plus accrued interest on such sum calculated at the related Pass-Through Rate for the most recently ended Accrual Period.

                  "Interest Determination Date": With respect to the Class A Certificates, the Class M Certificates (other than the Class M8 Certificates), REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTA3, REMIC I Regular Interest I-LTA4, REMIC I Regular Interest I-LTA5, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6 and REMIC I Regular Interest I-LTM7 and any Accrual Period therefor, the second London Business Day preceding the commencement of such Accrual Period.

                  "Interest Remittance Amount": With respect to any Distribution Date, the sum of the Group 1, Group 2 and Group 3 Interest Remittance Amount.

                  "Last Scheduled Distribution Date": October 25, 2034.

                  "Late Collections": With respect to any Mortgage Loan and any Due Period, all amounts received subsequent to the Determination Date immediately following such Due Period with respect to such Mortgage Loan, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

                  "LIBOR Certificates": The Class A1, Class A2, Class A3, Class A4, Class A5, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from REMIC I by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from REMIC I by reason of its being purchased pursuant to Section 10.01.

                  "Liquidation Proceeds": The amount (other than Insurance Proceeds, amounts received in respect of the rental of any REO Property prior to REO Disposition, or required to be released to a Mortgagor or a senior lienholder in accordance with applicable law or the terms of the related Mortgage Loan Documents) received by any Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation (other than amounts required to be released to the Mortgagor or a senior lienholder), (ii) the liquidation of a defaulted Mortgage Loan through a sale by any Servicer, trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03 or Section 10.01.

                  "Loan Group 1": The loan group consisting of Group 1 Mortgage Loans.

                  "Loan Group 2": The loan group consisting of Group 2 Mortgage Loans.

                  "Loan Group 3": The loan group consisting of Group 3 Mortgage Loans.

                  "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

                  "London Business Day": Any day on which banks in the Cities of London and New York are open and conducting transactions in United States dollars.

                  "Loss Severity Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the amount of Realized Losses incurred on a Mortgage Loan and the denominator of which is the principal balance of such Mortgage Loan immediately prior to the liquidation of such Mortgage Loan.

                  "Marker Rate": With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC I Remittance Rate for each of REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTA3, REMIC I Regular Interest I-LTA4, REMIC I Regular Interest I-LTA5, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular

Interest I-LTB and REMIC I Regular Interest I-LTZZ, with the rate on each such REMIC I Regular Interest (REMIC I Regular Interest I-LTZZ) subject to a cap equal to the lesser of (i) the related One- Month LIBOR Pass-Through Rate and
(ii) the related Net Funds Cap (or in the case of REMIC I Regular Interest I-LTM8 and REMIC I Regular Interest I-LTB, the lesser of (i) the related Fixed Rate and (ii) the related Net Funds Cap) for the purpose of this calculation for such Distribution Date and with the rate on REMIC I Regular Interest I-LTZZ subject to a cap of zero for the purpose of this calculation; provided however, the cap for each of REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTA3, REMIC I Regular Interest I-LTA4, REMIC I Regular Interest I-LTA5, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6 and REMIC I Regular Interest I-LTM7 shall be multiplied by a fraction the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 30.

                  "Master Servicer": As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Master Servicer and the Securities Administrator shall at all times be the same Person.

                  "Master Servicer Certification": A written certification covering servicing of the Mortgage Loans by all Servicers and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superceded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer, the Company and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

                  "Maximum I-LTZZ Uncertificated Interest Deferral Amount": With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC I Remittance Rate applicable to REMIC I Regular Interest I-LTZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC I Regular Interest I-LTZZ minus the REMIC I Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTA3, REMIC I Regular Interest I-LTA4, REMIC I Regular Interest I-LTA5, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8 and REMIC I Regular Interest I-LTB, for such Distribution Date, with the rate on each such REMIC I Regular Interest subject to a cap equal to the lesser of (i) the related One-Month LIBOR Pass-Through Rate and (ii) the related Net Funds Cap

(or in the case of REMIC I Regular Interest I-LTM8 and REMIC I Regular Interest I-LTB, the lesser of (i) the related Fixed Rate and (ii) the related Net Funds
Cap) for the purpose of this calculation for such Distribution Date; provided however, the caps on REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTA3, REMIC I Regular Interest I- LTA4, REMIC I Regular Interest I-LTA5, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6 and REMIC I Regular Interest I-LTM7 shall be multiplied by a fraction the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 30.

                  "Maximum Mortgage Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                  "Minimum Mortgage Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by any Servicer pursuant to its related Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                  "Moody's:" Moody's Investors Service, Inc. or any successor interest.

                  "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

                  "Mortgage File": The Mortgage Loan Documents pertaining to a particular Mortgage Loan.

                  "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee and the Mortgage Loan Documents for which have been delivered to the Custodian pursuant to Section 2.01 of this Agreement and pursuant to the Custodial Agreement, as held from time to time as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                  "Mortgage Loan Documents": The documents evidencing or relating to each Mortgage Loan delivered to the Custodian under the Custodial Agreement on behalf of the Trustee.

                  "Mortgage Loan Purchase Agreement": Shall mean the Mortgage Loan Purchase Agreement dated as of August 1, 2004, among the Company and the Seller, attached hereto as Exhibit D.

                  "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC I on such date, separately identifying the Group 1, Group2 and Group 3 Mortgage Loans, attached hereto as Schedule 1. The Company shall deliver or cause the delivery of the initial Mortgage Loan Schedule to the Master Servicer, the Custodian and the Trustee on the Closing Date. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

                  (i) the Mortgage Loan identifying number;

                  (ii) the Mortgagor's first and last name;

                  (iii) the street address of the Mortgaged Property including the state and zip code;

                  (iv) a code indicating whether the Mortgaged Property is owner-occupied;

                  (v) the type of Residential Dwelling constituting the Mortgaged Property;

                  (vi) the original months to maturity;

                  (vii) the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

                  (viii) the Loan-to-Value Ratio at origination;

                  (ix) the Mortgage Rate in effect immediately following the Cut-off Date;

                  (x) the date on which the first Monthly Payment was due on the Mortgage Loan;

                  (xi) the stated maturity date;

                  (xii) the amount of the Monthly Payment at origination;

                  (xiii) the amount of the Monthly Payment as of the Cut-off
Date;

                  (xiv) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

                  (xv) the original principal amount of the Mortgage Loan;

                  (xvi) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

                  (xvii) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date;

                  (xviii) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

                  (xix) a code indicating the purpose of the loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

                  (xx) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate under the terms of the Mortgage Note;

                  (xxi) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate under the terms of the Mortgage Note;

                  (xxii) the Mortgage Rate at origination;

                  (xxiii) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;

                  (xxiv) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date;

                  (xxv) with respect to each Adjustable Rate Mortgage Loan, the Index;

                  (xxvi) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date;

                  (xxvii) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan;

                  (xxviii) a code indicating the documentation style (i.e., full, stated or limited);

                  (xxix) a code indicating if the Mortgage Loan is subject to a primary insurance policy or lender paid mortgage insurance policy and the name of the insurer;

                  (xxx) the Appraised Value of the Mortgaged Property;

                  (xxxi) the sale price of the Mortgaged Property, if applicable;

                  (xxxii) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge;

                  (xxxiii) the product type (e.g., 2/28, 15 year fixed, 30 year fixed, etc.);

                  (xxxiv) the Mortgagor's debt to income ratio; and

                  (xxxv) the Servicer.

                  The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans;

(2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Company in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

                  "Mortgage Note": The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate with respect to each Adjustable Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut- off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Adjustable Rate Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

                  "Mortgagor": The obligor on a Mortgage Note.

                  "Net Funds Cap": With respect to the Class A1 Certificates and Class A2 Certificates, the Group 1 Senior Net Funds Cap, with respect to the Class A3 Certificates and Class A4 Certificates, the Group 2 Senior Net Funds Cap, with respect to the Class A5 Certificates, the Group 3 Senior Net Funds Cap and with respect to the Class M Certificates and Class B Certificates, the Subordinate Net Funds Cap.

                  "Net Monthly Excess Cashflow": With respect to any Distribution Date, the sum of (i) any Overcollateralization Release Amount for such Distribution Date and (ii) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of
(A) the aggregate Accrued Certificate Interest payable to the holders of the Offered Certificates, (B) the aggregate Interest Carry Forward Amounts payable to the holders of the Offered Certificates and (C) the Principal Remittance Amount.

                  "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

                  "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed or extended on behalf of REMIC I, if REMIC I has the right to renegotiate the terms of such lease.

                  "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the applicable Servicer or a successor Servicer (including the Trustee or the Master Servicer) will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the applicable Servicer or a successor Servicer (including the Trustee or the Master Servicer), will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Notional Amount": With respect to the Class C Certificates and any Distribution Date, the Uncertificated Balance of the REMIC I Regular Interests (other than REMIC I Regular Interest I-LTP) immediately prior to such Distribution Date.

                  "Offered Certificates": The Class A, Class M and Class B Certificates, collectively.

                  "Officer's Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer, the Seller or the Company, as applicable.

                  "One-Month LIBOR": With respect to the LIBOR Certificates, REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTA3, REMIC I Regular Interest I-LTA4, REMIC I Regular Interest I-LTA5, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6 and REMIC I Regular Interest I-LTM7 and any Accrual Period therefor, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the offered rate for one- month U.S. dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest

Determination Date. In such event, the Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16). If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate. Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Securities Administrator shall select an alternative comparable index (over which the Securities Administrator has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party. The establishment of One-Month LIBOR by the Securities Administrator and the Securities Administrator's subsequent calculation of the One-Month LIBOR Pass-Through Rates for the relevant Accrual Period, shall, in the absence of manifest error, be final and binding.

                  "One-Month LIBOR Pass-Through Rate": With respect to the Class A1 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTA1, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

                  With respect to the Class A2 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTA2, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

                  With respect to the Class A3 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTA3, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

                  With respect to the Class A4 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTA4, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

                  With respect to the Class A5 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTA5, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

                  With respect to the Class M1 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTM1, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

                  With respect to the Class M2 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTM2, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

                  With respect to the Class M3 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTM3, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

                  With respect to the Class M4 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTM4, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

                  With respect to the Class M5 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTM5, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

                  With respect to the Class M6 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTM6, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

                  With respect to the Class M7 Certificates and, for purposes of the definition of "Marker Rate", REMIC I Regular Interest I-LTM7, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Company, the Securities Administrator or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or
(b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

                  "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

                  "Overcollateralization Floor": With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  "Overcollateralization Release Amount": With respect to any Distribution Date, will equal the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which the Overcollateralized Amount exceeds the Overcollateralization Target Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

                  "Overcollateralization Target Amount": With respect to any Distribution Date prior to the Stepdown Date, 1.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. With respect to any Distribution Date on or after the Stepdown Date, the greater of (x) 3.00% of the aggregate Stated Principal Balance of the Mortgage Loans and (y) the Overcollateralization Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount on the prior Distribution Date.

                  "Overcollateralized Amount": For any Distribution Date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and any Realized Losses on the Mortgage Loans during the related Prepayment Period) exceeds (ii) the aggregate Certificate Principal Balance of the Offered Certificates as of such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution
Date).

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "P&I Advance": As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Determination Date pursuant to its Servicing Agreement or in respect of any Distribution Date by a successor Servicer (including the Master Servicer) pursuant to Section 8.02 (which advances shall not include principal or interest shortfalls due to bankruptcy proceedings or application of the Relief Act).

                  "Pass-Through Rate": With respect to each Distribution Date and the Class A1 Certificates and Class A2 Certificates, a floating rate equal to the lesser of (i) One-Month LIBOR plus the related Certificate Margin, (ii) the Group 1 Senior Net Funds Cap with respect to such Distribution Date. With respect to each Distribution Date and the Class A3 Certificates and Class A4 Certificates, a floating rate equal to the lesser of (i) One-Month LIBOR plus the related Certificate Margin and (ii) the Group 2 Senior Net Funds Cap with respect to such Distribution Date. With respect to each Distribution Date and the Class A5 Certificates, a floating rate equal to the lesser of (i) One-Month LIBOR plus the related Certificate Margin and (ii) the Group 3 Senior Net Funds Cap with respect to such Distribution Date. With respect to each Distribution Date and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates, a floating rate equal to the lesser of (i) One-Month LIBOR plus the related Certificate Margin and (ii) the Subordinate Net Funds Cap with respect to such Distribution Date. With respect to the Class M8 and Class B Certificates for each Distribution Date, the lesser of (i) prior to the Step-Up Date, 5.00% and 5.00%, respectively, and with respect to each Distribution Date on and after the Step-Up Date, 5.75% and 5.75%, respectively, and (ii) the Subordinate Net Funds Cap with respect to such Distribution Date.

                  With respect to the Class C Certificates and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (i) through (xvii) below, and the denominator of which is the aggregate Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTA3, REMIC I Regular Interest I-LTA4, REMIC I Regular Interest I-LTA5, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTB and REMIC I Regular

Interest I-LTZZ. For purposes of calculating the Pass-Through Rate for the Class C Certificates, the numerator is equal to the sum of the following components:

                  (i) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTAA minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest I-LTAA;

                  (ii) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTA1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTA1;

                  (iii) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTA2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTA2;

                  (iv) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTA3 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTA3;

                  (v) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTA4 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTA4;

                  (vi) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTA5 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTA5;

                  (vii) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTM1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM1;

                  (viii) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTM2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM2;

                  (ix) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTM3 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM3;

                  (x) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTM4 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM4;

                  (xi) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTM5 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM5;

                  (xii) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTM6 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM6;

                  (xiii) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTM7 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM7;

                  (xiv) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTM8 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM8;

                  (xv) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTB minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTB;

                  (xvi) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTZZ; and

                  (xvii) 100% of the interest on REMIC I Regular Interest I-LTP.

                  "People's Choice Servicing Agreement": The Servicing Agreement, dated as of August 1, 2004, between the Company and People's Choice Home Loan, Inc., attached hereto as Exhibit F-2, as modified by the related Assignment Agreement.

                  "Percentage Interest": With respect to any Class of Certificates (other than the Residual Certificates), the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. The Class A Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $25,000 and integral multiples of $1.00 in excess thereof. The Class M Certificates and Class B Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $100,000 and integral multiples of $1.00 in excess thereof. The Class P Certificates are issuable only in Percentage Interests corresponding to initial Certificate Principal Balances of $20 and integral multiples thereof. The Class C Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $10,000 and integral multiples of $1.00 in excess thereof; provided, however, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance of such Class or to an otherwise authorized denomination for such Class plus such remainder. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Certificate. The Residual

Certificates are issuable in Percentage Interests of 20% and integral multiples of 5% in excess thereof.

                  "Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Adjustable Rate Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                  "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Company, the Servicer, the Master Servicer, the Trustee or any of their respective Affiliates:

                      (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                      (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in the highest available rating category of Moody's and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short- term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                      (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A-1+ or higher by S&P and A2 or higher by Moody's, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by a party in exchange for such collateral and (C) be delivered to such party or, if such party is supplying the collateral, an agent for such party, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                      (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                      (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

                      (vi) units of money market funds that have been rated "AAA" by Fitch (if rated by Fitch), "AAAm" by S&P or "Aaa" by Moody's including any such money market fund managed or advised by the Master Servicer, the Trustee or any of their Affiliates; and

                      (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                  "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

                  "Person": Any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

                  "Prepayment Assumption": A prepayment rate for the Adjustable Rate Mortgage Loans of 27% CPR and a prepayment rate of 23% CPR for the Fixed Rate Mortgage Loans. The Prepayment Assumption is used solely for determining the accrual of original issue discount on the Certificates for federal income tax purposes. A CPR (or Constant Prepayment Rate) represents an annualized constant assumed rate of prepayment each month of a pool of mortgage loans relative to its outstanding principal balance for the life of such pool.

                  "Prepayment Charge": With respect to any Principal Prepayment, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

                  "Prepayment Charge Schedule": As of any date, the list of Mortgage Loans providing for a Prepayment Charge included in the Trust Fund on such date, attached hereto as Schedule 2 (including the prepayment charge summary attached thereto). The Company shall deliver or cause the delivery of the Prepayment Charge Schedule to the Master Servicer and the Trustee on the Closing Date. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

                           (i) the Mortgage Loan identifying number;

                           (ii) a code indicating the type of Prepayment Charge;

                           (iii) the date on which the first Monthly Payment was
                  due on the related Mortgage Loan;

                           (iv) the term of the related Prepayment Charge;

                           (v) the original Stated Principal Balance of the
                  related Mortgage Loan; and

                           (vi) the Stated Principal Balance of the related
                  Mortgage Loan as of the Cut-off Date.

                  "Prepayment Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan that was subject to a principal prepayment in full or a principal prepayment in part during the related Prepayment Period, the sum of the differences between (a) interest actually received in the related Prepayment Period as a result of such principal prepayment in full or principal prepayment in part or other unscheduled receipt of principal (including as a result of a liquidation) on each Mortgage Loan as to which such a payment in received and (b) the scheduled interest portion of the monthly payment of such Mortgage Loan, adjusted to the applicable Net Mortgage Rate.

                  "Prepayment Period": With respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

                  "Principal Prepayment": Any voluntary payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                  "Principal Distribution Amount": With respect to any Distribution Date is the sum of the Group 1, Group 2 and Group 3 Principal Distribution Amount.

                  "Principal Remittance Amount": With respect to any Distribution Date is the sum of the Group 1, Group 2 and Group 3 Principal Remittance Amount.

                  "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or
Section 10.01, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or a P&I Advance by the Servicer, which payment or P&I Advance had as of the date of purchase been distributed pursuant to Section 5.01, through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or a P&I Advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 5.01, (iii) any unreimbursed Servicing Advances and P&I Advances (including Nonrecoverable P&I Advances and Nonrecoverable Servicing Advances) and any unpaid Master Servicing compensation or Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account pursuant to the applicable Servicing Agreement and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Trustee in respect of the breach or defect giving rise to the purchase obligation and any costs and damages incurred by the Trust Fund and the Trustee in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law.

                  "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the mortgage loan is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if the mortgage loan is an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if the mortgage loan is an Adjustable Rate Mortgage Loan, have a Gross Margin equal to the Gross Margin of the Deleted Mortgage Loan, (vi) if the mortgage loan is an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) be secured by a first lien priority on the related Mortgaged Property, (xi) have a credit grade at least equal to the credit grading assigned on the Deleted Mortgage Loan, (xii) be a "qualified mortgage" as defined in the REMIC Provisions and (xiii) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause
(vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan, the credit grades described in clause
(x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                  "Rate/Term Refinancing": A Refinanced Mortgage Loan, the proceeds of which are not more than a nominal amount in excess of the existing first mortgage loan and any subordinate mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively (except for such nominal amount) to satisfy the then existing first mortgage loan and any subordinate mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

                  "Rating Agency or Rating Agencies": Fitch, Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Company, notice of which designation shall be given to the Trustee.

                  "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to the applicable Servicing Agreement, minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the related Servicer with respect to such Mortgage Loan.

                  With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, minus (iv) the aggregate of all P&I Advances and Servicing Advances (in the case of Servicing Advances, without duplication of amounts netted out of the rental income, Insurance Proceeds and Liquidation Proceeds described in clause (v) below) made by the related Servicer in respect of such REO Property or the related Mortgage Loan for which the related Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed in accordance with the related Servicing Agreement out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (v) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.01.

                  With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

                  With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

                  "Record Date": With respect to each Distribution Date and the Class A, Class M and Class B Certificates, the Business Day immediately preceding such Distribution Date for so long as such Certificates are Book-Entry Certificates. With respect to each Distribution Date and any other Class of Certificates, including any Definitive Certificates, the last day of the calendar month immediately preceding the month in which such Distribution Date occurs.

                  "Reference Banks": Barclay's Bank PLC, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Securities Administrator which are engaged in transactions in Eurodollar deposits in the International Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Company or any Affiliate thereof and (iii) which have been designated as such by the Securities Administrator.

                  "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  "Regular Certificate": Any Class A, Class M, Class B, Class C or Class P Certificate.

                  "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

                  "Release Date": The 40th day after the later of (i) commencement of the offering of the Class B Certificates and (ii) the Closing Date.

                  "Relief Act": The Servicemembers Civil Relief Act, as amended, or similar state or local laws.

                  "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Relief Act.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans and Prepayment Charges as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof; (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof; (iv) the Company's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby);(v) the rights with respect to the Servicing Agreements, (vi) the rights with respect to the Assignment Agreements and (vii) the Distribution Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes (i) all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments made before the Cut-off Date; (ii) the Reserve Fund and any amounts on deposit therein from time to time and any proceeds thereof and (iii) the Corridor Contract.


                  "REMIC I Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (I) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTAA minus the Marker Rate, divided by (b) 12.

                  "REMIC I Marker Allocation Percentage": 0.50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC I Regular Interest I-LTAA,

REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I- LTA3, REMIC I Regular Interest I-LTA4, REMIC I Regular Interest I-LTA5, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTB, REMIC I Regular Interest I-LTZZ and REMIC I Regular Interest I-LTP.

                  "REMIC I Overcollateralization Amount": With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Balances of the REMIC I Regular Interests minus (I) the aggregate of the Uncertificated Balances of REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTA3, REMIC I Regular Interest I-LTA4, REMIC I Regular Interest I-LTA5, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTB and REMIC I Regular Interest I-LTP, in each case as of such date of determination.

                  "REMIC I Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (I) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Balances of REMIC I Regular Interest I- LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTA3, REMIC I Regular Interest I-LTA4, REMIC I Regular Interest I-LTA5, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTB and REMIC I Regular Interest I-LTZZ.

                  "REMIC I Regular Interest": As defined in the Preliminary Statement. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

                  "REMIC I Remittance Rate": With respect to REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I- LTA3, REMIC I Regular Interest I-LTA4, REMIC I Regular Interest I-LTA5, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTB, REMIC I Regular Interest I-LTZZ, REMIC I Regular Interest I-LTP, REMIC I Regular Interest I-LT1SUB, REMIC I Regular Interest I-LT2SUB, REMIC I Regular Interest I-LT3SUB and REMIC I Regular Interest I-LTXX, a per annum rate (but not less than zero) equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans, as of the first day of the related Due Period.

With respect to REMIC I Regular Interest I-LT1GRP,the weighted average of the Net Mortgage Rates of the Group 1 Mortgage Loans, as of the first day of the related Due Period. With respect to REMIC I Regular Interest I-LT2GRP, the weighted average of the Net Mortgage Rates of the Group 2 Mortgage Loans, as of the first day of the related Due Period. With respect to REMIC I Regular Interest I-LT3GRP, the weighted average of the Net Mortgage Rates of the Group 3 Mortgage Loans, as of the first day of the related Due Period.

                  "REMIC I Required Overcollateralization Amount": 0.50% of the Overcollateralization Floor.

                  "REMIC I Sub WAC Allocation Percentage": 0.50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC I Regular Interest I- LT1SUB, REMIC I Regular Interest I-LT1GRP, REMIC I Regular Interest I-LT2SUB, REMIC I Regular Interest I-LT2GRP, REMIC I Regular Interest I-LT3SUB, REMIC I Regular Interest I- LT3GRP and REMIC I Regular Interest I-LTXX.

                  "REMIC I Subordinated Balance Ratio": The ratio among the Uncertificated Balances of each REMIC I Regular Interest ending with the designation "SUB,", equal to the ratio among, with respect to each such REMIC I Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans, Group 2 Mortgage Loans or Group 3 Mortgage Loans, as applicable over (y) the current Certificate Principal Balance of related Class A Certificates and the Class P Certificates.

                  "REMIC II": The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC II Certificateholders pursuant to Section 2.09, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC II Certificate": Any Regular Certificate or Class R Certificate (with respect to the Class R-II Interest).

                  "REMIC II Certificateholder": The Holder of any REMIC II Certificate.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "REMIC Regular Interest": Any REMIC I Regular Interest or Regular Certificate.

                  "REMIC Remittance Rate": The REMIC I Remittance Rate.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

                  "REO Disposition": The sale or other disposition of an REO Property on behalf of REMIC I.

                  "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

                  "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section
10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the related Servicer in accordance with the related Servicing Agreement for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and P&I Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                  "REO Property": A Mortgaged Property acquired by the related Servicer on behalf of REMIC I through foreclosure or deed-in-lieu of foreclosure, in accordance with the related Servicing Agreement.

                  "Reserve Fund": A fund created pursuant to Section 3.04 which shall be an asset of the Trust Fund but which shall not be an asset of any Trust REMIC.

                  "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator, after consultation with the Company, are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

                  "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling,
(iii) a one-family dwelling unit in a Fannie Mae eligible condominium project,
(iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

                  "Residual Certificate":  Any one of the Class R Certificates.

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "Responsible Officer": When used with respect to the Trustee or the Securities Administrator, any officer of the Trustee or the Securities Administrator having direct responsibility for the administration of this Agreement and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Rolling Three-Month Delinquency Rate": With respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

                  "S&P": Standard and Poor's, a division of The McGraw-Hill Companies, Inc.

                  "Scheduled Notional Balance": With respect to the Corridor Contract Available Amount, shall be determined in accordance with the following table:


           Month of                     Scheduled
      Distribution Date           Notional Balance ($)
      -----------------           --------------------
October 2004                      $   750,000,000.00
November 2004                         743,149,893.57
December 2004                         735,291,545.57
January 2005                          726,098,838.25
February 2005                         714,878,733.36
March 2005                            702,439,180.73
April 2005                            688,955,269.41
May 2005                              673,664,834.93
June 2005                             657,288,144.43
July 2005                             638,112,030.74
August 2005                           617,778,827.70
September 2005                        597,375,091.20
October 2005                          572,799,772.34
November 2005                         552,160,315.90
December 2005                         533,382,588.91
January 2006                          515,640,273.30
February 2006                         496,969,568.16
March 2006                            471,667,604.71
April 2006                            445,279,811.79
May 2006                              420,552,152.89
June 2006                             398,478,186.70

           Month of                     Scheduled
      Distribution Date           Notional Balance ($)
      -----------------           --------------------
July 2006                              377,684,441.02
August 2006                            358,063,530.05


                  "Scheduled Principal Balance": With respect to any Mortgage
Loan: (a) as of the Cut- off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of (i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and
(iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Fund up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired, minus the aggregate amount of REO Principal Amortization, if any, in respect of REO Property for all previously ended calendar months; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

                  "Securities Act": The Securities Act of 1933, as amended.

                  "Securities Administrator": As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest that meet the qualifications of this Agreement. The Securities Administrator and the Master Servicer shall at all times be the same Person.

                  "Seller": People's Choice Home Loan, Inc. or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

                  "Senior Enhancement Percentage": For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates and (ii) the related Overcollateralized Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

                  "Senior Principal Distribution Amount": For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, the lesser of (A) the Principal Distribution Amount, and (B) an amount equal to the excess (if any) of
(x) the aggregate Certificate Principal Balance of the Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 58.60% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor.

                  "Servicer": Initially, People's Choice Home Loan, Inc. Commencing on January 1, 2005, Chase Manhattan Mortgage Corporation, or any successor Servicer appointed, in its capacity as Servicer under its Servicing Agreement.

                  "Servicer Remittance Date": With respect to any Distribution Date and any Servicing Agreement, the date on which the related Servicer is required to make payments to the Master Servicer.

                  "Servicer Report": A report in form and substance reasonably acceptable to the Master Servicer and Securities Administrator on an electronic data file or tape prepared by each Servicer pursuant to the related Servicing Agreement with such additions, deletions and modifications as agreed to by the Master Servicer, the Securities Administrator and the Servicer.

                  "Servicing Advances": The customary and reasonable "out-of-pocket" costs and expenses incurred by the related Servicer in connection with a default, delinquency or other unanticipated event by the related Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including but not limited to foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, (iv) obtaining or correcting any legal documentation required to be included in the Mortgage Files and reasonably necessary for the related Servicer to perform its obligations under the related Servicing Agreement and (v) such other amounts as are due to the related Servicer to the extent provided in the related Servicing Agreement. Servicing Advances also include any reasonable "out-of-pocket" cost and expenses (including legal fees) incurred by the related Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments to the extent not recovered from the Mortgagor or otherwise payable under the related Servicing Agreement. The Servicer shall not be required to make any Nonrecoverable Servicing Advances.

                  "Servicing Agreement": The People's Choice Servicing Agreement, the Chase Servicing Agreement, or any other similar Servicing Agreement entered into with respect to this transaction, as applicable.

                  "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one twelfth of the product of the Servicing Fee Rate multiplied by the Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the preceding calendar month. The Servicing Fee is payable solely from collections of interest on the Mortgage Loans.

                  "Servicing Fee Rate": 0.50% per annum.

                  "Servicing Officer": Any officer of the related Servicer or Master Servicer involved in, or responsible for, the administration and servicing or master servicing of Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished by such Servicer to the Trustee, the Master Servicer, the Securities Administrator and the Company and by the Master Servicer to the Trustee and the Company on the Closing Date, as such lists may from time to time be amended.

                  "Single Certificate": With respect to any Class of Certificates (other than the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance of $1,000. With respect to the Residual Certificates, a hypothetical Certificate of such Class evidencing a 100% Percentage Interest in such Class.

                  "Startup Day": With respect to each Trust REMIC, the day designated as such pursuant to Section 11.01(b) hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan:
(a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the related Servicer or a successor Servicer (including the Master Servicer) and distributed pursuant to Section 5.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 5.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the related Servicer as recoveries of principal in accordance with the provisions of the related Servicing Agreement, to the extent distributed pursuant to Section 5.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such

Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of REMIC I, minus the sum of (i) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the related Servicer or a successor Servicer (including the Master Servicer) and distributed pursuant to
Section 5.01 on or before such date of determination and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section
4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                  "Step-Up Date": The first Distribution Date following the first month in which the aggregate unpaid principal balance of the Mortgage Loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  "Stepdown Date": The later to occur of (x) the Distribution Date occurring in September 2007 and (y) the first Distribution Date for which the Senior Enhancement Percentage is greater than or equal to twice the Senior Enhancement Percentage on the Closing Date.

                  "Strike Rate": With respect to the Corridor Contract Available Amount, 1.60% per annum.

                  "Subordinate Net Funds Cap": For any Distribution Date, the weighted average of the Group 1 Senior Net Funds Cap, the Group 2 Senior Net Funds Cap and the Group 3 Senior Net Funds Cap, weighted on the basis of their Group Subordinate Amounts; provided, however, that on any Distribution Date after the Certificate Principal Balance of any of the Class A1 Certificates and Class A2 Certificates, the Class A3 Certificates and Class A4 Certificates, or the Class A5 Certificates has been reduced to zero, such weighting will be on the basis of the Stated Principal Balance of the Mortgage Loans in such loan group; and further provided, that in the case of the Class M8 and Class B Certificates, for the purpose of calculating the Subordinate Net Funds Cap, the Group 1 Senior Net Funds Cap, the Group 2 Senior Net Funds Cap and the Group 3 Senior Net Funds Cap will be calculated with clause (b) of the definition of each of the Group 1 Senior Net Funds Cap, the Group 2 Senior Net Funds Cap and the Group 3 Senior Net Funds Cap equal to 1. For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC I Remittance Rates on REMIC I Regular Interest I-LT1SUB, subject to a cap and a floor equal to the weighted average of Expense Adjusted Net Mortgage Rates on the Group 1 Mortgage Loans, REMIC I Regular Interest I-LT2SUB, subject to a cap and a floor equal to the weighted average of Expense Adjusted Net Mortgage Rates on the Group 2 Mortgage Loans, and REMIC I Regular Interest I-LT3SUB, subject to a cap and a floor equal to the weighted average of Expense Adjusted Net Mortgage Rates on the Group 3 Mortgage Loans, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest.

                  "Subsequent Recoveries": Any Liquidation Proceeds (net of amounts owed to the related Servicer or Master Servicer with respect to the related Mortgage Loan) received after the final liquidation of a Mortgage Loan.

                  "Substitution Shortfall Amount": As defined in Section 2.03.

                  "Superior Lien": With respect to any second lien Mortgage Loan, any other mortgage loan that is not a Mortgage Loan relating to the corresponding Mortgaged Property that creates a lien on such Mortgaged Property that is senior to such second lien Mortgage Loan.

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust REMICs under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Telerate Page 3750": The display designated as page "3750" on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

                  "Termination Price": As defined in Section 10.01.

                  "Terminator": As defined in Section 10.01.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  "Trigger Event": A Trigger Event is in effect with respect to any Distribution Date if:

                  (1) the Rolling Three Month Delinquency Rate as of the close of business on the last day of the preceding calendar month exceeds 38% of the Senior Enhancement Percentage; or

                  (2) the cumulative amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the end of the calendar month immediately preceding such Distribution Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date:

September 2007 to August 2008.............. 3.75% for the first month, plus an additional 1/12th of 2.00% for
                                            each month thereafter.
September 2008 to August 2009.............. 5.75% for the first month, plus an additional 1/12th of 1.00% for
                                            each month thereafter.
September 2009 to August 2010.............. 6.75% for the first month, plus an additional 1/12th of 0.50% for
                                            each month thereafter.
September 2010 and thereafter.............. 7.25%

                  "Trust": People's Choice Home Loan Securities Trust Series 2004-2, the trust created hereunder.

                  "Trust Fund": Collectively, all of the assets of REMIC I, REMIC II and the Reserve Fund and any amounts on deposit therein and any proceeds thereof, the Prepayment Charges and the Corridor Contract; provided that a portion of the Corridor Contract with a notional amount in excess of $742,526,000 (the "Permitted Account") shall be held by the Trustee on behalf of the Seller and such portion shall not be part of the Trust Fund.

                  "Trust REMIC": REMIC I or REMIC II.

                  "Trustee": HSBC Bank USA, National Association, a New York banking corporation, or its successor in interest, or any successor trustee appointed as herein provided.

                  "Uncertificated Balance": The amount of any REMIC Regular Interests outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 5.01 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 5.04 and the Uncertificated Balance of REMIC I Regular Interest I-LTZZ shall be increased by interest deferrals as provided in Section 5.01(a)(1)(i). The Uncertificated Balance of each REMIC Regular Interest shall never be less than zero.

                  "Uncertificated Interest": With respect to any REMIC I Regular Interest for any Distribution Date, one month's interest at the REMIC Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Balance or Uncertificated Notional Amount, as applicable, thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of the REMIC Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments by the related Servicer in accordance with the related Servicing Agreement or by the Master Servicer pursuant to Section 4.19 and (b) the aggregate amount of any Relief Act Interest Shortfall, if any allocated, in each case, to such REMIC Regular Interest. In addition, Uncertificated Interest with respect to each Distribution Date, as to any Uncertificated REMIC Regular Interest, shall be reduced by Realized Losses, if any, allocated to such Uncertificated REMIC Regular Interest pursuant to Section 5.04. For purposes of calculating the amount of Uncertificated Interest for the REMIC I Regular Interests for any Distribution Date:

         (A) The REMIC I Marker Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.19) and the REMIC I Marker Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTA3, REMIC I Regular Interest I-LTA4, REMIC I Regular Interest I-LTA5, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTB and REMIC I Regular Interest I-LTZZ, pro rata, based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rate on the respective Uncertificated Balance of each such REMIC I Regular Interest; and

         (B) The REMIC I Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 4.03(e)) and the REMIC I Sub WAC Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to Uncertificated Interest payable to REMIC I Regular Interest I-LT1SUB, REMIC I Regular Interest I-LT1GRP, REMIC I Regular Interest I-LT2SUB, REMIC I Regular Interest I-LT2GRP, REMIC I Regular Interest I-LT3SUB, REMIC I Regular Interest I-LT3GRP and REMIC I Regular Interest I-LTXX, pro rata, based on, and to the extent of, one month's interest at the then applicable respective REMIC I Remittance Rate on the respective Uncertificated Balance of each such REMIC I Regular Interest.

                  "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations) provided that, for purposes solely of the restrictions on the transfer of any Class R Certificate, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required to be United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter I of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term "United States" shall have the meaning set forth in
Section 7701 of the Code.

                  "Value": With respect to any Mortgaged Property, the lesser of
(i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (b) the value thereof as determined by a review appraisal conducted by the originator of the Mortgage Loan in accordance with such originator's underwriting guidelines, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, (A) in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the originator of the Mortgage Loan of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (2) the value thereof as determined by a review appraisal conducted by the originator of the Mortgage Loan in accordance with such originator's underwriting guidelines, and (B) in the case of a Mortgage Loan originated in connection with a "lease-option purchase," such value of the Mortgaged Property is based on the lower of the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination or the sale price of such Mortgaged Property if the "lease option purchase price" was set less than 12 months prior to origination, and is based on the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any such Certificate. With respect to any date of determination, 97% of all Voting Rights will be allocated among the holders of the Class A, Class M and Class B Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, 1% of all Voting Rights will be allocated among the holders of the Class C Certificates, 1% of all Voting Rights will be allocated among the holders of the Class P Certificates and 1% of all Voting Rights will be allocated among the holders of the Class R Certificates. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date.

                  "Wells Fargo": Wells Fargo Bank, N.A. or any successor thereto.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01. CONVEYANCE OF THE MORTGAGE LOANS.

                  The Company, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Company, including any security interest therein for the benefit of the Company, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Company under the Mortgage Loan Purchase Agreement (including, without limitation the right to enforce the obligations of the other parties thereto thereunder), and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by the Company on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date). The Company herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

                  In connection with such transfer and assignment, the Company does hereby deliver to, and deposit with the Custodian pursuant to the Custodial Agreement the documents with respect to each Mortgage Loan as described under
Section 2 of the Custodial Agreement (the "Mortgage Loan Documents"). In connection with such delivery and as further described in the Custodial Agreement, the Custodian will be required to review such Mortgage Loan Documents and deliver to the Trustee, the Company and the Seller certifications (in the forms attached to the Custodial Agreement) with respect to such review with exceptions noted thereon. In addition, under the Custodial Agreement the Company will be required to cure certain defects with respect to the Mortgage Loan Documents for the related Mortgage Loans after the delivery thereof by the Company to the Custodian as more particularly set forth therein.

                  Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files, including, but not limited to certain insurance policies and documents contemplated by
Section 4.09, and preparation and delivery of the certifications shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement. The Master Servicer shall not be responsible for any custodian fees or other costs incurred in obtaining such documents and the Company shall cause the Master Servicer to be reimbursed for any such costs the Master Servicer may incur in connection with performing its obligations under this Agreement.

                  The Mortgage Loans permitted by the terms of this Agreement to be included in the Trust are limited to (i) Mortgage Loans (which the Company acquired pursuant to the Mortgage Loan Purchase Agreement, which contains, among other representations and warranties, a representation and warranty of the Mortgage Loan Seller that no Mortgage Loan is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 or as defined in the New Mexico Home Loan Protection Act effective January 1, 2004) and (ii) Qualified Substitute Mortgage Loans (which, by definition as set forth herein and referred to in the Mortgage Loan

Purchase Agreement, are required to conform to, among other representations and warranties, the representation and warranty of the Mortgage Loan Seller that no Qualified Substitute Mortgage Loan is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 or as defined in the New Mexico Home Loan Protection Act effective January 1, 2004). The Company and the Trustee on behalf of the Trust understand and agree that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 or as defined in the New Mexico Home Loan Protection Act effective January 1, 2004.

                  SECTION 2.02. ACCEPTANCE OF REMIC I BY TRUSTEE.

                  The Trustee acknowledges receipt, subject to the provisions of
Section 2.01 hereof and Section 2 of the Custodial Agreement, of the Mortgage Loan Documents and all other assets included in the definition of "REMIC I" under clauses (i), (iii), (iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it holds (or the Custodian on its behalf holds) and will hold such documents and the other documents delivered to it constituting a Mortgage Loan Document, and that it holds (or the Custodian on its behalf holds) or will hold all such assets and such other assets included in the definition of "REMIC I" in trust for the exclusive use and benefit of all present and future Certificateholders.

                  SECTION 2.03. REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS.

                  (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of a breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller of such defect, missing document or breach and request that the Seller deliver such missing document, cure such defect or breach within 60 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from REMIC I at the Purchase Price within 90 days after the date on which the Seller was notified of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be remitted to the Master Servicer for deposit in the Distribution Account and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause the Custodian (upon receipt of a request for release in the form attached to the Custodial Agreement) to release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto, and the Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may cause such Mortgage Loan to be removed from REMIC I (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section

2.03(b). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee and the Certificateholders.

                  (b) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the date which is two years after the Startup Day for REMIC I.

                  As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee or the Custodian on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2 of the Custodial Agreement, as applicable, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Custodian on behalf of the Trustee shall acknowledge receipt of such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents and deliver to the Company and the Trustee, with respect to such Qualified Substitute Mortgage Loan or Loans, an initial certification pursuant to the Custodial Agreement, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Custodian on behalf of the Trustee shall deliver to the Company and the Trustee a final certification pursuant to the Custodial Agreement with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC I and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Company shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement including all applicable representations and warranties thereof included herein or in the Mortgage Loan Purchase Agreement.

                  For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate, plus all outstanding P&I Advances and Servicing Advances (including Nonrecoverable P&I Advances and Nonrecoverable Servicing Advances) related thereto. On the date of such substitution, the Seller will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee or the Custodian on behalf of the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans, upon receipt of a request for release in the form attached to the Custodial Agreement and certification by the Master Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                  In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (c) Upon discovery by the Company, the Seller or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by (i) the Seller if the affected Mortgage Loan's status as a non- qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Seller under the Mortgage Loan Purchase Agreement or (ii) the Company, if the affected Mortgage Loan's status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

                  (d) With respect to a breach of the representations made pursuant to Section 3.1(b)(xxxix) of the Mortgage Loan Purchase Agreement that materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Seller shall be required to take the actions set forth in this Section 2.03.

                  SECTION 2.04. REPRESENTATIONS AND WARRANTIES OF THE MASTER
                                SERVICER.

                  The Master Servicer hereby represents, warrants and covenants to the Servicer, the Company and the Trustee, for the benefit of each of the Trustee and the Certificateholders, that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized


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



and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

                  (ii) The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

                  (iii) The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a material breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

                  (iv) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

                  (v) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof,

                  (vi) There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and



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



                  (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.04 shall survive the resignation or termination of the parties hereto and the termination of this Agreement and shall inure to the benefit of the Trustee, the Company and the Certificateholders.

                  SECTION 2.05. RESERVED.

                  SECTION 2.06. ISSUANCE OF THE REMIC I REGULAR INTERESTS AND
                                THE CLASS R-I INTEREST.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to the Custodian on its behalf of the Mortgage Loan Documents, subject to the provisions of Section 2.01 and Section 2.02 hereof and
Section 2 of the Custodial Agreement, together with the assignment to it of all other assets included in REMIC I, the receipt of which is hereby acknowledged. The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC
I. The rights of the Holders of the Class R-I Interest and REMIC I (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Interest and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Interest and the REMIC I Regular Interests, shall be as set forth in this Agreement.

                  SECTION 2.07. CONVEYANCE OF THE REMIC I REGULAR INTERESTS;
                                ACCEPTANCE OF REMIC I AND REMIC II BY THE
                                TRUSTEE.

                  The Company, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Company in and to the REMIC I Regular Interests for the benefit of the Class R-II Interest and REMIC II (as holder of the REMIC I Regular Interests). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-II Interest and REMIC II (as holder of the REMIC I Regular Interests). The rights of the Holder of the Class R-II Interest and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Interest and REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II Interest and the Regular Certificates, shall be as set forth in this Agreement. The Class R-II Interest and the Regular Certificates shall constitute the entire beneficial ownership interest in REMIC II.



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



                  SECTION 2.08. ISSUANCE OF CLASS R CERTIFICATES.

                  The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and REMIC II Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Company executed by an officer of the Company, the Securities Administrator has executed and authenticated and the Trustee has delivered to or upon the order of the Company, the Class R Certificates in authorized denominations. The Class R Certificates evidence ownership in the Class R-I Interest and the Class R-II Interest.

                  SECTION 2.09. ESTABLISHMENT OF THE TRUST.

                  The Company does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as "People's Choice Home Loan Securities Trust Series 2004-2" and does hereby appoint HSBC Bank USA, National Association, as Trustee in accordance with the provisions of this Agreement.


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



                                   ARTICLE III

       ACCOUNTS; RESERVE FUND; MASTER SERVICER INDEMNIFICATION; DERIVATIVE
                                    CONTRACTS

                  SECTION 3.01. COLLECTION ACCOUNTS AND THE DISTRIBUTION
                                ACCOUNT.

                  (a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain one or more Collection Accounts in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt, all collections of principal and interest on any Mortgage Loan and any REO Property received by the Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Servicer's own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Collection Account. The Servicer is hereby authorized to make withdrawals from and deposits to the related Collection Account to the extent required or permitted by the related Servicing Agreement. To the extent provided in the related Servicing Agreement, each Collection Account shall be an Eligible Account and shall be segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders. To the extent provided in the related Servicing Agreement, on or before the related Servicer Remittance Date, the related Servicer shall withdraw or shall cause to be withdrawn from its Collection Accounts and shall immediately remit to the Master Servicer for deposit in the Distribution Account the amounts contained in the Collection Accounts and required to be so remitted by the related Servicing Agreement.

                  (b) On behalf of the Trust Fund, the Securities Administrator shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee, the Trust Fund and the Certificateholders.

                  (c) Funds in the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section
3.03. The Securities Administrator shall give notice to the Company of the location of the Distribution Account when established and prior to any change thereof.

                  (d) The Master Servicer shall deposit in the Distribution Account any amounts received from the Servicers in respect of the Servicing Agreements.

                  SECTION 3.02. WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT.

                  The Securities Administrator shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

                  (i) to make distributions to Certificateholders in accordance with Section 5.01;



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



                  (ii) to pay to itself, the Custodian, the Master Servicer and the Trustee amounts to which it is entitled pursuant to Section 9.05 or any other provision of this Agreement and any Extraordinary Trust Fund Expenses; provided however, that the maximum amount that the Trustee can be paid pursuant to this clause shall not exceed $200,000 in any calendar year;

                  (iii) to reimburse the Trustee or any successor Master Servicer pursuant to Section 8.02;

                  (iv)     to pay any amounts in respect of taxes pursuant to
                           Section 11.01(g)(iv);

                  (v) to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement that have not been retained by or paid to the Servicer to the extent provided in the related Servicing Agreement;

                  (vi) to pay to the Master Servicer any investment income on amounts on deposit in the Distribution Account; and

                  (vii) to clear and terminate the Distribution Account pursuant to Section 10.01.

                  SECTION 3.03. INVESTMENT OF FUNDS IN THE DISTRIBUTION ACCOUNT.

                  (a) Amounts in the Distribution Account may be invested in Permitted Investments as directed in writing by the Master Servicer and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator or its affiliate is the obligor thereon or manages such Permitted Investment. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Securities Administrator shall be entitled to sole possession over each such investment in the Distribution Account and, subject to subsection (b) below, the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Securities Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee.

                  (b) All earnings and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Master Servicer. The Master Servicer shall remit from its own funds for deposit into the Distribution Account the amount of any loss incurred on Permitted Investments in the Distribution Account.

                  (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee or Securities Administrator may and, subject to Section 9.01 and Section 9.02(a)(v), shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  (d) The Trustee, the Master Servicer or their respective Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's or the Master Servicer's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments,
(ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Trustee or the Master Servicer pursuant to Section 3.01 or 3.03 or otherwise payable in respect of Extraordinary Trust Fund Expenses. Such additional compensation shall not be an expense of the Trust Fund.

                  SECTION 3.04. RESERVE FUND.

                  (a) No later than the Closing Date, the Securities Administrator shall establish and maintain a separate, segregated trust account entitled, "Reserve Fund, Wells Fargo Bank, N.A., in trust for the registered holders of People's Choice Home Loan Securities Trust Series 2004-2, Mortgage Pass-Through Certificates, Series 2004-2." On the Closing Date, the Company will deposit, or cause to be deposited, into the Reserve Fund, $1,000. In addition, the amount deposited in the Reserve Fund shall be increased by any payments received by the Securities Administrator under the Corridor Contract and deposited in the Reserve Fund for the benefit of the Offered Certificates and the Class C Certificates; provided, however, that to the extent the Securities Administrator receives on either of the first two Distribution Dates a payment under the Corridor Contract a portion of which is calculated with respect to a notional amount in excess of the initial aggregate Certificate Principal Balance of the Offered Certificates, the Securities Administrator shall pay such portion to the Seller and shall not deposit such portion in the Reserve Fund.

                  (b) On each Distribution Date as to which there is a Basis Risk Shortfall Carry- Forward Amount payable to the Offered Certificates, the Securities Administrator shall deposit into the Reserve Fund the amounts described in Section 5.01(a)(7)(i), rather than distributing such amounts to the Class C Certificateholders. On each such Distribution Date, the Securities Administrator shall hold all such amounts for the benefit of the Holders of the Offered Certificates, and will distribute such amounts to the Holders of the Offered Certificates in the amounts and priorities set forth in Section 5.01(a).

                  (c) For federal and state income tax purposes, the Class C Certificateholders will be deemed to be the owners of the Reserve Fund and all amounts deposited into the Reserve Fund shall be treated as amounts distributed by REMIC II to the Holders of the Class C Certificates. Upon the termination of the Trust Fund, or the payment in full of the Offered Certificates, all amounts remaining on deposit in the Reserve Fund will be released by the Trust Fund and distributed to the Class C Certificateholders or their designees. The Reserve Fund will be part of the Trust Fund but not part of any REMIC and any payments to the Holders of the Offered Certificates of Basis Risk Shortfall Carry-Forward Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).



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



                  (d) By accepting a Class C Certificate, each Class C Certificateholder hereby agrees that the Securities Administrator will deposit into the Reserve Fund the amounts described above on each Distribution Date rather than distributing such amounts to the Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that its agreement to such action by the Securities Administrator is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                  (e) At the direction of the Holders of a majority in Percentage Interest in the Class C Certificates, the Securities Administrator shall direct any depository institution maintaining the Reserve Fund to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator or an Affiliate manages or advises such investment. All income and gain earned upon such investment shall be deposited into the Reserve Fund. In no event shall the Securities Administrator be liable for any investments made pursuant to this clause (e). If the Holders of a majority in Percentage Interest in the Class C Certificates fail to provide investment instructions, funds on deposit in the Reserve Fund shall be held uninvested by the Securities Administrator without liability for interest or compensation.

                  (f) For federal tax return and information reporting, the value of the right of the Class A Certificateholders, the Class M Certificateholders and the Class B Certificateholders to receive payments from the Reserve Fund in respect of any Basis Risk Shortfall Carry-Forward Amount may be obtained from the Master Servicer upon request to the extent such information is provided to the Master Servicer by the Company or the Underwriters. The initial value of such right is equal to $18,348,000.00.

                  SECTION 3.05. MASTER SERVICER INDEMNIFICATION.

                  (a) The Master Servicer agrees to indemnify the Trustee and the Securities Administrator, from, and hold the Trustee and the Securities Administrator harmless against, any loss, liability or expense (including reasonable attorney's fees and expenses) incurred by any such Person by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Master Servicer's reckless disregard of its obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee, the Master Servicer and the Securities Administrator. Any payment hereunder made by the Master Servicer to any such Person shall be from the Master Servicer's own funds, without reimbursement from REMIC I therefor.

                  SECTION 3.06. DERIVATIVE CONTRACTS.

                  (a) At the direction of the Seller, the Trustee shall, on behalf of the Trust Fund, enter into Derivative Contracts for the benefit of the Class C Certificates. Any acquisition of a

Derivative Contract shall be accompanied by (i) an appropriate amendment to this Agreement, (ii) any Opinion of Counsel required by Section 12.01, and (iii) either (A) an Opinion of Counsel to the effect that the existence of the Derivative Contract will not adversely affect the availability of the exemptive relief afforded under ERISA by U.S. Department of Labor Prohibited Transaction Exemption 94-84 or FAN 97-03E, as most recently amended, to the Holders of the Class A and Class M Certificates, as of the date the Derivative Contract is entered into by the Trustee or (B) the consent of each Holder of a Class A or Class M Certificate to the acquisition of such Derivative Contract. In addition, in the event any such instrument is deposited, the Trust Fund shall be deemed to be divided into two separate and discrete sub-Trusts. The assets of one such sub-Trust shall consist of all the assets of the Trust other than such instrument and the assets of the other sub-Trust shall consist solely of such instrument.

                  (b) All collections, proceeds and other amounts in respect of the Derivative Contracts payable by the Derivative Counterparty shall be distributed to the Class C Certificates on the Distribution Date following receipt thereof by the Securities Administrator on behalf of the Trustee.

                  (c) Any Derivative Contract that provides for any payment obligation on the part of the Trust Fund must (i) be without recourse to the assets of the Trust Fund, (ii) contain a non-petition covenant provision from the Derivative Counterparty, (iii) limit payment dates thereunder to Distribution Dates and (iv) contain a provision limiting any cash payments due to the Derivative Counterparty on any day under such Derivative Contract solely to funds available therefor in the Distribution Account available to make payments to the Holders of the Class C Certificates on such Distribution Date.

                  (d) Each Derivative Contract must (i) provide for the direct payment of any amounts by the Derivative Counterparty thereunder to the Distribution Account at least one Business Day prior to the related Distribution Date, (ii) contain an assignment of all of the Trust Fund's rights (but none of its obligations) under such Derivative Contract to the Trustee on behalf the Class C Certificateholders and shall include an express consent to the Derivative Counterparty to such assignment, (iii) provide that in the event of the occurrence of an Event of Default, such Derivative Contract shall terminate upon the direction of a 50.01% or greater Percentage Interest of the Class C Certificates, and (iv) prohibit the Derivative Counterparty from "setting-off' or "netting" other obligations of the Trust Fund and its Affiliates against such Derivative Counterparty's payment obligations thereunder.

                  (e) The Seller shall determine, in its sole discretion, whether any Derivative Contract conforms to the requirements of this Section 3.06(c) and (d). In no event shall such an instrument constitute a part of any REMIC created hereunder.

                                   ARTICLE IV

                       ADMINISTRATION AND MASTER SERVICING
                  OF THE MORTGAGE LOANS BY THE MASTER SERVICER

                  SECTION 4.01. MASTER SERVICER.

                  The Master Servicer shall supervise, monitor and oversee the obligation of each Servicer to service and administer the Mortgage Loans in accordance with the terms of its Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by each Servicer under its Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to each Servicer's and Master Servicer's records, and based on such reconciled and corrected information, prepare the statements specified in Section 5.02 and any other information and statements required to be provided by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of each Servicer pursuant to the terms of the applicable Servicing Agreements based on information provided to the Master Servicer by each Servicer.

                  The Trustee shall furnish the Servicer and the Master Servicer with any limited powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer and the Master Servicer to service and administer the related Mortgage Loans and REO Property. The Trustee shall have no responsibility for any action of the Master Servicer or the Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or the Servicer, as applicable, for any cost, liability or expense incurred by the Trustee in connection with such Person's misuse of any such power of attorney.

                  The Trustee, the Custodian and the Securities Administrator shall provide access to the records and documentation in possession of the Trustee, the Custodian or the Securities Administrator regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodian or the Securities Administrator; provided, however, that, unless otherwise required by law, none of the Trustee, the Custodian or the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee, the Custodian and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's, the Custodian's or the Securities Administrator's actual costs.

                  The Trustee shall execute and deliver to the related Servicer and the Master Servicer upon request any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Mortgage Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Mortgage Loan Document or otherwise available at law or equity.

                  SECTION 4.02 REMIC-RELATED COVENANTS.

                  For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to treat such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Seller, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreements or
Section 2.03 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a Opinion of Counsel stating that such contribution will not result in an Adverse REMIC Event as defined in
Section 11.01(f).

                  SECTION 4.03 MONITORING OF SERVICERS.

                  (a) The Master Servicer shall be responsible for monitoring the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an Officer's Certificate of each Servicer with regard to each Servicer's compliance with the terms of the related Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that each Servicer should be terminated in accordance with the terms of the related Servicing Agreement, or that a notice should be sent pursuant to the terms hereof with respect to the occurrence of an event that, unless cured, would constitute an event of default thereunder, the Master Servicer shall notify the Servicer, the Seller and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

                  (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer under its Servicing Agreement and act as servicer of the related Mortgage Loans or to cause the Trustee to enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

                  (c) The Master Servicer shall be entitled to be reimbursed by each Servicer (or from amounts on deposit in the Distribution Account if a Servicer fails to make such reimbursement) for all reasonable out-of-pocket or third party costs associated with the transfer of servicing from the predecessor Servicer (or if the predecessor Servicer is the Master Servicer, from the Trust
Fund), including without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively, upon presentation of reasonable documentation of such costs and expenses.

                  (d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

                  (e) If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

                  SECTION 4.04 FIDELITY BOND.

                  The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

                  SECTION 4.05 POWER TO ACT; PROCEDURES.

                  The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article XI, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided,


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



however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 4.03, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause REMIC I or REMIC II to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not would cause REMIC I or REMIC II to fail to qualify as a REMIC or result in the imposition of a tax upon REMIC I or REMIC II, as the case may be. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney prepared and delivered to it and reasonably acceptable to it by empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents prepared and delivered to it and reasonably acceptable to it, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer and shall be indemnified by the Master Servicer or any Servicer, as applicable, for any cost, liability or expense incurred by the Trustee in connection with such Person's use or misuse of any such power of attorney). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.10. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

                  SECTION 4.06 DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS.

                  To the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the related Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the related Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the related Servicing Agreement.

                  SECTION 4.07 RESERVED.

                  SECTION 4.08 DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF
                                MASTER SERVICER TO BE HELD FOR TRUSTEE.



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                  (a) The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer's right to receive from the Distribution Account any compensation owed to it and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall remit to the Securities Administrator such amounts for deposit in the Distribution Account. The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and with respect to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request, the Master Servicer shall not be responsible for determining the sufficiency of such information.

                  (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be remitted to the Trustee for deposit in the Distribution Account.

                  SECTION 4.09 STANDARD HAZARD INSURANCE AND FLOOD INSURANCE
                               POLICIES.

                  (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the related Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

                  (b) Any amounts collected by the Servicers or the Master Servicer under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Section 3.02. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 3.02.

                  SECTION 4.10 PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS.

                  The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly remitted to the Securities Administrator for deposit in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable insurance policy need not be so or remitted.

                  SECTION 4.11 MAINTENANCE OF THE PRIMARY MORTGAGE INSURANCE
                               POLICIES.

                  (a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or such Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

                  (b) The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.01 and 3.02, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Distribution Account, subject to withdrawal pursuant to Section 3.02.

                  SECTION 4.12 RESERVED.



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



                  SECTION 4.13 REALIZATION UPON DEFAULTED MORTGAGE LOANS.

                  The Master Servicer shall cause each Servicer to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with and subject to the related Servicing Agreement.

                  SECTION 4.14 COMPENSATION FOR THE MASTER SERVICER.

                  As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the income from investment of or earnings on the funds from time to time in the Distribution Account, as provided in Section 3.03. The compensation payable to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section
4.19. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

                  SECTION 4.15 REO PROPERTY.

                  (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Further, the Master Servicer shall cause the applicable Servicer, to the extent provided in the applicable Servicing Agreement, to sell any REO Property prior to three years after the end of the calendar year of its acquisition by REMIC I unless
(i) the Trustee shall have been supplied by applicable Servicer with an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the applicable Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. The Master Servicer shall cause the applicable Servicer to protect and conserve, such REO Property in the manner and to the extent provided in the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on "net income from foreclosure property" or cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

                  (b) The Master Servicer shall cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the related Collection Account.


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



                  SECTION 4.16 ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE.

                  (a) The Master Servicer shall deliver to the Trustee and the Rating Agencies on or before March 15 of each year, commencing on March 15, 2005, an Officer's Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

                  (b) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

                  SECTION 4.17 ANNUAL INDEPENDENT ACCOUNTANT'S SERVICING REPORT.

                  If the Master Servicer has, during the course of any calendar year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Rating Agencies and the Seller on or before March 15 of each year, commencing on March 15, 2005 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement). If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.


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



                  SECTION 4.18 UCC.

                  The Company agrees to file continuation statements for any Uniform Commercial Code financing statements which the Seller has informed the Company were filed on the Closing Date in connection with the Trust. The Company shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

                  SECTION 4.19 OBLIGATION OF THE MASTER SERVICER IN RESPECT OF
                               PREPAYMENT INTEREST SHORTFALLS.

                  In the event of any Prepayment Interest Shortfalls, the Master Servicer shall deposit into the Distribution Account not later than the related Distribution Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by each Servicer with respect to Prepayment Interest Shortfalls attributable to Principal Prepayments on the related Mortgage Loans for the related Distribution Date, and not so paid by each Servicer and (ii) the aggregate amount of the Master Servicer's compensation for such Distribution Date, without reimbursement therefor.



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

                                    ARTICLE V
                         PAYMENTS TO CERTIFICATEHOLDERS


                  SECTION 5.01 DISTRIBUTIONS.

                  (a)(1) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates, in respect of the Class R-I Interest, as the case may be:

                  (i) to Holders of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTA3, REMIC I Regular Interest I-LTA4, REMIC I Regular Interest I-LTA5, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTB, REMIC I Regular Interest I-LTZZ and REMIC I Regular Interest I-LTP, PRO RATA, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus
(B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC I Regular Interest I-LTZZ shall be reduced when the REMIC I Overcollateralization Amount is less than the REMIC I Required Overcollateralization Amount, by the lesser of
(x) the amount of such difference and (y) the Maximum I-LTZZ Uncertificated Interest Deferral Amount and such amount will be payable to the Holders of REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTA3, REMIC I Regular Interest I-LTA4, REMIC I Regular Interest I-LTA5, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8 and REMIC I Regular Interest I-LTB, in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates and the Uncertificated Balance of REMIC I Regular Interest I-LTZZ shall be increased by such amount;

                  (ii) to Holders of REMIC I Regular Interest I-LT1SUB, REMIC I Regular Interest I-LT1GRP, REMIC I Regular Interest I-LT2SUB, REMIC I Regular Interest I-LT2GRP, REMIC I Regular Interest I-LT3SUB, REMIC I Regular Interest I-LT3GRP and REMIC I Regular Interest I- LTXX, pro rata, in an amount equal to
(A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (iii) to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the REMIC I Marker Allocation Percentage of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                  (A) 98.00% of such remainder, to the Holders of REMIC I Regular Interest I- LTAA, until the Uncertificated Balance of such Uncertificated REMIC I Regular Interest is reduced to zero;



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



                  (B) 2.00% of such remainder first, to the Holders of REMIC I Regular Interest I- LT1A, REMIC I Regular Interest I-LT2A, REMIC I Regular Interest I-LTA3, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTB1 and REMIC I Regular Interest I-LTB2, 1.00% of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC I Regular Interests are reduced to zero, and second, to the Holders of REMIC I Regular Interest I-LTZZ, 1.00% of such remainder, until the Uncertificated Balance of such REMIC I Regular Interest is reduced to zero;

                  (C) to the Holders of REMIC I Regular Interest I-LTP, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause; then

                  (D) any remaining amount to the Holders of the Class R Certificates, in respect of the Class R-I Interest;

provided, however, that 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Deficiency Amount shall be allocated to Holders of REMIC I Regular Interest I-LTAA and REMIC I Regular Interest I-LTZZ, respectively, and;

         (iv) to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the REMIC I Sub WAC Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clause (ii) above, such that distributions of principal shall be deemed to be made to the REMIC I Regular Interests first, so as to keep the Uncertificated Balance of each REMIC I Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC I Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificate in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC I Regular Interest I-LTXX.

                  (2) On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account to the extent on deposit therein an amount equal to the Group 1, Group 2 and Group 3 Interest Remittance Amount and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group 1, Group 2 or Group 3 Interest Remittance Amount, as applicable, remaining for such Distribution Date:

         (A) concurrently, (i) from the Group 1 Interest Remittance Amount, to the Holders of the Class A1 Certificates and Class A2 Certificates, the related Accrued Certificate Interest and any related Interest Carry Forward for such Classes, (ii) from the Group 2 Interest Remittance


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



         Amount, to the Holders of the Class A3 Certificates and Class A4 Certificates, the related Accrued Certificate Interest and any related Interest Carry Forward for such Classes, and (iii) from the Group 3 Interest Remittance Amount, to the Holders of the Class A5 Certificates, the related Accrued Certificate Interest and any related Interest Carry Forward for such Class; and

         (B) concurrently, to the Class A Certificates, any Accrued Certificate Interest and Interest Carry Forward Amount outstanding following distributions pursuant to clause (A); and

                  (3) On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account to the extent on deposit therein an amount equal to the Group 1, Group 2 and Group 3 Interest Remittance Amount remaining after the distributions required by clause (2) above and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group 1, Group 2 and Group 3 Interest Remittance Amount remaining for such Distribution Date:

         FIRST, sequentially to the Holders of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class B Certificates, in that order, the related Accrued Certificate Interest and any Interest Carry Forward Amount for such Classes for such Distribution Date; and

         SECOND, to pay the Trustee any amounts in excess of the limitation set forth in Section 3.02.

                  (4) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Securities Administrator shall withdraw from the Distribution Account to the extent on deposit therein an amount equal to the Principal Distribution Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

                  concurrently,

                           (i) the Group 1 Principal Distribution Amount shall be distributed sequentially to the Class A1 Certificates and Class A2 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero,

                           (ii) the Group 2 Principal Distribution Amount shall be distributed sequentially to the Class A3 Certificates and Class A4 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero and

                           (iii) the Group 3 Principal Distribution Amount shall be distributed to the Class A5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  provided, however, that after the Certificate Principal Balances of any of the Group 1, Group 2 or Group 3 Senior Certificates have been reduced to zero, the related Principal Distribution Amount shall be distributed to the Senior Certificates of the unrelated groups, pro rata, based on the aggregate Certificate Principal Balances thereof, after giving effect to application of the Group 1, Group 2 or Group 3 Principal Distribution Amount, as applicable, for each such unrelated group, in the order as provided above, until the Certificate Principal Balances thereof have been reduced to zero;

                           (i) The Group 1, Group 2 and Group 3 Principal Distribution Amounts remaining after distributions pursuant to Section 5.01(a)(4)(i), (ii) and (iii) above shall be distributed sequentially to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class B Certificates, in that order, until the Certificate Principal Balance of each such Class is reduced to zero.

                  (5) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Securities Administrator shall withdraw from the Distribution Account to the extent on deposit therein an amount equal to the Principal Distribution Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

                           (i) concurrently, as follows:

                           FIRST, the Class A1/A2 Principal Distribution Amount shall be distributed to the Class A1 Certificates and Class A2 Certificates, pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balances thereof have been reduced to zero;

                           SECOND, the Class A3/A4 Principal Distribution Amount shall be distributed to the Class A3 Certificates and Class A4 Certificates, pro rata, based on the Certificate Principal Balances thereof, in each case until the Certificate Principal Balances thereof have been reduced to zero; and

                           THIRD, the Class A5 Principal Distribution Amount shall be distributed to the Class A5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  PROVIDED, HOWEVER, that after the aggregate Certificate Principal Balance of any of the Group 1, Group 2 or Group 3 Senior Certificates have been reduced to zero, amounts otherwise distributable to such retired Certificates pursuant to clauses first, second and third above shall be distributed to the Senior Certificates of the unrelated groups, pro rata, based on the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balances thereof have been reduced to zero;

                           (ii) The Principal Distribution Amount remaining after distributions pursuant to Section 5.01(a)(5)(i) above shall be distributed in the following order of priority, in each case to the extent of the remaining Principal Distribution Amount:



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



                           FIRST, to the Class M1 Certificates, the Class M1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                           SECOND, to the Class M2 Certificates, the Class M2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                           THIRD, to the Class M3 Certificates, the Class M3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                           FOURTH, to the Class M4 Certificates, the Class M4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                           FIFTH, to the Class M5 Certificates, the Class M5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                           SIXTH, to the Class M6 Certificates, the Class M6 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                           SEVENTH, to the Class M7 Certificates, the Class M7 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                           EIGHTH, to the Class M8 Certificates, the Class M8 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                           NINTH, to the Class B Certificates, the Class B Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

                  (6) On each Distribution Date, the Net Monthly Excess Cashflow (or, in the case of clause (i) below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Deficiency Amount) shall be distributed as follows:

                           (i) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, payable to such Holders as part of the Principal Distribution Amount as provided above;

                           (ii) to the Reserve Fund, concurrently to the Class A Certificates, in an amount equal to any Basis Risk Shortfall Carry-Forward Amount for such

                           Class or Classes, to the extent not covered by amounts received under the Corridor Contract to the extent of the Corridor Contract Available Amount;

                           (iii) to the Reserve Fund, sequentially to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class B Certificates, in that order, in an amount equal to any Basis Risk Shortfall Carry-Forward Amount for such Class or Classes, to the extent not covered by amounts received under the Corridor Contract to the extent of the Corridor Contract Available Amount;

                           (iv) sequentially to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class B Certificates, in that order, in an amount equal to any Allocated Realized Loss Amount for such Class or Classes;

                           (v) to the Holders of the Class C Certificates, the Accrued Certificate Interest for such Class and any Overcollateralization Deficiency Amount for such Distribution Date; and

                           (vi) to the Holders of the Class R Certificates, in respect of the Class R-II Interest, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage Loan Schedule or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the Holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the Holders of the Class R Certificates.

         On each Distribution Date, after making the distributions of the Available Distribution Amount as set forth above, the Securities Administrator will FIRST, withdraw from the Reserve Fund all income from the investment of funds in the Reserve Fund and amounts received with respect to the Corridor Contract in excess of the Corridor Contract Available Amount and distribute such amounts to the Holders of the Class C Certificates, and SECOND, withdraw from the Reserve Fund, to the extent of amounts remaining on deposit therein, the amount of any Basis Risk Shortfall Carry- Forward Amount for such Distribution Date and distribute such amount FIRST, concurrently to the Class A Certificates, in proportion to any related Basis Risk Shortfall Carry-Forward Amount for such Classes, SECOND, to the Class M1 Certificates, THIRD, to the Class M2 Certificates, FOURTH, to the Class M3 Certificates, FIFTH, to the Class M4 Certificates, SIXTH, to the Class M5 Certificates, SEVENTH, to the Class M6 Certificates, EIGHTH, to the Class M7 Certificates, NINTH, to the Class M8 Certificates and TENTH, to the Class B Certificates, in each case to the extent to the extent any Basis Risk Shortfall Carry-Forward Amount is allocable to each such Class. Any amount received with respect to the Corridor Contract in excess of the Corridor Contract Available Amount shall not be an asset of the Trust Fund and, instead, shall be paid into and distributed out of a separate trust created by this Agreement for the benefit of the Class C Certificateholders, and the Securities Administrator shall distribute such amount to the Class C Certificateholders.

                  (c) On each Distribution Date, the Securities Administrator shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges and shall distribute such amounts to the Class P Certificateholders as described above.

                  (d) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 5.01(e) or Section 10.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance or Notional Amount, as applicable, that is in excess of the lesser of (i) $1,000,000 or (ii) two-thirds of the initial Certificate Principal Balance or Notional Amount, as applicable, of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Securities Administrator or such other location specified in the notice to certificateholders of such final distribution.

                  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Company, the Securities Administrator or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (e) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Trustee, the Securities Administrator or the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

                  (f) Except as otherwise provided in Section 10.01, whenever the Securities Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Securities Administrator shall, no later than three (3) days before the related Distribution Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

                  (i) the Securities Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Securities Administrator therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after the end of the related Accrual Period.

                  Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Securities Administrator and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 5.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Company all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof in accordance with this Section 5.01(f). Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

                  (g) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A, Class M or Class B Certificate be reduced more than once in respect of any particular amount both
(a) allocated to such Certificate in respect of Realized Losses pursuant to
Section 5.04 and (b) distributed to the Holder of such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this Section 5.01 from Net Monthly Excess Cashflow and (ii) in no event shall the Uncertificated Balance of a REMIC Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC Regular Interest in respect of Realized Losses pursuant to Section 5.04 and (b) distributed on such REMIC Regular Interest in reduction of the Uncertificated Balance thereof pursuant to this Section 5.01.

                  SECTION 5.02 STATEMENTS TO CERTIFICATEHOLDERS.

                  On each Distribution Date, the Securities Administrator (based on the information provided by the Master Servicer for such Distribution Date and information provided by the Trustee or the counterparty to the Corridor Contract with respect to payments made pursuant to the Corridor Contract) shall make available to the Trustee, the Company, and each Holder of the Certificates, a statement as to the distributions made on such Distribution Date setting forth:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to principal, and the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to interest;

                  (iii) the aggregate Servicing Fee received by the related Servicer during the related Due Period;

                  (iv) the aggregate amount of P&I Advances for such Distribution Date;

                  (v) Reserved;

                  (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

                  (vii) the number and aggregate unpaid principal balance of Mortgage Loans (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c) delinquent 90 or more days, in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

                  (viii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Scheduled Principal Balance of such Mortgage Loan;

                  (ix) if available, the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

                  (x) the aggregate amount of Principal Prepayments made during the related Prepayment Period and the aggregate amount of any Prepayment Charges received in respect thereof;

                  (xi) the aggregate amount of Realized Losses incurred during the related Prepayment Period and the aggregate amount of Realized Losses incurred since the Closing Date;

                  (xii) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Distribution Account for such Distribution Date;

                  (xiii) the aggregate Certificate Principal Balance of each Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses;

                  (xiv) the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

                  (xv) the Accrued Certificate Interest in respect of the Class A, Class M, Class B and Class C Certificates for such Distribution Date and the Interest Carry Forward Amount, if any, with respect to the Class A, Class M and Class B Certificates on such Distribution Date, and in the case of the Class M and Class B Certificates, separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfalls, Relief Act Interest Shortfalls and Basis Risk Shortfall Carry-Forward Amounts;

                  (xvi) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the related Servicer pursuant to the related Servicing Agreement or the Master Servicer pursuant to Section 4.19;

                  (xvii) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

                  (xviii) the Overcollateralized Amount, Overcollateralization Target Amount and the Senior Enhancement Percentage for such Distribution Date;

                  (xix) the Overcollateralization Increase Amount, if any, for such Distribution Date;

                  (xx) the Overcollateralization Deficiency Amount, if any, for such Distribution Date;

                  (xxi) the Basis Risk Shortfall Carry-Forward Amount, if any, for such Distribution Date;

                  (xxii) the Basis Risk Shortfall Carry-Forward Amount, if any, outstanding after reimbursements therefor on such Distribution Date and any amounts received under the Corridor Contract to the extent of the Corridor Certificates Available Amount;

                  (xxiii) the respective Pass-Through Rates applicable to the Class A, Class M, Class B and Class C Certificates for such Distribution Date;

                  (xxiv) the amount of any deposit to the Reserve Fund contemplated by Section 3.04(b);

                  (xxv) the balance of the Reserve Fund prior to the deposit or withdrawal of any amounts on such Distribution Date;

                  (xxvi) the amount of any deposit to the Reserve Fund pursuant to Sections 5.01(a)(7)(ii) and 5.01(a)(7)(iii);

                  (xxvii) the balance of the Reserve Fund after all deposits and withdrawals on such Distribution Date;

                  (xxviii) the Loss Severity Percentage with respect to each Mortgage Loan; and

                  (xxix) the Aggregate Loss Severity Percentage.

                  The Securities Administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to the Trustee, the Certificateholders and the Rating Agencies via the Securities Administrator's internet website. The Securities Administrator's internet website shall initially be located at http:\\www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at 1-301-815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

                  In the case of information furnished pursuant to subclauses
(i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

                  Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish upon request to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

                  Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish upon request to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

                  The Securities Administrator shall, upon request, furnish to each Certificateholder during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, as applicable, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder, in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide.

                  On each Distribution Date the Securities Administrator shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

                  SECTION 5.03 P&I ADVANCES.

                  In the event a Servicer fails to make any P&I Advance required pursuant to its Servicing Agreement, then the Master Servicer (in its capacity as successor servicer) or any other successor Servicer shall be required to make such P&I Advance on the Distribution Date on which the Servicer was required to make such Advance, subject to its determination of recoverability.

                  SECTION 5.04 ALLOCATION OF REALIZED LOSSES.

                  (a) All Realized Losses on the Mortgage Loans allocated to any REMIC I Regular Interest pursuant to Section 5.04(b) shall be allocated by the Securities Administrator on each Distribution Date as follows: first, to Net Monthly Excess Cashflow; second, to the Class C Certificates; third, to the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eighth, to the Class M4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; tenth, to the Class M2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and eleventh, to the Class M1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all such Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

                  Any allocation of Realized Losses to a Class M Certificate or Class B Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class C Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 5.01(a)(7)(v). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or Class P Certificates.

                  All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

                  (b) The REMIC I Marker Allocation Percentage of all Realized Losses on the Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date to the following REMIC I Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to the REMIC I Regular Interest I-LTAA and REMIC I Regular Interest I-LTZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98.00% and 2.00%, respectively; second, to the Uncertificated Balances of the REMIC I Regular Interest I-LTAA and REMIC I Regular Interest I-LTZZ up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98.00% and 2.00%, respectively; third, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTB and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTB has been reduced to zero; fourth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM8 and REMIC I Regular Interest I- LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM8 has been reduced to zero; fifth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM7 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00%, and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I- LTM7 has been reduced to zero; sixth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM6 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM6 has been reduced to zero; seventh, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM5 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM5 has been reduced to zero; eighth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM4 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM4 has been reduced to zero; ninth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM3 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM3 has been reduced to zero; tenth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM2 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM2 has been reduced to zero; and eleventh, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM1 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM1 has been reduced to zero.

                  (c) The REMIC I Sub WAC Allocation Percentage of all Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Balance of each REMIC I Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC I Regular Interest ending with the designation "SUB," so that the Uncertificated Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current Certificate Principal Balance of the Class A Certificate in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC I Regular Interests such that the REMIC I

Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC I Regular Interest I-LTXX.

                  SECTION 5.05 COMPLIANCE WITH WITHHOLDING REQUIREMENTS.

                  Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholders.

                  SECTION 5.06 REPORTS FILED WITH SECURITIES AND EXCHANGE
                               COMMISSION.

                  The Company shall prepare or cause to be prepared the initial current report on Form 8-K. Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the statement to be furnished to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2005, the Securities Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (i) March 20, 2005 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 20th of each year thereafter, the Master Servicer shall provide the Securities Administrator with a Master Servicer Certification, together with a copy of the annual independent accountant's servicing report and annual statement of compliance of each Servicer to be delivered pursuant to the related Servicing Agreement, and, if applicable, the annual independent accountant's servicing report and annual statement of compliance to be delivered by the Master Servicer pursuant to Sections 4.16 and 4.17. On or prior to (i) March 31, 2005 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, within 90 days after the end of each fiscal year thereafter, the Securities Administrator shall prepare and file a Form 10-K, in substance conforming to industry standards, with respect to the Trust. Such Form 10-K shall include the Master Servicer Certification and other documentation provided by the Master Servicer pursuant to the second preceding sentence. The Company hereby grants to the Securities Administrator a limited power of attorney to execute and file each such document on behalf of the Company. Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Company of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Company agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 5.06; provided, however, the Securities Administrator will cooperate with the Company in connection with any additional filings with respect to the Trust Fund as the Company deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Fees and expenses incurred by the Securities Administrator in connection with the preparation and filing of periodic reports under this Section 5.06 shall not be reimbursable from the Trust Fund, other than any indemnity amounts otherwise payable under
Section 9.05.

                                   ARTICLE VI
                                THE CERTIFICATES


                  SECTION 6.01 THE CERTIFICATES.

                  (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC I.

                  The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-6. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

                  Upon original issue, the Certificates shall be executed and authenticated by the Securities Administrator and delivered by the Trustee to and upon the written order of the Company. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust by the Securities Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Securities Administrator shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Securities Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) The Class A, Class M and Class B Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Securities Administrator except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Securities Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Company and, if the Trustee is not the Book-Entry Custodian, the Trustee, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Securities Administrator resigns or is removed in accordance with the terms hereof, the successor Securities Administrator or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Company shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

                  (c) [Reserved.]

                  (d) The Trustee, the Securities Administrator, the Master Servicer and the Company may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  If (i)(A) the Company advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Securities Administrator in writing that it elects to terminate the book-entry system through the Depository, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, the Securities Administrator shall cause the Definitive Certificates to be issued. Such Definitive Certificates will be issued in minimum denominations of $10,000 except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $10,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Company, the Master Servicer, the Securities Administrator or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates, and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  In addition, after the occurrence of an Event of Default, each Certificate Owner materially adversely affected thereby may at its option request a Definitive Certificate evidencing such Certificate Owner's Percentage Interest in the related Class of Certificates. In order to make such request, such Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Securities Administrator to exchange or cause the exchange of the Certificate Owner's interest in such Class of Certificates for an equivalent Percentage Interest in fully registered definitive form. Upon receipt by the Securities Administrator of instruction from the Depository directing the Securities Administrator to effect such exchange (such instructions to contain information regarding the Class of Certificates and the Certificate Principal Balance or Notional Amount, as applicable, being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the Definitive Certificates and any other information reasonably required by the Securities Administrator), (i) the Securities Administrator shall instruct the Depository to reduce the related Depository Participant's account by the aggregate Certificate Principal Balance or Notional Amount, as applicable, of the Definitive Certificates, (ii) the Securities Administrator shall execute, authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Certificate evidencing such Certificate Owner's Percentage Interest in such Class of Certificates and (iii) the Securities Administrator shall execute and authenticate a new Book-Entry Certificate reflecting the reduction in the aggregate Certificate Principal Balance or Notional Amount, as applicable, of such Class of Certificates by the amount of the Definitive Certificates.

                  SECTION 6.02 REGISTRATION OF TRANSFER AND EXCHANGE OF
                               CERTIFICATES.

                  (a) The Securities Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Securities Administrator in accordance with the provisions of Section 9.11, a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

                  (b) No transfer of any Class B Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Class B Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Company), the Securities Administrator shall require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the Securities Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the form attached hereto as Exhibit B-1; (ii) if such transfer is purportedly being made in reliance upon Rule 501(a) under the Securities Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the form attached hereto as Exhibit B-2; and (iii) in all other cases, an Opinion of Counsel satisfactory to the Securities Administrator that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Company, the Trustee, the Master Servicer or the Securities Administrator), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. Neither of the Company nor the Securities Administrator is obligated to register or qualify any such Certificates under the Securities Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of any such Certificate shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of any Class C Certificate, Class P Certificate or Residual Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Class C Certificate, Class P Certificate or Residual Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Company), the Securities Administrator shall require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the Securities Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the form attached hereto as Exhibit B-1; (ii) if such transfer is purportedly being made in reliance upon Rule 501(a) under the Securities Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the form attached hereto as Exhibit B-2 and (iii) in all other cases, an Opinion of Counsel satisfactory to the Securities Administrator that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Company, the Trustee, the Master Servicer or the Securities Administrator), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based, if any. Neither of the Company nor the Securities Administrator is obligated to register or qualify any such Certificates under the Securities Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of any such Certificate shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (c) No transfer of a Class C Certificate, Class P Certificate or a Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets") unless the Securities Administrator is provided with an Opinion of Counsel on which the Company, the Master Servicer, the Securities Administrator and the Trustee may rely, which establishes to the satisfaction of the Securities Administrator that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Trustee, the Master Servicer, the Securities Administrator or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Company, the Trustee, the Master Servicer, the Securities Administrator, the Trust Fund. An Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company to an affiliate of the Company (in which case, the Company or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Securities Administrator, shall be a written representation) from the Company of the status of such transferee as an affiliate of the Company.

                  Each Transferee of a Class M Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 94-84 or FAN 97-03E, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE
2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41, 67 Fed. Reg.
54487 (August 22, 2002) (the "Exemption"), and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in PTCE 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied. Each purchaser or transferee of a Class B Certificate will be deemed to have represented by virtue of its purchase and holding of such Certificate that either (ii) it is not a Plan or purchasing such Certificate with Plan Assets or (ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied. If any Certificate or any interest therein is acquired or held in violation of the conditions described in this Section 6.02(c), the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any certificate or interest therein was effected in violation of the conditions described in this Section 6.02(c) shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, the Securities Administrator and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Securities Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                                    (A) Each Person holding or acquiring any
                           Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

                                    (B) In connection with any proposed Transfer
                           of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit B-3) from the proposed Transferee, in form and substance satisfactory to the Securities Administrator, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 6.02(d) and agrees to be bound by them.

                                    (C) Notwithstanding the delivery of a
                           Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if an authorized officer of the Securities Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                                    (D) Each Person holding or acquiring any
                           Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (Y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit B-2) to the Securities Administrator stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                                    (E) Each Person holding or acquiring an
                           Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Securities Administrator written notice that it is a "pass- through interest holder" within the meaning of temporary Treasury regulation
                           Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

                           (ii) The Securities Administrator will register the
                  Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Securities

                  Administrator as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Securities Administrator shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

                           (iii) (A) If any purported Transferee shall become a
                  Holder of a Residual Certificate in violation of the provisions of this Section 6.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this
                  Section 6.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                                    (B) If any purported Transferee shall become
                           a holder of a Residual Certificate in violation of the restrictions in this Section 6.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Securities Administrator. Such purchaser may be the Securities Administrator itself or any Affiliate of the Securities Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator or its Affiliates), expenses and taxes due, if any, will be remitted by the Securities Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                           (iv) The Securities Administrator shall make
                  available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
                  Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a

                  Disqualified Organization. Reasonable compensation for providing such information may be charged or collected by the Securities Administrator.

                           (v) The provisions of this Section 6.02(d) set forth
                  prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Securities Administrator at the expense of the party seeking to modify, add to or eliminate any such provision the following:

                                    (A) written notification from each Rating
                           Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

                                    (B) an Opinion of Counsel, in form and
                           substance satisfactory to the Securities
                           Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC and will not cause any Trust REMIC, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

                  (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11, the Securities Administrator shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Securities Administrator in accordance with its customary procedures.

                  SECTION 6.03 MUTILATED, DESTROYED, LOST OR STOLEN
                               CERTIFICATES.

                  If (i) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof, and (ii) there is delivered to Securities Administrator such security or indemnity as may be required by it to save it harmless, then, in the absence of actual knowledge by the Securities Administrator that such Certificate has been acquired by a protected purchaser, the Securities Administrator, shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 6.04 PERSONS DEEMED OWNERS.

                  The Company, the Trustee, the Master Servicer, the Securities Administrator and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Company, the Trustee, the Master Servicer, the Securities Administrator or any agent of any of them shall be affected by notice to the contrary.

                  SECTION 6.05 CERTAIN AVAILABLE INFORMATION.

                  On or prior to the date of the first sale of any Class B, Class C, Class P or Residual Certificate to an Independent third party, the Company shall provide to the Securities Administrator ten copies of any private placement memorandum or other disclosure document used by the Company in connection with the offer and sale of such Certificate. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Securities Administrator, the Company promptly shall inform the Securities Administrator of such event and shall deliver to the Securities Administrator ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Securities Administrator shall maintain at its office as set forth in Section 12.05 hereof and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Securities Administrator as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Class B, Class C, Class P or Residual Certificate, the related private placement memorandum or other disclosure document relating to such Class of Certificates, in the form most recently provided to the Securities Administrator; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 12.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 5.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date and (C) any copies of all Officers' Certificates of the related Servicer since the Closing Date delivered to the Master Servicer to evidence such Person's determination that any P&I Advance or Servicing Advance was, or if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Copies and mailing of any and all of the foregoing items will be available from the Securities Administrator upon request at the expense of the Person requesting the same.

                                   ARTICLE VII
                       THE COMPANY AND THE MASTER SERVICER


                  SECTION 7.01 LIABILITY OF THE COMPANY AND THE MASTER SERVICER.

                  The Company and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement upon them in their respective capacities as Company and Master Servicer and undertaken hereunder by the Company and the Master Servicer herein.

                  SECTION 7.02 MERGER OR CONSOLIDATION OF THE COMPANY OR THE
                               MASTER SERVICER.

                  Subject to the following paragraph, the Company will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its formation. The Company and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  The Company or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that any successor of the Master Servicer shall meet the eligibility requirements set forth in Section 7.05.

                  SECTION 7.03 LIMITATION ON LIABILITY OF THE COMPANY, THE
                               MASTER SERVICER AND OTHERS.

                  None of the Company, the Securities Administrator, the Master Servicer or any of the directors, officers, employees or agents of the Company, the Securities Administrator or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company the Securities Administrator, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein or against any specific liability imposed on any such Person pursuant hereto or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Securities Administrator, the Master Servicer and any director, officer, employee or agent of the Company, the Securities

Administrator and the Master Servicer may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Securities Administrator, the Master Servicer and any director, officer, employee or agent of the Company, the Securities Administrator or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or any Servicing Agreement (except to the extent the Master Servicer is indemnified by the Servicer thereunder), the Certificates or any loss, liability or expense incurred other than by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Company, the Securities Administrator or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Company, the Securities Administrator and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Company, the Securities Administrator and the Master Servicer shall be entitled to be reimbursed therefor from the Distribution Account as and to the extent provided in Article III and Article IV, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Distribution Account. Nothing in this Section 7.03 shall affect the Master Servicer's obligation to supervise, monitor and oversee the servicing and administration of the Mortgage Loans pursuant to Section 4.01.

                  Notwithstanding anything to the contrary contained herein, the Master Servicer shall not be liable for any action or inaction of the related Servicer, except to the extent expressly provided herein.

                  SECTION 7.04 LIMITATION ON RESIGNATION OF THE MASTER SERVICER.

                  The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

                  SECTION 7.05 ASSIGNMENT OF MASTER SERVICING.

                  The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer hereunder (a) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause
(ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

                  SECTION 7.06 RIGHTS OF THE COMPANY IN RESPECT OF THE MASTER
                               SERVICER.

                  The Master Servicer shall afford the Company and the Trustee, upon reasonable notice, during normal business hours, reasonable access to all records maintained by the Master Servicer in respect of its rights and obligations related to the master servicing of the Mortgage Loans hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, unless publicly filed with the Securities and Exchange Commission, the Master Servicer shall furnish to the Company and the Trustee its most recent financial statements, and upon reasonable request from the Company or the Trustee, such other information relating to the Master Servicer's capacity to perform its obligations under this Agreement as it possesses. To the extent such information is not otherwise available to the public, the Company and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) to its legal counsel, auditors, taxing authorities or other governmental agencies and the Certificateholders, (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Company and the Trustee or the Trust Fund, and in any case, the Company or the Trustee, (iii) for disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the Company or the Master Servicer, (iv) for disclosure as required pursuant to this Agreement or (v) for disclosure of any and all information (A) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by the Company or the Master Servicer or (B) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Company may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

                                  ARTICLE VIII
                                     DEFAULT


                  SECTION 8.01 EVENTS OF DEFAULT.

         "Event of Default," wherever used herein, means any one of the following events:

                           (i) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 2.04, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Company or the Trustee or to the Master Servicer, the Company and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                           (ii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

                           (iii) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                           (iv) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Company or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under this Agreement, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination and shall continue to be entitled to the benefits of Section 7.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 8.01, the Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust or this Agreement. The Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default of which it has knowledge as provided above.

                  To the extent that the costs and expenses of the Trustee related to the termination of the Master Servicer, appointment of a successor Master Servicer or the transfer and assumption of the master servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor Master Servicer to master service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Master Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

                  SECTION 8.02 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

                  (a) On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Trustee (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03 and the obligation to deposit amounts in respect of losses pursuant to Section 3.03) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make P&I Advances pursuant to Section 5.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make P&I Advances pursuant to Section 5.03; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by

Section 8.01 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder; provided, however, that (1) it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 120 days) before the actual servicing functions can be fully transferred to the Trustee or any successor Master Servicer appointed in accordance with the following provisions and (2) any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 8.01 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the Master Servicing compensation and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to the immediately following paragraph, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act promptly appoint or petition a court of competent jurisdiction to appoint, a Person that satisfies the eligibility criteria set forth below as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement.

                  Notwithstanding any provision in this Agreement to the contrary, for a period of 30 days following the date on which the Master Servicer shall have received a notice of termination pursuant to Section 8.01, the Master Servicer or its designee may appoint a successor Master Servicer that satisfies the eligibility criteria of a successor Master Servicer set forth below, which appointment shall be subject to the consent of the Company, the Seller and the Trustee, which consent shall not be unreasonably withheld or delayed; provided that such successor Master Servicer agrees to fully effect the master servicing transfer within 120 days following the termination of the Master Servicer and to make all P&I Advances that would otherwise be made by the Trustee under Section 8.01 as of the date of such appointment, and to reimburse the Master Servicer for any unreimbursed P&I Advances it has made and any reimburseable expenses that it may have incurred in connection with this Section
8.02. Any proceeds received in connection with the appointment of such successor Master Servicer shall be the property of the Master Servicer or its designee. This 30- day period shall terminate immediately (i) at the close of business on the second Business Day of such 30-day period if (A) the Master Servicer was terminated because of an Event of Default described in Section 8.01(i) for failing to make a required P&I Advance, and (B) the Master Servicer shall have failed to make (or cause to be made) such P&I Advance, or shall fail to reimburse (or cause to be reimbursed) the Trustee for a P&I Advance made by the Trustee by the close of business on such second Business Day, or (ii) at the close of business on the second Business Day following the date (if any) during such 30-day period on which a P&I Advance is due to be made, if the Master Servicer shall have failed to make (or caused to be made) such P&I Advance, or the Master Servicer shall have failed to reimburse (or cause to be reimbursed) the Trustee for such P&I Advance, by the close of business on such second Business Day.

                  Notwithstanding anything herein to the contrary, in no event shall the Trustee or the Master Servicer be liable for any compensation payable to the Master Servicer or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Master Servicer to act as successor Master Servicer under this Agreement and the transactions set forth or provided for herein.

                  Any successor Master Servicer appointed under this Agreement must (i) be an established mortgage loan servicing institution that is a Fannie Mae and Freddie Mac approved seller/servicer, (ii) be approved by each Rating Agency by a written confirmation from each Rating Agency that the appointment of such successor Master Servicer would not result in the reduction or withdrawal of the then current ratings of any outstanding Class of Certificates, (iii) have a net worth of not less than $15,000,000 and (iv) assume all the responsibilities, duties or liabilities of the Master Servicer (other than liabilities of the Master Servicer hereunder incurred prior to termination of the Master Servicer under
Section 8.01(a) herein) under this Agreement as if originally named as a party to this Agreement.

                  (b)(1) All reasonable out-of-pocket or third-party servicing transfer costs (including, without limitation, servicing transfer costs of the type described in Section 8.02(a) and incurred by the Trustee and the successor Master Servicer under paragraph (b)(2) below) shall be paid by the terminated Master Servicer upon presentation of reasonable documentation of such costs, and if such predecessor or initial Master Servicer, as applicable, defaults in its obligation to pay such costs, the successor Master Servicer and the Trustee shall be entitled to reimbursement therefor from the assets of the Trust Fund.

                  (2) No appointment of a successor to the Master Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the Master Servicer as such hereunder. The Company, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

                  SECTION 8.03 NOTIFICATION TO CERTIFICATEHOLDERS.

                  (a) Upon any termination of the Master Servicer pursuant to
Section 8.01 or any appointment of a successor to the Master Servicer pursuant to Section 8.02, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute an Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Event of Default shall have been cured or waived.

                  SECTION 8.04 WAIVER OF EVENT OF DEFAULT.

                  The Holders representing at least 66 2/3% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Event of Default hereunder may waive such default or Event of Default. Upon any such waiver of a default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE IX
             CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR


                  SECTION 9.01 DUTIES OF TRUSTEE AND SECURITIES ADMINISTRATOR.

                  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. During the continuance of an Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

                  Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Securities Administrator, as the case may be, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator will provide notice to the Trustee thereof and the Trustee will provide notice to the Certificateholders.

                  The Trustee shall promptly remit to the Master Servicer any complaint, claim, demand, notice or other document (collectively, the "Notices") delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

                  No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; PROVIDED, HOWEVER, that:

                           (i) Prior to the occurrence of an Event of Default,
                  and after the curing or waiver of all such Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this

                  Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, that conform to the requirements of this Agreement;

                           (ii) Neither the Trustee nor the Securities
                  Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts; and

                           (iii) Neither the Trustee nor the Securities
                  Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or power conferred upon the Trustee or the Securities Administrator under this Agreement.

                  SECTION 9.02 CERTAIN MATTERS AFFECTING TRUSTEE AND SECURITIES
                               ADMINISTRATOR.

                  (a) Except as otherwise provided in Section 9.01:

                           (i) The Trustee and the Securities Administrator may
                  request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) The Trustee and the Securities Administrator may
                  consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                           (iii) Neither the Trustee nor the Securities
                  Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                           (iv) Neither the Trustee nor the Securities
                  Administrator shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (v) Prior to the occurrence of an Event of Default
                  hereunder and after the curing or waiver of all Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by such Certificateholders, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity satisfactory to it against such expense, or liability from such Certificateholders as a condition to taking any such action;

                           (vi) The Trustee may execute any of the trusts or
                  powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                           (vii) The Trustee shall not be liable for any loss
                  resulting from the investment of funds held in the Reserve Fund or for any loss resulting from the redemption or sale of any such investment as therein authorized;

                           (viii) the Trustee shall not be deemed to have notice
                  of any default, Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Certificates and this Agreement; and

                           (ix) the rights, privileges, protections, immunities
                  and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to,


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                  and shall be enforceable by, each agent, custodian and other
                  Person employed to act hereunder.

                  (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

                  (c) The Trustee is hereby directed by the Company to execute the Corridor Contract on behalf of the Trust Fund in the form presented to it by the Company and shall have no responsibility for the contents of the Corridor Contract, including, without limitation, the representations and warranties contained therein. Any funds payable by the Trustee under the Corridor Contract at closing shall be paid by the Company. Notwithstanding anything to the contrary contained herein or in the Corridor Contract, the Trustee shall not be required to make any payments to the counterparty under the Corridor Contract.

                  (d) None of the Securities Administrator, the Master Servicer, the Seller, the Company, the Custodian or the Trustee shall be responsible for the acts or omissions of the others, it being understood that this Agreement shall not be construed to render those partners joint venturers or agents of one another.

                  SECTION 9.03 TRUSTEE AND SECURITIES ADMINISTRATOR NOT LIABLE
                               FOR CERTIFICATES OR MORTGAGE LOANS.

                  The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in
Section 9.12) shall be taken as the statements of the Company and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 9.12) or of the Certificates (other than the signature of the Securities Administrator and authentication of the Securities Administrator on the Certificates) or of any Mortgage Loan or related document. The Trustee and the Securities Administrator shall not be accountable for the use or application by the Company of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Distribution Account by the Master Servicer, other than with respect to the Securities Administrator any funds held by or on behalf of the Trustee in accordance with Section 3.04.

                  SECTION 9.04 TRUSTEE AND SECURITIES ADMINISTRATOR MAY OWN
                               CERTIFICATES.

                  Each of the Trustee and the Securities Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates and may transact business with other


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



interested parties and their Affiliates with the same rights it would have if it were not Trustee or the Securities Administrator.

                  SECTION 9.05 FEES AND EXPENSES OF TRUSTEE AND SECURITIES
                               ADMINISTRATOR.

                  The fees of the Trustee and the Securities Administrator hereunder and of Wells Fargo under the Custodial Agreement shall be paid in accordance with a side letter agreement with the Master Servicer and at the sole expense of the Master Servicer. In addition, the Trustee, the Securities Administrator, the Custodian and any director, officer, employee or agent of the Trustee, the Securities Administrator and the Custodian shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) incurred by the Trustee, the Custodian or the Securities Administrator in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under this Agreement, including the Corridor Contract and any and all other agreements related hereto, other than any loss, liability or expense (i) for which the Trustee is indemnified by the Master Servicer, (ii) that constitutes a specific liability of the Trustee or the Securities Administrator pursuant to
Section 11.01(g) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder by the Trustee or the Securities Administrator or by reason of reckless disregard of obligations and duties hereunder. In no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if it has been advised of the likelihood of such loss or damage and regardless of the form of action. The Master Servicer agrees to indemnify the Trustee, from, and hold the Trustee harmless against, any loss, liability or expense (including reasonable attorney's fees and expenses) incurred by the Trustee by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Master Servicer's reckless disregard of its obligations and duties under this Agreement. In addition, the Seller agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense arising out of, or in connection with, the provisions set forth in the last paragraph of Section 2.01, including, without limitation, all costs, liabilities and expenses (including reasonable legal fees and expenses) of investigating and defending itself against any claim, action or proceeding, pending or threatened, relating to the provisions of such paragraph. The indemnities in this Section 9.05 shall survive the termination or discharge of this Agreement and the resignation or removal of the Master Servicer, the Trustee, the Securities Administrator or the Custodian. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer's own funds, without reimbursement from REMIC I therefor.

                  SECTION 9.06 ELIGIBILITY REQUIREMENTS FOR TRUSTEE AND
                               SECURITIES ADMINISTRATOR.

                  The Trustee and the Securities Administrator shall at all times be a corporation or an association (other than the Company, the Seller, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or a member of a bank holding company whose capital and surplus is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such


                                                       -117-

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corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 9.07.

                  SECTION 9.07 RESIGNATION AND REMOVAL OF TRUSTEE AND SECURITIES
                               ADMINISTRATOR.

                  The Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Company, to the Master Servicer, to the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and to the Certificateholders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or successor securities administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and to the successor trustee or successor securities administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Company. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator, as the case may be, may, at the expense of the Trust Fund, petition any court of competent jurisdiction for the appointment of a successor trustee, successor securities administrator, Trustee or Securities Administrator, as applicable.

                  If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee or the Securities Administrator, as applicable and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Securities Administrator so removed and to the successor trustee or successor securities administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Company.

                  The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Securities Administrator and appoint a successor trustee or successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee or the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee (in the case of the removal of the Securities Administrator), the


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Securities Administrator (in the case of the removal of the Trustee) and the
Master Servicer by the Company.

                  Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or successor securities administrator, as applicable, as provided in Section 9.08.

                  Notwithstanding anything to the contrary contained herein, the Master Servicer and the Securities Administrator shall at all times be the same Person.

                  SECTION 9.08 SUCCESSOR TRUSTEE OR SECURITIES ADMINISTRATOR.

                  Any successor trustee or successor securities administrator appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Company and its predecessor trustee or predecessor securities administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator shall become effective and such successor trustee or successor securities administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein. The predecessor trustee or predecessor securities administrator shall deliver to the successor trustee or successor securities administrator all Mortgage Loan Documents and related documents and statements to the extent held by it hereunder, as well as all moneys, held by it hereunder, and the Company and the predecessor trustee or predecessor securities administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties and obligations.

                  No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee or successor securities administrator shall be eligible under the provisions of Section 9.08 and the appointment of such successor trustee or successor securities administrator shall not result in a downgrading of any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency.

                  Upon acceptance of appointment by a successor trustee or successor securities administrator as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee or successor securities administrator, the successor trustee or successor securities administrator shall cause such notice to be mailed at the expense of the Company.

                  SECTION 9.09 MERGER OR CONSOLIDATION OF TRUSTEE OR SECURITIES
                               ADMINISTRATOR.

                  Any corporation or association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or association


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



resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation or association succeeding to the business of the Trustee or the Securities Administrator shall be the successor of the Trustee or the Securities Administrator hereunder, provided such corporation or association shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 9.10 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the REMIC I or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co- trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, and for the benefit of the Holders of the Certificates, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

                  SECTION 9.11 APPOINTMENT OF OFFICE OR AGENCY.

                  The Certificates may be surrendered for registration of transfer or exchange at the Securities Administrator's office located at Sixth and Marquette, Minneapolis, Minnesota 55479, and presented for final distribution at the Corporate Trust Office of the Securities Administrator where notices and demands to or upon the Securities Administrator in respect of the Certificates and this Agreement may be served.

                  SECTION 9.12 REPRESENTATIONS AND WARRANTIES.

                  The Trustee hereby represents and warrants to the Master Servicer, the Securities Administrator and the Company as applicable, as of the Closing Date, that:

                  (i) It is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York.

                  (ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                  (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

                  (vi) No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.

                                    ARTICLE X
                                   TERMINATION


                  SECTION 10.01 TERMINATION UPON REPURCHASE OR LIQUIDATION OF
                                ALL MORTGAGE LOANS.

                  (a) Subject to Section 10.02, the respective obligations and responsibilities under this Agreement of the Company, the Master Servicer and the Trustee (other than the obligations of the Master Servicer to the Trustee pursuant to Section 9.05 and the Securities Administrator to make payments in respect of the REMIC I Regular Interests, REMIC I Regular Interests or the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. The purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC I shall be at a price (the "Termination Price") equal to the sum of (i) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an appraiser mutually agreed upon by the Terminator and the Trustee in their reasonable discretion plus (ii) any amounts due the Master Servicer in respect of unpaid compensation owed to the Master Servicer, outstanding P&I Advances and Servicing Advances and any other amounts due to the Trustee, the Securities Administrator, any Servicer and the Master Servicer under this Agreement and the related Servicing Agreement.

                  (b) The majority Certificateholder of the Class C Certificates and the Servicer shall have the right (the party exercising such right, the "Terminator"), to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; PROVIDED, HOWEVER, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) above (a) in the case of the majority Certificateholder of the Class C Certificates, only if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is reduced to less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (b) in the case of the Servicer, only if the majority Certificateholder of the Class C Certificates has not exercised its option to purchase within 90 days after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is reduced to less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. By acceptance of the Residual Certificates, the Holder of the Residual Certificates agrees, in connection with any termination hereunder, to assign and transfer any portion of the Termination Price in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

                  (c) Notice of the liquidation of the Certificates shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and the final payment in respect of the REMIC I Regular Interests, REMIC II Regular Interests or the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC I Regular Interests, REMIC II Regular Interests or Certificates from and after the Accrual Period relating to the final Distribution Date therefor and
(iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I by the Terminator, the Terminator shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the Business Day prior to the Distribution Date on which the final distribution on the Certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit to the Master Servicer, the Trustee and the Custodian from such funds deposited in the Distribution Account any amounts otherwise payable by the Securities Administrator to the Master Servicer, the Trustee and the Custodian from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement prior to making any final distributions pursuant to Section 10.01(d) below. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

                  (d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 5.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this
Section 10.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such

Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Company all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof in accordance with this Section 10.01. Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

                  SECTION 10.02 ADDITIONAL TERMINATION REQUIREMENTS.

                  (a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I pursuant to Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

                           (i) The Trustee shall specify the first day in the
                  90-day liquidation period in a statement attached to each Trust REMIC's final Tax Return pursuant to Treasury regulation
                  Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Terminator;

                           (ii) During such 90-day liquidation period and, at or
                  prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

                           (iii) At the time of the making of the final payment
                  on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

                  (b) At the expense of the requesting Terminator (or, if the Trust Fund is being terminated as a result of the occurrence of the event described in clause (ii) of the first paragraph of Section 10.01, at the expense of the Trust Fund), the Terminator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to this Section 10.02.

                  (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE XI
                                REMIC PROVISIONS


                  SECTION 11.01 REMIC ADMINISTRATION.

                  (a) The Trustee shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made by the Securities Administrator on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the Regular Interests in REMIC I and the Class R-I Interest shall be designated as the Residual Interests in REMIC I. The Class A, Class M, Class B, Class C and Class P Certificates (exclusive of any right to receive payments from the Reserve
Fund) shall be designated as the Regular Interests in REMIC II and the Class R-II Interest shall be designated as the Residual Interests in REMIC II. The Trustee shall not permit the creation of any "interests" in each Trust REMIC (within the meaning of Section 860G of the Code) other than the REMIC I Regular Interests and the interests represented by the Certificates.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

                  (c) The Securities Administrator shall be reimbursed for any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to each Trust REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Securities Administrator, as agent for each Trust REMIC's tax matters person shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of each class of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Securities Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

                  (d) The Securities Administrator shall prepare and file and the Trustee shall sign all of the Tax Returns in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement therefor.

                  (e) The Securities Administrator shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC

Provisions or other such compliance guidance, the Securities Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee upon receipt of additional reasonable compensation, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each Trust REMIC. The Company shall provide or cause to be provided to the Securities Administrator, within ten (10) days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (f) To the extent in the control of the Trustee or the Securities Administrator, each such Person (i) shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions,
(ii) shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (A) endanger the status of each Trust REMIC as a REMIC or (B) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless such action or inaction is permitted under this Agreement or the Trustee and the Securities Administrator have received an Opinion of Counsel, addressed to the them (at the expense of the party seeking to take such action but in no event at the expense of the Trustee or the Securities Administrator) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor (iii) shall the Securities Administrator take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Securities Administrator may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to any Trust REMIC or the respective assets of each, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Securities Administrator will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and the Securities Administrator shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be home by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee.

                  (g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the

Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 11.03, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article XI, (ii) to the Securities Administrator pursuant to Section 11.03, if such tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Article XI, (iii) to the Master Servicer pursuant to Section 11.03, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article IV or under this Article XI, or (iv) in all other cases, against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

                  (h) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

                  (i) Following the Startup Day, neither the Securities Administrator nor the Trustee shall accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (j) Neither the Trustee nor the Securities Administrator shall knowingly enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services nor permit either REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (k) The Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC. In connection with the foregoing, the Securities Administrator shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of Regular Interests in each REMIC as required by IRS Form 8811.

                  SECTION 11.02 PROHIBITED TRANSACTIONS AND ACTIVITIES.

                  None of the Company, the Securities Administrator, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, (iii) the termination of REMIC I pursuant to Article X of this Agreement,
(iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II of this Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee and the Securities Administrator (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

                  SECTION 11.03 INDEMNIFICATION.

                  (a) The Trustee agrees to be liable for any taxes and costs incurred by the Trust Fund, the Company, the Master Servicer or the Securities Administrator including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Securities Administrator as a result of the Trustee's failure to perform its covenants set forth in this Article XI in accordance with the standard of care of the Trustee set forth in this Agreement.

                  (b) The Master Servicer agrees to indemnify the Trust Fund, the Company and the Trustee for any taxes and costs including any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Company or the Trustee, as a result of the Master Servicer's failure to perform its covenants set forth in Article IV in accordance with the standard of care of the Master Servicer set forth in this Agreement.

                  (c) The Securities Administrator agrees to be liable for any taxes and costs incurred by the Trust Fund, the Company or the Trustee including any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Trustee as a result of the Securities Administrator's failure to perform its covenants set forth in this Article XI in accordance with the standard of care of the Securities Administrator set forth in this Agreement.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS


                  SECTION 12.01 AMENDMENT.

                  This Agreement may be amended from time to time by the Company, the Master Servicer, the Securities Administrator and the Trustee, but without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), or (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

                  This Agreement may also be amended from time to time by the Company, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66 2/3% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the Company or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates. Without limiting the generality of the foregoing, any amendment to this Agreement required in connection with the compliance with or the clarification of any reporting obligations described in Section 5.06 hereof shall not require the consent of any Certificateholder and without the need for any Opinion of Counsel or Rating Agency confirmation.

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment is permitted hereunder and will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust

REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and that such amendment is authorized or permitted by this Agreement.

                  Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

                  It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  The cost of any Opinion of Counsel to be delivered pursuant to this Section 12.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee .

                  The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                  SECTION 12.02 RECORDATION OF AGREEMENT; COUNTERPARTS.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company at the expense of the Certificateholders, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 12.03 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 12.04 GOVERNING LAW.

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflicts of laws principles thereof.

                  SECTION 12.05 NOTICES.

                  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if sent by facsimile, receipt confirmed, if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Company, People's Choice Home Loan Securities Corp., 7515 Irvine Center Drive, Irvine, California 92618, Attention: General Counsel, or such other address or telecopy number as may hereafter be furnished to the Master Servicer, the Securities Administrator and the Trustee in writing by the Company, (b) in the case of the Master Servicer and the Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 and for overnight delivery to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: People's Choice Home Loan Securities Corp., 2004-2 (telecopy number: (410) 715-2380), or such other address or telecopy number as may hereafter be furnished to the Trustee and the Company in writing by the Master Servicer or the Securities Administrator and (c) in the case of the Trustee, at the Corporate Trust Office or such other address or telecopy number as the Trustee may hereafter be furnish to the Master Servicer, the Securities Administrator and the Company in writing by the Trustee. Any notice required or permitted to be given to a

Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

                  SECTION 12.06 SEVERABILITY OF PROVISIONS.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 12.07 NOTICE TO RATING AGENCIES.

                  The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer has actual knowledge:

                  1.       Any material change or amendment to this Agreement;

                  2. The occurrence of any Event of Default that has not been cured or waived;

                  3. The resignation or termination of a Servicer under its Servicing Agreement, or the Master Servicer or the Trustee under this Agreement;

                  4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

                  5. The final payment to the Holders of any Class of Certificates;

                  6.       Any change in the location of the Distribution
                           Account; and

                  7. Any event that would result in the inability of the Trustee as successor Servicer to make advances regarding delinquent Mortgage Loans.

                  In addition, the Securities Administrator shall promptly make available to each Rating Agency copies of each report to Certificateholders described in Section 5.02.

                  Any such notice pursuant to this Section 12.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, to Fitch Ratings, 1 State Street Plaza, New York, New York 10004 and to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

                  SECTION 12.08 ARTICLE AND SECTION REFERENCES.

                  All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

                  SECTION 12.09 GRANT OF SECURITY INTEREST.

                  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Company to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, be, and be construed as, a sale of the Mortgage Loans by the Company and not a pledge of the Mortgage Loans to secure a debt or other obligation of the Company. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Company, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Company to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, to secure a debt or other obligation of the Company and
(b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in
Section 2.01 shall be deemed to be a grant by the Company to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, of a security interest in all of the Company's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Company's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Company hereby grants to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Company of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Company to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders.

                  SECTION 12.10 SURVIVAL OF INDEMNIFICATION.

                  Any and all indemnities to be provided by any party to this Agreement shall survive the termination and resignation of any party hereto and the termination of this Agreement.

                  IN WITNESS WHEREOF, the Company, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                        PEOPLE'S CHOICE HOME LOAN SECURITIES
                                        CORP.,
                                        as Company
                                        By: /s/ Brad Plantiko
                                           -------------------------------------
                                        Name:   Brad Plantiko
                                        Title:  Executive Vice President

                                        HSBC BANK USA, NATIONAL ASSOCIATION
                                        not in its individual capacity but
                                        solely as Trustee
                                        By: /s/ Wendy Zhang
                                           -------------------------------------
                                        Name:   Wendy Zhang
                                        Title:  Vice President

                                        WELLS FARGO BANK, N.A.
                                        as Master Servicer and Securities
                                        Administrator
                                        By: /s/ Peter J. Masterman
                                           -------------------------------------
                                        Name:   Peter J. Masterman
                                        Title:  Vice President

                                        ACKNOWLEDGED AND AGREED FOR PURPOSES OF
                                        SECTION 9.05:

                                        PEOPLE'S CHOICE HOME LOAN, INC.


                                        By: /s/ Brad Plantiko
                                           -------------------------------------
                                        Name:   Brad Plantiko
                                        Title:  Executive Vice President

STATE OF                )
                        ) ss.:
COUNTY OF               )

                  On the ___ day of August 2004, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of People's Choice Home Loan Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                        ________________________
                                                             Notary Public

[Notarial Seal]                                         My commission expires

STATE OF                )
                        ) ss.:
COUNTY OF               )


                  On the ___ day of August 2004, before me, a notary public in and for said State, personally appeared ____________________, known to me to be a __________________ of Wells Fargo Bank, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                        ________________________
                                                             Notary Public

[Notarial Seal]

STATE OF                )
                        ) ss.:
COUNTY OF               )


                  On the ___ day of August 2004, before me, a notary public in and for said State, personally appeared ____________________, known to me to be a __________________ of HSBC Bank USA, National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                        ________________________
                                                             Notary Public

[Notarial Seal]

STATE OF                )
                        ) ss.:
COUNTY OF               )

                  On the ___ day of August 2004, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of People's Choice Home Loan, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                        ________________________
                                                             Notary Public

[Notarial Seal]                                         My commission expires

                                   EXHIBIT A-1
                                   -----------

                         FORM OF CLASS A[__] CERTIFICATE


         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE SHALL INITIALLY BE ISSUED AS ONE OR MORE CERTIFICATES REGISTERED IN THE NAME OF THE DEPOSITORY OR ITS NOMINEE AND, EXCEPT AS PROVIDED BELOW, REGISTRATION OF SUCH CERTIFICATES MAY NOT BE TRANSFERRED BY THE SECURITIES ADMINISTRATOR EXCEPT TO ANOTHER DEPOSITORY THAT AGREES TO HOLD SUCH CERTIFICATES FOR THE RESPECTIVE CERTIFICATE OWNERS WITH OWNERSHIP INTERESTS THEREIN. THE CERTIFICATE OWNERS SHALL HOLD THEIR RESPECTIVE OWNERSHIP INTERESTS IN AND TO EACH OF SUCH BOOK-ENTRY CERTIFICATES THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY AND, EXCEPT AS PROVIDED BELOW, SHALL NOT BE ENTITLED TO DEFINITIVE CERTIFICATES IN RESPECT OF SUCH OWNERSHIP INTERESTS. ALL TRANSFERS BY CERTIFICATE OWNERS OF THEIR RESPECTIVE OWNERSHIP IN THE BOOK-ENTRY CERTIFICATES SHALL BE MADE IN ACCORDANCE WITH THE PROCEDURES ESTABLISHED BY THE DEPOSITORY PARTICIPANT OR BROKERAGE FIRM REPRESENTING SUCH CERTIFICATE OWNER. EACH DEPOSITORY PARTICIPANT SHALL TRANSFER THE OWNERSHIP INTERESTS ONLY IN THE BOOK-ENTRY CERTIFICATES OF CERTIFICATE OWNERS IT REPRESENTS OR OF BROKERAGE FIRMS FOR WHICH IT ACTS AS AGENT IN ACCORDANCE WITH THE DEPOSITORY'S NORMAL PROCEDURES. THE SECURITIES ADMINISTRATOR SHALL NOT BE REQUIRED TO MONITOR, DETERMINE OR INQUIRE AS TO COMPLIANCE WITH THE TRANSFER RESTRICTIONS WITH RESPECT TO THE BOOK-ENTRY CERTIFICATES, AND THE SECURITIES ADMINISTRATOR SHALL HAVE NO LIABILITY FOR TRANSFERS OF OWNERSHIP INTERESTS IN THE BOOK-ENTRY CERTIFICATES MADE THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY OR BETWEEN OR AMONG DEPOSITORY PARTICIPANTS OR CERTIFICATE OWNERS, MADE IN VIOLATION OF THE APPLICABLE RESTRICTIONS.


                                     A-1-1

         THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.




                                     A-1-2

Series 2004-2, Class A[__]                                Aggregate Certificate Principal Balance of
                                                          the Class A[__] Certificates as of the
                                                          Issue Date:
Pass-Through Rate: Variable                               $_____________________

Date of Pooling and Servicing Agreement
and Cut-off Date:
August 1, 2004                                            Denomination: $_________________

                                                          Master Servicer: Wells Fargo Bank, N.A.

First Distribution Date:                                  Trustee: HSBC Bank USA, National Association
September 27, 2004
No.____                                                   Issue Date: August 27, 2004

                                                          CUSIP: _______________

            PEOPLE'S CHOICE HOME LOAN SECURITIES TRUST SERIES 2004-2
                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate and fixed-rate, first and second lien subprime residential mortgage loans (the "Mortgage Loans") formed and sold by

                   PEOPLE'S CHOICE HOME LOAN SECURITIES CORP.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PEOPLE'S CHOICE HOME LOAN SECURITIES CORP., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A[__] Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A[__] Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among People's Choice Home Loan Securities Corp., as company (hereinafter called the "Company", which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A. as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.



                                     A-1-3

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A[__] Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A[__] Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $1,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A[__] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall be a rate per annum equal [to the lesser of (i) One-Month LIBOR plus [_____]%, in the case of each Distribution Date through and including the Distribution Date in the month in which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, or One-Month LIBOR plus [_____]%, in the case of any Distribution Date thereafter and (ii) the applicable Net Funds Cap for such Distribution Date.]

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Trustee, the


                                     A-1-4

Securities Administrator and the Servicer with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Company, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and any agent of the Company, the Master Servicer, the Trustee, the Securities Administrator or the Servicer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Master Servicer, the Trustee, the Securities Administrator, the Servicer nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.



                                     A-1-5

                  The recitals contained herein shall be taken as statements of the Company and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-1-6

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                         WELLS FARGO BANK, N.A.
                                         as Securities Administrator


                                         By:_______________________________
                                                 Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class A[__] Certificates referred to in the within-mentioned Agreement.

                                         WELLS FARGO BANK, N.A.
                                         as Securities Administrator


                                         By:_______________________________
                                                 Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM        -  as tenants in common                    UNIF GIFT MIN ACT -                    Custodian
                                                                                              ------------
                                                                                               (Cust) (Minor)
                                                                                           under Uniform Gifts to
                                                                                                 Minors Act
TEN ENT        -  as tenants by the entireties
JT TEN         -  as joint tenants with right if                            _______________
                  survivorship and not as tenants in                        (State)
                  common

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:______________________________________________
_________________________________________________________________________.
Dated:

                                         --------------------------------------
                                         Signature by or on behalf of assignor


                                         --------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________, account number _______________, or, if mailed by check, to _____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or ____________________________, as its agent.

                                   EXHIBIT A-2
                                   -----------

                         FORM OF CLASS [M__] CERTIFICATE

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE SHALL INITIALLY BE ISSUED AS ONE OR MORE CERTIFICATES REGISTERED IN THE NAME OF THE DEPOSITORY OR ITS NOMINEE AND, EXCEPT AS PROVIDED BELOW, REGISTRATION OF SUCH CERTIFICATES MAY NOT BE TRANSFERRED BY THE SECURITIES ADMINISTRATOR EXCEPT TO ANOTHER DEPOSITORY THAT AGREES TO HOLD SUCH CERTIFICATES FOR THE RESPECTIVE CERTIFICATE OWNERS WITH OWNERSHIP INTERESTS THEREIN. THE CERTIFICATE OWNERS SHALL HOLD THEIR RESPECTIVE OWNERSHIP INTERESTS IN AND TO EACH OF SUCH BOOK-ENTRY CERTIFICATES THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY AND, EXCEPT AS PROVIDED BELOW, SHALL NOT BE ENTITLED TO DEFINITIVE CERTIFICATES IN RESPECT OF SUCH OWNERSHIP INTERESTS. ALL TRANSFERS BY CERTIFICATE OWNERS OF THEIR RESPECTIVE OWNERSHIP IN THE BOOK-ENTRY CERTIFICATES SHALL BE MADE IN ACCORDANCE WITH THE PROCEDURES ESTABLISHED BY THE DEPOSITORY PARTICIPANT OR BROKERAGE FIRM REPRESENTING SUCH CERTIFICATE OWNER. EACH DEPOSITORY PARTICIPANT SHALL TRANSFER THE OWNERSHIP INTERESTS ONLY IN THE BOOK-ENTRY CERTIFICATES OF CERTIFICATE OWNERS IT REPRESENTS OR OF BROKERAGE FIRMS FOR WHICH IT ACTS AS AGENT IN ACCORDANCE WITH THE DEPOSITORY'S NORMAL PROCEDURES. THE SECURITIES ADMINISTRATOR SHALL NOT BE REQUIRED TO MONITOR, DETERMINE OR INQUIRE AS TO COMPLIANCE WITH THE TRANSFER RESTRICTIONS WITH RESPECT TO THE BOOK-ENTRY CERTIFICATES, AND THE SECURITIES ADMINISTRATOR SHALL HAVE NO LIABILITY FOR TRANSFERS OF OWNERSHIP INTERESTS IN THE BOOK-ENTRY CERTIFICATES MADE THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY OR BETWEEN OR AMONG DEPOSITORY PARTICIPANTS OR CERTIFICATE OWNERS, MADE IN VIOLATION OF THE APPLICABLE RESTRICTIONS.

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES [,] [AND] [THE CLASS M1 CERTIFICATES] [,] [AND] [THE CLASS M2 CERTIFICATES] [,] [AND] [THE CLASS M3 CERTIFICATES] [,] [AND] [THE CLASS M4 CERTIFICATES] [,] [AND] [THE CLASS M5 CERTIFICATES] [,] [AND] [THE CLASS M6


                                     A-2-1

         CERTIFICATES] [,] [AND] [THE CLASS M7 CERTIFICATES] TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

         ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(C) OF THE AGREEMENT REFERRED TO HEREIN.

         THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

Series 2004-2, Class [M__]                                Aggregate Certificate Principal Balance of the Class
                                                          [M__] Certificates as of the Issue Date: $______________
Pass-Through Rate: [Variable] [5.00%]
Date of Pooling and Servicing Agreement and
Cut-off Date:                                             Denomination: $________________
August 1, 2004
                                                          Master Servicer: Wells Fargo Bank, N.A.

First Distribution Date:                                  Trustee: HSBC Bank USA, National Association
September 27, 2004
No. ___                                                   Issue Date: August 27, 2004

                                                          CUSIP: _______________

            PEOPLE'S CHOICE HOME LOAN SECURITIES TRUST SERIES 2004-2
                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate and fixed-rate, first and second lien subprime residential mortgage loans (the "Mortgage Loans") formed and sold by

                   PEOPLE'S CHOICE HOME LOAN SECURITIES CORP.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PEOPLE'S CHOICE HOME LOAN SECURITIES CORP., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that _________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class [M__] Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class [M__] Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among People's Choice Home Loan Securities Corp., as company (hereinafter called the "Company", which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A. as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.



                                     A-2-3

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [M__] Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class [M__] Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $1,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class [M__] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) [One-Month LIBOR plus] [_____]% , in the case of each Distribution Date through and including the Distribution Date in the month in which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, or [One-Month LIBOR plus] [_____]%, in the case of any Distribution Date thereafter and (ii) the applicable Net Funds Cap for such Distribution Date.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Trustee, the


                                     A-2-4

Securities Administrator and the Servicer with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  Any transferee of this Certificate shall be deemed to make the representations set forth in Section 6.02(c) of the Agreement.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Company, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and any agent of the Company, the Master Servicer, the Trustee, the Securities Administrator or the Servicer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Master Servicer, the Trustee, the Securities Administrator, the Servicer nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal


                                     A-2-5

Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Company and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-2-6

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                         WELLS FARGO BANK, N.A.
                                         as Securities Administrator


                                         By:_______________________________
                                                 Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class [M__] Certificates referred to in the within-mentioned Agreement.

                                         WELLS FARGO BANK, N.A.
                                         as Securities Administrator


                                         By:_______________________________
                                                 Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM        -  as tenants in common                    UNIF GIFT MIN ACT -                    Custodian
                                                                                              ------------
                                                                                               (Cust) (Minor)
                                                                                           under Uniform Gifts to
                                                                                                 Minors Act
TEN ENT        -  as tenants by the entireties
JT TEN         -  as joint tenants with right if                            _______________
                  survivorship and not as tenants in                        (State)
                  common

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:______________________________________________
_________________________________________________________________________.
Dated:

                                         --------------------------------------
                                         Signature by or on behalf of assignor


                                         --------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________, account number _______________, or, if mailed by check, to _____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or ____________________________, as its agent.

                                   EXHIBIT A-3
                                   -----------

                           FORM OF CLASS B CERTIFICATE


         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE SHALL INITIALLY BE ISSUED AS ONE OR MORE CERTIFICATES REGISTERED IN THE NAME OF THE DEPOSITORY OR ITS NOMINEE AND, EXCEPT AS PROVIDED BELOW, REGISTRATION OF SUCH CERTIFICATES MAY NOT BE TRANSFERRED BY THE SECURITIES ADMINISTRATOR EXCEPT TO ANOTHER DEPOSITORY THAT AGREES TO HOLD SUCH CERTIFICATES FOR THE RESPECTIVE CERTIFICATE OWNERS WITH OWNERSHIP INTERESTS THEREIN. THE CERTIFICATE OWNERS SHALL HOLD THEIR RESPECTIVE OWNERSHIP INTERESTS IN AND TO EACH OF SUCH BOOK-ENTRY CERTIFICATES THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY AND, EXCEPT AS PROVIDED BELOW, SHALL NOT BE ENTITLED TO DEFINITIVE CERTIFICATES IN RESPECT OF SUCH OWNERSHIP INTERESTS. ALL TRANSFERS BY CERTIFICATE OWNERS OF THEIR RESPECTIVE OWNERSHIP IN THE BOOK-ENTRY CERTIFICATES SHALL BE MADE IN ACCORDANCE WITH THE PROCEDURES ESTABLISHED BY THE DEPOSITORY PARTICIPANT OR BROKERAGE FIRM REPRESENTING SUCH CERTIFICATE OWNER. EACH DEPOSITORY PARTICIPANT SHALL TRANSFER THE OWNERSHIP INTERESTS ONLY IN THE BOOK-ENTRY CERTIFICATES OF CERTIFICATE OWNERS IT REPRESENTS OR OF BROKERAGE FIRMS FOR WHICH IT ACTS AS AGENT IN ACCORDANCE WITH THE DEPOSITORY'S NORMAL PROCEDURES. THE SECURITIES ADMINISTRATOR SHALL NOT BE REQUIRED TO MONITOR, DETERMINE OR INQUIRE AS TO COMPLIANCE WITH THE TRANSFER RESTRICTIONS WITH RESPECT TO THE BOOK-ENTRY CERTIFICATES, AND THE SECURITIES ADMINISTRATOR SHALL HAVE NO LIABILITY FOR TRANSFERS OF OWNERSHIP INTERESTS IN THE BOOK-ENTRY CERTIFICATES MADE THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY OR BETWEEN OR AMONG DEPOSITORY PARTICIPANTS OR CERTIFICATE OWNERS, MADE IN VIOLATION OF THE APPLICABLE RESTRICTIONS.



                                     A-3-1

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS M CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

         ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(C) OF THE AGREEMENT REFERRED TO HEREIN.

         THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.




                                     A-3-2

Series 2004-2, Class B                                    Aggregate  Certificate  Principal  Balance of the Class B
                                                          Certificates as of the Issue Date: $_______________
Pass-Through Rate: 5.00%
Date of Pooling and Servicing Agreement and
Cut-off Date:                                             Denomination: $_______________
August 1, 2004
                                                          Master Servicer: Wells Fargo Bank, N.A.

First Distribution Date:                                  Trustee: HSBC Bank USA, National Association
September 27, 2004
No. ___                                                   Issue Date: August 27, 2004

                                                          CUSIP: ____________

            PEOPLE'S CHOICE HOME LOAN SECURITIES TRUST SERIES 2004-2
                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate and fixed-rate, first and second lien subprime residential mortgage loans (the "Mortgage Loans") formed and sold by

                   PEOPLE'S CHOICE HOME LOAN SECURITIES CORP.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PEOPLE'S CHOICE HOME LOAN SECURITIES CORP., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that ________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among People's Choice Home Loan Securities Corp., as company (hereinafter called the "Company", which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A. as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.



                                     A-3-3

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Distribution Date (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $1,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class B Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

                  The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) 5.00% , in the case of each Distribution Date through and including the Distribution Date in the month in which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, or 5.75%, in the case of any Distribution Date thereafter and (ii) the applicable Net Funds Cap for such Distribution Date.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Trustee, the


                                     A-3-4

Securities Administrator and the Servicer with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  Any transferee of this Certificate shall be deemed to make the representations set forth in Section 6.02(c) of the Agreement.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Company, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and any agent of the Company, the Master Servicer, the Trustee, the Securities Administrator or the Servicer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Master Servicer, the Trustee, the Securities Administrator, the Servicer nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal


                                     A-3-5

Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Company and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-3-6

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                         WELLS FARGO BANK, N.A.
                                         as Securities Administrator


                                         By:_______________________________
                                                 Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class B Certificates referred to in the within-mentioned Agreement.

                                         WELLS FARGO BANK, N.A.
                                         as Securities Administrator


                                         By:_______________________________
                                                 Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM        -  as tenants in common                    UNIF GIFT MIN ACT -                    Custodian
                                                                                              ------------
                                                                                               (Cust) (Minor)
                                                                                           under Uniform Gifts to
                                                                                                 Minors Act
TEN ENT        -  as tenants by the entireties
JT TEN         -  as joint tenants with right if                            _______________
                  survivorship and not as tenants in                        (State)
                  common

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:______________________________________________
_________________________________________________________________________.
Dated:

                                         --------------------------------------
                                         Signature by or on behalf of assignor


                                         --------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________, account number _______________, or, if mailed by check, to _____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or ____________________________, as its agent.

                                   EXHIBIT A-4
                                   -----------

                           FORM OF CLASS C CERTIFICATE



         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.





                                     A-4-1

Series 2004-2, Class C                                      Aggregate  Certificate Principal Balance of the Class C
                                                            Certificates as of the Issue Date: $_________________
Pass-Through Rate:
                                                            Denomination: $_________________
Cut-off Date and date of Pooling and Servicing
Agreement:
August 1, 2004                                              Master Servicer: Wells Fargo Bank, N.A.

First Distribution Date: September 27, 2004                 Trustee: HSBC Bank USA, National Association

No. ___                                                     Issue Date: August 27, 2004

Aggregate Notional Amount of the Class
C Certificates as of the Issue Date: $_____________

Notional Amount:$_____________

            PEOPLE'S CHOICE HOME LOAN SECURITIES TRUST SERIES 2004-2
                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate and fixed-rate, first and second lien subprime residential mortgage loans (the "Mortgage Loans") formed and sold by

                   PEOPLE'S CHOICE HOME LOAN SECURITIES CORP.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PEOPLE'S CHOICE HOME LOAN SECURITIES CORP. THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that _____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class C Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among People's Choice Home Loan Securities Corp., as company (hereinafter called the "Company," which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.



                                     A-4-2

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the calendar month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class C Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class C Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $1,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class C Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Trustee, the Securities Administrator and the Servicer with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-4-3

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit B-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Company, the Trustee, the Master Servicer or the Securities Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Company, the Trustee or the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Company, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 6.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.



                                     A-4-4

                  The Company, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and any agent of the Company, the Master Servicer, the Trustee, the Securities Administrator or the Servicer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Master Servicer, the Trustee, the Securities Administrator, the Servicer nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Company and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.






                                     A-4-5

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                         WELLS FARGO BANK, N.A.
                                         as Securities Administrator


                                         By:_______________________________
                                                 Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class C Certificates referred to in the within-mentioned Agreement.

                                         WELLS FARGO BANK, N.A.
                                         as Securities Administrator


                                         By:_______________________________
                                                 Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM        -  as tenants in common                    UNIF GIFT MIN ACT -                    Custodian
                                                                                              ------------
                                                                                               (Cust) (Minor)
                                                                                           under Uniform Gifts to
                                                                                                 Minors Act
TEN ENT        -  as tenants by the entireties
JT TEN         -  as joint tenants with right if                            _______________
                  survivorship and not as tenants in                        (State)
                  common

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:______________________________________________
_________________________________________________________________________.
Dated:

                                         --------------------------------------
                                         Signature by or on behalf of assignor


                                         --------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________, account number _______________, or, if mailed by check, to _____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or ____________________________, as its agent.

                                   EXHIBIT A-5
                                   -----------

                           FORM OF CLASS P CERTIFICATE



         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

         DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN BELOW AS THE DENOMINATION OF THIS CERTIFICATE.





                                     A-5-1

Series 2004-2, Class P                                      Aggregate  Certificate Principal Balance of the Class P
                                                            Certificates as of the Issue Date: $100.00

Cut-off Date and date of Pooling and Servicing
Agreement:                                                  Denomination: $100.00
August 1, 2004
                                                            Master Servicer: Wells Fargo Bank, N.A.
First Distribution Date: September 27, 2004
                                                            Trustee: HSBC Bank USA, National Association
No. ___
                                                            Issue Date: August 27, 2004



            PEOPLE'S CHOICE HOME LOAN SECURITIES TRUST SERIES 2004-2
                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate and fixed-rate, first and second lien subprime residential mortgage loans (the "Mortgage Loans") formed and sold by

                   PEOPLE'S CHOICE HOME LOAN SECURITIES CORP.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PEOPLE'S CHOICE HOME LOAN SECURITIES CORP., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that _______________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class P Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class P Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among People's Choice Home Loan Securities Corp., as company (hereinafter called the "Company", which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (the "Master Servicer"), and securities administrator (the "Securities Administrator") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.



                                     A-5-2

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the calendar month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the Agreement.

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class P Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $1,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class P Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Trustee, the Securities Administrator and the Servicer with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                     A-5-3

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit B-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Company, the Trustee, the Master Servicer or the Securities Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Company, the Trustee or the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Company, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 6.02(c) of the Agreement.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.



                                     A-5-4

                  The Company, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and any agent of the Company, the Master Servicer, the Trustee, the Securities Administrator or the Servicer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Master Servicer, the Trustee, the Securities Administrator, the Servicer nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Company and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-5-5

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                         WELLS FARGO BANK, N.A.
                                         as Securities Administrator


                                         By:_______________________________
                                                 Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class P Certificates referred to in the within-mentioned Agreement.

                                         WELLS FARGO BANK, N.A.
                                         as Securities Administrator


                                         By:_______________________________
                                                 Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM        -  as tenants in common                    UNIF GIFT MIN ACT -                    Custodian
                                                                                              ------------
                                                                                               (Cust) (Minor)
                                                                                           under Uniform Gifts to
                                                                                                 Minors Act
TEN ENT        -  as tenants by the entireties
JT TEN         -  as joint tenants with right if                            _______________
                  survivorship and not as tenants in                        (State)
                  common

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:______________________________________________
_________________________________________________________________________.
Dated:

                                         --------------------------------------
                                         Signature by or on behalf of assignor


                                         --------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________, account number _______________, or, if mailed by check, to _____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or ____________________________, as its agent.

                                   EXHIBIT A-6
                                   -----------

                           FORM OF CLASS R CERTIFICATE

         THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

         SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE SOLE "RESIDUAL INTEREST" IN EACH "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT REFERRED TO HEREIN.

         THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT.

         NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

         ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE SECURITIES ADMINISTRATOR THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE,
         (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL


                                     A-6-1

         HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 6.02(D) OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.




                                     A-6-2

Series 2004-2, Class R                                 Aggregate  Percentage  Interest of the Class R  Certificates
                                                       as of the Issue Date: 100.00%
Date of Pooling and Servicing Agreement                Master Servicer: Wells Fargo Bank, N.A.
and Cut-off Date: August 1, 2004

First Distribution Date:                               Trustee: HSBC Bank USA, National Association
September 27, 2004

No. ___                                                Issue Date: August 27, 2004

            PEOPLE'S CHOICE HOME LOAN SECURITIES TRUST SERIES 2004-2
                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a conventional one- to four-family, adjustable-rate and fixed-rate, first and second lien subprime residential mortgage loans (the "Mortgage Loans") formed and sold by

                   PEOPLE'S CHOICE HOME LOAN SECURITIES CORP.

         THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PEOPLE'S CHOICE HOME LOAN SECURITIES CORP., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                  This certifies that ______________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class R Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class R Certificates in REMIC III created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among People's Choice Home Loan Securities Corp., as company (hereinafter called the "Company", which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator") and HSBC Bank USA, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.



                                     A-6-3

                  All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Trustee, the Securities Administrator and the Servicer with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As


                                     A-6-4
provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit B-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Company, the Trustee, the Master Servicer or the Securities Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Company, the Trustee or the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Company, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate to a Plan subject to ERISA or
Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using "Plan Assets" to acquire this Certificate shall be made except in accordance with Section 6.02 of the Agreement.

                  Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Securities Administrator (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as representing the beneficial ownership of the residual interests in each of REMIC I, REMIC II and REMIC III (B) it will include in its income a PRO RATA share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.



                                     A-6-5

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 6.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Company to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause any portion of the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon any REMIC.

                  No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Company, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and any agent of the Company, the Master Servicer, the Trustee, the Securities Administrator or the Servicer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Master Servicer, the Trustee, the Securities Administrator, the Servicer nor any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                  The recitals contained herein shall be taken as statements of the Company and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

                  Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-6-6

                  IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                         WELLS FARGO BANK, N.A.
                                         as Securities Administrator


                                         By:_______________________________
                                                 Authorized Officer




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                         WELLS FARGO BANK, N.A.
                                         as Securities Administrator


                                         By:_______________________________
                                                 Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM        -  as tenants in common                    UNIF GIFT MIN ACT -                    Custodian
                                                                                              ------------
                                                                                               (Cust) (Minor)
                                                                                           under Uniform Gifts to
                                                                                                 Minors Act
TEN ENT        -  as tenants by the entireties
JT TEN         -  as joint tenants with right if                            _______________
                  survivorship and not as tenants in                        (State)
                  common

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Trustee or the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:______________________________________________
_________________________________________________________________________.
Dated:

                                         --------------------------------------
                                         Signature by or on behalf of assignor


                                         --------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________, account number _______________, or, if mailed by check, to _____________________________________________________
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or ____________________________, as its agent.

                                   EXHIBIT B-1
                                   -----------

                    FORM OF TRANSFEROR REPRESENTATION LETTER



                                                  [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services - People's Choice 2004-2

                  Re: People's Choice Home Loan Securities Corp., Series 2004-2 Mortgage Pass-Through Certificates Class C, Class P and Class R Certificates
                           --------------------------------------------------

Ladies and Gentlemen:

                  In connection with the transfer by ______________________ (the "Transferor") to ___________________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

                  Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of August 1, 2004, among People's Choice Home Loan Securities Corp. as Company, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), HomEq Servicing Corporation, as the servicer (the "Servicer") and HSBC Bank USA, as trustee (the "Trustee") (the "Pooling and Servicing Agreement"), pursuant to which Pooling and Servicing Agreement the Certificates were issued.




                                     B-1-1

                  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                        Very truly yours,

                                        [Transferor]


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:



                                     B-1-2

                    FORM OF TRANSFEREE REPRESENTATION LETTER



                                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services - People's Choice 2004-2

                  Re: People's Choice Home Loan Securities Corp., Series 2004-2 Mortgage Pass-Through Certificates Class C, Class P and Class R Certificates
                           --------------------------------------------------

Ladies and Gentlemen:

                  In connection with the purchase from _________________________ (the "Transferor") on the date hereof of the captioned trust certificates (the "Certificates"), (the "Transferee") hereby certifies as follows:

                  1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "1933 Act") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

                  3. The Transferee: (a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA), or Section 4975 of the Internal Revenue Code of 1986, as amended ("Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101 or (b) has provided the Securities Administrator with an opinion of counsel on which the Trustee, the Company, the Master Servicer, the Securities Administrator and the Servicer may rely, acceptable to and in form and substance satisfactory to the Trustee to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not


                                     B-1-3
         subject the Trust Fund, the Trustee, the Company, the Master Servicer, the Securities Administrator or the Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

         In addition, the Transferee hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee, the Securities Administrator, the Master Servicer and the Servicer that the Transferee will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 3(a) or (b) above.

         All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of August 1, 2004, among People's Choice Home Loan Securities Corp. as Company, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, HomEq Servicing Corporation as Servicer and HSBC Bank USA as Trustee, pursuant to which the Certificates were issued.

                                                     [TRANSFEREE]


                                                     By:
                                                         -----------------------
                                                     Name:
                                                     Title:



                                     B-1-4

                                                          ANNEX 1 TO EXHIBIT B-1
                                                          ----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Wells Fargo Bank, N.A., as Securities Administrator, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the "Transferee").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $________________1 in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ Bank. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.


----------
1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     B-1-5

         ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

                  3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

                  5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ___      ___      Will the Transferee be purchasing the Certificates
         Yes      No       only for the Transferee's own account?

                  6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to


                                     B-1-6
conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

                  7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

                                         -----------------------------------
                                         Print Name of Transferee


                                         By: ________________________________
                                         Name:
                                         Title:



                                     B-1-7

                                                          ANNEX 2 TO EXHIBIT B-1
                                                          ----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That Are Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Wells Fargo Bank, N.A., as Securities Administrator, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

                  2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as defined in Rule 144A because
(i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

         ___ The Transferee owned $________________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ___ The Transferee is part of a Family of Investment Companies which owned in the aggregate $_______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

                  5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements


                                     B-1-8
made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

                  6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:

                                       -----------------------------------
                                       Print Name of Transferee or Advisor



                                       By: ________________________________
                                       Name:
                                       Title:



                                       IF AN ADVISER:


                                       -----------------------------------
                                       Print Name of Transferee



                                     B-1-9

                    FORM OF TRANSFEREE REPRESENTATION LETTER

                  The undersigned hereby certifies on behalf of the purchaser named below (the "Purchaser") as follows:

                  1. I am an executive officer of the Purchaser.

                  2. The Purchaser is a "qualified institutional buyer", as defined in Rule 144A, ("Rule 144A") under the Securities Act of 1933, as amended.

                  3. As of the date specified below (which is not earlier than the last day of the Purchaser's most recent fiscal year), the amount of "securities", computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

Name of Purchaser
                  --------------------------------------------------------------

By: (Signature)
                ----------------------------------------------------------------

Name of Signatory
                  --------------------------------------------------------------

Title
      --------------------------------------------------------------------------

Date of this certificate
                         -------------------------------------------------------

Date of information provided in paragraph 3
                                            ------------------------------------





                                     B-1-10

                                                          ANNEX A TO EXHIBIT B-1

                    FORM OF REGULATION S TRANSFER CERTIFICATE

[Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services - People's Choice 2004-2

                  Re:      People's Choice Home Loan Securities Corp.,
                           Series 2004-2
                           Mortgage Pass-Through Certificates
                           Class B2 Certificates
                           -------------------------------------------

Ladies and Gentlemen:

                  Reference is hereby made to the Pooling and Servicing Agreement (the "Agreement"), dated as of August 1, 2004, among People's Choice Home Loan Securities Corp. (the "Company"), Wells Fargo Bank, N.A., as master servicer and securities administrator (the "Master Servicer"), HomEq Servicing Corporation, as servicer (the "Servicer") and HSBC Bank USA, as trustee (the "Trustee"). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Agreement.

                  This letter relates to U.S. $[__________] Certificate Principal Balance of Class B2 Certificates (the "Certificates") which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of the Certificates to a person who wishes to take delivery thereof in the form of an equivalent beneficial interest [name of transferee] (the "Transferee").

                  In connection with such request, the Transferor hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the private placement memorandum dated August 27, 2004 relating to the Certificates and that the following additional requirements (if applicable) were satisfied:

                  (a) the offer of the Certificates was not made to a person in the United States;

                  (b) at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;

                  (c) no directed selling efforts were made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

                  (d) the transfer or exchange is not part of a plan or scheme to evade the registration requirements of the Securities Act;

                  (e) the Transferee is not a U.S. Person, as defined in Regulation S under the Securities Act;

                  (f) the transfer was made in accordance with the applicable provisions of Rule 903(b)(2) or (3) or Rule 904(b)(1), as the case may be; and



                                     B-1-11

                  (g) the Transferee understands that the Certificates have not been and will not be registered under the Securities Act, that any offers, sales or deliveries of the Certificates purchased by the Transferee in the United States or to U.S. persons prior to the date that is 40 days after the later of
(i) the commencement of the offering of the Certificates and (ii) the Closing Date, may constitute a violation of United States law, and that (x) distributions of principal and interest and (y) the exchange of beneficial interests in a Temporary Regulation S Global Certificate for beneficial interests in the related Permanent Regulation S Global Certificate, in each case, will be made in respect of such Certificates only following the delivery by the Holder of a certification of non-U.S. beneficial ownership, at the times and in the manner set forth in the Agreement.




                                     B-1-12

                  You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                             [Name of Transferor]



                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:



                                     B-1-13

                                   EXHIBIT B-2
                                   -----------

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                  ____________, 20__

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services - People's Choice 2004-2

                  Re: People's Choice Home Loan Securities Corp., Series 2004-2 Mortgage Pass-Through Certificates, Class C, Class P and Class R Certificates
                           ---------------------------------------------------

Ladies and Gentlemen:

                  In connection with the transfer by ________________ (the "Transferor") to __________________________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

                  Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act'), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                        Very truly yours,


                                        ____________________________________
                                        (Transferor)


                                        By:
                                            --------------------------------
                                        Name:
                                        Title:



                                     B-2-1

                            FORM OF TRANSFEREE LETTER



                                            _______________, 20__

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust Services - People's Choice 2004-2

                  Re:      People's Choice Home Loan Securities Corp.,
                           Series 2004-2
                           Mortgage Pass-Through Certificates,
                           Class C, Class P and Class R Certificates
                           --------------------------------------------


Ladies and Gentlemen:

                  In connection with the transfer by ______________________ (the "Transferor") to __________________________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferee hereby certifies as follows:

                           1. The Transferee understands that (a) the
                  Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                           2. The Transferee is acquiring the Certificates for
                  its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                           3. The Transferee is (a) a substantial, sophisticated
                  institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                           4. The Transferee has been furnished with, and has
                  had an opportunity to review (a) a copy of the Pooling and Servicing Agreement and (b) such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Transferee from the Company or the Transferor and is relevant to the Transferee's decision to purchase the Certificates. The Transferee has had any questions arising from such review answered by the Company or the Transferor to the satisfaction of the Transferee.



                                     B-2-2

                           5. The Transferee has not and will not nor has it
                  authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
                  (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferee will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                           6. The Transferee: (a) is not an employee benefit or
                  other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended ("Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101 or (b) has provided the Trustee with an opinion of counsel on which the Company, the Master Servicer, the Securities Administrator, the Trustee and the Servicer may rely, acceptable to and in form and substance satisfactory to the Trustee to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust Fund, the Trustee, the Master Servicer, the Securities Administrator, the Company or the Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

                  In addition, the Transferee hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee, the Securities Administrator, the Master Servicer and the Servicer that the Transferee will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a) or (b) above.

                                                     Very truly yours,

                                                     By: _______________________
                                                     Name:
                                                     Title:



                                     B-2-3

                                   EXHIBIT B-3
                                   -----------

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                    )
                             ss.:
COUNTY OF                   )

         ___________________________ being duly sworn, deposes, represents and warrants as follows:

         1.       I am a _____________________ of
                  _______________________________ (the "Owner") a corporation duly organized and existing under the laws of _________________________, the record owner of People's Choice Home Loan Securities Corp., Series 2004-2 Mortgage Pass-Through Certificates, Class R Certificates (the "Class R Certificates"), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

         2. The Owner (i) is and will be a "Permitted Transferee" as of ____________________. ____ and (ii) is acquiring the Class R
                  Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any real electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

         3. The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.



                                     B-3-1

         4. The Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

         5. The Owner is aware that the Securities Administrator will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Securities Administrator, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

         6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

         7.       The Owner's taxpayer identification number is
                  ________________.

         8. The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 6.02(e) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses
                  (iii)(A) and (iii)(B) of Section 6.02(e) which authorize the Securities Administrator to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Securities Administrator in the event that the Owner holds such Certificate in violation of Section 6.02(e)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

         9. The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

         10. The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

         11. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

         12. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.



                                     B-3-2

         13. The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

         14. The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 6.02(e) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

         15. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Securities Administrator an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a "Permitted Transferee".

         16. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

         17. The Owner of the Class R Certificate, hereby agrees that in the event that the Trust Fund created by the Pooling and Servicing Agreement is terminated pursuant to Section 10.01 thereof, the undersigned shall assign and transfer to the Holders of the Class C and the Class P Certificates any amounts in excess of par received in connection with such termination. Accordingly, in the event of such termination, the Securities Administrator is hereby authorized to withhold any such amounts in excess of par and to pay such amounts directly to the Holders of the Class C and the Class P Certificates. This agreement shall bind and be enforceable against any successor, transferee or assigned of the undersigned in the Class R Certificate. In connection with any transfer of the Class R Certificate, the Owner shall obtain an agreement substantially similar to this clause from any subsequent owner.




                                     B-3-3

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of _________________, ____.

                                        [OWNER]


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:    [Vice] President


ATTEST:

By: __________________________________
Name:
Title:            [Assistant] Secretary

                  Personally appeared before me the above-named
__________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ______________ day of __________, ____.

                                          ---------------------------
                                                  Notary Public


                                          County of _________________
                                          State of __________________

                                          My Commission expires:



                                     B-3-4

                          FORM OF TRANSFEROR AFFIDAVIT

STATE OF                                    )
                                              ss.:
COUNTY OF                                   )

                  _________________________, being duly sworn, deposes,
represents and warrants as follows:

                  1. I am a ____________________ of _________________________
(the "Owner"), a corporation duly organized and existing under the laws of _____________, on behalf of whom I make this affidavit.

                  2. The Owner is not transferring the Class R Certificates (the "Residual Certificates") to impede the assessment or collection of any tax.

                  3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

                  4. The Owner understands that the Purchaser has delivered to the Trustee or a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit B-2. The Owner does not know or believe that any representation contained therein is false.

                  5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

                  6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.




                                     B-3-5

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ________________, ____.

                                       [OWNER]


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:     [Vice] President


ATTEST:

By: __________________________________
Name:
Title:     [Assistant] Secretary

                  Personally appeared before me the above-named
_________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ______ day of _____________, ____.

                                      ---------------------------
                                             Notary Public


                                      County of _________________
                                      State of __________________

                                      My Commission expires:




                                     B-3-6

                                    EXHIBIT C
                                    ---------




         THIS CUSTODIAL AGREEMENT, dated as of August 1, 2004, among HSBC Bank USA, National Association (the "Trustee"), having an address 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, not individually but solely as trustee for People's Choice Home Loan Securities Trust Series 2004-2, Mortgage Pass-Through Certificates, Wells Fargo Bank, N.A. as custodian (the "Custodian"), having an address at 2030 Main Street, Suite 100, Irvine, California 92614, Chase Manhattan Mortgage Corporation as servicer ("Chase"), having an address at 10790 Rancho Bernardo Road, San Diego, California 92127, and People's Choice Home Loan, Inc. as servicer ("PCHL"; together with Chase, the "Servicers").

                               W I T N E S S E T H
                               -------------------

         WHEREAS, People's Choice Home Loan Securities Corp. (the "Company") has agreed to purchase certain conventional fixed-rate and adjustable rate mortgage loans (the "Mortgage Loans") from People's Choice Home Loan, Inc., as seller (in such capacity, the "Seller"), pursuant to the terms and conditions of a Mortgage Loan Purchase Agreement, dated as of August 1, 2004 (the "Purchase Agreement"), between the Company and the Seller;

         WHEREAS, the Servicer has agreed to service the Mortgage Loans on behalf of People's Choice Home Loan Securities Trust Series 2004-2 (the "Trust") pursuant to the terms and conditions of that certain Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among the Company, Wells Fargo Bank, N.A. as master servicer (the "Master Servicer") and securities administrator and the Trustee; and

         WHEREAS, the Mortgage Loans shall be subject to the terms and conditions of the Pooling and Servicing Agreement;

         WHEREAS, the Custodian is a national banking association chartered under the laws of the United States of America and regulated by the Comptroller of the Currency, and is otherwise authorized to act as Custodian pursuant to this Agreement. The Trustee desires to have the Custodian take possession of the Mortgages and Mortgage Notes, along with certain other documents specified herein, as the custodian of the Trustee, in accordance with the terms and conditions hereof.

         NOW THEREFORE, in consideration of the mutual undertakings herein expressed, the parties hereto hereby agree as follows:

                  Section 1. Definitions.

         Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

         Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

         Agreement: This Custodial Agreement and all amendments and attachments hereto and supplements hereof.

         ALTA: American Land Title Association or any successor thereto.

         Appraised Value: With respect to any Mortgaged Property, the lesser of
(i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC.

         Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage Loan to the Trustee.

         Business Day: Any day other than a Saturday, Sunday or a day on which banking and savings and loan institutions in the State of New York, the State of California, the State of New Jersey, the State of Minnesota, the State of Maryland, are authorized or obligated by law or executive order to be closed.

         Closing Date:  August 27, 2004.

         Company: People's Choice Home Loan Securities Corp., or its successor in interest or assigns.

         Custodial File: As to each Mortgage Loan, any mortgage loan documents which are delivered to the Custodian or which at any time come into the possession of the Custodian.

         Custodian: Wells Fargo Bank, N.A., or its successor in interest or assigns, or any successor to the Custodian under this Agreement as herein provided.

         Cut-off Date: August 1, 2004.

         Due Date: The day of each calendar month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

         FHLMC: Freddie Mac or any successor thereto.

         Final Trust Receipt: A trust receipt and certification, in the form annexed hereto as Exhibit 2, as to each Mortgage Loan, which Final Trust Receipt is delivered to the Trustee (with a copy to the Company, the Master Servicer, the Servicer and the Seller) by the Custodian pursuant to the requirements of
Section 5 below.

         Fixed Rate Mortgage Loan: A Mortgage Loan which provides for a fixed Mortgage Interest Rate payable with respect thereto.

         FNMA: Fannie Mae or any successor thereto.

         Gross Margin: With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

         Index: As of any Adjustment Date, the index applicable to the determination of the Mortgage Rate on each Adjustable Rate Mortgage Loan will generally be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as most recently available either (a) as of the first Business Day 45 days prior to such Adjustment Date or (b) as of the first Business Day of the month preceding the month of such Adjustment Date, as specified in the related Mortgage Note.

         Master Servicer: Wells Fargo Bank, N.A., or its successor in interest or assigns.

         Maximum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, an interest rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and that is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

         Minimum Mortgage Interest Rate: With respect to each Adjustable Rate Mortgage Loan, an interest rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and that is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

         Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest, and taxes and insurance, if applicable, payable by a Mortgagor under the related Mortgage Note on each Due Date.

         Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an estate in fee simple in real property securing the Mortgage Note.

         Mortgage Interest Rate: With respect to each Fixed Rate Mortgage Loan, the fixed annual rate of interest provided for in the related Mortgage Note and, with respect to each Adjustable Rate Mortgage Loan, the annual rate that interest accrues on such Adjustable Rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

         Mortgage Loan: Each mortgage loan identified on the Mortgage Loan Schedule attached hereto as Exhibit 8.

         Mortgage Loan Schedule: The schedule of Mortgage Loans to be delivered by the Company to the Custodian and the Servicer (with a copy to the Trustee)
(2) Business Days prior to the Closing Date and to be annexed hereto as Exhibit 8, such schedule setting forth the following information (or such other information as provided to the Custodian or the Servicer), with respect to each Mortgage Loan: (1) the Mortgage Loan identifying number; (2) the Mortgagor's first and last name; (3) the street address of the Mortgaged Property including the state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied; (5) the type of Residential Dwelling constituting the Mortgaged Property; (6) the original months to maturity; (7) the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule; (8) the Loan-to-Value Ratio at origination; (9) the Mortgage Interest Rate in effect immediately following the Cut-off Date; (10) the date on which the first Monthly Payment was due on the Mortgage Loan; (11) the stated maturity date; (12) the amount of the Monthly Payment at origination; (13) the amount of the Monthly Payment as of the Cut-off Date; (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid stated principal balance;
(15) the original principal amount of the Mortgage Loan; (16) the stated principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; (17) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date; (18) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin; (19) a code indicating the purpose of the loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing); (20) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note; (21) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;
(22) the Mortgage Interest Rate at origination; (23) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap; (24) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date; (25) with respect to each Adjustable Rate Mortgage Loan, the Index; (26) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (27) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan; (28) a code indicating the documentation style (i.e., full, stated or limited); (29) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy or LPMI Policy; (30) the Appraised Value of the Mortgaged Property; (31) the sale price of the Mortgaged Property, if applicable; (32) a code indicating whether the Mortgage Loan is subject to a prepayment penalty, the term of such penalty and the amount of such penalty; (33) the product type (e.g., 2/28, 15 year fixed, 30 year fixed, 15/30 balloon, etc.); and (34) the Mortgagor's debt to income ratio. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

         Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

         Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

         Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or borrower named in the related Mortgage and such grantor's or borrower's successor's in title to the Mortgaged Property.

         Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person delivering such certificate.

         Original Loan-to-Value Ratio: With respect to any Mortgage Loan as of any date of origination, the ratio on such date of the original principal amount of the Mortgage Loan to the Appraised Value of the Mortgaged Property.

         Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest
Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof.

         Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of August 1, 2004 by and among HSBC Bank USA, National Association as trustee, Wells Fargo Bank, N.A. as master servicer and securities administrator and People's Choice Home Loan Securities Corp. as company.

         Primary Insurance Policy: A policy of primary mortgage guaranty insurance issued by an insurer that meets the requirements of FNMA and FHLMC.

         Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

         Residential Dwelling: Any one of the following: (i) a one-family dwelling, (ii) a two-to four-family dwelling, (iii) a one-family dwelling unit in a FNMA eligible condominium project or (iv) a one-family dwelling in a planned unit development, none of which is a co-operative, a commercial property or a mixed-use property.

         Servicer: Initially, People's Choice Home Loan, Inc. and commencing on January 1, 2005 Chase Manhattan Mortgage Corporation.

         Trust Fund:  As defined in the Pooling and Servicing Agreement.

         Trust Receipt and Initial Certification: A trust receipt and certification, in the form annexed hereto as Exhibit 1, which Trust Receipt and Initial Certification is delivered to the Trustee by the Custodian pursuant to the requirements of Section 3 below.

                  Section 2. Delivery of Custodial Files.

         The Company has delivered and released, or will cause to be delivered and released, to the Custodian on or prior to the Closing Date the following documents pertaining to each of the Mortgage Loans identified in the Mortgage Loan Schedule:

                  (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _______, without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized officer (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[the Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[the Last Endorsee], formerly known as [previous name]";

                  (b) the original of any guarantee executed in connection with the Mortgage Note (if any);

                  (c) the original Mortgage with evidence of recording thereon or copies certified by Seller, its agent or the title company on behalf of Seller to have been sent for recording;

                  (d) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon or copies certified by Seller, its agent or the title company on behalf of Seller to have been sent for recording, if any;

                  (e) the original assignment of Mortgage in blank for each Mortgage Loan (or, if such Mortgage Loan is and will be registered on the MERS System, showing MERS as the assignee of such Mortgage, unless such Mortgage Loan is a MOM Loan, in which case no assignment of Mortgage shall be required), in form and substance acceptable for recording and signed in the name of the last endorsee thereof (in the event that the Mortgage Loan was acquired by the last endorsee in a merger, the signature must be in the following form: "[the last endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[the last endorsee], formerly known as [previous name]");

                  (f) the originals of all intervening assignments of mortgage with evidence of recording thereon or copies certified by Seller to be true and correct and to have been sent for recording, if any;

                  (g) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if any);

                  (h) the original policy of title insurance or a true copy thereof or, if such policy has not yet been delivered by the insurer, the commitment or binder to issue the same (which may be marked by the Title insurance company) and a certified copy of mortgage insurance, if applicable; and

                  (i) the original power of attorney, if any, or a copy thereof certified by an authorized officer of the Seller, for any document described above.

         From time to time, the Seller shall forward to the Custodian additional original documents or additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan. All such mortgage documents held by the Custodian as to each Mortgage Loan shall constitute the "Custodial File".

         With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery hereunder at the time of such transfer, in lieu of delivering such original documents, Seller shall deliver to Custodian a true copy thereof with a certification by Seller, its agent or the title company on behalf of Seller on the face of such copy substantially as follows:
"I [name and title of signatory] of Seller do hereby certify that this is a true, correct and complete copy of the original, which has been transmitted for recordation." The Seller shall deliver such original documents to the Custodian promptly after they are received.

         The Custodian shall promptly (within sixty (60) days following the Closing Date) stamp the endorsements on the Mortgage Notes as follows: "HSBC Bank USA, National Association as Trustee, in trust for the registered holders of People's Choice Home Loan Securities Trust Series 2004-2, Mortgage Pass-Through Certificates." The Seller shall promptly (within sixty (60) Business Days following the later of the Closing Date and the date of receipt by the Seller from the Company or the Originator of the recording information for a Mortgage, but in no event later than ninety (90) days following the Closing
Date) submit or cause to be submitted for recording, at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in Section 2(c) above in the following form: "HSBC Bank USA, National Association as Trustee, in trust for the registered holders of People's Choice Home Loan Securities Trust Series 2004-2, Mortgage Pass-Through Certificates" and each assignment referred to in Section 2(g) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare or cause to be prepared a substitute assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

         The Custodian hereby agrees to its duties under Section 2.03(b) of the Pooling and Servicing Agreement with respect to Qualified Substitute Mortgage Loans.

                  Section 3. Custodian's Receipt, Examination and Certification of Mortgage Files; Initial Trust Receipt Delivered by the Custodian.

         Not later than the Closing Date, the Custodian shall deliver to the Trustee a Trust Receipt and Initial Certification, wherein the Custodian shall state that as to each Mortgage Loan, other than any Mortgage Loan specifically identified on the exception report attached to such Trust Receipt and Initial
Certification: (i) a Mortgage Note is present and based upon such examination of the Mortgage Note only, the information set forth in items (1), (2), (3) and
(15) the definition of Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information on the Mortgage Loan Schedule.

         The Custodian makes no representations as to (i) the validity, legality, enforceability, recordability or genuineness of any of the Custodial Files identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any Mortgage Loan. The Custodian shall not conduct an independent review of the Custodial File other than as expressly provided in this Agreement. In addition to the foregoing, the document exception report referenced herein shall also be delivered to the Trustee in an electronic form acceptable to the Trustee.

                  Section 4. Obligations of the Custodian.

         With respect to the Mortgage Note, the Mortgage and the Assignment of Mortgage and other documents constituting each Custodial File which is delivered to the Custodian or which come into the possession of the Custodian, the Custodian is the custodian for the Trustee exclusively. The Custodian shall hold all mortgage documents received by it constituting the Custodial File for the exclusive use and benefit of the Trustee, and shall make disposition thereof only in accordance with this Agreement and the instructions furnished by the Trustee. The Custodian shall segregate and maintain continuous custody of all mortgage documents constituting the Custodial File in secure and fire-resistant facilities in accordance with customary standards for such custody. The Custodian shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any document in each Custodial File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any Mortgage Loan. The Custodian shall not execute any endorsements on the Mortgage Notes and Assignments of Mortgages without the prior written consent of the Trustee, except as otherwise set forth in Section 2 of this Agreement or as otherwise agreed to in writing between the Trustee and the Custodian.

                  Section 5. Final Trust Receipt.

         Within one hundred eighty (180) days after the Closing Date, the Custodian shall review each Custodial File, and shall deliver to the Trustee (with a copy to the Company, the Master Servicer, the Servicer and the Seller), a Final Trust Receipt to the effect that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan (i) paid in full, or (ii) specifically identified on such Final Trust Receipt as not covered by such Final Trust Receipt): (i) all documents required to be delivered to it pursuant to paragraphs (a), (b), (c), (e), (g), (h) and (i) and to the extent provided in the Custodial Files paragraphs (d), (f) and (j) of Section 2 of this Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2), (3), (10), (11), (15), (18), and (22) of the definition of
Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information on the Mortgage Loan Schedule; and (iv) each Mortgage Note has been endorsed as provided in Section 2 of this Agreement and each Mortgage has been assigned in accordance with Section 2 of this Agreement.

                  Section 6. Future Defects.

         During the term of this Agreement, if the Custodian discovers any defect with respect to the Custodial File, the Custodian shall give written specification of such defect to the Master Servicer, the Company, the related Servicer and the Trustee.

                  Section 7. Release for Servicing.

         From time to time and as appropriate for the foreclosure or servicing of any of the Mortgage Loans, the Custodian shall, upon receipt of two copies (or electronic receipt) from a Servicer or the Master Servicer of a request for release of documents and receipt in the form annexed hereto as Exhibit 3, or such other form in electronic format acceptable to the Custodian, within five
(5) Business Days release to such Servicer or the Master Servicer, as applicable, the related Custodial File or the documents set forth in such request. All documents so released to such Servicer or the Master Servicer shall be held in trust by such Servicer or the Master Servicer for the benefit of the Trustee in accordance with the terms of this Agreement. Such Servicer or the Master Servicer shall return to the Custodian the Custodial File or other such documents when the Servicer's or Master Servicer's need therefor in connection with such foreclosure or servicing no longer exists, unless the Mortgage Loan shall be liquidated in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation in the form annexed hereto as Exhibit 3, or such other form acceptable to the Custodian, the request and receipt submitted pursuant to the first sentence of this Section 7 shall be released by the Custodian to such Servicer or the Master Servicer. In connection with the related Servicer's processing of a payoff request for a Mortgage Loan, if required by such Servicer in order to calculate the prepayment penalties, if any, to be charged in connection with such payoff, such Servicer may submit a request for release of documents and receipt in the form annexed as Exhibit 3, with item (5) checked and stating that the Servicer requests a copy of the note rider or other document in the Custodial File describing the prepayment penalty. The Custodian will provide to such Servicer a facsimile (or other electronic copy) of the document so requested within 24 hours following the receipt of such request; provided that, if the Custodian receives more than twenty-five (25) such payoff requests on any single Business Day, the Custodian will use reasonable efforts to provide such requested documents as soon as practicable following receipt of such requests.

         In addition, from time to time and as requested by the Trustee, the Custodian is hereby authorized, upon written receipt of two copies (or electronic receipt) from the Trustee, of a request for release of documents in substantially the form annexed hereto as Exhibit 3, or such other form in electronic format acceptable to the Custodian, to release to the Trustee or its designee the related Custodial File or the documents set forth in such request. In order to facilitate the administration of certain customary servicing functions with respect to any Mortgage Loans for which the related Mortgage has been assigned to the Trustee as provided herein, the Trustee shall simultaneously with the execution and delivery of this Agreement, and thereafter from time to time upon request of the related Servicer, execute and deliver a reasonable number of originals of a limited power of attorney, appointing as attorney-in-fact either the Servicer or, at the Servicer's discretion, an agent of the Servicer, substantially in the form attached hereto as Exhibit 7. Each Servicer shall indemnify the Trust Fund, the Trustee and its officers, directors and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust Fund or the Trustee as a result of the related Servicer's use or misuse of such power of attorney and/or the release of any Mortgage Loans or Custodial Files to the related Servicer or the retention of the Mortgage Loans and Custodial Files by the related Servicer or any of its Affiliates; provided, however, the related Servicer shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of such Person. The provisions of this Section 7 shall survive the termination of this Agreement and/or the termination or resignation of the related Servicer.

         The foregoing provisions respecting release to the related Servicer and the Master Servicer of the Custodial Files and documents by the Custodian upon request by the related Servicer or the Master Servicer shall be operative only to the extent that at any time the Custodian shall not have released to the related Servicer or the Master Servicer active Custodial Files or documents (including those requested) pertaining to more than two-hundred (200) Mortgage Loans at the time being held by the Custodian under this Agreement. Any additional Custodial Files or documents requested to be released by the related Servicer or the Master Servicer may be released only upon written authorization of the Company, which authorization shall not be unreasonably withheld. The limitations of this paragraph shall not apply to the release of Custodial Files to the related Servicer under Section 8 below.

         In addition to the foregoing releases, the Custodian shall, upon receipt of two copies (or electronic receipt) from the Seller a request for release in the form annexed hereto as Exhibit 3, or such other form in electronic format acceptable to the Custodian, within five (5) Business Days release to the Seller the assignment of mortgage referred to in Section 2(b) for each Mortgage Loan for purposes of submitting such assignment for recordation in accordance with Section 2.

                  Section 8. Release for Payment.

         Upon receipt by the Custodian of two copies (or electronic receipt) from the related Servicer of such Servicer's request for release of documents and receipt in the form annexed hereto as Exhibit 3, or such other form acceptable to the Custodian, (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment, repurchase or liquidation have been or will be credited to the related custodial account), the Custodian shall within five (5) Business Days release the related Custodial File to such Servicer.

         In the event that the related Servicer does not request the release of the mortgage files, then upon receipt by the Custodian of two copies (or electronic receipt) from the Master Servicer of the Master Servicer's request for release of documents and receipt in the form annexed hereto as Exhibit 3, or such other form acceptable to the Custodian, (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment, repurchase or liquidation have been or will be credited to the Custodial Account or the Distribution Account), the Custodian shall within five (5) Business Days release the related Custodial File to the Master Servicer.

                  Section 9. Fees and Expenses of Custodian.

         In accordance with the terms of the Pooling and Servicing Agreement, the Custodian's fees in connection herewith shall be paid by the Master Servicer. The payment of the Custodian's expenses in connection herewith, shall be solely the obligation of the Trust Fund.

                  Section 10. Removal of Custodian.

         The Trustee may upon at least sixty (60) days' notice remove and discharge the Custodian, with cause, from the performance of its duties under this Agreement by written notice from the Trustee to the Custodian, with a copy to the related Servicer. Having given notice of such removal, the Trustee promptly shall appoint a successor Custodian to act on behalf of the Trustee by written instrument, one original counterpart of which instrument shall be retained by the Trustee, with a copy to the related Servicer, and an original to the successor Custodian. In the event of any such removal, the Custodian shall, upon the Trustee's surrender of the Trust Receipt and Initial Certification and Final Trust Receipt, as applicable, promptly transfer to the successor Custodian, as directed, all Custodial Files being administered under this Agreement. In the event of any such removal and appointment the Trust Fund shall be responsible for the fees and expenses of the existing and successor Custodian.

                  Section 11. Transfer of Custodial Files.

         Upon the Custodian's receipt of two (2) Business Days' written or electronic notification from the Trustee, the Custodian shall release to such persons as the Trustee shall designate all or a portion of the Custodial Files relating to the Mortgage Loans subject to the Trust Receipt and Initial Certification or Final Trust Receipt, as applicable; provided, however, if the Custodian is provided written or electronic notification from the Trustee on the day the transfer is requested, prior to 12:00 P.M. Pacific Time on such day, the Custodian shall transfer not more than 100 Custodial Files or such other amount mutually agreed upon in writing by the Trustee and the Custodian.

                  Section 12. Examination of Custodial Files.

         Upon two (2) Business Days' prior written notice to the Custodian and at the requesting party's expense, the parties to this Custodial Agreement, and each of their respective agents, accountants, attorneys and auditors, will be permitted during normal business hours to examine, inspect, and make copies of, the Custodial Files and any and all documents, records and other instruments or information in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans.

                  Section 13. Insurance of Custodian.

         At its own expense, the Custodian shall maintain at all times during the existence of this Agreement and keep in full force and effect such insurance in amounts, with standard coverage and subject to deductibles, all as is customary for insurance typically maintained by banks which act as Custodian. The minimum coverage under any such bond and insurance policies shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicer' Guide. Upon request, the Trustee shall be entitled to receive evidence satisfactory to the Trustee that such insurance is in full force and effect.

                  Section 14. Counterparts.

         For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

                  Section 15. Periodic Statements.

         Upon the written request of the Trustee, the Custodian shall provide to the Trustee a list of all the Mortgage Loans for which the Custodian holds a Custodial File pursuant to this Agreement. Such list may be in the form of a copy of the Mortgage Loan Schedule with manual deletions to specifically denote any Mortgage Loans paid off, repurchased or sold since the date of this Agreement.

                  SECTION 16. GOVERNING LAW.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 17. Copies of Mortgage Documents.

         Upon the written request of the Trustee or the related Servicer and at the cost and expense of the Trust Fund, the Custodian shall provide the Trustee or the related Servicer with copies of the Mortgage Notes, Mortgages, Assignments of Mortgage, lender's title insurance policy and other documents relating to one or more of the Mortgage Loans.

                  Section 18. No Adverse Interest of Custodian.

         By execution of this Agreement, the Custodian represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no interest adverse to the Trustee, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the date hereof.

                  Section 19. Termination by Custodian.

         The Custodian may terminate its obligations under this Agreement upon at least sixty (60) days' prior notice to the related Servicer and the Trustee. In the event of such termination, the Trustee shall appoint a successor Custodian. The payment of the existing Custodian's or such successor Custodian's fees and expenses shall be solely the responsibility of the Trust Fund. Upon such appointment, the Custodian shall promptly transfer to the successor Custodian, as directed, all Custodial Files being administered under this Agreement.

                  Section 20. Term of Agreement.

         Unless terminated pursuant to Section 10 or Section 19 hereof, this Agreement shall terminate upon the final payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and the final remittance of all funds due under the Pooling and Servicing Agreement. In such event all documents remaining in the Custodial Files shall be released in accordance with the written instructions of the Trustee.

                  Section 21. Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by the recipient party
(i) in the case of the Custodian, the Trustee and the related Servicer, at the address shown on the first page hereof, (ii) in the case of the Trust Fund, to the Trustee at the address shown on the first page hereof, (iii) in the case of the Company, People's Choice Home Loan Securities Corp., 7515 Irvine Center Drive, Irvine, California 92618, Attention: General Counsel, (iv) in the case of the Seller, 7515 Irvine Center Drive, Irvine, California 92618, Attention:
General Counsel and (v) in the case of the Master Servicer, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: People's Choice Home Loan Securities Trust Series 2004-2, or in any case, at such other addresses as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

                  Section 21. Successors and Assigns.

         This Agreement shall inure to the benefit of the successors and assigns of the parties hereto; provided however, that the form of any assignment by any party of its interests hereunder shall be in a form reasonably acceptable to the Trustee, the related Servicer and the Custodian. Such assignment shall be executed by an authorized representative of the assignor and any assignee shall forward a list of authorized representatives to each party to this Agreement pursuant to Section 26 of this Agreement.

                  Section 22. Indemnification of Custodian.

         The Custodian and its directors, officers, agents and employees shall be indemnified and held harmless by the Trust Fund against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Custodial Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements were imposed on, incurred by or asserted against the Custodian because of the breach by the Custodian of its obligations hereunder, which breach was caused by negligence, lack of good faith or willful misconduct on the part of the Custodian or any of its directors, officers, agents or employees. In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect or consequential damages from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages. The indemnification set forth in this section shall survive any termination or assignment of this Custodial Agreement and the termination or removal of the Custodian.

                  Section 24. Reliance of Custodian.

                  (a) The Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, certificate, opinion or other document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; but in the case of any loan document or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same to determine, subject to the limitations on the Custodian's obligations set forth herein, whether or not it conforms to the requirements of this Agreement.

                  (b) The Custodian shall have no duties or responsibilities except those that are specifically set forth in this Agreement. The Custodian shall have no responsibility nor duty with respect to any Custodial File while such Custodial File is not in its possession. If the Custodian requests instructions from the Trustee with respect to any act, action or failure to act in connection with this Agreement, the Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Custodian shall have received written instructions from the Trustee with respect to a Custodial File without incurring any liability therefor to the Trustee or any other Person.

                  (c) Other than as provided herein, neither the Custodian nor any of its directors, officers, agents or employees shall be liable for any action or omission to act hereunder except for its or their own negligence or lack of good faith or willful misconduct. In no event shall the Custodian or any of its directors, officers, agents or employees have any responsibility to ascertain or take action except as expressly provided herein.

                  (d) Neither the Custodian nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in good faith in the performance of its obligations under this Agreement. The obligations of the Custodian or any of its directors, officers, agents or employees shall be determined solely by the express provisions of this Agreement. No representation, warranty, covenant, agreement, obligation or duty of the Custodian or any of its directors, officers, agents or employees shall be implied with respect to this Agreement or the Custodian's services hereunder.

                  (e) The Custodian, its directors, officers, agents and employees shall be under no duty or obligation to inspect, review or examine the Custodial Files to determine that the contents thereof are genuine, enforceable or appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

                  (f) The Custodian may consult with counsel selected by the Custodian with regard to legal questions arising out of or in connection with this Agreement, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action reasonably taken, omitted or suffered by the Custodian in good faith and in accordance therewith.

                  (g) No provision of this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur financial liability (other than expenses or liabilities otherwise required to be incurred by the express terms of this Agreement) in the performance of its duties under this Agreement if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity is not reasonably assured to it.

                  (h) Any corporation into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation succeeding to the business of the Custodian shall be the successor of the Custodian hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

                  Section 25. Transmission of Custodial Files.

         Written or electronic instructions as to the method of shipment and shipper(s) the Custodian is directed to utilize in connection with transmission of mortgage files and loan documents in the performance of the Custodian's duties hereunder shall be delivered by the Servicer or the Trustee (each a "Requesting Party"), to the Custodian prior to any shipment of any mortgage files and loan documents hereunder, the cost of transmitting such files shall be reimbursable from the Trust Fund. Without limiting the generality of the provisions of Section 23 above, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any person, including without limitation, any Requesting Party, arising out of actions of the Custodian consistent with instructions of the Requesting Party.

                  Section 26. Authorized Representatives.

         Each individual designated as an authorized representative of the related Servicer, the Trustee and the Custodian, respectively (an "Authorized Representative"), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of the related Servicer, the Trustee or the Custodian, as the case may be, and the specimen signature for each such Authorized Representative of the Servicer, the Trustee and the Custodian, initially authorized hereunder, as set forth on Exhibit 4, Exhibit 5, and Exhibit 6 hereof, respectively. From time to time the parties hereto may, by delivering to
(i) all parties, with respect to the Custodian and the Trustee or (ii) the Custodian and the Trustee, with respect to the related Servicer, a revised exhibit, change the information previously given pursuant to this Section 26, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

                  Section 27. Reproduction of Documents.

         This Custodial Agreement and all documents relating thereto except with respect to the Custodial File, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  Section 28. Amendment.

         This Custodial Agreement may be amended from time to time by written agreement signed by each Servicer, the Trustee and the Custodian.

                  IN WITNESS WHEREOF, the Trustee, the Custodian and the Servicers have caused their names to be duly signed hereto by their respective officers thereunto duly authorized, all as of the date first above written.



HSBC BANK USA, NATIONAL                         CHASE MANHATTAN MORTGAGE
ASSOCIATION, as Trustee for the                 CORPORATION, as Servicer
People's Choice Home Loan Trust Series
2004-2, Mortgage Pass-Through
Certificates

By:_____________________________                By:_____________________________
Name:___________________________                Name:___________________________
Title:__________________________                Title:__________________________




WELLS FARGO BANK, N.A.,                         PEOPLE'S CHOICE HOME LOAN, INC.,
as Custodian                                    as Servicer

By:_____________________________                By:_____________________________
Name:___________________________                Name:___________________________
Title:__________________________                Title:__________________________

                                    EXHIBIT 1
                                    ---------

                 FORM OF TRUST RECEIPT AND INITIAL CERTIFICATION


                                                      _______________, 2004

                                                      Trust Receipt #:_____

                                       Original Principal Balance: $________


[To be addressed to the Trustee]


Re: Custodial Agreement, dated as of August 1, 2004, among HSBC Bank USA, National Association as the Trustee, Wells Fargo Bank, N.A. as the Custodian, Chase Manhattan Mortgage Corporation as Servicer and People's Choice Home Loan, Inc. as Servicer
         ---------------------------------------------------------------------

Ladies and Gentlemen:

         In accordance with the provisions of Section 3 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that it is holding the Mortgage Loans identified on the schedule attached hereto for the exclusive benefit of the Trustee pursuant to the terms and conditions of the Custodial Agreement, and it has received a Custodial File with respect to each such Mortgage Loan (other than any Mortgage Loan specifically identified on the exception report attached hereto) and that with respect to each such Mortgage Loan each Mortgage Note is present and based upon such examination of the Mortgage Note only, the information set forth in items (2), (3) and (15) of the definition of Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information on the Mortgage Loan Schedule.

         The Custodian hereby confirms that it is holding each such Custodial File as agent and bailee of and custodian for the exclusive use and benefit of the Trustee pursuant to the terms of the Custodial Agreement.

         Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.


                                                     WELLS FARGO BANK, N.A.
                                                     Custodian

                                                     By:
                                                          ----------------------
                                                     Name:
                                                            --------------------
                                                     Title:
                                                            --------------------

                                    EXHIBIT 2
                                    ---------

                           FORM OF FINAL TRUST RECEIPT


                               TRUST RECEIPT # ___

                                                              _________ __, 200_

                                       Aggregate Amount of Mortgage Loans: _____
              Original Principal Balance of Aggregate Mortgage Loans: __________

[To be addressed to the Trustee]



Re: Custodial Agreement, dated as of August 1, 2004, among HSBC Bank USA, National Association as the Trustee, Wells Fargo Bank, N.A. as the Custodian, Chase Manhattan Mortgage Corporation as Servicer and People's Choice Home Loan, Inc. as Servicer
         ---------------------------------------------------------------------

Ladies and Gentlemen:

         In accordance with the provisions of Section 5 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the Custodial Files and has determined that (i) all documents required to be delivered to it pursuant to Sections 2(a), (b), (c), (e), (g),
(h) and (i) of the Custodial Agreement are in its possession and to the extent provided in the Custodial Files paragraphs (d), (f), and (j); (ii) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2), (3), (10),
(11), (15), (18) and (22) of the definition of Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information on the Mortgage Loan Schedule; and (iv) each Mortgage Note has been endorsed as provided in Section 2 of the Custodial Agreement and each Mortgage has been assigned in accordance with Section 2 of the Custodial Agreement. The Custodian makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         The Custodian hereby confirms that it is holding each such Custodial File as agent and bailee of, and custodian for the exclusive use and benefit, and subject to the sole direction, of the Trustee pursuant to the terms and conditions of the Custodial Agreement.

         Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.

                                                     WELLS FARGO BANK, N.A.
                                                     Custodian

                                                     By:
                                                          ----------------------
                                                     Name:
                                                            --------------------
                                                     Title:
                                                            --------------------

                                    EXHIBIT 3
                                    ---------

                        REQUEST FOR RELEASE OF DOCUMENTS



To:      Wells Fargo Bank, N.A.
         at 2030 Main Street, Suite 100
         Irvine, California 92614

                  Attn:   [Manager- People's Choice 2004-2]

Re: Custodial Agreement, dated as of August 1, 2004, among HSBC Bank USA, National Association as the Trustee, Wells Fargo Bank, N.A. as the Custodian, Chase Manhattan Mortgage Corporation as Servicer and People's Choice Home Loan, Inc. as Servicer
         ---------------------------------------------------------------------

         All Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement (the "Agreement") referenced above.

         In connection with the administration of the Mortgage Loans held by you as Custodian for the Trustee pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Custodial File for the Mortgage Loan described below, for the reason indicated.

Mortgagor Name, Address & Zip Code:
----------------------------------

Mortgage Loan Number:
--------------------

Reason for Requesting Documents (check one):
-------------------------------------------

_______  1.       Mortgage Paid in Full

_______  2.       Foreclosure

_______  3.       Substitution

_______  4.       Other Liquidation (Repurchases, etc.)

_______  5.       Nonliquidation    Reason:___________________________

_______  6.       Recordation of Assignment of Mortgage

Address to which Custodian should
Deliver the Custodial File:                 ____________________________________

                                            By:_________________________________
                                                     (authorized signer)
                                            Issuer:_____________________________
                                            Address:____________________________
                                                    ____________________________
                                            Date:_______________________________
Custodian

Wells Fargo Bank, N.A.

Please acknowledge the execution of the above request by your signature and date below:

------------------------------------                    -----------------
Signature                                               Date

Documents returned to Custodian:

------------------------------------                    -----------------
Custodian                                               Date

                                    EXHIBIT 4
                                    ---------

                     AUTHORIZED REPRESENTATIVES OF SERVICER

NAME                                                SPECIMEN SIGNATURE
----                                                ------------------
_____________________________                       ____________________________

_____________________________                       ____________________________

_____________________________                       ____________________________

_____________________________                       ____________________________

_____________________________                       ____________________________

                                    EXHIBIT 5
                                    ---------

                      AUTHORIZED REPRESENTATIVES OF TRUSTEE

NAME                                                         SPECIMEN SIGNATURE
----                                                         ------------------
_____________________________                       ____________________________

_____________________________                       ____________________________

_____________________________                       ____________________________

_____________________________                       ____________________________

_____________________________                       ____________________________

                                    EXHIBIT 6
                                    ---------

                     AUTHORIZED REPRESENTATIVES OF CUSTODIAN

NAME                                                         SPECIMEN SIGNATURE
----                                                         ------------------
_____________________________                       ____________________________

_____________________________                       ____________________________

_____________________________                       ____________________________

_____________________________                       ____________________________

_____________________________                       ____________________________

                                    EXHIBIT 7
                                    ---------

                        FORM OF LIMITED POWER OF ATTORNEY

                            LIMITED POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that HSBC Bank USA, National Association, a New York banking corporation, having a place of business _____________________, as Trustee (the "Trustee") pursuant to that certain custodial agreement by and among the Trustee, Wells Fargo Bank, N.A. and Chase Manhattan Mortgage Corporation as Servicer and People's Choice Home Loan, Inc. as Servicer (the "Agreement") hereby constitutes and appoints Chase Manhattan Mortgage Corporation ("Chase"), by and through Chase's officers, as the Trustee's true and lawful attorney-in-fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all Mortgage Loans serviced by Chase subject to the Agreement, for the purpose of performing all acts and executing all documents in the name of the Trustee as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (each a "Mortgage" or a "Deed of Trust" respectively) and promissory notes secured thereby (each a "Mortgage Note") for which the undersigned is acting as Trustee pursuant to the Agreement (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which the Servicer is acting as servicer, all subject to the terms of the Agreement.

         This appointment shall apply to the following enumerated transactions only:

         1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

         2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company or any governmental agency of the United States or any state or political subdivision thereof or agency thereof or other entity having powers of eminent domain; this section shall include, without limitation, the execution of partial satisfaction/release, partial reconveyances or the execution of requests to trustees to accomplish same.

         3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

         4.       The completion of loan assumption agreements.

         5. The execution and delivery of any quitclaim, special warranty, limited warranty, statutory or grant deed in connection with the disposition of REO property.

         6. The full satisfaction/release of a Mortgage or Deed of Trust or full reconveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

         7. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

         8. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

         9. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

                  a) the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

                  b) the preparation and issuance of statements of breach or non-performance;

                  c) the preparation and filing of notices of default and/or notices of sale;

                  d) the cancellation/rescission of notices of default and/or notices of sale;

                  e)       the taking of a deed in lieu of foreclosure; and

                  f) the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 9(a) through 9(e) above.

         10. The execution of the subordination of second liens solely for the purpose of refinancing first lien mortgage loans.

         The undersigned gives its said attorney-in-fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney, each subject to the terms and conditions set forth in the Agreement and in accordance with the standard of care applicable to servicers as fully as the undersigned might or could do, and hereby does ratify and confirm to all that its said attorney-in-fact shall lawfully do or cause to be done by authority hereof. This Limited Power of Attorney shall be effective as of the date set forth below.

         Any third party without actual notice of fact to the contrary may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned, and such third party put on notice thereof.

         IN WITNESS WHEREOF, HSBC Bank USA, National Association, as Trustee pursuant to the Agreement, has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by ______________________, its duly elected and authorized
_________________________ this ___ day of _________________, 200__.

                                           HSBC BANK USA, NATIONAL ASSOCIATION,
                                           as Trustee

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


STATE OF
         ---------------------------
COUNTY OF
         ---------------------------

         On _____________________, 200__, before me, the undersigned, a Notary Public in and for said state, personally appeared _______________________ , as ____________________of HSBC Bank USA, National Association, as Trustee, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

         WITNESS my hand and official seal.


                                                     (SEAL)
                                                     ---------------------------
                                                     Notary Public

                                    EXHIBIT 8
                                    ---------

                           SCHEDULE OF MORTGAGE LOANS

                                    EXHIBIT D
                                    ---------



                  This MORTGAGE LOAN PURCHASE AGREEMENT (this "Agreement"), dated as of August 1, 2004 (the "Cut-off Date"), is made among People's Choice Home Loan, Inc. (the "Seller") and People's Choice Home Loan Securities Corp. (the "Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Seller owns the Mortgage Loans indicated on the Mortgage Loan Schedule attached as Exhibit 1 hereto (the "Mortgage Loans"), including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise, and (b) the proceeds of any insurance policies covering the Mortgage Loans;

                  WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser (other than the servicing rights with respect thereto), and that the Seller make certain representations and warranties and undertake certain obligations with respect to the Mortgage Loans;

                  WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement, to be dated as of the Cut-off Date (the "Pooling and Servicing Agreement"), among the Purchaser, as seller, HSBC Bank USA, National Association, as trustee (the "Trustee") and Wells Fargo Bank, N.A. as master servicer and securities administrator (the "Master Servicer"), the Purchaser will issue Mortgage Pass-Through Certificates, Series 2004-2 (the "Certificates");

                  NOW, THEREFORE, inconsideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01 Definitions. For all purposes of this Mortgage Loan Purchase Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. All other capitalized terms used herein shall have the meanings specified herein.

                                   ARTICLE II

                  SALE OF MORTGAGE LOANS AND RELATED PROVISIONS

                  Section 2.01 Sale of Mortgage Loans

                  (a) The Seller, by the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse but subject to the terms of this Agreement, (i) all of its right, title and interest in the Mortgage Loans identified on Exhibit 1 as of the Closing Date, including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date, and all collections of interest and principal due after the Cut-off Date, other than the servicing rights with respect thereto, (ii) the Seller's interest in any insurance policies and (iii) all proceeds of the foregoing.

                  (b) In connection with any transfer pursuant to this Section 2.1, the Seller agrees (i) to cause the books and records of the Seller to indicate that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (ii) to deliver to the Purchaser the Mortgage Loan Schedule which is attached as Exhibit 1 to this Agreement, and to the Pooling and Servicing Agreement, as which is incorporated by reference herein.

                  (c) In connection with such conveyances by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee, on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan:

                           (i) The original Mortgage Note, including any riders
                  thereto, endorsed by the Seller or the originator, as applicable, without recourse, to "HSBC Bank USA, National Association, as trustee under the Pooling and Servicing Agreement relating to People's Choice Home Loan Securities Corp., Mortgage Pass-Through Certificates, Series 2004-2", with any intervening endorsements showing an unbroken chain of title from the originator to the Trustee, or with respect to a Mortgage Loan as to which the Mortgage Note has been lost, a lost note affidavit with indemnity and, if available, a copy of the lost Mortgage Note;

                           (ii) The original recorded Mortgage, with evidence of
                  recording indicated thereon; provided that if such document is not included because of a delay by the public recording office where such document has been delivered for recordation or such office as a matter of policy does not return the original of such document or if such original Mortgage has been lost, the Seller shall include or cause to be included a copy thereof certified by the appropriate recording office, if available;

                           (iii) An original duly executed Assignment of the
                  Mortgage in recordable form from the Seller or the originator, as applicable, to "HSBC Bank USA, National Association, as trustee under the Pooling and Servicing Agreement relating to People's Choice Home Loan Securities Corp., Mortgage Pass-Through Certificates, Series 2004-2";

                           (iv) The original intervening Assignments, if any and
                  if available, with evidence of recording thereon, showing an unbroken chain of title to the Mortgage from the originator thereof to Person assigning it to the Trustee; provided that if such document is not included because of a delay by the public recording office where such document has been delivered for recordation or such office as a matter of policy does not return the original of such document, the Seller shall include or cause to be included a copy thereof certified by the appropriate recording office, if available;

                           (v) The originals of each assumption, modification or
                  substitution agreement, if any and if available, relating to the Mortgage Loan; and

                           (vi) The original title insurance policy, or, if such
                  policy has not been issued, any one of an original or a copy of the preliminary title report, title binder or title commitment on the Mortgaged Property with the original policy of the insurance to be delivered promptly following the receipt thereof;

         The Seller need not cause to be recorded any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment shall be submitted for recording by the Seller, at no expense to the Trust or the Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates evidencing at least 25% of the Voting Rights, (ii) the occurrence of a Servicer Event of Default or Master Servicer Event of Default under the Pooling and Servicing Agreement,
(iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 8.01 of the Pooling and Servicing Agreement and (v) if the Seller is not the Master Servicer, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Upon (a) receipt of written notice from the Trustee that recording of the assignments is required pursuant to one or more of the conditions set forth in the preceding sentence, the Seller shall be required to deliver such assignments for recording as provided above, promptly and in any event within 30 days following receipt of such notice. The Seller shall furnish the Trustee, or its designated agent, with a copy of each assignment submitted for recording. In the event that any such assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly have a substitute assignment prepared or have such defect cured, as the case may be, and thereafter cause each such assignment to be duly recorded.

                  To the extent an assignment referred to in clause (c)(iii) above is required to be recorded (including, without limitation, assignments for states which are not covered by the Opinion of Counsel in the prior paragraph), the Seller at its own expense shall complete and submit it for recording in the appropriate public office for real property records, with such assignment completed in favor of the Trustee. While such assignment to be recorded is being recorded, the Trustee shall retain a photocopy of such assignment. If any assignment is lost or returned unrecorded to the Trustee because of any defect therein, the Seller is required to prepare a substitute assignment or cure such defect, as the case may be, and the Seller shall cause such substitute assignment to be recorded in accordance with this paragraph.

                  Notwithstanding anything to the contrary contained in this
Section 2.1, in those instances where the public recording office retains the original Mortgage after it has been recorded, the Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage certified by the public recording office to be a true and complete copy of the recorded original thereof.

                  If any Assignment is lost or returned unrecorded to the Trustee because of any defect therein, the Seller shall prepare a substitute Assignment or cure such defect, as the case may be, and the Seller shall cause such Assignment to be recorded in accordance with this section.

                  If a defect in any Mortgage File is discovered which materially and adversely affects the value of the related Mortgage Loan, or the interests of the Certificateholders in such Mortgage Loan, including if any document required to be delivered to the Trustee has not been delivered (provided that a Mortgage File will not be deemed to contain a defect for an unrecorded assignment under clause (iii) above if the Seller has submitted such assignment for recording pursuant to the terms of the following paragraph), the Seller shall either (i) purchase such Mortgage Loan from the Trust Fund at the Purchase Price within 90 days after the date on which the Seller was notified of such defect; provided, that if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered, or cure such defect, or (ii) substitute a Qualified Substitute Mortgage Loan for the related Mortgage Loan upon the same terms and conditions set forth in Section 3.1 hereof for substitutions.

                  The Seller shall exercise its best reasonable efforts to deliver or cause to be delivered to the Custodian on behalf of the Trustee within 120 days of the Closing Date, with respect to the Mortgage Loans, the original or a photocopy of the title insurance policy with respect to each such Mortgage Loan assigned to the Purchaser pursuant to this Section 2.1.

                  The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to this Section 2.1, other than with respect to servicing rights with respect to the Mortgage Loans.

                  (d) The parties hereto intend that the transaction set forth herein constitutes a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans (other than with respect to the related servicing rights) and other property as and to the extent described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans (other than with respect to the related servicing rights) and such other property, to secure all of the Seller's obligations hereunder, and this Agreement shall constitute a security agreement under applicable law. The Seller agrees to take or cause to be taken such actions and to execute such documents, including without limitation the filing of all necessary UCC-1 financing statements filed in the State of Wyoming (which shall have been submitted for filing as of the Closing Date with respect to the aggregate Stated Principal Balance of the Mortgage Loans), any continuation statements with respect thereto and any amendments thereto required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Seller, as are necessary to perfect and protect the Purchaser's interests in each Mortgage Loan and the proceeds thereof.

Section 2.02      Payment of Purchase Price for the Mortgage Loans.
                  ------------------------------------------------

(a) The purchase price for the Mortgage Loans (other than with respect to the servicing rights thereto) shall be the sum of (1) $____________ and
         (2) a 100% Percentage Interest in the Class P, Class C and Class R Certificates.

(b) In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser shall (1) pay to the Seller on the Closing Date by wire transfer of immediately available funds to a bank account designated by the Seller, the amount specified above in clause (a)(1) and (2) cause the transfer to the Seller of the Certificates in clause (a)(2).

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES;
                               REMEDIES FOR BREACH

                  Section 3.01 Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser as of the Closing Date (or if otherwise specified below, as of the date so specified) that:

                  (a) with respect to the Seller:

                           (i) the Seller is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Wyoming;

                           (ii) the Seller has full corporate power to own its
                  property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                           (iii) the execution and delivery by the Seller of
                  this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                           (iv) the execution, delivery and performance by the
                  Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

                           (v) this Agreement has been duly executed and
                  delivered by the Seller and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

                           (vi) there are no actions, litigation, suits or
                  proceedings pending or threatened against the Seller before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller if determined adversely to the Seller would reasonably be expected to materially and adversely affect the Seller's ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

                           (vii) the Seller's chief executive office and
                  principal place of business are located in the County of Orange in the State of California; and

                  (b) with respect to the Mortgage Loans:

                           (i) as of the Cut-off Date, the information set forth
                  on the Mortgage Loan Schedule with respect to each Mortgage Loan is true and correct in all material respects;

                           (ii) immediately prior to the transfer to the
                  Purchaser, the Seller had good title to and is the sole owner of each Mortgage and Mortgage Note relating to the Mortgage Loans, and is conveying the same free and clear of any and all liens, claims, encumbrances, pledges, charges or security interests of any nature, the related Mortgage Note and the Mortgage were not subject to any pledge or assignment, and the Seller has full legal authority to sell and assign the Mortgage Loans pursuant to this Agreement;

                           (iii) no default, release or waiver exists under the
                  mortgage documents, and no modifications to the mortgage documents have been made that have not been disclosed;

                           (iv) there is no monetary default existing under any
                  Mortgage or the related Mortgage Note; neither the Seller, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any default, breach or event of acceleration with respect thereto; and no foreclosure action is threatened or has been commenced with respect to such Mortgage Loan;

                           (v) each Mortgage Loan was underwritten in accordance
                  with the underwriting guidelines of the Seller and its affiliates. The Seller has no knowledge of any fact that should have led it to expect at the time of the initial creation of an interest in the Mortgage Loan that such Mortgage Loan would not be paid in full when due;

                           (vi) no selection procedures reasonably believed by
                  the Seller to be adverse to the interest of the Certificateholders have been used in selecting the Mortgage Loans;

                           (vii) each Mortgage is a valid and enforceable first
                  lien or second lien on the Mortgaged Property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term at least 5 years longer than the term of the related Mortgage, subject only to (1) the lien of nondelinquent current real property taxes and assessments, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan, and
                  (3) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

                           (viii) there is no mechanics' lien or claim for work,
                  labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are fully insured against by a title insurance policy included in the Mortgage File;

                           (ix) there is no delinquent tax or assessment lien
                  against the Mortgaged Property subject to any Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

                           (x) there is no valid offset, defense or counterclaim
                  of any obligor under any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

                           (xi) except to the extent insurance is in place which
                  will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair, and there is no proceeding pending or, to the best of Seller's knowledge, threatened, for the total or partial condemnation of any Mortgaged Property;

                           (xii) neither any improvement located on or being
                  part of the Mortgaged Property, nor the Mortgaged Property itself, is in violation of any applicable zoning law or regulation, or subdivision law or ordinance;

                           (xiii) each Mortgage Loan has been serviced since
                  origination in accordance with the servicing standard set forth in Section 3.01 of the Servicing Agreement and in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents;

                           (xiv) the terms of the Mortgage Note or Mortgage have
                  not been impaired, altered or modified in any material respect, except that a Mortgage Loan may have been modified by a written instrument which has been recorded, if necessary to protect the interests of the owner of such Mortgage Loan or the Notes and which has been delivered to the Trustee;

                           (xv) a lender's policy of title insurance (on an ALTA
                  or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, which policy insures the Seller and successor owners of indebtedness secured by the insured Mortgage as to the first lien priority of the Mortgage Loan subject to the standard exceptions set forth therein, together with a condominium endorsement and extended coverage endorsement, if applicable, and an 8.1 ALTA environmental endorsement or equivalent endorsement in an amount at least equal to the original principal balance of each such Mortgage Loan or a commitment binder, commitment to issue the same or preliminary policy affirmatively insuring ingress and egress and insuring against encroachments by or upon the Mortgaged Property on the standard ALTA form, was effective on the date of the origination of each Mortgage Loan, and each such policy is valid and remains in full force and effect;

                           (xvi) at the time of origination, each Mortgaged
                  Property was the subject of an appraisal on Form 1004 or Form 2055 with an interior inspection which conformed to the underwriting requirements of the originator of the Mortgage Loan;

                           (xvii) if for any Mortgage Loan the related Mortgaged
                  Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding Principal Balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis and (C) the maximum amount of coverage that is available under federal law; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                           (xviii) the improvements upon each Mortgaged Property
                  are covered by a valid and existing hazard insurance policy which policy provides for fire extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located representing coverage in an amount not less than the lesser of (A) the maximum insurable value of the improvements securing such Mortgage Loan and (B) the outstanding Principal Balance of the related Mortgage Loan, but in no event an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder;

                           (xix) as of the Cut-off Date, no payment of principal
                  of or interest on or in respect of any Mortgage Loan is 30 or more days past due, and no borrower under a Mortgage Loan has been 30 or more days past due more than once during the twelve months preceding the Cut-off Date;

                           (xx) the information set forth under the caption "The
                  Mortgage Pool--General" and "--Mortgage Loan Characteristics" in the Prospectus Supplement is true and correct in all material respects;

                           (xxi) with respect to each Mortgage Loan secured by a
                  leasehold estate:

                              (1) The leasehold created by direct lease of the
                     freehold estate, the ground lease or memorandum thereof has been recorded, and by its terms permits the leasehold estate to be mortgaged. The ground lease grants any leasehold mortgagee standard protections necessary to protect the security of a leasehold mortgagee including the right of the leasehold mortgagee to receive notice of the lessee's default under the ground lease; the right of the leasehold mortgagee, with adequate time, to cure such default; and, in the case of incurable defaults of the lessee, the right of the leasehold mortgagee to enter into a new ground lease with the lessor on terms financially identical and otherwise substantially identical to the existing ground lease;

                              (2) The ground lease was in effect at the
                     origination of the Mortgage Loan, and is in full force and effect without any outstanding defaults, and was and is not subject to liens and encumbrances;

                              (3) The ground lease has an original term which
                     extends not less than five (5) years beyond the term of the Mortgage; and

                              (4) The fee estate of the lessor under the ground
                     lease is encumbered by the ground lease, and any lien of any present or future fee mortgagee is and will be subject to and subordinate to the ground lease. The foreclosure of the fee mortgage will not terminate the leasehold estate or the rights of the sub tenants, and the fee mortgage is subject to the ground lease;

                           (xxii) each of the Mortgage and the assignment of
                  Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                           (xxiii) the Mortgagor has not notified the Seller,
                  and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

                           (xxiv) none of the Mortgage Loans are reverse
                  mortgage loans, graduated payment mortgage loans or growth equity mortgage loans. None of the Mortgage Loans provide for deferred interest or negative amortization. None of the Mortgage Loans are "buy down" mortgage loans;

                           (xxv) the terms of the related Mortgage Note and the
                  related Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (x) if required by law in the jurisdiction where the Mortgaged Property is located, or (y) to protect the interests of the Trustee on behalf of the Certificateholders;

                           (xxvi) each Mortgage Loan was originated by (a) a
                  savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority or
                  (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended, in each case within the meaning of
                  Section 3(a)(41)(A)(ii) of the Exchange Act;

                           (xxvii) as of the Cut-off Date, no Mortgage Loan is
                  30 or more days past due. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage;

                           (xxviii) with respect to each Mortgage Loan, either
                  (i) the Mortgage Loan is assumable pursuant to the terms of the Mortgage Note, or (ii) the Mortgage Loan contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

                           (xxix) each Mortgage Loan complies with applicable
                  local, state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, the Federal Truth-In-Lending Act ("TILA"), disclosure laws and all applicable predatory and abusive lending laws and consummation of the transactions contemplated hereby, including without limitation, the receipt of interest by the owner of such Mortgage Loan, will not involve the violation of any such laws or regulations; and

                           (xxx) none of the Mortgage Loans are (a) Mortgage
                  Loans subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or
                  226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended ("HOEPA"), or (b) except as may be provided in subparagraph (c) below, classified and/or defined, as a "high cost", "threshold", "predatory" "high risk home loan" or "covered" loan (or a similarly classified loan using different terminology under a law imposing additional legal liability for mortgage loans having high interest rates, points and or/fees) under any other applicable state, federal or local law including, but not limited to, the District of Columbia and the States of Georgia, New York, North Carolina, Arkansas, Maine, Nevada, Florida, Kentucky or New Mexico or
                  (c) Mortgage

                  Loans subject to the New Jersey Home Ownership Security Act of 2002 (the "Act"), unless such Mortgage Loan is a (1) "Home Loan" as defined in the Act that is a first lien Mortgage Loan, which is not a "High Cost Home Loan" as defined in the Act or (2) "Covered Home Loan" as defined in the Act that is a first lien purchase money Mortgage Loan, which is not a "High Cost Home Loan" under the Act;

                           (xxxi) none of the Group 1 or Group 2 Loans are
                  covered by HOEPA or are in violation of any comparable state law;

                           (xxxii) none of the Group 1 or Group 2 Loans were
                  originated on or after October 1, 2002 and before March 7, 2003 for which the related Mortgaged Property is located in the State of Georgia. No Group 1 or Group 2 Loan that was originated on or after March 7, 2003 is a "high cost home loan" as defined under the Georgia Fair Lending Act;

                           (xxxiii) no Group 1 or Group 2 Loan is a "high cost
                  home loan," "covered" (excluding home loans defined as "covered home loans" pursuant to clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of
                  2002), "high risk home" or "predatory" loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

                           (xxxiv) no Group 1 or Group 2 Loan is a "high cost
                  home loan" as defined in New York Banking Law 6-1; no Group 2 Loan is a "high cost home loan" as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 or
                  2003); no Group 2 Loan is a "high cost home loan" as defined in the Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100); no Group 2 Loan is a "high-cost home loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. Sections 58-21A-1 et seq.); no mortgage loan is a "high-risk home loan" as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

                           (xxxv) no proceeds from any Group 1 Loan were used to
                  finance single-premium credit insurance policies;

                           (xxxvi) no subprime mortgage loan originated on or
                  after October 1, 2002 underlying the Trust will impose a prepayment premium for a term in excess of three years. Any loans originated prior to such date, and any non-subprime loans, will not impose prepayment penalties in excess of five years;

                           (xxxvii) the servicer for each Group 1 Loan has fully
                  furnished, and will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

                           (xxxviii) each Group 1 and 2 Loan had a principal
                  balance at origination which was less than or equal to the "Conforming Balance." The Conforming Balance for first lien mortgage loans secured by a single family property is $333,700 for all mortgage loans other than those originated in Alaska and Hawaii, for which it is $500,550. For first lien mortgage loans secured by two-, three- and four-family properties the Conforming Balance is $427,150, $516,300 or $641,650,
                  respectively, or $640,725, $774,450 and $962,475,
                  respectively, if the property is located in Alaska or Hawaii. The Conforming Balance for second lien mortgage loans is half of the conforming balance for first lien mortgage loans secured by a single family property, regardless of whether the second lien mortgage loan is secured by a single, two-, three- or four-family property;

                           (xxxix) the information set forth in the Mortgage
                  Loan Schedule with respect to the Prepayment Charges is true and correct in all material respects and each Prepayment Charge is enforceable and was originated in compliance with all applicable federal, state, and local laws;

                           (xl) each Mortgage Loan constitutes a "qualified
                  mortgage" under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

                           (xli) no Mortgage Loan is a High Cost Loan or Covered
                  Loan, as applicable (as such terms are defined in Standard & Poor's LEVELS(R) Glossary, Version 5.6 Revised, Appendix E, attached hereto as Exhibit 2);

                           (xlii) each Group 2 Loan is in compliance with the
                  anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide;

                           (xliii) each Group 2 Loan at the time it was made
                  complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws; (xliv) no borrower was encouraged or required to select a Group 2 Loan product offered by the Group 2 Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Group 2 Loan's origination, such borrower did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Group 2 Loan's originator or any affiliate of the Group 2 Loan's originator. If, at the time of loan application, the borrower may have qualified for a for a lower cost credit product then offered by any mortgage lending affiliate of the Group 2 Loan's originator, the Group 2 Loan's originator referred the borrower's application to such affiliate for underwriting consideration;

                           (xlv) the methodology used in underwriting the
                  extension of credit for each Group 2 Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Group 2 Loan;

                           (xlvi) with respect to any Group 2 Loan that contains
                  a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan's origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan's origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) the duration of the prepayment period shall not exceed three
                  (3) years from the date of the note if the Group 2 Loan was originated on or after September 1, 2004, unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments;

                           (xlvii) no borrower was required to purchase any
                  credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Group 2 Loan; No proceeds from any Group 2 Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Group 2 Loan;

                           (xlviii) all points and fees related to each Group 2
                  Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. Except in the case of a Group 2 Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide;

                           (xlix) all fees and charges (including finance
                  charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Group 2 Loan have been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation; and

                           (l) with respect to any Group 1 Loan originated on or
                  after August 1, 2004 and underlying the Trust, neither the related mortgage nor the related mortgage note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

                  It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive the sale of the Mortgage Loans from the Seller to the Purchaser and shall inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File.

                  Upon discovery by the Seller or upon notice from the Purchaser, the Trustee, or any Custodian, as applicable, of a breach of any representation or warranty in clause (a) above which materially and adversely affects the interest of the Certificateholders in any Mortgage Loan, the Seller shall, within 90 days of its discovery or its receipt of notice of such breach, either (i) cure such breach in all material respects, or (ii) to the extent that such breach is with respect to a Mortgage Loan and can be cured by the removal of that Mortgage Loan from the Trust, either (A) repurchase such Mortgage Loan from the Trust at the Repurchase Price, (B) substitute one or more Eligible Substitute Mortgage Loans for such Mortgage Loan, in each case in the manner and subject to the conditions and limitations set forth herein.

                  Upon discovery or receipt of notice by the Seller, the Purchaser or the Trustee of a breach of any representation or warranty of the Seller set forth in clause (b) above which breach materially and adversely affects the value of the Mortgage Loans or the interests of the Purchaser, the Certificateholders or the Trustee in any of the Mortgage Loans delivered to the Purchaser pursuant to this Agreement, the party discovering or receiving notice of such breach shall give prompt written notice to the others. However, any breach with respect to a Group 1 Loan and representations (b)(xxxi), (xxxii), (xxxiii), (xxxv), (xxxvi), (xxxvii), (xxxviii),(xxxix) and (xl) will be deemed to materially and adversely affect the interest of the Certificateholders in the related Mortgage Loan. In the case of any such breach of a representation or warranty set forth in clause (b) above, the Seller shall, within 90 days from the date that the Seller was notified or otherwise obtained knowledge of such breach, either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price; provided that if such breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; and provided, further, that (A) in the case of a breach of the representation and warranty concerning the Mortgage Loan Schedule contained in clause (b)(i), if such breach relates to any field on the Mortgage Loan Schedule which identifies any Prepayment Charge or (B) in the case of a breach of representation (xxxviii), then, in each case, in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase Price, the Seller shall pay the amount of the Prepayment Charge (net of any amount previously collected by or paid to the Trust Fund in respect of such Prepayment Charge), and the Seller shall have no obligation to repurchase (or, as detailed below, substitute for) such Mortgage Loan. However, subject to the approval of the Purchaser, the Seller shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date, except that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such substitution must occur within 90 days from the date the breach was discovered if such 90 day period expires before two years following the Closing Date. If the Seller fails to repurchase or substitute for the affected Mortgage Loan, the Seller shall repurchase or substitute for such Mortgage Loan. If the breach of representation and warranty that gave rise to the obligation to repurchase or substitute a Mortgage Loan pursuant to this
Section 3.1 was the representation set forth in clause (xxix) or (xxx) of this
Section 3.1(b), then the Seller shall pay to the Trust Fund, concurrently with and in addition to the remedies provided in the third preceding sentence, an amount equal to any liability, penalty or the expense that was actually incurred and paid out of or on behalf of the Trust Fund, and that directly resulted from such breach, or if incurred and paid by the Trust Fund thereafter, concurrently with such payment. The obligations of the Seller to cure, purchase or substitute a Qualified Substitute Mortgage Loan and to pay the amount referred to in the immediately preceding sentence shall constitute the Purchaser's, the Trustee's and the Certificateholders' sole and exclusive remedy under this Agreement or otherwise respecting a breach of representations or warranties hereunder with respect to the Mortgage Loans.

                  In the event that the Seller elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this
Section 3.1(b), the Seller shall deliver to the Trustee and the Master Servicer, as appropriate, with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by
Section 2.1, with the Mortgage Note endorsed as required by Section 2.1. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution, to the extent received by the Master Servicer, will be retained by the Master Servicer and remitted by the Master Servicer to the Seller on the next succeeding Distribution Date. After the month of substitution, the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. Upon such substitution, the Mortgage Loan Schedule shall be amended to reflect the addition of the Qualified Substituted Mortgage Loan or Loans, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made the non-statistical representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in Section 3.1(b) as of the date of substitution.

                  In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to Certificateholders in the month of substitution). The Seller shall provide the Master Servicer on the day of substitution for immediate deposit into the Custodial Account the amount of such shortfall, without any reimbursement therefor. The Seller shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers Certificate as to the calculation of such shortfall and by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any REMIC created pursuant to the Pooling and Servicing Agreement 2 including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time that any Certificate is outstanding. The costs of any substitution as described above, including any related assignments, opinions or other documentation in connection therewith shall be borne by the Seller.

                  Any cause of action against the Seller or relating to or arising out of a breach by the Seller of any representations and warranties made in clause (b) above shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Seller or notice thereof by the party discovering such breach and (ii) failure by the Seller to cure such breach, purchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan pursuant to the terms hereof.

                  Section 3.02 The Purchaser's Representations and Warranties. The Purchaser hereby represents and warrants to the Seller as of the Closing Date (or if otherwise specified below, as of the date so specified) that:

                  (a) the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (b) the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                  (c) the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the certificate of incorporation or by-laws of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

                  (d) the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

                  (e) this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

                  (f) except as previously disclosed to the Purchaser in the Prospectus Supplement, there are no actions, suits or proceedings pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser if determined adversely to the Purchaser or would reasonably be expected to materially and adversely affect the Purchaser's ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

                                   ARTICLE IV

                               SELLER'S COVENANTS

                  Section 4.01 Covenants of the Seller. The Seller hereby covenants that, except for the transfer hereunder with respect to the Mortgage Loans, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Lien on, any Mortgage Loan, whether now existing or hereafter created, or any interest therein (other than the servicing rights with respect thereto); the Seller will notify the Trustee, as assignee of the Purchaser, of the existence of any Lien (other than as provided above) on any Mortgage Loan immediately upon discovery thereof; and the Seller will defend the right, title and interest of the Trustee, on behalf of the Trust Fund, in, to and under the Mortgage Loans, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

                                   ARTICLE V

                      LIMITATION ON LIABILITY OF THE SELLER

                  Section 5.01 Limitation on Liability of the Seller. None of the directors, officers, employees or agents of the Seller shall be under any liability to the Purchaser hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement. Except as and to the extent expressly provided in the Pooling and Servicing Agreement, the Custodial Agreement and this Agreement, the Seller shall not be under any liability to the Trust Fund, the Trustee or the Certificateholders thereunder. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder.

                                   ARTICLE VI

                                   TERMINATION

                  Section 6.01 Termination. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate upon the termination of the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

                  Section 7.01 Amendment. This Agreement may be amended from time to time by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser.

                  Section 7.02 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  Section 7.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

                  (i) if to the Seller:

                         People's Choice Home Loan, Inc.
                         7515 Irvine Center Drive
                         Irvine, California 92618
                         Attention: General Counsel

or, such other address as may hereafter be furnished to the Purchaser by the Seller.

                  (ii) if to the Purchaser:

                         People's Choice Home Loan Securities Corp.
                         7515 Irvine Center Drive
                         Irvine, California 92618
                         Attention: General Counsel

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

                  Section 7.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever. then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  Section 7.05 Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Seller shall be rendered as independent contractors and not as agent for the Purchaser.

                  Section 7.06 Counterparts. This Agreement may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts together shall constitute one and the same Agreement.

                  Section 7.07 Survival. The representations and warranties made herein by the Seller and the provisions of Article V hereof shall survive the purchase of the Mortgage Loans hereunder.

                  Section 7.08 Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement. Each of the Purchaser and the Seller agrees to use its best reasonable efforts to take all actions necessary to be taken by it to cause the Certificates to be issued and rated in the highest rating category by each of the Rating Agencies, with the Certificates to be offered pursuant to the Purchaser's shelf registration statement, and each party will cooperate with the other in connection therewith.

                  Section 7.09 Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans (other than the servicing rights with respect thereto), rather than a loan by the Purchaser to the Seller secured by the Mortgage Loans. Accordingly, the parties hereto each intend to treat this transaction with respect to the Mortgage Loans for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans (other than the servicing rights with respect thereto). The Purchaser will have the right to review the Mortgage Loans and the Related Documents to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

                  Section 7.10 Successors and Assigns; Assignment of Purchase Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and their respective successors and assigns. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser, which consent shall be at the Purchaser's sole discretion. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of assigning the Mortgage Loans to the Trustee, on behalf of the Trust Fund, for the benefit of the Certificateholders. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee, on behalf of the Trust Fund of all of the Purchaser's rights against the Seller pursuant to this Agreement and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Purchaser. Such enforcement of a right or remedy by the Trustee, on behalf of the Trust Fund, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                                      PEOPLE'S CHOICE HOME LOAN SECURITIES CORP.
                                      as Purchaser


                                      By: _____________________________________
                                      Name:
                                      Title:



                                      PEOPLE'S CHOICE HOME LOAN, INC.
                                            as Seller


                                      By: _____________________________________
                                      Name:
                                      Title:

                                    Exhibit 1

                             MORTGAGE LOAN SCHEDULE

                                    Exhibit 2

          Appendix E of the Standard & Poor's Glossary For File Format
                        For LEVELS(R) Version 5.6 Revised

Standard & Poor's has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor's High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

                                STANDARD & POOR'S
                          HIGH COST LOAN CATEGORIZATION

            State/Jurisdiction Name of Anti-Predatory Category under
        Lending Law/Effective Date Applicable Anti-Predatory Lending Law

--------------------------------- ------------------------------------ ----------------------------
Arkansas                          Arkansas Home Loan Protection Act,   High Cost Home Loan
                                  Ark. Code Ann. ss.ss.
                                  23-53-101 et seq. Effective
                                  July 16, 2003
--------------------------------- ------------------------------------ ----------------------------
Cleveland Heights, OH             OH Ordinance No. 72-2003 (PSH),      Covered Loan
                                  Mun. Code ss.ss. 757.01 et
                                  seq. Effective June 2, 2003
--------------------------------- ------------------------------------ ----------------------------
Colorado                          Consumer Equity Protection, Colo.    Covered Loan
                                  Stat. Ann. ss.ss. 5-3.5-101 et seq.
                                  Effective for covered loans
                                  offered or entered into on or
                                  after January 1, 2003. Other
                                  provisions of the Act took effect
                                  on June 7, 2002
--------------------------------- ------------------------------------ ----------------------------
Connecticut                       Connecticut Abusive Home Loan        High Cost Home Loan
                                  Lending Practices Act, Conn. Gen.
                                  Stat. ss.ss. 36a-746 et seq.
                                  Effective October 1, 2001
--------------------------------- ------------------------------------ ----------------------------
District of Columbia              Home Loan Protection Act, D.C.       Covered Loan
                                  Code ss.ss. 26-1151.01 et seq.
                                  Effective for loans closed on or
                                  after January 28, 2003
--------------------------------- ------------------------------------ ----------------------------
Florida                           Fair Lending Act, Fla. Stat. Ann.    High Cost Home Loan
                                  ss.ss. 494.0078 et seq.
                                  Effective October 2, 2002
--------------------------------- ------------------------------------ ----------------------------
Georgia                           Georgia Fair Lending Act, Ga.        High Cost Home Loan
(Oct 1, 2002 - Mar 6, 2003)       Code  Ann. ss.ss. 7-6A-1
                                  et seq.
                                  Effective October 1, 2002 -
                                  March 6, 2003
--------------------------------- ------------------------------------ ----------------------------
Georgia as amended                Georgia Fair Lending Act, Ga.        High Cost Home Loan
(Mar 7, 2003 - current)           Code Ann. ss.ss. 7-6A-1 et seq.
                                  Effective for loans closed on
                                  or after March 7, 2003
--------------------------------- ------------------------------------ ----------------------------
HOEPA Section 32                  Home Ownership and Equity            High Cost Loan
                                  Protection Act of 1994, 15 U.S.C.
                                  ss. 1639, 12 C.F.R. ss.ss. 226.32 and
                                  226.34 Effective October 1, 1995,
                                  amendments October 1, 2002
--------------------------------- ------------------------------------ ----------------------------
Illinois                          High Risk Home Loan Act, Ill.        High Risk Home Loan
                                  Comp. Stat. tit. 815, ss.ss. 137/5
                                  et seq. Effective January 1, 2004
                                  (prior to this date, regulations
                                  under Residential Mortgage License
                                  Act effective from May 14, 2001)
--------------------------------- ------------------------------------ ----------------------------


                                      D-23



--------------------------------- ------------------------------------ ----------------------------
Kansas                            Consumer Credit Code, Kan. Stat.     High Loan to Value
                                  Ann. ss.ss. 16a-1-101 et seq.        Consumer Loan and; High APR
                                  Sections 16a-1-301 and               Consumer Loan
                                  16a-3-207 became effective
                                  April 14, 1999;
                                  Section 16a-3-308a became
                                  effective July 1, 1999
--------------------------------- ------------------------------------ ----------------------------
Kentucky                          2003 KY H.B. 287 - High Cost Home    High Cost Home Loan
                                  Loan Act, Ky. Rev. Stat. ss.ss.
                                  360.100 et seq. Effective June 24,
                                  2003
--------------------------------- ------------------------------------ ----------------------------
Maine                             Truth in Lending, Me. Rev. Stat.     High Rate High Fee Mortgage
                                  tit. 9-A, ss.ss. 8-101 et
                                  seq.
                                  Effective September 29, 1995
                                  and as amended from time to time
--------------------------------- ------------------------------------ ----------------------------
Massachusetts                     Part 40 and Part 32, 209 C.M.R.     High Cost Home Loan
                                  ss.ss. 32.00 et seq. and 209
                                  C.M.R. ss.ss. 40.01 et seq.
                                  Effective March 22, 2001 and
                                  amended from time to time
--------------------------------- ------------------------------------ ----------------------------
Nevada                            Assembly Bill No. 284, Nev. Rev.     Home Loan
                                  Stat. ss.ss. 598D.010 et seq.
                                  Effective October 1, 2003
--------------------------------- ------------------------------------ ----------------------------
New Jersey                        New Jersey Home Ownership Security   High Cost Home Loan
                                  Act of 2002, N.J. Rev. Stat. ss.ss.
                                  46:10B-22 et seq.
                                  Effective for loans closed on or
                                  after November 27, 2003
--------------------------------- ------------------------------------ ----------------------------
New York                          N.Y. Banking Law Article 6-l         High Cost Home Loan
                                  Effective for applications made on
                                  or after April 1, 2003
--------------------------------- ------------------------------------ ----------------------------
New Mexico                        Home Loan Protection Act, N.M.       High Cost Home Loan
                                  Rev. Stat. ss.ss. 58-21A-1 et
                                  seq.
                                  Effective as of January 1, 2004;
                                  Revised as of February 26, 2004
--------------------------------- ------------------------------------ ----------------------------
North Carolina                    Restrictions and Limitations on      High Cost Home Loan
                                  High Cost Home Loans, N.C. Gen.
                                  Stat. ss.ss. 24-1.1E et seq.
                                  Effective July 1, 2000;
                                  amended October 1, 2003
                                  (adding open-end lines of
                                  credit)
--------------------------------- ------------------------------------ ----------------------------
Ohio                              H.B. 386 (codified in various        Covered Loan
                                  sections of the Ohio Code), Ohio
                                  Rev. Code Ann. ss.ss. 1349.25
                                  et seq. Effective May 24,
                                  2002
--------------------------------- ------------------------------------ ----------------------------
Oklahoma                          Consumer Credit Code (codified in    Subsection 10 Mortgage
                                  various sections of Title 14A)
                                  Effective July 1, 2000; amended
                                  effective January 1, 2004
--------------------------------- ------------------------------------ ----------------------------


                                      D-24


--------------------------------- ------------------------------------ ----------------------------
South Carolina                    South Carolina High Cost and         High Cost Home Loan
                                  Consumer Home Loans Act, S.C. Code
                                  Ann. ss.ss. 37-23-10 et seq.
                                  Effective for loans taken on
                                  or after January 1, 2004
--------------------------------- ------------------------------------ ----------------------------
West Virginia                     West Virginia Residential Mortgage   West Virginia Mortgage
                                  Lender, Broker and Servicer Act,     Loan Act Loan
                                  W. Va. Code Ann. ss.ss. 31-17-1
                                  et seq.
                                  Effective June 5, 2002
--------------------------------- ------------------------------------ ----------------------------

                                STANDARD & POOR'S
                           COVERED LOAN CATEGORIZATION

            State/Jurisdiction Name of Anti-Predatory Category under
        Lending Law/Effective Date Applicable Anti-Predatory Lending Law


-------------------------------------- ------------------------------------ -------------------
Georgia (Oct 1, 2002 - Mar 6, 2003)    Georgia Fair Lending Act, Ga. Code   Covered Loan
                                       Ann. ss.ss. 7-6A-1 et seq.
                                       Effective October 1, 2002 -
                                       March 6, 2003
-------------------------------------- ------------------------------------ -------------------
New Jersey                             New Jersey Home Ownership Security   Covered Home Loan
                                       Act of 2002, N.J. Rev. Stat.
                                       ss.ss. 46:10B-22 et seq.
                                       Effective November 27, 2003 -
                                       July 5, 2004
-------------------------------------- ------------------------------------ -------------------


                                STANDARD & POOR'S
                            HOME LOAN CATEGORIZATION

            State/Jurisdiction Name of Anti-Predatory Category under
        Lending Law/Effective Date Applicable Anti-Predatory Lending Law


------------------------------------ ------------------------------------ -------------------------
Georgia (Oct 1, 2002 - Mar 6, 2003)  Georgia Fair Lending Act, Ga. Code        Home Loan
                                     Ann. ss.ss. 7-6A-1 et seq. Effective
                                     October 1, 2002 - March 6, 2003
------------------------------------ ------------------------------------ -------------------------
New Jersey                           New Jersey Home Ownership Security        Home Loan
                                     Act of 2002, N.J. Rev. Stat. ss.ss.
                                     46:10B-22 et seq.
                                     Effective for loans closed on or
                                     after November 27, 2003
------------------------------------ ------------------------------------ -------------------------
New Mexico                           Home Loan Protection Act, N.M.            Home Loan
                                     Rev. Stat. ss.ss. 58-21A-1 et
                                     seq.
                                     Effective as of January 1, 2004;
                                     Revised as of February 26, 2004
------------------------------------ ------------------------------------ -------------------------
North Carolina                       Restrictions and Limitations on           Consumer Home Loan
                                     High Cost Home Loans, N.C. Gen.
                                     Stat. ss.ss. 24-1.1E et seq. Effective
                                     July 1, 2000; amended October 1,
                                     2003 (adding open-end lines of
                                     credit)
------------------------------------ ------------------------------------ -------------------------
South Carolina                       South Carolina High Cost and              Consumer Home Loan
                                     Consumer Home Loans Act, S.C. Code
                                     Ann. ss.ss. 37-23-10 et seq. Effective
                                     for loans taken on or after
                                     January 1, 2004
------------------------------------ ------------------------------------ -------------------------

                                   EXHIBIT E-1
                                   -----------

                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This Assignment, Assumption and Recognition Agreement (the "AAR Agreement") is made and entered into as of August 27, 2004 (the "Closing Date"), among People's Choice Home Loan, Inc. (the "Assignor"), HSBC Bank USA, National Association, as trustee for the holders of People's Choice Home Loan Securities Trust Series 2004-2, Mortgage Pass-Through Certificates, Series 2004-2 (the "Assignee"), Chase Manhattan Mortgage Corporation (the "Company") and People's Choice Home Loan Securities Corp (the "Depositor").

         Whereas, the Assignor is currently servicing the mortgage loans listed on Attachment 1 annexed hereto (the "Assigned Loans") on a servicing-retained basis for the benefit of the Assignee on behalf of the holders of the People's Choice Home Loan Securities Trust Series 2004-2, Mortgage Pass-Through Certificates, Series 2004-2;

         Whereas, the Assignor shall transfer servicing of the Assigned Loans and the servicing rights related thereto to the Company on January 1, 2005, or on such other date as the Assignor and the Company shall mutually agree (the "Transfer Date");

         Whereas, the Company has agreed to service the Assigned Loans, on and after the Transfer Date, in accordance with that certain Servicing Agreement, dated as of August 1, 2004 (the "Servicing Agreement") between the Assignor and the Company.

         In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Assigned Loans shall be subject to the terms of this AAR Agreement. Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Servicing Agreement.

ASSIGNMENT AND ASSUMPTION

         1. Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title and interest as in, to and under the Assigned Loans, and as they relate to the Assigned Loans, the Servicing Agreement. Notwithstanding anything to the contrary contained herein, the Assignor is not assigning to the Assignee any of its right, title and interest in, to and under the Servicing Agreement with respect to any other mortgage loan other than the Assigned Loans and the Assignor specifically reserves and does not assign to the Assignee its rights under Section 11.10 of the Servicing Agreement. Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Servicing Agreement or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

         Assignor acknowledges and agrees that upon execution of this AAR Agreement, with respect to the Assigned Loans, the Assignee shall become the "Owner" under the Servicing Agreement, and all representations, warranties and covenants by the "Servicer" to the "Owner" under the Servicing Agreement including, but not limited to, the rights to receive indemnification, shall accrue to Assignee by virtue of this AAR Agreement.



                                     E-1-1

REPRESENTATIONS, WARRANTIES AND COVENANTS

         2. Assignor warrants and represents to, and covenants with, Assignee and Company as of the date hereof that:

            a. Attached hereto as Attachment 2 is a true and correct copy of the Servicing Agreement, which Servicing Agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

            b. Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Servicing Agreement they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignee's interests, rights and obligations under the Servicing Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

            c. There are no offsets, counterclaims or other defenses available to the Company with respect to the Servicing Agreement;

            d. Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

            e. Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

            f. Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and the parties hereto, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to



                                     E-1-2
                  creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

            g. No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby. Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto; and

            h. There is no action, suit, proceeding, investigation or litigation pending or, to Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would adversely affect Assignor's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignor's ability to perform its obligations under this AAR Agreement.

         3. The Assignee warrants and represents to, and covenants with, the Assignor and the Company as of the date hereof that:

            a. Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Assigned Loans as trustee on behalf of the holders of People's Choice Home Loan Securities Trust Series 2004-2, Mortgage Pass-Through Certificates, Series 2004-2;

            b. Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This AAR Agreement has been duly executed and delivered by




                                     E-1-3

                  Assignee and, upon the due authorization, execution and delivery by Assignor and the parties hereto, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

            c. No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

            d. There is no action, suit, proceeding, investigation or litigation pending or, to Assignee's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignee, would adversely affect Assignee's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignee's ability to perform its obligations under this AAR Agreement; and

            e. Assignee assumes for the benefit of each of Assignor and Company all of Assignor's rights as "Owner" under the Servicing Agreement but solely with respect to the Assigned Loans.

         4. Company warrants and represents to, and covenants with, Assignee and Assignor, as of the date hereof, that:

            a. Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

            b. Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Servicing Agreement;

            c. Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company's charter or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject. The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of



                                     E-1-4

                  Company. This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

            d. No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

            e. On and after the Transfer Date, Company shall establish a Custodial Account and one or more Escrow Accounts under the Servicing Agreement in favor of Assignee with respect to the Assigned Loans separate from the Custodial Account and Escrow Account previously established under the Servicing Agreement in favor of Assignor;

            f. Pursuant to Section 10.02 of the Servicing Agreement, the Company hereby restates the representations and warranties set forth in Article III of the Servicing Agreement with respect to the Company;

            g. Neither this AAR Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by the Company pursuant to this AAR Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading;

            h. On and after the Transfer Date, the Company shall service the Assigned Loans in accordance with the terms and conditions of the Servicing Agreement.

         5. Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

RECOGNITION OF ASSIGNEE

         6. From and after the Transfer Date, Company shall recognize Assignee as owner of the Assigned Loans, and acknowledges that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans in accordance with the Servicing Agreement but in no event in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a



                                     E-1-5

REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, Company and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

         7. The Company agrees to indemnify and hold harmless each of the Assignor and the Depositor, each director of the Assignor and the Depositor, each officer of the Depositor who signed the Registration Statement and each person, if any, who controls the Assignor and the Depositor within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Party") against any and all losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject, under the 1933 Act or otherwise, including, without limitation, with respect to disputes between the parties, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement dated as of August 25, 2004 issued in connection with the securitization of the Assigned Loans (the "Prospectus Supplement"), or the omission or the alleged omission to state in the Prospectus Supplement a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing by the Company specifically for use in the sections of the Prospectus Supplement entitled "Pooling and Servicing Agreement
- The Servicer (the third and fourth paragraphs only)" and-"Pooling and Servicing Agreement--Delinquency and Loss Experience of Chase" (collectively, the "Company Information").

                  Each of the Assignor and the Depositor agrees to indemnify and hold harmless the Company, each officer and director of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Company Indemnified Party") against any and all losses, claims, expenses, damages or liabilities to which the Company Indemnified Party may become subject, under the 1933 Act or otherwise, including, without limitation, with respect to disputes between the parties, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or the omission or alleged omission to state in the Prospectus Supplement a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission relates to information in the Prospectus Supplement other than the Company Information.

MISCELLANEOUS

         8. All demands, notices and communications related to the Assigned Loans, the Servicing Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

            a.    In the case of Company,


                                     E-1-6

                           Chase Manhattan Mortgage Corporation
                           10790 Rancho Bernardo Road
                           San Diego, CA 92127
                           Attn:  Cindy L. Dunks
                           Facsimile No.: (858) 605-3666

                  with a copy to:

                           Chase Manhattan Mortgage Corporation
                           343 Thornall Street
                           Edison, NJ 08837
                           Attention: General Counsel
                           Facsimile No.: (732) 205-8723

            b.    In the case of Assignor,

                           People's Choice Home Loan, Inc.
                           7515 Irvine Center Drive
                           Irvine, CA 92618
                           Attn: Brad Plantiko
                           Facsimile No.: (949) 341-2211

            c.    In the case of Assignee,

                           HSBC Bank USA, National Association
                               as Trustee
                           452 Fifth Avenue
                           New York, New York 10018
                           Attention: PCHLT 2004-2
                           Telecopier No.: (212) 525-1300

         9. The Company hereby acknowledges that Wells Fargo Bank, National Association (the "Master Servicer") has been appointed as the master servicer of the Assigned Loans pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004, among the Assignor, the Assignee and the Master Servicer, and therefor has the right to enforce all obligations of the Company, from and after the Transfer Date, as they relate to the Assigned Loans, under the Servicing Agreement. Such right will include, without limitation, the right to terminate the Company under the Servicing Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Company under the Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the Servicing Agreement, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company. The Company shall make all distributions under the Servicing Agreement, as they relate to the Assigned Loans, to the Master Servicer by wire transfer of immediately available funds to:

                  PCHLT 2004-2
                  Wells Fargo Bank, National Association
                  ABA# 121000248
                  SAS Clearing
                  Account # 3970771416
                  For Further Credit to: PCHLT 2004-2, Account # 18185200



                                     E-1-7
and the Company shall deliver all reports required to be delivered under the Servicing Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section 8 herein and to the Master Servicer at:

                  Wells Fargo Bank, National Association
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: PCHLT 2004-2

         10. THIS AAR AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         11. No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         12. This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

         13. This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignments of the Servicing Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Servicing Agreement.

         14. This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

         15. In the event that any provision of this AAR Agreement conflicts with any provision of the Servicing Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.




                                     E-1-8

                  IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement on the date first above written.




PEOPLE'S CHOICE HOME LOAN, INC.,          HSBC BANK USA, NATIONAL ASSOCIATION,
THE ASSIGNOR                              AS TRUSTEE FOR THE HOLDERS OF PEOPLE'S
                                          CHOICE HOME LOAN SECURITIES TRUST
                                          SERIES 2004-2, MORTGAGE PASS-THROUGH
                                          CERTIFICATES, SERIES 2004-2,
                                          THE ASSIGNEE
By: __________________________            By: __________________________

Name: ________________________            Name: ________________________

Title: _______________________            Title: _______________________

CHASE MANHATTAN MORTGAGE CORPORATION,
THE COMPANY

By: __________________________

Name:_________________________

Title:________________________

ACKNOWLEDGED AND AGREED:

WELLS FARGO BANK, NATIONAL ASSOCIATION


By: __________________________

Name: Stacey Taylor
     -------------------------
Title: Assistant Vice President
       ------------------------




                                     E-1-9

ACKNOWLEDGED AND AGREED:

PEOPLE'S CHOICE HOME LOAN SECURITIES CORP.
THE DEPOSITOR

By: __________________________

Name:_________________________

Title:________________________



                                     E-1-10

                                  Attachment I
                                  ------------

                                 Assigned Loans












                                     E-1-11

                                  Attachment II
                                  -------------

                               Servicing Agreement










                                     E-1-12

                                   Exhibit E-2
                                   -----------

                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

         This Assignment, Assumption and Recognition Agreement (the "AAR Agreement") is made and entered into as of August 27, 2004 (the "Closing Date"), among People's Choice Home Loan Securities Corp. (the "Assignor"), HSBC Bank USA, National Association, as trustee for the holders of People's Choice Home Loan Securities Trust Series 2004-2, Mortgage Pass-Through Certificates, Series 2004-2 (the "Assignee") and People's Choice Home Loan, Inc. (the "Company").

         Whereas, the Assignor and the Company entered into that certain Servicing Agreement, dated as of August 1, 2004 (the "Servicing Agreement"), pursuant to which the Company agreed to service certain mortgage loans (the "Mortgage Loans") on behalf of the Assignor; and

         Whereas, the Company shall transfer servicing of the Mortgage Loans and the servicing rights related thereto to Chase Manhattan Mortgage Corporation ("Chase") on January 1, 2005, or on such other date as the Company and Chase shall mutually agree (the "Transfer Date").

         In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans listed on Attachment 1 annexed hereto (the "Assigned Loans") shall be subject to the terms of this AAR Agreement. Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Servicing Agreement.

ASSIGNMENT AND ASSUMPTION

         16. Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee all of its right, title and interest as in, to and under the Assigned Loans, and as they relate to the Assigned Loans, the Servicing Agreement. Notwithstanding anything to the contrary contained herein, the Assignor is not assigning to the Assignee any of its right, title and interest in, to and under the Servicing Agreement with respect to any other mortgage loan other than the Assigned Loans. Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Servicing Agreement or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

         Assignor acknowledges and agrees that upon execution of this AAR Agreement, with respect to the Assigned Loans, the Assignee shall become the "Owner" under the Servicing Agreement, and all representations, warranties and covenants by the "Servicer" to the "Owner" under the Servicing Agreement including, but not limited to, the rights to receive indemnification, shall accrue to Assignee by virtue of this AAR Agreement.

REPRESENTATIONS, WARRANTIES AND COVENANTS



                                     E-1-13

         17. Assignor warrants and represents to, and covenants with, Assignee and Company as of the date hereof that:

                  a. Attached hereto as Attachment 2 is a true and correct copy of the Servicing Agreement, which Servicing Agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

                  b. Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Servicing Agreement they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignee's interests, rights and obligations under the Servicing Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

                  c. There are no offsets, counterclaims or other defenses available to the Company with respect to the Servicing Agreement;

                  d. Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

                  e. Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

                  f. Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignor. This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and the parties hereto, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to



                                     E-1-14
                      creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  g. No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby. Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto; and

                  h. There is no action, suit, proceeding, investigation or litigation pending or, to Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would adversely affect Assignor's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignor's ability to perform its obligations under this AAR Agreement.

         18. The Assignee warrants and represents to, and covenants with, the Assignor and the Company as of the date hereof that:

                  a. Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Assigned Loans as trustee on behalf of the holders of People's Choice Home Loan Securities Trust Series 2004-2, Mortgage Pass-Through Certificates, Series 2004-2;

                  b. Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated




                                     E-1-15
                      hereby, have been duly authorized by all necessary corporate action on part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and the parties hereto, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  c. No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

                  d. There is no action, suit, proceeding, investigation or litigation pending or, to Assignee's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignee, would adversely affect Assignee's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignee's ability to perform its obligations under this AAR Agreement; and

                  e. Assignee assumes for the benefit of each of Assignor and Company all of Assignor's rights as "Owner" under the Servicing Agreement but solely with respect to the Assigned Loans.

         19. Company warrants and represents to, and covenants with, Assignee and Assignor, as of the date hereof, that:

                  a. Attached hereto as ATTACHMENT 2 is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

                  b. Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Servicing Agreement;

                  c. Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company's charter or by-laws or any legal restriction, or any material agreement or instrument to which Company is now



                                     E-1-16
                      a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject. The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Company. This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

                  d. No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

                  e. Company shall establish a Custodial Account and an Escrow Account under the Servicing Agreement in favor of Assignee with respect to the Assigned Loans separate from the Custodial Account and Escrow Account previously established under the Servicing Agreement in favor of Assignor;

                  f. Pursuant to Section 10.02 of the Servicing Agreement, the Company hereby restates the representations and warranties set forth in Article III of the Servicing Agreement with respect to the Company; and

                  g. Neither this AAR Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by the Company pursuant to this AAR Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

         20. Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

RECOGNITION OF ASSIGNEE

         21. From and after the date hereof until the Transfer Date, Company shall recognize Assignee as owner of the Assigned Loans, and acknowledges that the Assigned Loans will be



                                     E-1-17
part of a REMIC, and will service the Assigned Loans in accordance with the Servicing Agreement but in no event in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, Company and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

MISCELLANEOUS

         22. All demands, notices and communications related to the Assigned Loans, the Servicing Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

                  a.  In the case of Company,
                           People's Choice Home Loan, Inc.
                           7515 Irvine Center Drive
                           Irvine, CA 92618
                           Attn: Brad Plantiko
                           Facsimile No.: (949) 341-2211

                  b. In the case of Assignor,
                           People's Choice Home Loan Securities Corp.
                           7515 Irvine Center Drive
                           Irvine, CA 92618
                           Attn: General Counsel
                           Facsimile No.: (949) 341-2211

                  c. In the case of Assignee,
                           HSBC Bank USA, National Association
                           as Trustee
                           452 Fifth Avenue
                           New York, New York 10018
                           Attention: PCHLT 2004-2
                           Telecopier No.: (212) 525-1300

         23. The Company hereby acknowledges that Wells Fargo Bank, National Association (the "Master Servicer") has been appointed as the master servicer of the Assigned Loans pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004, among the Assignor, the Assignee and the Master Servicer, and therefor has the right to enforce all obligations of the Company, from the date hereof to the Transfer Date, as they relate to the Assigned Loans, under the Servicing Agreement. Such right will include, without limitation, the



                                     E-1-18
right to terminate the Company under the Servicing Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Company under the Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the Servicing Agreement, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company. The Company shall make all distributions under the Servicing Agreement, as they relate to the Assigned Loans, to the Master Servicer by wire transfer of immediately available funds to:

                  PCHLT 2004-2
                  Wells Fargo Bank, National Association
                  ABA# 121000248
                  SAS Clearing
                  Account # 3970771416
                  For Further Credit to: PCHLT 2004-2, Account # 18185200

and the Company shall deliver all reports required to be delivered under the Servicing Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section 7 herein and to the Master Servicer at:

                  Wells Fargo Bank, National Association
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: PCHLT 2004-2

         24. THIS AAR AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         25. No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         26. This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

         27. This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignments of the Servicing Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Servicing Agreement.

         28. This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.



                                     E-1-19

         29. In the event that any provision of this AAR Agreement conflicts with any provision of the Servicing Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.









                                     E-1-20

                  IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement on the date first above written.




PEOPLE'S CHOICE HOME LOAN SECURITIES CORP.,          HSBC BANK USA, NATIONAL ASSOCIATION,
THE ASSIGNOR                                         AS TRUSTEE FOR THE HOLDERS OF PEOPLE'S
                                                     CHOICE HOME LOAN SECURITIES TRUST
                                                     SERIES 2004-2, MORTGAGE PASS-THROUGH
                                                     CERTIFICATES, SERIES 2004-2,
                                                     THE ASSIGNEE

By: _______________________________                  By: ____________________________

Name: _____________________________                  Name: __________________________

Title: ____________________________                  Title: _________________________


PEOPLE'S CHOICE HOME LOAN, INC.,
THE COMPANY

By: _______________________________

Name: _____________________________

Title: ____________________________



ACKNOWLEDGED AND AGREED:

WELLS FARGO BANK, NATIONAL ASSOCIATION


By: _______________________________

Name: Stacey Taylo
      -----------------------------

Title:  Assistant Vice President
        ---------------------------




                                     E-1-21

                                  Attachment I
                                  ------------

                                 Assigned Loans












                                     E-1-22

                                  Attachment II
                                  -------------

                               Servicing Agreement














                                     E-1-23

                                   EXHIBIT F-1
                                   -----------

THIS IS A SERVICING AGREEMENT, dated as of August 1, 2004 (the "Agreement"), and is executed between People's Choice Home Loan, Inc. (the "Owner") and Chase Manhattan Mortgage Corp. (the "Servicer").

                               W I T N E S S E T H :

         WHEREAS, the Owner and the Servicer desire that, from and after the related Effective Date, the Mortgage Loans which are subject to this agreement will be serviced by the Servicer on behalf of the Owner in accordance with the terms and provisions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Owner and the Servicer agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01. DEFINED TERMS.

                 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  ADJUSTMENT DATE: As to each ARM Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

                  AGREEMENT: This Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

                  ANCILLARY INCOME: All income derived from the Mortgage Loans other than payments of principal, interest and Escrow Payments (excluding Servicing Fees and Prepayment Charges attributable to the Mortgage Loans), including but not limited to interest received on funds deposited in the Custodial Account or any Escrow Account, all late charges, assumption fees, escrow account benefits (to the extent permitted by law and in the Mortgage Loan Documents), reinstatement fees, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds, and similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.

                  ARM LOAN: A first lien, conventional, 1-4 family residential Mortgage Loan with an interest rate which adjusts from time to time in accordance with the related Index and is subject to a Periodic Rate Cap and a Lifetime Rate Cap and which may permit conversion to a fixed interest rate.

                  BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or
(ii) a legal holiday in the States of Arizona, California, Maryland, Minnesota, New York, or (iii) a day on



                                     F-1-1
which banking and savings and loan institutions in the States of Arizona, California, Maryland, Minnesota, New York are authorized or obligated by law or executive order to be closed.

                  CERTIFICATES: Any or all of the certificates or other securities issued pursuant to any trust agreement, pooling and servicing agreement, indenture or comparable documents by and among some or all of the Master Servicer, a depositor and the Trustee (and which may include other parties) creating a trust and/or otherwise effectuating a Pass-Through Transfer with respect to the Mortgage Loans subject to this Agreement.

                  CODE: The Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

                  CONDEMNATION PROCEEDS: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

                  CUSTODIAL ACCOUNT: The separate demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled "Chase Manhattan Mortgage Corporation Custodial Account in trust for [Owner][Name of Trust]" and shall be established at a Qualified Depository.

                  CUSTODIAL AGREEMENT: The Custodial Agreement, dated as of the actual date of closing of any Pass-Through Transfer, among HSBC Bank USA, National Association, People's Choice Home Loan Securities Corp. and Wells Fargo Bank, N.A.

                  CUSTODIAN: Wells Fargo Bank, N.A., or such other Custodian as the Owner shall designate.

                  DETERMINATION DATE: The 15th day of any month, or if such 15th day is not a Business Day, the first Business Day immediately preceding such 15th day.

                  DUE DATE: With respect to any Mortgage Loan, each day on which payments of principal and interest are required to be paid in accordance with the terms of the related Mortgage Note, exclusive of any days of grace. With respect to any Mortgage Loan for which payment is due on a day other than the first day of a calendar month, such Mortgage Loan will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month.

                  DUE PERIOD: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of such Remittance Date.

                  EFFECTIVE DATE: With respect to the Mortgage Loans initially subject hereto, January 1, 2005, or on such other date as the Owner and Servicer shall mutually agree. With respect to additional Mortgage Loans to be subject hereto from time to time, the date set forth in the related Transmission (which shall be the closing date of any Pass-Through Transfer to which the related Mortgage Loans are subject).



                                     F-1-2

                  ESCROW ACCOUNT: The separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "Chase Manhattan Mortgage Corporation Escrow Account, in trust for [Owner][Name of Trust]" and shall be established at a Qualified Depository.

                  ESCROW PAYMENTS: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

                  EVENT OF DEFAULT: Any one of the conditions or circumstances enumerated in Section 9.01.

                  FANNIE MAE:  Fannie Mae, or any successor thereto.

                  FIDELITY BOND: A fidelity bond to be maintained by the Servicer pursuant to Section 4.12.

                  FINAL RECOVERY DETERMINATION: With respect to any defaulted Mortgage Loan or any REO Property, a determination by the Servicer in accordance with the Servicing Standard that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered, which determination shall be evidenced by a certificate signed by an officer of the Servicer provided by the Servicer to the Owner.

                  FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

                  FREDDIE MAC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

                  FULL PRINCIPAL PREPAYMENT: A Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

                  GAAP: Generally accepted accounting principles and procedures, consistently applied.

                  HUD: The United States Department of Housing and Urban Development or any successor thereto.

                  INDEX: With respect to each ARM Loan, the index, as specified in the related Mortgage Note, used to determine the Mortgage Interest Rate on each Adjustment Date on such ARM Loan.

                  INDEX RATE: With respect to each ARM Loan, on each Adjustment Date, the rate per annum equal to the Index, calculated as provided in the related Mortgage Note.



                                     F-1-3

                  INSURANCE PROCEEDS: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

                  LIFETIME RATE CAP: With respect to each ARM Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan, as specified in the related Mortgage Note.

                  LIQUIDATION PROCEEDS: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to
Section 4.13.

                  MARGIN: With respect to each ARM Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate.

                  MASTER SERVICER: Wells Fargo Bank, N.A., its successors in interest and assigns, or any successor thereto- designated by the Owner.

                  MONTHLY ADVANCE: The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Servicer pursuant to Section
5.03 on the Business Day immediately preceding the Remittance Date.

                  MONTHLY PAYMENT: With respect to each Mortgage Loan, the scheduled monthly payment of principal and interest thereon which is payable by the related Mortgagor under the related Mortgage Note.

                  MORTGAGE: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a lien on real property securing the Mortgage Note.

                  MORTGAGE INTEREST RATE: The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note, and in the case of an ARM Loan, as adjusted from time to time on each Adjustment Date for such Mortgage Loan to equal the Index Rate for such Mortgage Loan plus the Margin for such Mortgage Loan, and subject to the limitations on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

                  MORTGAGE LOAN: An individual Mortgage Loan or REO Property described herein and as further identified on the Mortgage Loan Schedule, as amended from time to time, which Mortgage Loan includes without limitation the Mortgage Loan Documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

                  MORTGAGE LOAN DOCUMENTS: With respect to each Mortgage Loan, the original mortgage loan legal documents held by the Owner or by a Custodian on the Owner's behalf.



                                     F-1-4

                  MORTGAGE LOAN REMITTANCE RATE: With respect to each Mortgage Loan, the annual rate of interest remitted to the Owner, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

                   MORTGAGE LOAN SCHEDULE: The schedule of Mortgage Loans attached hereto as Exhibit A, as supplemented from time to time in accordance with the provisions hereof.

                  MORTGAGE NOTE: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

                  MORTGAGED PROPERTY: The underlying real property securing repayment of the debt evidenced by a Mortgage Note.

                  MORTGAGOR:  The obligor on a Mortgage Note.

                  NONRECOVERABLE ADVANCE: Any Monthly Advance previously made by the Servicer pursuant to Section 5.03 or any Servicing Advance which, in the good faith judgment of the Servicer, will, or in the case of a proposed Servicing Advance or Monthly Advance, would not be ultimately recoverable by the Servicer from Liquidation Proceeds or other proceeds of the related Mortgage Loan. The determination by the Servicer that is has made a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Owner and detailing the reasons for such determination.

                  OFFICERS' CERTIFICATE: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President or an Assistant Vice President or by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Owner as required by this Agreement.

                  OPINION OF COUNSEL: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the other party.

                  OWNER: People's Choice Home Loan, Inc., its successors in interest and assigns (including the Trustee in connection with a Pass-Through Transfer).

                  PARTIAL PRINCIPAL PREPAYMENT: A Principal Prepayment by a Mortgagor in part but not in full of the outstanding principal balance of a Mortgage Loan.

                  PASS-THROUGH TRANSFER: The sale or transfer of same or all of the Mortgage Loans by the Owner to a trust to be formed as part of a publicly issued or privately placed, rated or unrated mortgage-backed securities transaction.

                  PAYMENT PLAN: A payment plan agreed to by the Mortgagor and the Servicer, in the Servicer's own discretion, which enables a Mortgagor to bring the related Mortgage Loan current within an amount of time deemed reasonable by the Servicer in the exercise of its prudent business judgment and in accordance with the Servicing Standard.



                                     F-1-5

                  PERIODIC RATE CAP: With respect to each ARM Loan, the maximum number of percentage points by which the Mortgage Interest Rate may increase or decrease on any Adjustment Date.

                  PERMITTED INVESTMENTS: Any one or more of the following obligations or securities:

                  (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                  (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

                  (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause
                  (ii)(a) above;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in the highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstanding principal balances and amounts of all the Permitted Investments;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in the highest rating categories by each Rating Agency at the time of such investment;



                                     F-1-6

                  (vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency; and

                  (vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and which money market funds are rated in one of the two highest rating categories by each Rating Agency;

PROVIDED, HOWEVER, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par; and provided further that any such instrument or security must be payable on demand or on a specified date not later than the Remittance Date on which amounts held therein are required to be distributed.

                  PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof.

                  PREPAYMENT CHARGE: With respect to any Mortgage Loan and Remittance Date, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Principal Prepayment Period in accordance with the terms thereof.

                  PREPAYMENT INTEREST SHORTFALL: On any Remittance Date, the sum of the differences between (a) interest actually received in a Principal Prepayment Period as a result of a Full Principal Prepayment or Partial Principal Prepayment or other unscheduled receipt of principal (including as a result of a liquidation) on each Mortgage Loan as to which such a payment is received and (b) the scheduled interest portion of the Monthly Payment of such Mortgage Loan, adjusted to the applicable Mortgage Loan Remittance Rate.

                  PRIMARY MORTGAGE INSURANCE POLICY: Each primary policy of mortgage insurance, or any replacement policy therefor obtained by the Servicer pursuant to Section 4.08.

                  PRIME RATE: The prime rate of U.S. money center banks as published from time to time in THE WALL STREET JOURNAL.

                  PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Mortgage Loan, full or partial, which is received in advance of its scheduled Due Date, including any Prepayment Charge or premium thereon, and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  PRINCIPAL PREPAYMENT PERIOD: The calendar month preceding the calendar month in which the related Remittance Date occurs.



                                     F-1-7

                  QUALIFIED APPRAISER: An appraiser, duly appointed by the Servicer, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, which appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

                  QUALIFIED DEPOSITORY: A deposit account or accounts maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-2 by Standard & Poor's Ratings Services or Prime-1 by Moody's Investors Service, Inc. (or a comparable rating if another rating agency is specified by the Owner by written notice to the Servicer) at the time any deposits are held on deposit therein.

                  RATING AGENCY: Standard & Poor's Ratings Service, a division of The McGraw Hill Companies Inc., Moody's Investors Service, Inc. or Fitch, Inc.

                  RECONSTITUTION DATE: With respect to any Mortgage Loan, the effective date of a Pass-Through Transfer.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  REMIC PROVISIONS: The provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

                  REMITTANCE DATE: The 18th day of any month, or if such 18th day is not a Business Day, the first Business Day immediately succeeding such 18th day.

                  REO DISPOSITION: The final sale by the Servicer of any REO Property.

                  REO DISPOSITION PROCEEDS: Amounts received by the Servicer in connection with a related REO Disposition.

                  REO PROPERTY: A Mortgaged Property acquired by the Servicer on behalf of the Owner as described in Section 4.13.

                  SERVICER: Chase Manhattan Mortgage Corporation, or any of its successors in interest or any successor under this Agreement appointed as herein provided.

                  SERVICING ADVANCES: All customary, reasonable and necessary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations relating to each Mortgage Loan other than a Monthly Advance, including the cost of (a) the preservation, inspection, restoration and




                                     F-1-8
protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Servicer specifies the Mortgage Loan(s) to which such expenses relate), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage (including any fees of an independent contractor (such as a real estate broker) engaged by the Servicer in connection with such activities), (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and (e) compliance with the obligations under Section
4.08. The Servicer shall have no obligation to make any Servicing Advances if the Servicer, in accordance with the Servicing Standard, determines that such Servicing Advances are or would constitute a Nonrecoverable Advance; provided, that the determination by the Servicer that it has made a Nonrecoverable Advance is evidenced by an Officer's Certificate of the Servicer delivered to the Owner and detailing the reasons for such determination.

                  SERVICING FEE: With respect to each Mortgage Loan, the amount of the monthly fee the Owner shall pay to the Servicer, which shall be equal to one-twelfth of the product of (a) the applicable Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable from the interest portion of such Monthly Payment collected by the Servicer or as otherwise provided under Section 4.05.

                  SERVICING FEE RATE: The Servicing Fee Rate with respect to each Mortgage Loan shall be a rate per annum for such Mortgage Loan specified in the Mortgage Loan Schedule.

                  SERVICING FILE: The documents, records and other items pertaining to a particular Mortgage Loan, and any additional documents relating to such Mortgage Loan as are in, or as may from time to time come into, the Servicer's possession.

                  SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

                  SERVICING STANDARD: The servicing and administration of the Mortgage Loans for which the Servicer is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer services and administers similar mortgage loans with similar mortgagors (i) for other third-parties, giving due consideration to customary and usual standard of practice of prudent institutional residential mortgage lenders servicing their own loans or (ii) held in the Servicer's own portfolio, whichever standard is higher, and, in either case, giving due consideration to customary and usual standards or practice of mortgage lenders and loan servicers servicing and administering similar mortgage loans, (b)



                                     F-1-9
with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Owner or any Person to which the Mortgage Loans may be transferred by the Owner, (c) without regard to (i) any relationship that Servicer or any Affiliate thereof may have with the related Mortgagor or any other party to the transaction; (ii) the right of the Servicer to receive compensation or other fees for its servicing rendered pursuant to this Agreement; (iii) the obligation of the Servicer to make Servicing Advances; (iv) the ownership, servicing or management by the Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged properties; and (v) any debt the Servicer or any Affiliate of the Servicer has extended to any Mortgagor or any Affiliate of such Mortgagor and (d) in accordance with all applicable state, local and federal laws, rules and regulations.

                  STATED PRINCIPAL BALANCE: As to each Mortgage Loan as of any date of determination, (i) the principal balance of such Mortgage Loan after giving effect to payments of principal due, whether or not received, minus (ii) all other amounts attributable to principal previously distributed to the Owner with respect to the Mortgage Loan.

                  TRANSMISSION: A notice, dated as of the related Effective Date, given by the Owner to the Servicer, from time to time, pursuant to which additional Mortgage Loans, as described on the schedule attached thereto (which schedule shall become part of the Mortgage Loan Schedule as of the related Effective Date), are made subject to the terms of this Agreement.

                  TRUSTEE: The Person appointed as trustee in connection with any Pass-Through Transfer.

                                   ARTICLE II
 SERVICING OF MORTGAGE LOANS; POSSESSION OF SERVICING FILES; BOOKS AND RECORDS;
                      DELIVERY OF MORTGAGE LOAN DOCUMENTS

         Section 2.01  SERVICING OF MORTGAGE LOANS.

                  The Servicer does hereby agree to service the Mortgage Loans, from and after the related Effective Date, pursuant to the terms of this Agreement. The Mortgage Loans initially subject to this Agreement are described in the Mortgage Loan Schedule attached hereto on the initial Effective Date. Additional Mortgage Loans may be subject hereto pursuant to a Transmission to the Servicer by the Owner, setting forth the Effective Date with respect thereto.

         Section 2.02  MAINTENANCE OF SERVICING FILES.

                  The Servicer shall maintain a Servicing File consisting of all documents necessary to service the Mortgage Loans. The possession of each Servicing File by the Servicer is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Servicer acknowledges that the ownership of each Mortgage Loan is vested in the Owner. All rights arising out of the Mortgage Loans including all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Servicer shall be received and held by the Servicer for the sole purpose of servicing the Mortgage Loans and such retention and possession by the Servicer is in a custodial capacity only in trust for the exclusive benefit of the Owner as the owner of the related Mortgage Loans. Any


                                     F-1-10
portion of the related Servicing Files retained by the Servicer shall be appropriately identified in the Servicer's computer system to reflect clearly the ownership of the related Mortgage Loans by the Owner. The Servicer shall release its custody of the contents of the related Servicing Files only in accordance with written instructions of the Owner, except when such release is required as incidental to the Servicer's servicing of the Mortgage Loans, such written instructions shall not be required.

                  At least 15 days prior to the related transfer date, the Servicer shall provide the prior servicer with transfer procedures outlining the delivery requirements for the Servicing Files. The Owner shall use commercially reasonable efforts to ensure that (i) the prior servicer delivers the contents of the Servicing Files to the Servicer for receipt no more than five (5) Business Days after the related transfer date; (ii) the delivery of each Servicing File is accompanied by an electronic transmittal to include, at a minimum, the prior servicer's loan number, the Mortgagor's last name, the original loan amount and the box number for each Servicing File; (ii) each box of Servicing Files contains a hard copy of the electronic transmittal for the Servicing Files contained in such box; and (iv) the Servicing Files are in a consistent stacking order, secured and clearly labeled with the Mortgagor's name and prior servicer's loan number.

                  Section 2.03  BOOKS AND RECORDS.

                  The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the Mortgage Loan by the Owner. In particular, the Servicer shall maintain in its possession, available for inspection by the Owner, or its designee and shall deliver to the Owner upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, including documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including optical imagery techniques.

                  The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Owner or its designee the related Servicing File (or copies thereof) during the time the Owner retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

         Section 2.04  TRANSFER OF MORTGAGE LOANS.

                  No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Servicer in accordance with this Section 2.04. The Owner may, subject to the terms of this Agreement, sell



                                     F-1-11
and transfer one or more of the Mortgage Loans in accordance with Sections
10.02 and 11.11; provided, however, that the transferee will not be deemed to be an Owner hereunder binding upon the Servicer unless such transferee shall agree in writing to be bound by the terms of this Agreement and an assignment and assumption of this Agreement reasonably acceptable to the Servicer (except as provided in Section 10.02 with respect to a Pass-Through transfer by the initial Owner). The Owner also shall advise the Servicer in writing of the transfer. Upon receipt of notice of the permitted transfer, the Servicer shall mark its books and records to reflect such assignee's ownership of the related Mortgage Loans, and the previous Owner shall be deemed released from its obligations hereunder with respect to such Mortgage Loans from and after the date of such sale or transfer without the necessity of any action on the part of the Servicer.

         Section 2.05  DELIVERY OF MORTGAGE LOAN DOCUMENTS.

                  The Servicer shall forward to the Custodian on behalf of the Owner original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 promptly after their execution; PROVIDED, HOWEVER, that the Servicer shall provide the Custodian on behalf of the Owner with a certified true copy of any such document submitted for recordation promptly after its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original promptly after receipt thereof, but in no event later than 240 days after its execution, PROVIDED, HOWEVER, that if delivery is not completed within 240 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Servicer shall continue to use its best efforts to obtain such documents and effect delivery as soon as possible after its receipt thereof.

                  From time to time the Servicer may have a need for Mortgage Loan Documents to be released by the Custodian. If the Servicer shall require any of the Mortgage Loan Documents, the Servicer shall notify the Custodian in writing of such request in the form of the request for release attached hereto as Exhibit D. During the time that any such documentation is held by the Servicer, such possession is in trust for the benefit of the Owner, and the Servicer shall return such documentation to the Custodian upon the request of the Owner or when the Servicer's need therefore no longer exists.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE SERVICER

         Section 3.01  REPRESENTATIONS OF THE SERVICER.

                  The Servicer hereby represents, warrants and covenants to the Owner that, as of the Effective Date:

         (a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the



                                     F-1-12
                  type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

         (a) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer, who is in the business of servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Servicer pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

         (b) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

         (c) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Effective Date;

         (d) The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae and an approved servicer of conventional mortgage loans for Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to service the Mortgage Loans in accordance with the Servicing Standard and this Agreement;



                                     F-1-13

         (e) Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

         (f) The Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 4.16; and

         (h) The Servicer will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to the three national credit repositories on a monthly basis.

                                   ARTICLE IV
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 4.01  SERVICER TO ACT AS SERVICER.

                  The Servicer shall service and administer the Mortgage Loans in accordance with this Agreement and with the Servicing Standard (giving due consideration to the Owner's reliance on the Servicer), and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement and with the Servicing Standard. The Owner may, at its option, deliver powers-of-attorney to the Servicer sufficient to allow the Servicer as servicer to execute all documentation requiring execution on behalf of Owner with respect to the servicing of the Mortgage Loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, shall as promptly as reasonably feasible, execute and return such documentation to the Servicer.

                  Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in accordance with the Servicing Standard such waiver, modification, postponement or indulgence is not materially adverse to the Owner; provided, however, that unless the Servicer has obtained the prior written consent of the Owner, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan; provided further, in the course of collecting past due payments, the Servicer, without the consent of the Owner, may temporarily defer the payment of principal or interest in connection with a Payment Plan with the Mortgagor. In the event of any such modification which has been agreed to in writing by the Owner and which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the related Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04 and Section 5.03, the difference between (a) such month's principal and one month's interest at the related Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The



                                     F-1-14

 Servicer shall
be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

                  Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the Servicing Standard. may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest, or waive, in whole or in part, a Prepayment Charge), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance").

                  Notwithstanding anything in this Agreement to the contrary, if a REMIC election is made, the Servicer shall not (unless the related Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause the related REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the "startup date" of such REMIC under the REMIC Provisions.

                  The Servicer shall perform all of its servicing responsibilities hereunder or may cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of a subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Servicer. Any such subservicer must be a Fannie Mae approved seller/servicer or a Freddie Mac approved seller/servicer in good standing and no event shall have occurred, including but not limited to, a change in insurance coverage, which would make it unable to comply with the eligibility requirements for seller/servicers imposed by Fannie Mae or Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Servicer shall pay all fees and expenses of each subservicer from its own funds, and a subservicer's fee shall not exceed the Servicing Fee.

         At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, from electing to service the related Mortgage Loans itself. In the event that the Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 8.04, 9.01 or 10.01, and if requested to do so by the Owner, the Servicer shall at its own cost and



                                     F-1-15
expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Servicer. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Servicer's own funds without reimbursement from the Owner.

                  Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or any reference herein to actions taken through a subservicer or otherwise, the Servicer shall not be relieved of its obligations to the Owner and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into an agreement with a subservicer for indemnification of the Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and Servicer alone, and the Owner shall have no obligations, duties or liabilities with respect to such Subservicer including no obligation, duty or liability of Owner to pay such subservicer's fees and expenses. For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

         Section 4.02  COLLECTION OF MORTGAGE LOAN PAYMENTS.

         Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed with reasonable diligence and in accordance with the Servicing Standard, to collect all payments due under each Mortgage Loan when the same shall become due and payable. Further, the Servicer shall take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage Loan Documents, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         Section 4.03  REALIZATION UPON DEFAULTED MORTGAGE LOANS.

                  The Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01. The Servicer may also, in its discretion, as an alternative to foreclosure, sell defaulted Mortgage Loans at fair market value to third-parties, if the Servicer reasonably believes that such sale would maximize proceeds to the Owner in the aggregate (on a present value basis) with respect to that Mortgage Loan. The Servicer shall use its reasonable efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Owner, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which any Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the



                                     F-1-16
restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Owner after reimbursement to itself for such expenses, and
(ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings, sales or functions as Servicing Advances; PROVIDED, HOWEVER, that it shall be entitled to reimbursement therefor as provided in Section 4.05. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer shall promptly provide the Owner with a written report of the environmental inspection. After reviewing the environmental inspection report, the Owner shall direct the Servicer as to how the Servicer shall proceed with respect to the Mortgaged Property, and the Servicer shall follow the Owner's directions with respect thereto.

                  The Servicer, in its sole discretion, may, with respect to any second lien Mortgage Loan which is greater than 180 days delinquent and for which the related superior lien is not a Mortgage Loan, charge off such second lien Mortgage Loan if it has made a Final Recovery Determination with respect thereto (each such Mortgage Loan, a "Charged-off Mortgage Loan"). The Servicer shall have no obligation to make any Monthly Advances or Servicing Advances with respect to such Charged-off Mortgage Loan for the period following the date on which such second lien Mortgage Loan was charged off. Any net Liquidation Proceeds received in connection with any recoveries received with respect to such Charged-off Mortgage Loan shall be deposited in the Custodial Account pursuant to Section 4.04.

                  The Servicer does not service Mortgage Loans subject to the Home Ownership and Equity Protection Act of 1994, as amended ("HOEPA"). With respect to a HOEPA claim loan, upon receipt of notice from the Owner or the Mortgagor that the Mortgagor has instituted a claim that its Mortgage Loan was originated in violation of HOEPA, the Servicer shall, unless otherwise directed by the Owner, suspend all of its loss mitigation activities with respect to such Mortgage Loan until such time as such claim has been resolved. In the event that the Owner provides direction to the Servicer, Servicer shall continue to service such HOEPA claim loan, provided that such direction is not inconsistent with the Servicing Standard.

         Section 4.04 ESTABLISHMENT OF CUSTODIAL ACCOUNTS; DEPOSITS IN CUSTODIAL ACCOUNTS.

                  The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts. Any funds in a Custodial Account may be invested in Permitted Investments for the benefit of the Owner (with any income earned thereon for the benefit of the Servicer). Funds deposited in the Custodial Account may be drawn on by the Servicer only in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by an account certification in the form shown in Exhibit B hereto. The original of such account certification shall be furnished to the Owner upon reasonable request. The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with



                                     F-1-17
respect to Permitted Investments. The amount of any such losses shall be immediately deposited by the Servicer in the Custodial Account, out of the Servicer's own funds, with no right to reimbursement therefor.

                  The Servicer shall deposit in the Custodial Account within two
(2) Business Days of Servicer's receipt, and retain therein, the following collections:

                                    (i)  all payments on account of
                  principal, including Principal Prepayments, on the Mortgage Loans and all Prepayment Charges;

                                    (ii)  all payments on account of
                  interest on the Mortgage Loans adjusted to the related Mortgage Loan Remittance Rate;

                                    (iii)  all Liquidation Proceeds;

                                    (iv)  any net amounts received by the
                  Servicer in connection with any REO Property pursuant to
                  Section 4.13;

                                    (v)  all Insurance Proceeds including
                  amounts required to be deposited pursuant to Sections 4.08,
                  4.10 and 4.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicing Standard, the Mortgage Loan Documents or applicable law;

                                    (vi)  all Condemnation Proceeds
                  affecting any Mortgaged Property other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicing Standard, the Mortgage Loan Documents or applicable law;

                                    (vii)  any Monthly Advances as provided
                  in Section 5.03;

                                    (viii)  any amounts required to be
                  deposited in the Custodial Account pursuant to Sections 4.01, 4.14, 6.01 and 6.02; and

                                    (ix)  with respect to each Full
                  Principal Prepayment or Partial Principal Prepayment, any Prepayment Interest Shortfall, to the extent of the Servicer's aggregate Servicing Fee received with respect to the related Due Period.

                  The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Ancillary Income, to the extent permitted by Section 6.01, need not be deposited by the Servicer in the Custodial Account.



                                     F-1-18

         Section 4.05  PERMITTED WITHDRAWALS FROM THE CUSTODIAL ACCOUNT.

                  The Servicer may, from time to time, make withdrawals from the Custodial Account for the following purposes:

                  (i) to make payments to the Owner in the amounts and in the manner provided for in Section 5.01;

                  (ii) to reimburse itself for Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections, Liquidation Proceeds and Insurance Proceeds (net of the related Servicing Fees) of principal and/or interest respecting which any such Monthly Advance was made;

                  (iii) to reimburse itself for unreimbursed Servicing Advances and Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to Liquidation Proceeds, Condemnation Proceeds, and Insurance Proceeds and REO Disposition Proceeds related to such Mortgage Loan;

                  (iv) to pay to itself as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date) and (b) any Servicing Fee to which the Servicer is entitled in accordance with the terms hereof to the extent such Servicing Fee has not been paid to or retained by the Servicer;

                  (v) to reimburse itself for any Nonrecoverable Advances;

                  (vi) to transfer funds to another Qualified Depository in accordance with Section 4.09 hereof;

                  (vii) to remove funds deposited in the Custodial Account in error by the Servicer; and

                  (viii) to clear and terminate the Custodial Account upon the termination of this Agreement.

         Section 4.06 ESTABLISHMENT OF ESCROW ACCOUNTS; DEPOSITS IN ESCROW ACCOUNTS.

                  The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. Any funds deposited in an Escrow Account may be invested in Permitted Investments. Funds deposited in an Escrow Account may be drawn on by the Servicer in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by an account certification in the form shown in EXHIBIT C. The original of such account certification shall be furnished to the Owner upon request. The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments. The amount of any such losses shall be immediately deposited by the Servicer in the Escrow Account out of the Servicer's own funds, with no right to reimbursement therefor.



                                     F-1-19

                  The Servicer shall deposit in the Escrow Account or Accounts within two (2) Business Days of Servicer's receipt, and retain therein:

                  (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any items as are required under the terms of this Agreement;

                  (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

                  (iii) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

                  The Servicer shall make withdrawals from an Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth in and in accordance with Section 4.07. Except as provided in Section 4.07, the Servicer shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the Qualified Depository.

         Section 4.07  PERMITTED WITHDRAWALS FROM ESCROW ACCOUNT.

                  Withdrawals from the Escrow Account may be made by the Servicer only:

                  (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items;

                  (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

                  (iii) to refund to the Mortgagor any funds as may be determined to be overages;

                  (iv) for transfer to the Custodial Account in connection with an acquisition of REO Property;

                  (v) for application to restoration or repair of the Mortgaged Property;

                  (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

                  (vii) to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06;

                  (viii) to remove funds placed in an Escrow Account in error by the Servicer; and



                                     F-1-20

                  (ix) to clear and terminate the Escrow Account on the termination of this Agreement.

                  As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in an Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

                  The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Section 4.07, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, and to avoid a tax lien being placed on the Mortgaged Property. Notwithstanding the foregoing, if any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will advance or cause to be advanced Servicing Advances necessary to discharge such lien on the Mortgaged Property in order to prevent loss of title to the Mortgaged Property.

         Section 4.08 PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES, MAINTENANCE OF PRIMARY MORTGAGE INSURANCE POLICIES, COLLECTIONS THEREUNDER.

         With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor when due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments.

                  The Servicer shall maintain in full force and effect Primary Mortgage Insurance Policies issued by an insurer meeting the Servicing Standard with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the ratio of the current outstanding principal balance of the related Mortgage Loan to the appraised value of the related Mortgaged Property, based on the most recent appraisal of the Mortgaged Property performed by a Qualified Appraiser, such appraisal to be included in the Servicing File, is reduced to an amount for which the Servicing Standard no longer requires such insurance to be maintained. The Servicer shall not cancel or refuse to renew any Primary Mortgage Insurance Policy that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with an insurer meeting the Servicing Standard. The Servicer shall not take any



                                     F-1-21
action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

                  In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

         Section 4.09  TRANSFER OF ACCOUNTS.

                  The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. The Servicer shall notify the Owner of any such transfer.

                  Amounts on deposit in the Custodial Account and the Escrow Account, to the extent permitted by law and the Mortgage Loan Documents, may at the option of the Servicer be invested in Permitted Investments. Any such Permitted Investment shall mature no later than one day prior to the Remittance Date in each month; PROVIDED, HOWEVER, that if such Permitted Investment is an obligation of a Qualified Depository (other than the Servicer) that maintains the Custodial Account, then such Permitted Investment may mature on the related Remittance Date. Any such Permitted Investment shall be made in the name of the Servicer in trust for the benefit of the Owner. All income on or gain realized from any such Permitted Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer, to the extent permitted by law and the Mortgage Loan Documents. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account, by the Servicer out of its own funds immediately as realized without right to reimbursement therefor. If, at any time, the amount on deposit in the Custodial Account exceeds the amount of the applicable FDIC insurance, such excess above the amount of the applicable FDIC insurance shall be invested in Permitted Investments.

         Section 4.10  MAINTENANCE OF HAZARD INSURANCE.

         The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of
(i) the maximum insurable value of the



                                     F-1-22
improvements securing such Mortgage Loan and (ii) the outstanding principal balance of the Mortgage Loan. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan and (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 4.05. It is understood and agreed that no other additional insurance need be required by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loans, or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent; PROVIDED, HOWEVER, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of "B" or better by A.M. Best Company in Best's Key Rating Guide.

         Section 4.11  BLANKET HAZARD INSURANCE.

                  In the event that the Servicer shall obtain and maintain a blanket policy with an insurer acceptable under the Servicing Standard insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Owner as loss payee and provides coverage in an amount equal to the amount required under Section 4.10, and otherwise complies with the requirements of Section 4.10, the Servicer shall be deemed conclusively to have satisfied its obligations under Section 4.10, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with
Section 4.10, and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the difference, if any, between the amount that would have been payable under a policy complying with Section
4.10 and the amount paid under such blanket policy. Upon the request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days prior written notice to the Owner.



                                     F-1-23

         Section 4.12  FIDELITY BOND, ERRORS AND OMISSIONS INSURANCE.

                  The Servicer shall maintain, at its own expense, with an insurer acceptable under the Servicing Standard, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees and other persons acting in any capacity with regard to the Mortgage Loans and who handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond and errors and omissions insurance shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae or by Freddie Mac of the Servicer. The Servicer shall, upon request of Owner, deliver to the Owner a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Owner. The Servicer shall notify the Owner within five Business Days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated. The Owner and its successors or assigns as their interests may appear must be named as loss payees on the Fidelity Bond and as additional insured on the errors and omissions policy.

         Section 4.13  TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.

                  In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner or its designee. Any such Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the benefit of the Owner.

                    The Servicer shall assume the responsibility for marketing each REO Property in accordance with the Servicing Standard. Thereafter, the Servicer shall continue to provide certain administrative services to the Owner relating to such REO Property as set forth in this Section 4.13. The REO Property must be sold within three years following the end of the calendar year of the date of acquisition if a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, unless (i) the Owner shall have been supplied with an Opinion of Counsel (at the Servicer's expense) to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Owner (at the Servicer's



                                     F-1-24
expense) or the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Owner as to progress being made in selling such REO Property.

                    Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within a meaning of
Section 860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the related trust or any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless the Servicer has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.

                  The Servicer shall, either itself or through an agent selected by the Servicer, in accordance with the Servicing Standard, manage, conserve, protect and operate each REO Property. Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Owner and as are approved in writing by the Owner. The REO Disposition Proceeds from the sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related Servicing Advances, or Monthly Advances made pursuant to Section 5.03.

                  The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as may be required by the circumstances. The Servicer shall make or cause the inspector to make a written report of each such inspection.

         Section 4.14  NOTIFICATION OF ADJUSTMENTS.

                   With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with requirements of applicable law and the related electronic data received on the Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related electronic data received on the Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Servicer shall promptly, upon written request by the Owner, deliver to the Owner such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Owner that the Servicer has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its



                                     F-1-25
own funds the amount of any interest loss or deferral caused to the Owner thereby.


Section 4.15  COMPLIANCE WITH APPLICABLE LAWS.

                  All requirements of any federal, state or local law applicable to the servicing of the Mortgage Loans will be complied with by the Servicer in all material respects.


         Section 4.16  WAIVER OF PREPAYMENT CHARGES.

                   The Servicer shall waive (or permit a subservicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default, (ii) such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law or (iii) the mortgage debt has been accelerated as a result of the related Mortgagor's default in making the related Monthly Payments. Notwithstanding any provision in this Agreement to the contrary, in the event the Prepayment Charge payable under the terms of the Mortgage Note is less than the amount of the Prepayment Charge set forth in the Prepayment Charge schedule or other information provided to the Servicer by the Owner, the Servicer shall not have any liability or obligation with respect to such difference, and in addition shall not have any liability or obligation to pay the amount of any uncollected prepayment charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Prepayment Charge schedule.

                   Notwithstanding anything to the contrary contained in this Agreement, if the covenant of the Servicer set forth in this Section 4.16 is breached, the Servicer will pay the amount of such waived prepayment charge, from its own funds without any right of reimbursement by depositing such amount into the Custodial Account within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of each such breach.


                                    ARTICLE V
                              PAYMENTS TO THE OWNER

         Section 5.01  REMITTANCES.

                  On each Remittance Date the Servicer shall remit, by wire transfer of immediately available funds, to the Owner (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Servicer is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the end of the preceding month which amounts shall be remitted on the following



                                     F-1-26

Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii); minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the related Remittance Date next succeeding the Due Period for such amounts.

                  With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding related Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

         Section 5.02  STATEMENTS TO THE OWNER.

                  Not later than the tenth (10th) calendar day, or if such day is not a Business Day, the first Business Day immediately preceding the tenth calendar day of the month of the related Remittance Date, the Servicer shall furnish to the Owner, a monthly remittance advice in a mutually agreeable format, with regard to monthly loan remittance data and defaulted mortgage loans, with a trial balance report attached thereto, and such other loan level information reasonably available to the Servicer and requested by the Owner. The Servicer shall also furnish to the Owner (in such format mutually agreed to by the Servicer and the Owner) a monthly report detailing loan level Prepayment Charges collected and/or waived by the Servicer in accordance with Section 4.16. In addition, notwithstanding assignment of this Agreement to a Trustee in connection with a Pass-Through Transfer, the Servicer shall deliver to People's Choice Home Loan, Inc. ("PCHLI"), on a weekly basis, certain additional reports with respect to the Mortgage Loans to be provided in a mutually agreeable format.

         Section 5.03  MONTHLY ADVANCES BY THE SERVICER.

                  On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Owner required to be made on such Remittance Date. The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including REO Disposition Proceeds, Insurance Proceeds and



                                     F-1-27

Condemnation Proceeds) with respect to the Mortgage Loan; provided, however, that such obligation shall cease if the Servicer determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Servicer from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. In the event that the Servicer determines that any such advances are non-recoverable, the Servicer shall provide the Owner with a certificate signed by an officer of the Servicer evidencing such determination.

         Section 5.04  LIQUIDATION REPORTS.

                  Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report in the format set forth in Exhibit F attached hereto (or in such other format mutually agreed to by the Servicer and Owner) and all supporting documentation reasonably required by the Master Servicer. The Servicer shall also provide reports on the status of REO Property containing such information as Owner may reasonably require.


                                   ARTICLE VI
                          GENERAL SERVICING PROCEDURES

         Section 6.01  ASSUMPTION AGREEMENTS.

                  The Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of a Mortgaged Property (whether by absolute conveyance or by contract of, sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; PROVIDED, HOWEVER, that the Servicer shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. If an assumption is allowed pursuant to this Section 6.01, the Servicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

                  In connection with any such assumption or substitution of liability, the Servicer shall follow the Servicing Standard. With respect to an assumption or substitution of



                                     F-1-28
liability, the Mortgage Interest Rate borne by the related Mortgage Note and the amount of the Monthly Payment may not be changed. The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage Loan Documents and shall, for all purposes, be considered a part of such related mortgage file to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Servicer for entering into an assumption or substitution of liability agreement shall belong to the Servicer.

                  Notwithstanding the foregoing paragraphs of this section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 6.01, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 6.02 SATISFACTION OF MORTGAGES AND RELEASE OF MORTGAGE LOAN DOCUMENTS.

                  Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Custodian with a certification and request for release in the form of Exhibit D by a Servicing Officer, which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been so deposited, and a request for delivery to the Servicer of the Mortgage Loan Documents held by the Custodian. Upon receipt of such certification and request, the Owner shall promptly release or cause the Custodian to promptly release the related Mortgage Loan Documents to the Servicer and the Servicer shall prepare and deliver for execution by the Owner or at the Owner's option at the Owner's expense execute under the authority of a power of attorney delivered to the Servicer by the Owner any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

                  In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Owner may have under the mortgage instruments, the Servicer, upon written demand, shall remit to the Owner within three Business Days the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Servicer shall maintain the Fidelity Bond and errors and omissions insurance insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

                  From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loans, including for the purpose of collection under any Primary Mortgage Insurance Policy, upon request of the Servicer in the form of Exhibit D and delivery to the Custodian of a servicing receipt signed by a Servicing Officer, all as provided in the Custodial Agreement, the Servicer may request the Custodian to release to the Servicer the Mortgage Loan Documents held by the Custodian to the Servicer. Such servicing receipt shall obligate the Servicer to promptly return the related Mortgage Loan Documents to the Custodian, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the



                                     F-1-29

Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or such documents have been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has promptly delivered to the Owner or the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such documents were delivered and the purpose or purposes of such delivery.

         Section 6.03  SERVICING COMPENSATION.

                  As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicer's Servicing Fee. Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

         Section 6.04  ANNUAL STATEMENT AS TO COMPLIANCE; FINANCIAL STATEMENTS.

                  The Servicer will deliver to the Owner and the Master Servicer on or before March 15, 2005, and by March 15 of each year thereafter, an Officer's Certificate in a form acceptable for filing with the Securities and Exchange Commission as an exhibit to a Form 10-K stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision,
(ii) Servicer has fully complied with the provisions of this Agreement and (iii) to the best of such officers' knowledge, based on such review, Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of cure provisions thereof. Copies of such statement shall be provided by the Servicer to the Owner upon request.

         Section 6.05 ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' SERVICING REPORT.

                  On or before March 15, 2005, and by March 15 of each year thereafter, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner in a form acceptable for filing with the Securities and Exchange Commission as an exhibit to a Form 10-K to the effect that such firm has examined certain documents and records relating to the Servicer's servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Servicer's servicing has been conducted in compliance with the agreements examined pursuant to this Section 6.05, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. Copies of such statement shall be provided by the Servicer to the Owner and the Master Servicer. In addition,



                                     F-1-30
on an annual basis, Servicer shall provide Owner with copies of its audited financial statements upon execution by Owner of an agreement to keep confidential the contents of such financial statements.

         Section 6.06  OWNER'S RIGHT TO EXAMINE SERVICER RECORDS.

                  The Owner shall have the right to examine and audit, at its expense, upon reasonable notice to the Servicer, during business hours or at such other times as might be reasonable under applicable circumstances upon five
(5) Business Days notice (or 2 Business Days notice during an Event of Default), any and all of the books, records, documentation or other information of the Servicer, or held by another for the Servicer or on its behalf or otherwise, which relate to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

                  The Servicer shall provide to the Owner and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Owner access to any documentation regarding the Mortgage Loans in the possession of the Servicer which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Servicer, and in accordance with the applicable federal or state government regulations.

         Section 6.07 COMPLIANCE WITH REMIC PROVISIONS.

                  If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contribution" to a REMIC set forth in Section 860G(d) of the Code unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

         Section 6.08  NON-SOLICITATION.

                  The Servicer shall not conduct any solicitation targeted to the Mortgagors for the purpose of inducing or encouraging the early prepayment or refinancing of the related Mortgage Loans. It is understood and agreed that promotions undertaken by the Servicer or any agent or affiliate of the Servicer which are directed to the general public at large, including mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements, shall not constitute solicitation under this Section 6.08.

         Section 6.09  ANNUAL CERTIFICATION.

                  (a) For so long as the Mortgage Loans are subject to a Pass-Through Transfer or other securitization in which the filing of a Sarbanes Oxley certification directly with the Securities and Exchange Commission is required to be filed, by March 15th of each year (or if



                                     F-1-31
not a Business Day, the immediately preceding Business Day) an officer of the Servicer shall execute and deliver an Officer's Certificate to the entity filing the Sarbanes Oxley certification directly with the Securities and Exchange Commission (the "Sarbanes Certifying Party") for the benefit of such entity and such entity's officers, directors and affiliates, in the form attached hereto as Exhibit E.

                  (b) The Servicer shall indemnify and hold harmless the Sarbanes Certifying Party and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under Sections 6.04, 6.05 and 6.07 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Sarbanes Certifying Party, then the Servicer agrees that it shall contribute to the amount paid or payable by the Sarbanes Certifying Party as a result of the losses, claims, damages or liabilities of the Sarbanes Certifying Party in such proportion as is appropriate to reflect the relative fault of the Servicer's obligations under Sections 6.04, 6.05 and
6.07 or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

                                   ARTICLE VII
                       REPORTS TO BE PREPARED BY SERVICER

         Section 7.01 SERVICER SHALL PROVIDE INFORMATION AS REASONABLY REQUIRED.

         The Servicer shall furnish to the Owner upon reasonable request, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement. The Servicer may negotiate with the Owner for a reasonable fee for providing such report or information, unless (i) the Servicer is required to supply such report or information pursuant to any other section of this Agreement, or (ii) the report or information has been requested in connection with Internal Revenue Service or other regulatory agency requirements. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions given by the Owner. The Servicer agrees to execute and deliver all such instruments and take all such action as the Owner, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

                                  ARTICLE VIII
                                  THE SERVICER

         Section 8.01  INDEMNIFICATION; THIRD PARTY CLAIMS.

                  The Servicer agrees to indemnify the Owner, its successors and assigns, and any agent of the Owner (each an "Indemnified Person") and hold each such Indemnified Person harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that such Indemnified Person may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement and for breach



                                     F-1-32
of any representation, warranty or covenant of the Servicer contained herein. The Servicer shall immediately notify the Owner or other Indemnified Person if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Owner and such other Indemnified Person) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or such other Indemnified Person in respect of such claim but failure to so notify the Owner and such other Indemnified Person shall not limit its obligations hereunder. The Servicer agrees that it will not enter into any settlement of any such claim without the consent of the Owner and such other Indemnified Person unless such settlement includes an unconditional release of the Owner and such other Indemnified Person from all liability that is the subject matter of such claim. The provisions of this Section 8.01 shall survive termination of this Agreement.

         Section 8.02 MERGER OR CONSOLIDATION OF THE SERVICER.

                  The Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

                  Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer whether or not related to loan servicing, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien 1-4 family mortgage loans, and (iii) which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing. Furthermore, in the event the Servicer transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Servicer, such affiliate shall satisfy the condition above, and shall also be fully liable to the Owner for all of the Servicer's obligations and liabilities hereunder.

         Section 8.03 LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS.

                  Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; PROVIDED, HOWEVER, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any



                                     F-1-33
legal action which is not incidental to its duties to service the Mortgage
Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; PROVIDED, HOWEVER, that the Servicer may, with the consent of the Owner, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Owner will be liable, the Owner shall reimburse the Servicer within thirty days of receipt by the Owner of a billing statement from the Servicer providing reasonable detail with respect thereto, unless the Owner is disputing such charges, in which event the Owner shall reimburse the Company as promptly as feasible upon resolution of such dispute.

         Section 8.04  SERVICER NOT TO RESIGN.

                  The Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner which Opinion of Counsel shall be in form and substance acceptable to the Owner. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 11.01.

         Section 8.05  NO TRANSFER OF SERVICING.

                  With respect to the retention of the Servicer to service the Mortgage Loans hereunder, the Servicer acknowledges that the Owner has acted in reliance upon the Servicer's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this section, the Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Owner.

                                   ARTICLE IX
                                     DEFAULT

         Section 9.01  EVENTS OF DEFAULT.

                  Each of the following shall constitute an Event of Default on the part of the Servicer:

                  (i) any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after written notice thereof (it being understood that this subparagraph shall not affect Servicer's obligation pursuant to Section 5.01 to pay default interest on any remittance received by the Owner after the Business Day on which such payment was due); or



                                     F-1-34

                  (ii) any failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement (other than with respect to Sections 6.04, 6.05 and 6.09), the breach of which has a material adverse effect and which continue unremedied for a period of thirty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

                  (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

                  (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for two Business Days; or

                  (vi) the Servicer is no longer an approved Fannie Mae or Freddie Mac servicer; or

                  (vii) the Servicer attempts to assign its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein;

                  (viii) the Servicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Servicer's ability to perform its obligations hereunder;

                  (ix) failure by the Servicer to duly perform, within the required time period, its obligations under Section 6.04, Section 6.05 or
Section 6.09 of this Agreement which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans;

                  (x) if (x) any of the Rating Agencies reduces or withdraws the rating of any of the Certificates due to a reason attributable to the Servicer or (y) the Servicer's residential



                                     F-1-35
primary servicer rating for servicing of subprime loans issued by any of the Rating Agencies is reduced by more than one level from the level in effect on the Reconstitution Date; or

                  (xi) the net worth of the Servicer shall be less than $25,000,000.

                  In each and every such case, so long as an Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer may, in addition to whatever rights the Owner may have under Section 8.01 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same.

                  From and after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01. Upon written request from the Owner, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer's sole expense. The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

         Section 9.02  WAIVER OF DEFAULTS.

                  The Owner may waive, only by written notice, any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                    ARTICLE X
                                   TERMINATION

         Section 10.01  TERMINATION.

                  The respective obligations and responsibilities of the Servicer shall terminate upon the earliest to occur of the following: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property and the remittance of all funds due hereunder; (ii) by 30 days' written mutual consent of the Servicer and the Owner or as provided in Section 10.02; and (iii) termination by the Owner pursuant to Section 9.01. Simultaneously with any such termination and the transfer of servicing hereunder, the Servicer shall be entitled to be reimbursed for any outstanding Servicing Advances and Monthly Advances (net of any amounts owed by the Servicer to the Owner



                                     F-1-36
hereunder). In no event shall the Servicer be entitled to any termination fee or other compensation with respect to any termination of this Agreement or the Servicer's rights hereunder, in whole or in part.

                  In connection with any Pass-Through Transfer, Servicer, in its capacity as servicer thereunder, shall have either (x) the primary right to exercise a clean up call on the date the aggregate Stated Principal Balance of the Mortgage Loans in such Pass-Through Transfer (the "PT Balance") is reduced to less than ten percent (10%) of the aggregate Stated Principal Balance of such Mortgage Loans as of the cut-off date of such Pass-Through Transfer (the "PT Cut-off Balance"), or (y) in the event a party to such Pass-Through Transfer, other than Servicer, is given the primary right to exercise a clean up call on the date the PT Balance is reduced to less than ten percent (10%) of the PT Cut-off Balance, and such party does not exercise such right within 90 days after the date the PT Balance is reduced to less than ten percent (10%) of the PT Cut-off Balance, then the Servicer shall have the right to exercise a clean up call.

         Section 10.02 REMOVAL OF MORTGAGE LOANS FROM INCLUSION UNDER THIS AGREEMENT UPON A PASS-THROUGH TRANSFER.

                  The Owner and the Servicer agree that with respect to some or all of the Mortgage Loans, the Owner, at its sole option, may effect Pass-Through Transfers, retaining the Servicer as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "servicer". At the election of the Owner, from and after the Reconstitution Date, the Mortgage Loans transferred shall remain covered by this Agreement, insofar as the Servicer shall continue to service such Mortgage Loans on behalf of the Owner in accordance with the terms and provisions of this Agreement or shall be subject to a pooling and servicing agreement or a subservicing agreement containing customary secondary market servicing provisions with respect to mortgage loans that are subject to a rated mortgage loan securitization.

                  The Servicer shall cooperate with the Owner in connection with each Pass-Through Transfer in accordance with this Section 10.02. In connection therewith the Servicer shall:

                  (g) (a) make all representations and warranties with respect to the Servicer itself as of the Reconstitution Date of the related Pass-Through Transfer;

                  (h) (b) negotiate in good faith and execute any seller/servicer agreements required by the shelf registrant to effectuate the foregoing provided such agreements create no greater obligation or cost on the part of the Servicer than otherwise set forth in this Agreement;

                  (i) (c) provide as applicable:

                  (i) any and all information and appropriate verification of information which may be reasonably available to the Servicer, including the Servicer's foreclosure, delinquency experience and the Servicer's underwriting standards, whether through letters of its auditors and counsel or otherwise, as the Owner shall request;


                                     F-1-37

                  (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Servicer as are reasonably believed necessary by the Trustee, any Rating Agency, or the Owner, as the case may be, in connection with such Pass-Through Transfers. The Owner shall pay all third party costs associated with the preparation of such information. The Servicer shall execute any servicer agreements required within a reasonable period of time after receipt of such servicer agreements which time shall be sufficient for the Servicer and Servicer's counsel to review such servicer agreements. Under this Agreement, the Servicer shall retain a servicing fee at a rate per annum equal to no less than the rate specified on the Mortgage Loan Schedule for such Mortgage Loan; and

                  (j) (d) indemnify the Owner for any material misstatements contained in the information provided pursuant to (c) above, provided that the Owner shall also provide indemnification to the Servicer, its successors or assigns, with respect to the accuracy of all other information the Owner may disclose in any securitization offering materials.

                  All Mortgage Loans not sold or transferred pursuant to a Pass-Through Transfer shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         Section 11.01  SUCCESSOR TO THE SERVICER.

                  Upon termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 8.04, 9.01, or 10.01(ii) or (iii), the Owner shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Owner and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this section and shall in no event relieve the Servicer of the representations and warranties made pursuant to Article III and the remedies available to the Owner under
Section 8.01, it being understood and agreed that the provisions of such Article III and Section 8.01 shall be applicable



                                     F-1-38
to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

                  Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Section 8.04, 9.01 or 10.01 shall not affect any claims that the Owner may have against the Servicer arising prior to any such termination or resignation.

                  The Servicer shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Servicing Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. The successor shall make such arrangements as it may deem appropriate to reimburse the Servicer for unrecovered Monthly Advances and Servicing Advances which the successor retains hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

                  Upon a successor's acceptance of appointment as such, the Servicer shall notify the Owner of such appointment.

         Section 11.02  AMENDMENT.

                  This Agreement may be amended from time to time by the Servicer and the Owner by written agreement signed by the Servicer and the Owner.

         Section 11.03  GOVERNING LAW.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.04  NOTICES.

                  Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

                  (i) if to the Servicer with respect to servicing issues:



                                     F-1-39

                           Chase Manhattan Mortgage Corporation
                           10790 Rancho Bernardo Road
                           San Diego, CA 92127
                           Attn:  Cindy L. Dunks
                           Telecopy No.: (858) 605-3666

                  with a copy to:

                           Chase Manhattan Mortgage Corporation
                           343 Thornall Street
                           Edison, NJ 08837
                           Attention: General Counsel
                           Telecopy No.: (732) 205-8727

                   (ii) if to the Owner:

                          People's Choice Home Loan, Inc.
                          7515 Irvine Center Drive
                          Irvine, CA 92618
                          Attn: Brad Plantiko
                          Telecopy No.: (949) 341-2211

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice, or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the address (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

         Section 11.05  SEVERABILITY OF PROVISIONS.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         Section 11.06  EXHIBITS AND SCHEDULES.

                  The exhibits, schedules and other addenda and supplements to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 11.07  GENERAL INTERPRETIVE PRINCIPLES.

                  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;



                                     F-1-40

                  (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (v) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

         Section 11.08  REPRODUCTION OF DOCUMENTS.

                  This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 11.09  CONFIDENTIALITY OF INFORMATION.

                  Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Except as required to be disclosed by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of this Agreement.

         Section 11.10  ASSIGNMENT BY THE OWNER.

                  The Owner shall have the right, without the consent of the Servicer but subject to the limits set forth in this Agreement hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Owner hereunder and the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans. The Servicer shall not be obligated to recognize any such assignee or designee unless such person executes an assignment and assumption agreement reasonably acceptable to the Servicer. All references to the Owner in this Agreement shall be deemed to include its assignees or designees.



                                     F-1-41

         Section 11.11  NO PARTNERSHIP.

                  Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for Owner.

         Section 11.12  COUNTERPARTS; SUCCESSORS AND ASSIGNS.

                  This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.05, this Agreement shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective successors and assigns.

         Section 11.13  ENTIRE AGREEMENT.

                  Each of the Servicer and the Owner acknowledges that no representations, agreements or promises were made to it by the other party or any of its employees other than those representations, agreements or promises specifically contained herein. This Agreement sets forth the entire understanding between the parties hereto with respect to the matters set forth herein, and shall be binding upon all successors of both parties.

          Section 11.14  FURTHER AGREEMENTS.

                  The Servicer and the Owner each agrees to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purpose of this Agreement.

         Section 11.15  THIRD PARTY BENEFICIARY.

                  For purposes of this Agreement, any Master Servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this Agreement.





                                     F-1-42

                  IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date and year first above written.



                                            PEOPLE'S CHOICE HOME LOAN, INC.


                                            By: ________________________________
                                                Name:
                                                Title:



                                            CHASE MANHATTAN MORTGAGE CORPORATION


                                            By: ________________________________
                                                 Name:
                                                 Title:



                                     F-1-43

                                    EXHIBIT A
                                    ---------

                             MORTGAGE LOAN SCHEDULE

                             Available Upon Request












                                     F-1-44

                                    EXHIBIT B
                                    ---------

                    FORMS OF CUSTODIAL ACCOUNT CERTIFICATIONS


                         CUSTODIAL ACCOUNT CERTIFICATION



                                                     ________________, 20____



         Chase Manhattan Mortgage Corporation hereby certifies that it has established the account described below as a Custodial Account pursuant to
Section 4.04 of the Servicing Agreement, dated as of ____________, 20___,.

Title of Account:         Chase Manhattan Mortgage Corporation Custodial Account
                          in trust for [Owner][Name of Trust] - P & I

Address of office or branch
of the Servicer at which
Account is maintained:                 _______________________________________

                                       _______________________________________

                                       _______________________________________

                                       _______________________________________





                                   CHASE MANHATTAN MORTGAGE CORPORATION
                                   Servicer


                                   By:_____________________________________
                                   Name:___________________________________
                                   Title: _________________________________




                                     F-1-45

                                    EXHIBIT C
                                    ---------

                     FORMS OF ESCROW ACCOUNT CERTIFICATIONS



                          ESCROW ACCOUNT CERTIFICATION



                                                     ________________, 20____



         Chase Manhattan Mortgage Corporation hereby certifies that it has established the account described below as an Escrow Account pursuant to Section
4.06 of the Servicing Agreement, dated as of ________________, 20____.

Title of Account:          Chase Manhattan Mortgage Corporation Escrow Account
                           in trust for [Owner][Name of Trust]- T & I

Address of office or branch
of the Servicer at which
Account is maintained:                 _______________________________________

                                       _______________________________________

                                       _______________________________________

                                       _______________________________________


                                   CHASE MANHATTAN MORTGAGE CORPORATION
                                   Servicer


                                   By:_____________________________________
                                   Name:___________________________________
                                   Title: _________________________________




                                     F-1-46

                                    EXHIBIT D
                                    ---------

                        REQUEST FOR RELEASE OF DOCUMENTS

To:      Wells Fargo Bank, N.A.
         1015 10th Avenue S.E.
         Mpls., MN  55414
         Attn:  ________________

         Re: Custodial Agreement dated as of [DATE], among HSBC Bank USA, National Association, People's Choice Home Loan Securities Corp. and Wells Fargo Bank, N.A., as Custodian

         In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Custody Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Mortgage File for the Mortgage Loan described below, for the reason indicated.


MORTGAGE LOAN NUMBER:

MORTGAGOR NAME, ADDRESS & Zip Code:



REASON FOR REQUESTING DOCUMENTS (check one):

_______      1.       Mortgage Paid in Full

_______      2.       Foreclosure

_______      3.       Substitution

_______      4.       Other Liquidation (Repurchases, etc.)

_______      5.       Nonliquidation  [Reason:_______________________________]

Address to which Custodian should
Deliver the Custodian's Mortgage File: ___________________________________
                                       _________________________________________
                                       _________________________________________


                                       By:______________________________________
                                                    (authorized signer)
                                       Issuer:__________________________________
                                       Address:_________________________________
                                               _________________________________


                                       Date:____________________________________



                                     F-1-47

CUSTODIAN

Wells Fargo Bank, N.A.

Please acknowledge the execution of the above request by your signature and date below:

_________________________________                 ______________________________
Signature                                                     Date

Documents returned to Custodian:

_________________________________                 ______________________________
Custodian









                                     F-1-48

                                    EXHIBIT E
                                    ---------

                     Servicer Form of Back-up Certification

[Name and address of master servicer]
Re: [name of securitization]

Chase Manhattan Mortgage Corporation, as Servicer hereby certifies to the Sarbanes Certifying Party that:

         1. To our knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Sarbanes Certifying Party taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such reports;

         2. To our knowledge, the servicing information required to be provided to the Sarbanes Certifying Party by the Servicer under the Servicing Agreement has been provided to the Sarbanes Certifying Party;

         3. Based upon the review required by the Servicing Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant's Servicing Report, the Servicer has, as of the last day of the period covered by such reports fulfilled its obligation under the Servicing Agreement; and

         4. The Servicer has disclosed to the Sarbanes Certifying Party all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Servicing Agreement, dated as of August 1, 2004 (the "Servicing Agreement"), between Chase Manhattan Mortgage Company and People's Choice Home Loan, Inc.

Chase Manhattan Mortgage Corporation, as Servicer

By:_________________________________

         Name:
         Title:
         Date:



                                     F-1-49

                                    EXHIBIT F
                                    ---------

WELLS FARGO BANK,  N.A.
Form 332

--------------------------------------------------------------------------------
CALCULATION OF REALIZED LOSS

PURPOSE

To provide the Servicer with a form for the calculation of any Realized Loss (or gain) as a result of a Mortgage Loan having been foreclosed and Liquidated.

DISTRIBUTION

The Servicer will prepare the form in duplicate and send the original together with evidence of conveyance of title and appropriate supporting documentation to the Master Servicer with the Monthly Accounting Reports which supports the Mortgage Loan's removal from the Mortgage Loan Activity Report. The Servicer will retain the duplicate for its own records.

DUE DATE

With respect to any liquidated Mortgage Loan, the form will be submitted to the Master Servicer no later than the date on which statements are due to the Master Servicer under Section 4.02 of this Agreement (the "Statement Date") in the month following receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan; provided, that if such Statement Date is not at least 30 days after receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan, then the form will be submitted on the first Statement Date occurring after the 30th day following receipt of final liquidation proceeds and supporting documentation.

PREPARATION INSTRUCTIONS
The numbers on the form correspond with the numbers listed below.
1.       The actual Unpaid Principal Balance of the Mortgage Loan.
2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed.
3-7. Complete as necessary. All line entries must be supported by copies of appropriate statements, vouchers, receipts, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.
8. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. 10. The total of lines 1 through 9.

CREDITS

11-17. Complete as necessary. All line entries must be supported by copies of the appropriate claims forms, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 16.
18.      The total of lines 11 through 17.



                                     F-1-50

TOTAL REALIZED LOSS (OR AMOUNT OF ANY GAIN)

19. The total derived from subtracting line 18 from 10. If the amount represents a realized gain, show the amount in parenthesis ( ).







                                     F-1-51

                             WELLS FARGO BANK, N.A.
                          CALCULATION OF REALIZED LOSS
--------------------------------------------------------------------------------

            WELLS FARGO BANK, N.A. Trust: _________________________________
  Prepared by:  __________________                Date:  _______________
  Phone:  ______________________

          -------------------       -----------------      ---------------------
          Servicer Loan No.         Servicer Name          Servicer Address


          -------------------       -----------------      ---------------------

  WELLS FARGO BANK, N.A.
  Loan No._____________________________
  Borrower's Name:________________________________________________________
  Property
  Address:________________________________________________________________
  LIQUIDATION AND ACQUISITION EXPENSES:
       Actual Unpaid Principal Balance of Mortgage Loan     $ _______________(1)
       Interest accrued at Net Rate                          ________________(2)
       Attorney's Fees                                       ________________(3)
       Taxes                                                 ________________(4)
       Property Maintenance                                  ________________(5)
       MI/Hazard Insurance Premiums                          ________________(6)
       Hazard Loss Expenses                                  ________________(7)
       Accrued Servicing Fees                                ________________(8)
       Other (itemize)                                       ________________(9)
       _________________________________________            $ _________________
       _________________________________________              _________________
       _________________________________________              _________________
  TOTAL EXPENSES                                            $ ______________(10)
  CREDITS:
       Escrow Balance                                       $ ______________(11)
       HIP Refund                                           ________________(12)
       Rental Receipts                                      ________________(13)
       Hazard Loss Proceeds                                 ________________(14)
       Primary Mortgage Insurance Proceeds                  ________________(15)
       Proceeds from Sale of Acquired Property              ________________(16)
       Other (itemize)                                      ________________(17)
       _________________________________________            ___________________
       _________________________________________            ___________________
  TOTAL CREDITS                                            $________________(18)
Total Realized Loss (or Amount of Gain)                    $________________(19)





                                     F-1-52

                                   EXHIBIT F-2
                                   -----------


         THIS IS A SERVICING AGREEMENT, dated as of August 1, 2004, and is executed between People's Choice Home Loan Securities Corp. (the "Owner") and People's Choice Home Loan, Inc. (the "Servicer").

                               W I T N E S S E T H :

         WHEREAS, the Owner is the owner of the Mortgage Loans;

         WHEREAS, the Owner and the Servicer wish to prescribe the permanent management, servicing and control of the Mortgage Loans;

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Owner and the Servicer agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01. DEFINED TERMS.

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article:

                  ACCEPTED SERVICING PRACTICES: The procedures, including prudent collection and loan administration procedures, and the standard of care
(i) employed by prudent mortgage servicers which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgage Properties are located and (ii) in accordance with the Fannie Mae Guide, subject to any variances negotiated with Fannie Mae and subject to the express provisions of this Agreement. Such standard of care shall not be lower than that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all federal, state, and local laws, ordinances, rules and regulations.

                  ADJUSTMENT DATE: As to each ARM Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

                  AGREEMENT: This Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

                  ARM LOANS: First lien, conventional, 1-4 family residential Mortgage Loans with interest rates which adjust from time to time in accordance with the related Index and are subject to Periodic Rate Caps and Lifetime Rate Caps.


                                     F-2-1

                  BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or
(ii) a legal holiday in the States of California, Maryland, Minnesota, New York or the jurisdiction in which the Servicer conducts its servicing activities, or
(iii) a day on which banks in the States of California, Maryland, Minnesota, New York or the jurisdiction in which the Servicer conducts its servicing activities are authorized or obligated by law or executive order to be closed.

                  CODE: The Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

                  CONDEMNATION PROCEEDS: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

                  CUSTODIAL ACCOUNT: One or more demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled "People's Choice Home Loan, Inc. Custodial Account in trust for [Owner][Name of Trust]" established at a Qualified Depository, each of which accounts shall be held by such Qualified Depository in a fiduciary capacity, separate and apart from its funds and general assets, and which account or accounts shall in no event contain funds in excess of the FDIC insurance limits.

                  CUSTODIAN: Wells Fargo Bank, National Association, or such other custodian as Owner shall designate.

                  CUT-OFF DATE:  The open of business on August 1, 2004.

                  DETERMINATION DATE: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the Remittance Date.

                  DUE DATE: Each day on which payments of principal and interest are required to be paid in accordance with the terms of the related Mortgage Note, exclusive of any days of grace.

                  DUE PERIOD: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

                  ESCROW ACCOUNT: The separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "People's Choice Home Loan, Inc. Escrow Account, in trust for [Owner][Name of Trust]" and shall be established at a Qualified Depository, each of which accounts shall in no event contain funds in excess of the FDIC insurance limits.

                  ESCROW PAYMENTS: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance



                                     F-2-2
premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

                  EVENT OF DEFAULT: Any one of the conditions or circumstances enumerated in Section 9.01.

                  FANNIE MAE: Fannie Mae, or any successor thereto.

                  FANNIE MAE GUIDE: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

                  FIDELITY BOND: A fidelity bond to be maintained by the Servicer pursuant to Section 4.12.

                  FINAL RECOVERY DETERMINATION: With respect to any defaulted Mortgage Loan or any REO Property, a determination by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered, which determination shall be evidenced by a certificate signed by two officers of the Servicer provided by the Servicer to the Owner.

                  FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

                  FREDDIE MAC: Freddie Mac, or any successor thereto.

                  FREDDIE MAC GUIDE: The Freddie Mac Selling Guide and the Freddie Mac Servicing Guide and all amendments or additions thereto.

                  FULL PRINCIPAL PREPAYMENT: A Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

                  GAAP: Generally accepted accounting procedures, consistently applied.

                  HUD: The United States Department of Housing and Urban Development or any successor.

                  INDEX: With respect to each ARM Loan, on the related Adjustment Date, the index used to determine the Mortgage Interest Rate on each such ARM Loan.

                  INSURANCE PROCEEDS: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

                  LIFETIME RATE CAP: With respect to each ARM Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan, as specified in the related Mortgage Note.



                                     F-2-3

                  LIQUIDATION PROCEEDS: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 4.13.

                  MARGIN: With respect to each ARM Loan, the fixed percentage amount set forth in each related Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate.

                  MASTER SERVICER: Wells Fargo Bank, National Association, its successors in interest and assigns, or any successor thereto designated by the Owner.

                  MONTHLY ADVANCE: The aggregate of the advances made by the Servicer on any Remittance Date pursuant to Section 5.03.

                  MONTHLY PAYMENT: With respect to each Mortgage Loan, the scheduled monthly payment of principal and interest thereon which is payable by the related Mortgagor under the related Mortgage Note.

                  MORTGAGE: The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

                  MORTGAGE INTEREST RATE: The annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the related Mortgage Note, and in the case of an ARM Loan, as adjusted from time to time on each Adjustment Date for such Mortgage Loan to equal the Index for such Mortgage Loan plus the Margin for such Mortgage Loan, and subject to the limitations on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

                  MORTGAGE LOAN: An individual Mortgage Loan described herein and as further identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage Loan Documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

                  MORTGAGE LOAN DOCUMENTS: The original mortgage loan legal documents held by the Custodian.

                  MORTGAGE LOAN REMITTANCE RATE: With respect to each Mortgage Loan, the annual rate of interest remitted to the Owner, which shall be equal to the related Mortgage Interest Rate minus the Servicing Fee Rate.

                  MORTGAGE LOAN SCHEDULE: The schedule of Mortgage Loans attached hereto as Exhibit A, such schedule being acceptable to the Owner and the Servicer.



                                     F-2-4

                  MORTGAGE NOTE: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

                  MORTGAGED PROPERTY: The underlying real property securing repayment of a Mortgage Note.

                  MORTGAGOR:  The obligor on a Mortgage Note.

                  NET LIQUIDATION PROCEEDS: As to any Mortgage Loan, Liquidation Proceeds net of unreimbursed Servicing Advances, Servicing Fees and Monthly Advances and expenses incurred by the Servicer in connection with the liquidation of the Mortgage Loan and the related Mortgaged Property.

                  NONRECOVERABLE ADVANCE: Any advance previously made by the Servicer pursuant to Section 5.03 or any Servicing Advance proposed to be made by the Servicer in respect of a Mortgage Loan or REO Property which, in the good faith judgment of the Servicer, may not be ultimately recoverable by the Servicer from Liquidation Proceeds or Insurance Proceeds on such Mortgage Loan or REO Property as provided herein. The determination by the Servicer that it has made a Nonrecoverable Advance, or that a proposed advance may constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Owner and detailing the reasons for such determination.

                  OFFICERS' CERTIFICATE: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President or a Vice President or by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and delivered to the Owner as required by this Agreement.

                  OPINION OF COUNSEL: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Owner.

                  OWNER: People's Choice Home Loan Securities Corp., its successors in interest and assigns (including the Trustee in connection with a Pass-Through Transfer).

                  PARTIAL PRINCIPAL PREPAYMENT: A Principal Prepayment by a Mortgagor of a partial principal balance of a Mortgage Loan.

                  PASS-THROUGH TRANSFER: The sale or transfer of some or all of the Mortgage Loans to a trust as part of a publicly issued or privately placed, rated or unrated mortgage-backed securities transaction.

                  PERIODIC RATE CAP: With respect to each ARM Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date.

                  PERMITTED INVESTMENTS: Any one or more of the following obligations or securities:



                                     F-2-5

                  (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                  (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including any Trustee or the Master Servicer) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

                  (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause
                  (ii)(a) above;

                  (iv) securities bearing interest or sold at a discount issued by any corporation (including any Trustee or the Master Servicer) incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstanding principal balances and amounts of all the Permitted Investments;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

                  (vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency; and

                  (vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and



                                     F-2-6
                  credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities (including money market or common trust funds for which any Trustee or the Master Servicer or any affiliate thereof acts as a manager or an advisor) and which money market funds are rated in one of the two highest rating categories by each Rating Agency;

PROVIDED, HOWEVER, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par.

                  PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  PREPAYMENT INTEREST SHORTFALL: The sum of the difference between interest actually received in a Due Period as a result of a full or partial prepayment or other unscheduled receipt of principal (including as a result of a liquidation) on each Mortgage Loan as to which such a payment is received and the interest portion of the Monthly Payment of such Mortgage Loan scheduled to be due at the applicable Mortgage Loan Remittance Rate.

                  PRIMARY MORTGAGE INSURANCE POLICY: Each primary policy of mortgage insurance, or any replacement policy therefor obtained by the Servicer pursuant to Section 4.08.

                  PRIME RATE: The prime rate of U.S. money center banks as published from time to time in THE WALL STREET JOURNAL.

                  PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Mortgage Loan, full or partial, which is received in advance of its scheduled Due Date, including any prepayment charge or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  QUALIFIED APPRAISER: An appraiser, duly appointed by the Servicer, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, which appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

                  QUALIFIED DEPOSITORY: (a) The Custodian, (b) a depository, the accounts of which are insured by the FDIC and the short term debt ratings and the long term deposit ratings of which are rated in one of the two highest rating categories by either of Moody's Investors Service, Inc. or Fitch, Inc., or (c) a depository, the short-term debt obligations, or other short-term deposits of which are rated at least 'A-2' and the long-term unsecured debt obligations of which are rated at least 'AA-' by Standard & Poor's Ratings Service, a division of The McGraw Hill Companies Inc.



                                     F-2-7

                  QUALIFIED INSURER: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae and Freddie Mac.

                  RATING AGENCY: Standard & Poor's Ratings Service, a division of The McGraw Hill Companies Inc., Moody's Investors Service, Inc. and Fitch, Inc.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  REMIC PROVISIONS: The provisions of the Federal income tax law relating to a REMIC, which appear at Section 860A through 860G of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

                  REMITTANCE DATE: The Remittance Date shall be the 18th day of any month, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

                  REO DISPOSITION: The final sale by the Servicer of any REO Property.

                  REO DISPOSITION PROCEEDS: Amounts received by the Servicer in connection with a related REO Disposition.

                  REO PROPERTY: A Mortgaged Property acquired by the Servicer on behalf of the Owner as described in Section 4.13.

                  SERVICER: People's Choice Home Loan, Inc., or any of its successors in interest or any successor under this Agreement appointed as herein provided.

                  SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations relating to each Mortgage Loan, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Servicer specifies the Mortgage Loan(s) to which such expenses relate), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and (e) compliance with the obligations under Section 4.08.



                                     F-2-8

                  SERVICING FEE: With respect to each Mortgage Loan, the amount of the annual servicing fee the Owner shall pay to the Servicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the applicable Servicing Fee Rate and (b) the outstanding principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable from the interest portion of such Monthly Payment collected by the Servicer or as otherwise provided under Section 4.05.

                  SERVICING FEE RATE: The Servicing Fee Rate shall be a rate per annum equal to 0.50%.

                  SERVICING FILE: The documents, records and other items pertaining to a particular Mortgage Loan and any additional documents relating to such Mortgage Loan as are in, or as may from time to time come into, the Servicer's possession.

                  SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

                  STATED PRINCIPAL BALANCE: As to each Mortgage Loan as of any date of determination, (i) the principal balance of such Mortgage Loan after giving effect to payments of principal due and received or for which a Monthly Advance has been made, minus (ii) all amounts previously distributed to the Owner with respect to the Mortgage Loan representing Principal Prepayments.

                  TRUSTEE: The Person appointed as trustee in connection with any Pass-Through Transfer.


                                   ARTICLE II
         SERVICING OF MORTGAGE LOANS; POSSESSION OF SERVICING FILES;
             BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS

         Section 2.01.SERVICING OF MORTGAGE LOANS.

                  The Servicer does hereby agree to service the Mortgage Loans in accordance with the terms of this Agreement. The rights of the Owner to receive payments with respect to the Mortgage Loans shall be as set forth in this Agreement.

         Section 2.02.MAINTENANCE OF SERVICING FILES.

                  The Servicer shall maintain a Servicing File consisting of all documents necessary to service the Mortgage Loans. The possession of each Servicing File by the Servicer is for the sole purpose of servicing the Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Servicer acknowledges that the ownership of each Mortgage


                                     F-2-9

Loan, including the Note, the Mortgage, all other Mortgage Loan Documents and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, has been vested in the Owner. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Servicer shall be received and held by the Servicer in trust for the exclusive benefit of the Owner as the owner of the related Mortgage Loans. Any portion of the related Servicing Files retained by the Servicer shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the related Mortgage Loans by the Owner. The Servicer shall release its custody of the contents of the related Servicing Files only in accordance with written instructions of the Owner, except when such release is required as incidental to the Servicer's servicing of the Mortgage Loans, such written instructions shall not be required.

         Section 2.03.BOOKS AND RECORDS.

                  The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Servicer's computer system to clearly reflect the ownership of the Mortgage Loan by the Owner. In particular, the Servicer shall maintain in its possession, available for inspection by the Owner, or its designee and shall deliver to the Owner upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, as applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Fannie Mae Guide.

                  The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Owner or its designee the related Servicing File (or copies thereof) during the time the Owner retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

         Section 2.04.TRANSFER OF MORTGAGE LOANS.

                  No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or any Mortgage Loan unless a notice of the transfer of such Mortgage Loan has been delivered to the Servicer in accordance with this Section 2.04. The Owner may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans in accordance with Sections
10.02 and 11.12, provided, however, that the transferee will not be deemed to be an Owner hereunder binding upon the Servicer unless such transferee shall agree in writing to be bound by the terms of this Agreement and an assignment and assumption of this Agreement reasonably acceptable to the



                                     F-2-10

Servicer. The Owner shall advise the Servicer in writing of the transfer. Upon receipt of notice of the permitted transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

         Section 2.05.DELIVERY OF MORTGAGE LOAN DOCUMENTS.

                  The Servicer shall forward to the Custodian on behalf of the Owner original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within 4 week(s) of their execution; provided, however, that the Servicer shall provide the Custodian on behalf of the Owner with a certified true copy of any such document submitted for recordation within 4 week(s) after its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its execution. If delivery is not completed within 180 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Servicer shall continue to use its best efforts to effect delivery as soon as possible thereafter.

         From time to time the Servicer may have a need for Mortgage Loan Documents to be released by the Custodian. If the Servicer shall require any of the Mortgage Loan Documents, the Servicer shall notify the Custodian in writing of such request in the form of the request for release attached hereto as Exhibit D. The Custodian shall deliver to the Servicer within five (5) Business Days, any requested Mortgage Loan Document previously delivered to the Custodian, provided that such documentation is promptly returned to the Custodian when the Servicer no longer requires possession of the document, and provided that during the time that any such documentation is held by the Servicer, such possession is in trust for the benefit of the Owner.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE SERVICER

                  The Servicer represents, warrants and covenants to the Owner that as of the date hereof or as of such date specifically provided herein:

                  (a) The Servicer is a validly existing corporation in good standing under the laws of the State of its organization and is qualified to transact business in, is in good standing under the laws of, and possesses all licenses necessary for the conduct of its business in, each state in which any Mortgaged Property is located or is otherwise exempt or not required under applicable law to effect such qualification or license and no demand for such qualification or license has been made upon the Servicer by any such state, and in any event the Servicer is in compliance with the laws of each such State to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

                  (b) The Servicer has full power and authority to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement and to conduct its business as presently conducted, has duly authorized the execution, delivery



                                     F-2-11
         and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

                  (c) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the Servicer's articles of incorporation or by-laws or materially conflict with or result in a breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

                  (d) There is no litigation pending or, to the Servicer's knowledge, threatened with respect to the Servicer which is reasonably likely to have a material adverse effect on the execution, delivery or enforceability of this Agreement, or which is reasonably likely to have a material adverse effect on the financial condition of the Servicer;

                  (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement except for consents, approvals, authorizations and orders which have been obtained;

                  (f) The Servicer is an approved seller/servicer of residential mortgage loans for Fannie Mae. The Servicer is in good standing to service mortgage loans for Fannie Mae and no event has occurred which would make the Servicer unable to comply with eligibility requirements or which would require notification to Fannie Mae;

                  (g) The Servicer will not waive any prepayment charge unless it is waived in accordance with the standard set forth in Section 4.16; and

                  (h) The Servicer for each Mortgage Loan will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

                                   ARTICLE IV
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 4.01.SERVICER TO ACT AS SERVICER.



                                     F-2-12

                  The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and with Accepted Servicing Practices (giving due consideration to the Owner's reliance on the Servicer), and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement and with Accepted Servicing Practices and shall exercise the same care that it customarily employs for its own account. Except as set forth in this Agreement, the Servicer shall service the Mortgage Loans in accordance with Accepted Servicing Practices in compliance with the servicing provisions of the Fannie Mae Guide, which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies, insurance claims, and title insurance, management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Loan Documents, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae Guide, the provisions of this Agreement shall control and be binding upon the Owner and the Servicer. The Owner may, at its option, deliver powers-of-attorney to the Servicer sufficient to allow the Servicer as servicer to execute all documentation requiring execution on behalf of Owner with respect to the servicing of the Mortgage Loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, shall as promptly as reasonably possible, execute and return such documentation to the Servicer.

                  Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner, provided, however, that unless the Servicer has obtained the prior written consent of the Owner, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal), change the final maturity date on such Mortgage Loan or waive a prepayment penalty or charge. In the event of any such modification which has been agreed to in writing by the Owner and which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the related Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04 and Section 5.03, the difference between (a) such month's principal and one month's interest at the related Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and


                                     F-2-13
all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.

         The Servicer shall perform all of its servicing responsibilities hereunder or may cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of a subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Servicer. Any such subservicer must be a Fannie Mae approved seller/servicer or a Freddie Mac seller/servicer in good standing and no event shall have occurred, including but not limited to, a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers by Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Servicer shall pay all fees and expenses of each subservicer from its own funds, and a subservicer's fee shall not exceed the Servicing Fee.

         At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer's option, from electing to service the related Mortgage Loans itself. In the event that the Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 8.04, 9.01 or 10.01, and if requested to do so by the Owner, the Servicer shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Servicer. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from the Servicer's own funds without reimbursement from the Owner.

                  Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or any reference herein to actions taken through a subservicer or otherwise, the Servicer shall not be relieved of its obligations to the Owner and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into an agreement with a subservicer for indemnification of the Servicer by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and Servicer alone, and the Owner shall have no obligations, duties or liabilities with respect to such Subservicer including no obligation, duty or liability of Owner to pay such subservicer's fees and expenses. For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

         Section 4.02.COLLECTION OF MORTGAGE LOAN PAYMENTS.



                                     F-2-14

         Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer will proceed with diligence to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer will take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         Section 4.03.REALIZATION UPON DEFAULTED MORTGAGE LOANS.

                  The Servicer shall use its reasonable efforts, consistent with the procedures that the Servicer would use in servicing loans for its own account and the requirements of the Fannie Mae Guide, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01. The Servicer may also, in its discretion, as an alternative to foreclosure, sell defaulted Mortgage Loans at fair market value to third-parties, if the Servicer reasonably believes that such sale would maximize proceeds to the Owner in the aggregate (on a present value basis) with respect to that Mortgage Loan. The Servicer shall use its reasonable efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Owner, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Owner after reimbursement to itself for such expenses, and
(ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings, sales or functions as Servicing Advances; provided, however, that it shall be entitled to reimbursement therefor as provided in Section 4.05. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer shall promptly provide the Owner with a written report of the environmental inspection. After reviewing the environmental inspection report, the Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property.

                  The Servicer, in its sole discretion, may, with respect to any second lien Mortgage Loan which is greater than 180 days delinquent and for which the related superior lien is not a Mortgage Loan, charge off such second lien Mortgage Loan if it has made a Final Recovery Determination with respect thereto (each such Mortgage Loan, a "Charged-off Mortgage Loan").




                                     F-2-15

The Servicer shall have no obligation to make any Monthly Advances or Servicing Advances with respect to such Charged-off Mortgage Loan for the period following the date on which such second lien Mortgage Loan was charged off. Any Net Liquidation Proceeds received in connection with any recoveries received with respect to such Charged-off Mortgage Loan shall be deposited in the Custodial Account pursuant to Section 4.04.

         Section 4.04.ESTABLISHMENT OF CUSTODIAL ACCOUNTS; DEPOSITS IN CUSTODIAL ACCOUNTS.

                  The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts. Each Custodial Account shall be established with a Qualified Depository. To the extent such funds are not deposited in a Custodial Account, such funds may be invested in Permitted Investments for the benefit of the Owner (with any income earned thereon for the benefit of the Servicer). Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in EXHIBIT B hereto. The original of such letter agreement shall be furnished to the Owner upon request. The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments. The amount of any such losses shall be immediately deposited by the Servicer in the Custodial Account, out of the Servicer's own funds, with no right to reimbursement therefor.

                  The Servicer shall deposit in a mortgage clearing account on a daily basis, and in the Custodial Account or Accounts no later than the 48 hours after receipt of funds and retain therein the following payments and collections:

                           (i) all payments on account of principal, including
                  Principal Prepayments and penalties, on the Mortgage Loans received after the Cut-off Date;

                           (ii) all payments on account of interest on the
                  Mortgage Loans adjusted to the related Mortgage Loan Remittance Rate received after the Cut-off Date;

                           (iii) all Net Liquidation Proceeds received after the
                  Cut-off Date;

                           (iv) any net amounts received by the Servicer after
                  the Cut-off Date in connection with any REO Property pursuant to Section 4.13;

                           (v) all Insurance Proceeds received after the Cut-off
                  Date including amounts required to be deposited pursuant to Sections 4.08 and 4.10, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the Mortgage Loan Documents or applicable law;


                                     F-2-16

                           (vi) all Condemnation Proceeds affecting any
                  Mortgaged Property received after the Cut-off Date other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the Mortgage Loan Documents or applicable law;

                           (vii) any Monthly Advances as provided in Section
                  5.03;

                           (viii) any amounts received after the Cut-off Date
                  and required to be deposited in the Custodial Account pursuant to Section 6.02; and

                           (ix) with respect to each full or partial Principal
                  Prepayment received after the Cut-off Date, any Prepayment Interest Shortfalls, to the extent of the Servicer's aggregate Servicing Fee received with respect to the related Due Period.

                  The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Servicer in the Custodial Account.

         Section 4.05.PERMITTED WITHDRAWALS FROM THE CUSTODIAL ACCOUNT.

                  The Servicer may, from time to time, make withdrawals from the Custodial Account for the following purposes:

                  (i) to make payments to the Owner in the amounts and in the manner provided for in Section 5.01;

                  (ii) to reimburse itself for Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made;

         (iii) to reimburse itself for unreimbursed Servicing Advances and Monthly Advances, the Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received after the Cut-off Date related to such Mortgage Loan;

                  (iv) to pay to itself as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date) and (b) the Servicing Fee from that portion of any payment recovery attributable to interest on a particular Mortgage Loan;

                  (v) to reimburse itself for any Nonrecoverable Advances;



                                     F-2-17

                  (vi) to transfer funds to another Qualified Depository in accordance with Section 4.09 hereof;

                  (vii) to reimburse itself as provided in Section 8.03 hereof;

                  (viii) to remove funds inadvertently placed in the Custodial Account in error by the Servicer; and

                  (ix) to clear and terminate the Custodial Account upon the termination of this Agreement.

         Section 4.06.ESTABLISHMENT OF ESCROW ACCOUNTS; DEPOSITS IN ESCROW ACCOUNTS.

                  The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. Each Escrow Account shall be established with a Qualified Depository. To the extent such funds are not deposited in an Escrow Account, such funds may be invested in Permitted Investments. Funds deposited in an Escrow Account may be drawn on by the Servicer in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit C. The original of such letter agreement shall be furnished to the Owner upon request. The Servicer acknowledges and agrees that the Servicer shall bear any losses incurred with respect to Permitted Investments. The amount of any such losses shall be immediately deposited by the Servicer in the Escrow Account, as appropriate, out of the Servicer's own funds, with no right to reimbursement therefor.

                  The Servicer shall deposit in a mortgage clearing account on a daily basis, and in the Escrow Account or Accounts no later than 48 hours after receipt of funds and retain therein:

                  (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any items as are required under the terms of this Agreement;

                  (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

                  (iii) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

                  The Servicer shall make withdrawals from an Escrow Account only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth in and in accordance with Section 4.07. Except as provided in Section 4.07, the Servicer shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the Qualified Depository.

         Section 4.07.PERMITTED WITHDRAWALS FROM ESCROW ACCOUNT.



                                     F-2-18

                  Withdrawals from the Escrow Account may be made by the Servicer only:

                  (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items;

                  (ii) to reimburse Servicer for any Servicing Advance made by Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

                  (iii) to refund to the Mortgagor any funds as may be determined to be overages;

                  (iv) for transfer to the Custodial Account in connection with an acquisition of REO Property;

                  (v) for application to restoration or repair of the Mortgaged Property;

                  (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

                  (vii) to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06;

                  (viii) to remove funds inadvertently placed in an Escrow Account in error by the Servicer; and

                  (ix) to clear and terminate the Escrow Account on the termination of this Agreement.

                  As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in an Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

         Section 4.08.PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES, MAINTENANCE OF PRIMARY MORTGAGE INSURANCE POLICIES, COLLECTIONS THEREUNDER.

         With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable



                                     F-2-19
law. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor when due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

                  The Servicer will maintain in full force and effect Primary Mortgage Insurance Policies issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the ratio of the current outstanding principal balance of the related Mortgage Loan to the appraised value of the related Mortgaged Property, based on the most recent appraisal of the Mortgaged Property performed by a Qualified Appraiser, such appraisal to be included in the Servicing File, is reduced to an amount for which Fannie Mae no longer requires such insurance to be maintained. The Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The Servicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

                  In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

         Section 4.09.TRANSFER OF ACCOUNTS.

                  The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. The Servicer shall notify the Owner of any such transfer within 15 Business Days of transfer. If any one of the investment ratings of a Qualified Depository holding funds or Eligible Investments in the Custodial Account or Escrow Account is downgraded by the issuing rating agency, the Servicer shall, within three (3) Business Days of receipt of notice of the downgrading, transfer all such accounts, funds and Permitted Investments to a different Qualified Depository in accordance with this Agreement.



                                     F-2-20

         Section 4.10.  MAINTENANCE OF HAZARD INSURANCE.

         The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of
(i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05. It is understood and agreed that no other additional insurance need be required by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loans, other than pursuant to the Fannie Mae Guide or such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

         Section 4.11      MAINTENANCE OF MORTGAGE IMPAIRMENT INSURANCE POLICY.

         In the event that the Servicer shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has a Best rating of A:VI insuring against hazard losses on all of Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, the Servicer shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that



                                     F-2-21
there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 4.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Owner, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Owner.


         Section 4.12.  FIDELITY BOND, ERRORS AND OMISSIONS INSURANCE.

                  The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae or Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans and who handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond and errors and omissions insurance shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac Guide. The Servicer shall, upon request of Owner, deliver to the Owner a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Owner. The Servicer shall notify the Owner within five Business Days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated. The Owner and its successors or assigns as their interests may appear must be named as loss payees on the Fidelity Bond and as additional insured on the errors and omissions policy.

         Section 4.13.  TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.

                  In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner or its designee. Any such Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the benefit of the Owner.




                                     F-2-22

                  The Servicer shall assume the responsibility for marketing each REO Property in accordance with Accepted Servicing Practices. Thereafter, the Servicer shall continue to provide certain administrative services to the Owner relating to such REO Property as set forth in this Section 4.13. The REO Property must be sold within three years following the end of the calendar year of the date of acquisition, unless a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held and
(i) the Owner shall have been supplied with an Opinion of Counsel (at the Servicer's expense) to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Owner (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by
Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Owner as to progress being made in selling such REO Property.

                    Notwithstanding any other provision of this Agreement, if a REMIC election has been made, no Mortgaged Property held by a REMIC shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the related trust or sold or managed in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within a meaning of Section 860G(a)(8) of the Code, (ii) subject the related trust to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of Section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the related trust or any income from non-permitted assets as described in Section 860F(a) (2)(B) of the Code, unless the Servicer has agreed to indemnify and hold harmless the related trust with respect to the imposition of any such taxes.

                  The Servicer shall deposit or cause to be deposited, on a daily basis in each Custodial Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 hereof. The Servicer shall maintain separate records with respect to each REO Property identifying all deposits and withdrawals from the Custodial Account for each REO Property.

                  The Servicer shall furnish to the Owner on each Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Owner shall reasonably request.

                  The Servicer shall, either itself or through an agent selected by the Servicer, and in accordance with the Fannie Mae Guide, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed



                                     F-2-23
property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Owner. The REO Disposition Proceeds from the sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related Servicing Advances, or Monthly Advances made pursuant to Section 5.03.

                  The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as may be required by the circumstances. The Servicer shall make or cause the inspector to make a written report of each such inspection. Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Servicer to the Owner.

         Section 4.14.  NOTIFICATION OF ADJUSTMENTS.

                  With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Owner such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer of the receipt of notice from the Owner that the Servicer has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused to the Owner thereby.

         Section 4.15 COMPLIANCE WITH APPLICABLE LAWS.

         All requirements of any federal, state or local law applicable to the servicing of the Mortgage Loans will be complied with by the Servicer in all material respects.

         Section 4.16 WAIVER OF PREPAYMENT CHARGES.

                  The Servicer shall waive (or permit a subservicer to waive) a prepayment charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default, (ii) such prepayment charge is unenforceable in accordance with applicable law or the collection of such related prepayment charge would otherwise violate applicable law or (iii) the mortgage debt has been accelerated as a result of the related Mortgagor's default in making the related Monthly Payments. Notwithstanding any provision in this Agreement to the contrary, in the event the



                                     F-2-24
prepayment charge payable under the terms of the Mortgage Note is less than the amount of the prepayment charge set forth in the prepayment charge schedule or other information provided to the Servicer by the Owner, the Servicer shall not have any liability or obligation with respect to such difference, and in addition shall not have any liability or obligation to pay the amount of any uncollected prepayment charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the prepayment charge schedule.

                  Notwithstanding anything to the contrary contained in this Agreement, if the covenant of the Servicer set forth in this Section 4.16 is breached, the Servicer will pay the amount of such waived prepayment charge, from its own funds without any right of reimbursement by depositing such amount into the Custodial Account within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of such breach.

                                   ARTICLE V
                              PAYMENTS TO THE OWNER

         Section 5.01.REMITTANCES.

                  On each Remittance Date, the Servicer shall remit to the Owner
(i) all amounts credited to the Custodial Account as of the close of business on the Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05, other than Principal Prepayments received after the end of the preceding calendar month, plus, to the extent not already deposited in the Custodial Account, the sum of (ii) all Monthly Advances, if any, which the Servicer is obligated to distribute pursuant to Section 5.03 and
(iii) all Prepayment Interest Shortfalls the Servicer is required to make up pursuant to Section 4.04, minus (iv) any amounts attributable to Monthly Payments collected after the Cut-off Date but due on a Due Date or Dates subsequent to the last day of the related Due Period, which amounts shall be remitted on the related Remittance Date next succeeding the Due Period for such amounts.


                  With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be remitted to the Owner by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

         Section 5.02.STATEMENTS TO THE OWNER.

                  The Servicer shall furnish to the Owner an individual Mortgage Loan accounting report (a "Report"), as of the last Business Day of each month in the Servicer's assigned loan number order to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, such Report shall be received by the Owner no later than the fifth Business Day of the month of the related Remittance Date a report in an Excel (or



                                     F-2-25
compatible) electronic format, in such format as may be mutually agreed upon by both the Owner and the Servicer, and in hard copy, which Report shall contain the following:


                  (i) with respect to each Monthly Payment, the amount of such remittance allocable to interest; principal, Principal Prepayments and prepayment charges;

                  (ii) the amount of servicing compensation received by the Servicer during the prior due period;

                  (iii) the aggregate Stated Principal Balance of the Mortgage Loans;

                  (iv) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired; and

                  (v) such other data as may reasonably be required by the Owner.

                  The Servicer shall also provide with each such Report a trial balance, sorted in the Owner's assigned loan number order, and such other loan level information as described on EXHIBITS E and F, in electronic tape form.

                  The Servicer shall prepare and file any and all information statements or other filings required to be delivered to any governmental taxing authority or to Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Owner with such information concerning the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time.

                  In addition, not more than 60 days after the end of each calendar year, the Servicer shall furnish to each Person who was an Owner at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances of principal and interest for the applicable portion of such year.

         Section 5.03.  MONTHLY ADVANCES BY THE SERVICER.

                  Not later than the close of business on the Business Day preceding each Remittance Date, the Servicer shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Servicer, whether or not deferred pursuant to Section 4.01, of Monthly Payments, adjusted to the related Mortgage Loan Remittance Rate, which are delinquent at the close of business on the related Determination Date; provided, however, that the amount of any such deposit may be reduced by the Amount Held for Future Distribution (as defined below) then on deposit in the Custodial Account. Any portion of the Amount Held for Future Distribution used to pay Monthly Advances shall be replaced by the Servicer by deposit into the Custodial Account on any future Remittance Date to the extent that the funds that are available in the Custodial Account for remittance to the Owner on such Remittance Date are less than the amount of payments required to be made to the Owner on such Remittance Date.



                                     F-2-26

                  The "Amount Held for Future Distribution" as to any Remittance Date shall be the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date which were received after the Cut-off Date on account of (i) Liquidation Proceeds, Insurance Proceeds, and Principal Prepayments received or made in the month of such Remittance Date, and
(ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

                  The Servicer's obligation to make such Monthly Advances as to any Mortgage Loan will continue through the final disposition or liquidation of the Mortgaged Property, unless the Servicer deems such advance to be nonrecoverable from Liquidation Proceeds, REO Disposition Proceeds or Insurance Proceeds with respect to the applicable Mortgage Loan. In such latter event, the Servicer shall deliver to the Owner an Officer's Certificate of the Servicer to the effect that an officer of the Servicer has reviewed the related Servicing File and has obtained a recent appraisal and has made the reasonable determination that any additional advances are nonrecoverable from Liquidation or Insurance Proceeds with respect to the applicable Mortgage Loan.

         Section 5.04.  LIQUIDATION REPORTS.

                  Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property in the form of Exhibit G and all supporting documentation as the Servicer and the Owner shall agree. The Servicer shall also provide reports on the status of REO Property containing such information as Owner may reasonably require.

                                   ARTICLE VI
                          GENERAL SERVICING PROCEDURES

         Section 6.01.  ASSUMPTION AGREEMENTS.

                  The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of a Mortgaged Property (whether by absolute conveyance or by contract of, sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the Servicer shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer, will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 6.01, the Servicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the



                                     F-2-27

Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

                  In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures of the Fannie Mae Guide. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note and the amount of the Monthly Payment may not be changed. The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed by forwarding to the Owner the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage Loan Documents and shall, for all purposes, be considered a part of such related mortgage file to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Servicer for entering into an assumption or substitution of liability agreement shall belong to the Servicer.

                  Notwithstanding the foregoing paragraphs of this section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 6.01, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 6.02. SATISFACTION OF MORTGAGES AND RELEASE OF MORTGAGE LOAN DOCUMENTS.

                  Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Custodian with a certification and request for release in the form of Exhibit D by a Servicing Officer, which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been so deposited, and a request for delivery to the Servicer of the Mortgage Loan Documents held by the Custodian. Upon receipt of such certification and request, the Owner shall promptly release or cause the Custodian to promptly release the related Mortgage Loan Documents to the Servicer and the Servicer shall prepare and deliver for execution by the Owner or at the Owner's option execute under the authority of a power of attorney delivered to the Servicer by the Owner any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

                  In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Owner may have under the mortgage instruments, the Servicer, upon written demand, shall remit within one Business Day to the Owner the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Servicer shall maintain the Fidelity Bond insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.



                                     F-2-28

                  From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loans, including for the purpose of collection under any Primary Mortgage Insurance Policy, upon request of the Servicer in the form of EXHIBIT D and delivery to the Custodian of a servicing receipt signed by a Servicing Officer, the Custodian shall release the Mortgage Loan Documents held by the Custodian to the Servicer. Such servicing receipt shall obligate the Servicer to promptly return the related Mortgage Loan Documents to the Custodian, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or such documents have been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has promptly delivered to the Owner or the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such documents were delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Owner or the Custodian, as applicable, to the Servicer.

         Section 6.03.  SERVICING COMPENSATION.

                  As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicer's Servicing Fee. Additional servicing compensation in the form of assumption fees, as provided in Section 6.01, late payment charges and other ancillary fees shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

         Section 6.04.  ANNUAL STATEMENT AS TO COMPLIANCE; FINANCIAL STATEMENTS.

                  The Servicer will deliver to the Master Servicer on or before March 15 of each year, beginning with March 15, 2005, an Officer's Certificate in a form acceptable for filing with the Securities and Exchange Commission as an exhibit to a Form 10-K stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, (ii) the Servicer has fully complied with the provisions of this Agreement and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  Upon request by the Owner or the Master Servicer, the Servicer will deliver to such requesting party a copy of the audited (if such financial statements are available, otherwise unaudited) financial statements of the Servicer for the most recent fiscal year of the Servicer.

         Section 6.05. ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' SERVICING REPORT.



                                     F-2-29

                  On or before March 15 of each year beginning March 15, 2005, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Master Servicer in a form acceptable for filing with the Securities and Exchange Commission as an exhibit to a Form 10-K to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans by the Company generally that include a sampling of the Mortgage Loans, the provisions of Article II and Article IV have been complied with and, on the basis of such an examination conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with this Agreement, except for
(i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

         Section 6.06.OWNER'S RIGHT TO EXAMINE SERVICER RECORDS.

                  The Owner shall have the right to examine and audit, at its expense, upon reasonable notice to the Servicer, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Servicer, or held by another for the Servicer or on its behalf or otherwise, which relate to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

                  The Servicer shall provide to the Owner and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Owner access to any documentation regarding the Mortgage Loans in the possession of the Servicer which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Servicer, and in accordance with the applicable federal or state government regulations.

         Section 6.07.  COMPLIANCE WITH REMIC PROVISIONS.

                  If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contribution" to a REMIC set forth in Section 860G(d) of the Code unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such actions) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

         Section 6.08.  NON-SOLICITATION.

                  The Servicer shall not knowingly conduct any solicitation exclusively targeted to the Mortgagors for the purpose of inducing or encouraging the early prepayment or refinancing of the related Mortgage Loans. It is understood and agreed that promotions undertaken by the Servicer or any agent or affiliate of the Servicer which are directed to the general public at large,



                                     F-2-30
including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this section. Nothing contained herein shall prohibit the Servicer from (i) distributing to Mortgagors any general advertising including information brochures, coupon books, or other similar documentation which indicates services the Seller offers, including refinances or (ii) providing financing of home equity loans to Mortgagors at the Mortgagor's request.


         Section 6.09.  ANNUAL CERTIFICATION.

                  (a) For so long as (1) the Mortgage Loans are being master serviced by the Master Servicer and (2) the Master Servicer is required by Section 302 of the Sarbanes-Oxley Act of 2002 to provide an annual certification, by March 15th of each year (or if not a Business Day, the immediately preceding Business Day), or at any other time upon thirty (30) days written request, an officer of the Servicer shall execute and deliver an Officer's Certificate to the Master Servicer for the benefit of such Master Servicer and its officers, directors and affiliates, certifying as to the following matters:

                           (i) Based on my knowledge, the information in the
                  Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

                           (ii) Based on my knowledge, the servicing information
                  required to be provided to the Master Servicer by the Servicer under this Agreement has been provided to the Master Servicer;

                           (iii) I am responsible for reviewing the activities
                  performed by the Servicer under this Agreement and based upon my knowledge and the review required by this Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant's Servicing Report submitted to the Master Servicer, the Servicer has, as of the date of this certification fulfilled its obligations under this Agreement; and

                           (iv) I have disclosed to the Master Servicer all
                  significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in this Agreement.

                  (b) The Servicer shall indemnify and hold harmless the Master Servicer and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines,



                                     F-2-31
forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section
6.09 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer as a result of the losses, claims, damages or liabilities of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servicer on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 6.09 or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

                                  ARTICLE VII
                       REPORTS TO BE PREPARED BY SERVICER

                  Section 7.01. SERVICER SHALL PROVIDE INFORMATION AS REASONABLY REQUIRED.

         The Servicer shall furnish to the Owner upon request, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement. The Servicer may negotiate with the Owner for a reasonable fee for providing such report or information, unless (i) the Servicer is required to supply such report or information pursuant to any other section of this Agreement, or (ii) the report or information has been requested in connection with Internal Revenue Service or other regulatory agency requirements. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions given by the Owner. The Servicer agrees to execute and deliver all such instruments and take all such action as the Owner, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

                                  ARTICLE VIII
                                  THE SERVICER

         Section 8.01.  INDEMNIFICATION; THIRD PARTY CLAIMS.

                  The Servicer agrees to indemnify the Owner, its successors and assigns, any agent of the Owner, and the Master Servicer, and hold each of such Persons harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that such Person may sustain in any way related to the failure of the Servicer to perform in any way its duties and service the Mortgage Loans in compliance with the terms of this Agreement and for breach of any representation or warranty of the Servicer contained herein. The Servicer shall immediately notify the Owner or other indemnified Person if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Owner and such other Indemnified Person and with counsel reasonably satisfactory to the Owner and such Person) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or such other indemnified Person in respect of such claim but failure to so notify the Owner and such other indemnified Person shall not limit its obligations hereunder. The Servicer agrees that it will not



                                     F-2-32
enter into any settlement of any such claim without the consent of the Owner and such other indemnified Person unless such settlement includes an unconditional release of the Owner and such other indemnified Person from all liability that is the subject matter of such claim. The provisions of this Section 8.01 shall survive termination of this Agreement.

         Section 8.02.  MERGER OR CONSOLIDATION OF THE SERVICER.

                  The Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

                  Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer whether or not related to loan servicing, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien mortgage loans, and (iii) which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing.

         Section 8.03.  LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS.

                  Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform in any way its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of gross negligence or any breach of the terms and conditions of this Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by the Owner respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may, with the consent of the Owner, which consent shall not be unreasonably withheld, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Owner will be liable, and the Servicer shall be entitled to be reimbursed therefor from the Custodial Account pursuant to Section 4.05.

         Section 8.04.  SERVICER NOT TO RESIGN.



                                     F-2-33

                  The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner which Opinion of Counsel shall be in form and substance acceptable to the Owner. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in
Section 11.01.

         Section 8.05.  NO TRANSFER OF SERVICING.

                  With respect to the retention of the Servicer to service the Mortgage Loans hereunder, the Servicer acknowledges that the Owner has acted in reliance upon the Servicer's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this section, the Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Owner, which approval shall not be unreasonably withheld; provided that the Servicer may assign the Agreement and the servicing hereunder without the consent of Owner to an affiliate of the Servicer to which all servicing of the Servicer is assigned so long as (i) such affiliate is a Fannie Mae and Freddie Mac approved servicer and (ii) if it is intended that such affiliate be spun off to the shareholders of the Servicer, such affiliate have a GAAP net worth of at least $25,000,000 and (iii) such affiliate shall deliver to the Owner a certification pursuant to which such affiliate shall agree to be bound by the terms and conditions of this Agreement and shall certify that such affiliate is a Fannie Mae and Freddie Mac approved servicer in good standing.

                                   ARTICLE IX
                                     DEFAULT

         Section 9.01.EVENTS OF DEFAULT.

                  In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

                  (i) any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for two (2) Business Days after written notice thereof (it being understood that this subparagraph shall not affect Servicer's obligation pursuant to Section 5.01 to pay default interest on any remittance received by the Owner after the Business Day on which such payment was due); or

                  (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement (other than with respect to Sections 6.04, 6.05 or 6.09), the breach of which has a material adverse effect and which continue unremedied for a period of thirty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any



                                     F-2-34
insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

                  (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

                  (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) the Servicer ceases to be approved by either Fannie Mae or Freddie Mac (to the extent such entities are then operating in a capacity similar to that in which they operate on the date hereof) as a mortgage loan servicer for more than thirty days to the extent such entities perform similar functions; or

                  (vii) the Servicer attempts to assign its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein; or

                  (viii) the Servicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Servicer's ability to perform its obligations hereunder; or

                  (ix) failure by the Servicer to duly perform, within the required time period, its obligations under Section 6.04, 6.05 or 6.09 which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner or by any Master Servicer responsible for master servicing the Mortgage Loans pursuant to a Pass-Through Transfer involving such Mortgage Loans;

                  then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer may, in addition to whatever rights the Owner may have under Section
8.01 and at law or equity to damages, including



                                     F-2-35
injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01. Upon written request from the Owner, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer's sole expense. The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

         Section 9.02.WAIVER OF DEFAULTS.

                  The Owner may waive only by written notice any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                   ARTICLE X
                                   TERMINATION

         Section 10.01.TERMINATION.

                  The respective obligations and responsibilities of the Servicer shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (ii) by mutual consent of the Servicer and the Owner in writing; or (iii) termination by the Owner pursuant to Section 9.01. Simultaneously with any such termination and the transfer of servicing hereunder, the Servicer shall be entitled to be reimbursed for any outstanding Servicing Advances and Monthly Advances.

         Section 10.02.REMOVAL OF MORTGAGE LOANS FROM INCLUSION UNDER THIS AGREEMENT UPON A PASS-THROUGH TRANSFER.

         The Servicer acknowledges and the Owner agrees that with respect to some or all of the Mortgage Loans, the Owner may effect Pass-Through Transfers.

         The Servicer shall cooperate with the Owner in connection with any Pass-Through Transfer contemplated by the Owner pursuant to this Section. In connection therewith, and without limitation, the Owner shall deliver any reconstitution agreement or other document



                                     F-2-36
related to the Pass-Through Transfer to the Servicer prior to such transfer and the Servicer shall execute any such reconstitution agreement which contains provisions substantially similar to those herein or otherwise reasonably acceptable to the Owner and the Servicer and which restates the representations and warranties contained in Article III as of the date of transfer (except to the extent any such representation or warranty is not accurate on such date).

                  In connection with this Section 10.02, the Servicer agrees to deliver to the Owner for inclusion in any prospectus or other offering material such publicly available information regarding the Servicer, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information requested by the Owner, and to deliver to the Owner any similar non public, unaudited financial information, in which case the Owner shall bear the cost of having such information audited by certified public accountants if the Owner desires such an audit, or as is otherwise reasonably requested by the Owner and which the Servicer is capable of providing without unreasonable effort or expense, and to indemnify the Owner and its affiliates for material misstatements or omissions contained in such information; to deliver to the Owner and to any Person designated by the Owner, at the Owner's expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Servicer pursuant to the preceding clause as shall be reasonably requested by the Owner; and to deliver to the Owner, and to any Person designated by the Owner, such legal documents and in-house Opinions of Counsel as are customarily delivered by originators or servicers, as the case may be, and reasonably determined by the Owner to be necessary in connection with Pass-Through Transfers, as the case may be, such in-house Opinions of Counsel for a Pass-Through Transfer to be in the form reasonably acceptable to the Owner, it being understood that the cost of any opinions of outside special counsel that may be required for a Pass-Through Transfer shall be the responsibility of the Owner.

         All Mortgage Loans not sold or transferred pursuant to a Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

         Section 10.03.MASTER SERVICER.

         The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Owner, shall have the same rights as the Owner to enforce the obligations of the Servicer under this Agreement. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement if such failure constitutes an Event of Default as provided in Article IX of this Agreement. Notwithstanding anything to the contrary, in no event shall the Master Servicer assume any of the obligations of the Owner under this Agreement.


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS



                                     F-2-37

         Section 11.01.SUCCESSOR TO THE SERVICER.

                  Prior to termination of the Servicer's responsibilities and duties under this Agreement pursuant to Sections 8.04, 9.01 or 10.01(ii), the Owner shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Owner and such successor shall agree. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this section and shall in no event relieve the Servicer of the representations and warranties made pursuant to Article III and the remedies available to the Owner under
Section 8.01, it being understood and agreed that the provisions of such Article III and Section 8.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

                  Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or this Agreement pursuant to
Section 8.04, 9.01 or 10.01 shall not affect any claims that the Owner may have against the Servicer arising prior to any such termination or resignation.

                  The Servicer shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Servicing Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. The successor shall make such arrangements as it may deem appropriate to reimburse the Servicer for unrecovered Monthly Advances and Servicing Advances which the successor retains hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

                  Upon a successor's acceptance of appointment as such, the Servicer shall notify the Owner of such appointment.



                                     F-2-38

                  All reasonable costs and expenses incurred in connection with replacing the Servicer upon its resignation or the termination of the Servicer in accordance with the terms of this Agreement, including, without limitation,
(i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with this Agreement, shall be payable on demand by the resigning or terminated Servicer without any right of reimbursement therefor.

         Section 11.02.AMENDMENT.

                  This Agreement may be amended from time to time by the Servicer and the Owner by written agreement signed by the Servicer and the Owner.

         Section 11.03.RECORDATION OF AGREEMENT.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of all the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Owner at the Owner's expense on direction of the Owner accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interest of the Owner or is necessary for the administration or servicing the Mortgage Loans.

         Section 11.04.GOVERNING LAW.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.05.NOTICES.

                  Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

                  (i) if to the Servicer:

                           People's Choice Home Loan, Inc.
                           7515 Irvine Center Drive
                           Irvine, CA 92618



                                     F-2-39

                           Attn: Brad Plantiko
                           Facsimile No.: (949) 341-2211

                  (ii) if to the Owner:

                           People's Choice Home Loan Securities Corp.
                           7515 Irvine Center Drive
                           Irvine, CA 92618
                           Attn: General Counsel
                           Facsimile No.: (949) 341-2248



                  (iii) if to the Master Servicer:

                           Wells Fargo Bank, National Association
                           P.O. Box 98
                           Columbia, Maryland 21046
                           Attention:  Master Servicing - People's Choice

                           And for overnight delivery to:

                           Wells Fargo Bank, National Association
                           9062 Old Annapolis Road
                           Columbia, Maryland 21045
                           Attention: Master Servicing - People's Choice Telecopier No.: (410) 715-2380

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice, or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the address (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

         Section 11.06.SEVERABILITY OF PROVISIONS.

                  Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good


                                     F-2-40
faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

         Section 11.07.EXHIBITS

                  The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 11.08.General Interpretive Principles.

                  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                  (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (v) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

         Section 11.09.REPRODUCTION OF DOCUMENTS.

                  This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.



                                     F-2-41

         Section 11.10.CONFIDENTIALITY OF INFORMATION.

                  Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Except as required to be disclosed by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of this Agreement.

         Section 11.11.ASSIGNMENT BY THE OWNER.

                  The Owner shall have the right, without the consent of the Servicer hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Owner hereunder, by executing an assignment and assumption agreement reasonably acceptable to the Servicer and the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans. In no event shall Owner sell a partial interest in any Mortgage Loan. All references to the Owner in this Agreement shall be deemed to include its assignees or designees. It is understood and agreed between the Owners and the Servicer that no more than five (5) Persons shall have the right of owner under this Agreement at any one time.

         Section 11.12.NO PARTNERSHIP.

                  Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for Owner.

         Section 11.13.EXECUTION, SUCCESSORS AND ASSIGNS.

                  This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.05, this Agreement shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective successors and assigns.

         Section 11.14.ENTIRE AGREEMENT.

                  Each of the Servicer and the Owner acknowledge that no representations, agreements or promises were made to it by the other party or any of its employees other than those representations, agreements or promises specifically contained herein. This Agreement sets forth the entire understanding between the parties hereto and shall be binding upon all successors of both parties.



                                     F-2-42

                  IN WITNESS WHEREOF, the Servicer and the Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date and year first above written.




                  PEOPLE'S CHOICE HOME LOAN, INC.
                  Servicer

                  By: ________________________________________
                  Name:
                  Title:



                  PEOPLE'S CHOICE HOME LOAN SECURITIES CORP.
                  Owner


                  By: ________________________________________
                  Name:
                  Title:



                                     F-2-43

                                    Exhibit A
                                    ---------

                             MORTGAGE LOAN SCHEDULE















                                     F-2-44

                                    EXHIBIT B
                                    ---------

                       CUSTODIAL ACCOUNT LETTER AGREEMENT
                                     (date)


To:______________________
_________________________
_________________________
    (the "Depository")

                  As "Servicer" under the Servicing Agreement, dated as of August 1, 2004, (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as "[Servicer] Custodial Account, in trust for [Owner][Name of Trust]." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.



                           By:____________________
                           Name:__________________
                           Title:_________________

                  The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

                           [                  ]
                           (name of Depository)
                           By:____________________
                           Name:__________________
                           Title:_________________





                                     F-2-45

                                    EXHIBIT C
                                    ---------

                         ESCROW ACCOUNT LETTER AGREEMENT

                                     (date)

To:___________________________
______________________________
______________________________
       (the "Depository")

                  As "Servicer" under the Servicing Agreement, dated as of August 1, 2004 (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement, to be designated as "[Servicer] Escrow Account, in trust for [Owner][Name of Trust]." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.



                           By:____________________
                           Name:__________________
                           Title:_________________

                  The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number __________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund or the Savings Association Insurance Fund or will be invested in Permitted Investments as defined in the Agreement.

                           [                  ]
                           (name of Depository)
                           By:____________________
                           Name:__________________
                           Title:_________________



                                     F-2-46

                                    EXHIBIT D
                                    ---------

                        REQUEST FOR RELEASE OF DOCUMENTS

To:      Wells Fargo Bank, National Association
         1015 10th Avenue S.E.
         Mpls., MN  55414
         Attn:  ________________

         Re: Custodial Agreement dated as of [DATE] among [NAME OF TRUSTEE], People's Choice Home Loan Securities Corp. and Wells Fargo Bank, National Association, as Custodian

         In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Custody Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Mortgage File for the Mortgage Loan described below, for the reason indicated.


Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______           1.       Mortgage Paid in Full

_______           2.       Foreclosure

_______           3.       Substitution

_______           4.       Other Liquidation (Repurchases, etc.)

_______           5.       Nonliquidation  [Reason:____________________________]

Address to which Custodian should
Deliver the Custodian's Mortgage File:   _______________________________________
                                         _______________________________________
                                         _______________________________________


                                         By:____________________________________
                                                      (authorized signer)
     Issuer:________________________________



                                     F-2-47

     Address:_______________________________
             _______________________________

     Date:__________________________________


CUSTODIAN

Wells Fargo Bank, National Association

Please acknowledge the execution of the above request by your signature and date below:

___________________________________                  ___________________________
Signature                                                     Date

Documents returned to Custodian:

___________________________________                  ___________________________
Custodian                                                     Date





                                     F-2-48

                                    EXHIBIT E
                                    ---------

                        LOAN LEVEL FORMAT FOR TAPE INPUT,
                            SERVICER PERIOD REPORTING
---------------------------------------------------------------------------------------------------------------------------
EXHIBIT 1: STANDARD FILE LAYOUT - SCHEDULED/SCHEDULED
---------------------------------------------------------------------------------------------------------------------------
COLUMN NAME                                   DESCRIPTION                      DECIMAL    FORMAT COMMENT
---------------------------------------------------------------------------------------------------------------------------
LOAN_NBR                   Loan Number assigned by investor                               Text up to 10 digits
SERVICER LOAN_NBR          Servicer Loan Number                                           Text up to 10 digits
BORROWER_NAME              Mortgagor name assigned to Note                                Max length of 30
SCHED_PMT_AMT              P&I constant                                           2       No commas(,) or dollar signs ($)
NOTE_INT_RATE              Gross Interest Rate                                    4       Max length of 6
NET_RATE                   Gross Interest Rate less the Service Fee Rate          4       Max length of 6
SERV_FEE_RATE              Service Fee Rate                                       4       Max length of 6
NEW_PAY_AMT                ARM loan's forecasted P&I constant                     2       No commas(,) or dollar signs ($)
NEW_LOAN_RATE              ARM loan's forecasted Gross Interest Rate              4       Max length of 6
ARM_INDEX_RATE             ARM loan's index Rate used                             4       Max length of 6
ACTL_BEG_BAL               Beginning Actual Balance                               2       No commas(,) or dollar signs ($)
ACTL_END_BAL               Ending Actual Balance                                  2       No commas(,) or dollar signs ($)
NEXT_DUE_DATE              Borrower's next due date                                       MM/DD/YYYY
CURT_AMT_1                 Curtailment Amount                                     2       No commas(,) or dollar signs ($)
CURT_DATE_1                Due date Curtailment was applied to                            MM/DD/YYYY
CURT_ADJ_ AMT_1            Curtailment Interest if applicable                     2       No commas(,) or dollar signs ($)
CURT_AMT_2                 Curtailment Amount 2                                   2       No commas(,) or dollar signs ($)
CURT_DATE_2                Due date Curtailment was applied to                            MM/DD/YYYY
CURT_ADJ_ AMT2             Curtailment Interest if applicable                     2       No commas(,) or dollar signs ($)
CURT_AMT_3                 Curtailment Amount 3                                   2       No commas(,) or dollar signs ($)
CURT_DATE_3                Due date Curtailment was applied to                            MM/DD/YYYY
CURT_ADJ_AMT3              Curtailment Interest, if applicable                    2       No commas(,) or dollar signs ($)
SCHED_BEG_BAL              Beginning Scheduled Balance                            2       No commas(,) or dollar signs ($)
SCHED_END_BAL              Ending Scheduled Balance                               2       No commas(,) or dollar signs ($)
SCHED_PRIN_AMT             Scheduled Principal portion of P&I                     2       No commas(,) or dollar signs ($)
SCHED_NET_INT              Scheduled Net Interest (less Service Fee)
                           portion of P&I                                         2       No commas(,) or dollar signs ($)
LIQ_AMT                    Liquidation Principal Amt to bring balance to zero     2       No commas(,) or dollar signs ($)
PIF_DATE                   Liquidation Date                                               MM/DD/YYYY
ACTION_CODE                Either 60 for liquidation or 65 for Repurchase                 Max length of 2
PRIN_ADJ_AMT               Principal Adjustments made to loan, if applicable      2       No commas(,) or dollar signs ($)
INT_ADJ_AMT                Interest Adjustment made to loan, if applicable        2       No commas(,) or dollar signs ($)
PREPAYMENT PENALTY AMT     Prepayment penalty amount, if applicable               2       No commas(,) or dollar signs ($)
SOILDER_SAILOR ADJ AMT     Soldier and Sailor Adjustment amount, if
                           applicable                                             2       No commas(,) or dollar signs ($)
NON ADV LOAN AMT           Non Recoverable Loan Amount, if applicable             2       No commas(,) or dollar signs ($)



                                     F-2-49

                                    EXHIBIT F

                       REPORTING DATA FOR DEFAULTED LOANS

Data must be submitted to Wells Fargo Bank in an EXCEL spreadsheet format with fixed field names and data type. The EXCEL spreadsheet should be used as a template consistently every month when submitting data.

TABLE: DELINQUENCY

     NAME                                    TYPE                     SIZE
     ----                                    ----                     ----
     SERVICER LOAN #                         NUMBER (DOUBLE)             8
     INVESTOR LOAN #                         NUMBER (DOUBLE)             8
     BORROWER NAME                           TEXT                       20
     ADDRESS                                 TEXT                       30
     STATE                                   TEXT                        2
     Due Date                                Date/Time                   8
     ACTION CODE                             TEXT                        2
     FC Received                             Date/Time                   8
     File Referred to Atty                   Date/Time                   8
     NOD                                     Date/Time                   8
     Complaint Filed                         Date/Time                   8
     Sale Published                          Date/Time                   8
     Target Sale Date                        Date/Time                   8
     Actual Sale Date                        Date/Time                   8
     Loss Mit Approval Date                  Date/Time                   8
     Loss Mit Type                           Text                        5
     Loss Mit Estimated Completion Date      Date/Time                   8
     Loss Mit Actual Completion Date         Date/Time                   8
     Loss Mit Broken Plan Date               Date/Time                   8
     BK Chapter                              Text                        6
     BK Filed Date                           Date/Time                   8
     Post Petition Due                       Date/Time                   8
     Motion for Relief                       Date/Time                   8
     Lift of Stay                            Date/Time                   8
     RFD                                     Text                       10
     Occupant Code                           Text                       10
     Eviction Start Date                     Date/Time                   8
     Eviction Completed Date                 Date/Time                   8
     List Price                              Currency                    8
     List Date                               Date/Time                   8
     Accepted Offer Price                    Currency                    8
     Accepted Offer Date                     Date/Time                   8
     Estimated REO Closing Date              Date/Time                   8
     Actual REO Sale Date                    Date/Time                   8

o ITEMS IN BOLD ARE MANDATORY FIELDS. WE MUST RECEIVE INFORMATION IN THOSE FIELDS EVERY MONTH IN ORDER FOR YOUR FILE TO BE ACCEPTED.


                                     F-2-50

The Action Code Field should show the applicable numeric code to indicate that a special action is being taken. The Action Codes are the following:

              12-RELIEF PROVISIONS
              15-BANKRUPTCY/LITIGATION
              20-REFERRED FOR DEED-IN-LIEU
              30-REFERRED FORE FORECLOSURE
              60-PAYOFF
              65-REPURCHASE
              70-REO-HELD FOR SALE
              71-THIRD PARTY SALE/CONDEMNATION
              72-REO-PENDING CONVEYANCE-POOL INSURANCE CLAIM FILED

Wells Fargo Bank will accept alternative Action Codes to those above, provided that the Codes are consistent with industry standards. If Action Codes other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Action Codes prior to sending the file.

DESCRIPTION OF ACTION CODES:
ACTION CODE 12 - To report a Mortgage Loan for which the Borrower has been granted relief for curing a delinquency. The Action Date is the date the relief is expected to end. For military indulgence, it will be three months after the Borrower's discharge from military service.

ACTION CODE 15 - To report the Borrower's filing for bankruptcy or instituting some other type of litigation that will prevent or delay liquidation of the Mortgage Loan. The Action Date will be either the date that any repayment plan (or forbearance) instituted by the bankruptcy court will expire or an additional date by which the litigation should be resolved.

ACTION CODE 20 - To report that the Borrower has agreed to a deed-in-lieu or an assignment of the property. The Action Date is the date the Servicer decided to pursue a deed-in-lieu or the assignment.

ACTION CODE 30 - To report that the decision has been made to foreclose the Mortgage Loan. The Action Date is the date the Servicer referred the case to the foreclosure attorney.

ACTION CODE 60 - To report that a Mortgage Loan has been paid in full either at, or prior to, maturity. The Action Date is the date the pay-off funds were remitted to the Master Servicer.

ACTION CODE 65 - To report that the Servicer is repurchasing the Mortgage Loan. The Action Date is the date the repurchase proceeds were remitted to the Master Servicer.

ACTION CODE 70 - To report that a Mortgage Loan has been foreclosed or a deed-in-lieu of foreclosure has been accepted, and the Servicer, on behalf of the owner of the Mortgage Loan, has acquired the property and may dispose of it. The Action Date is the date of the foreclosure sale or, for deeds-in-lieu, the date the deed is recorded on behalf of the owner of the Mortgage Loan.

ACTION CODE 71 - To report that a Mortgage Loan has been foreclosed and a third party acquired the property, or a total condemnation of the property has occurred. The Action Date is the date of the foreclosure sale or the date the condemnation award was received.



                                     F-2-51

ACTION CODE 72 - To report that a Mortgage Loan has been foreclosed, or a deed-in-lieu has been accepted, and the property may be conveyed to the mortgage insurer and the pool insurance claim has been filed. The Action Date is the date of the foreclosure sale, or, for deeds-in-lieu, the date of the deed for conventional mortgages.

The Loss Mit Type field should show the approved Loss Mitigation arrangement. The following are acceptable:

         ASUM-    APPROVED ASSUMPTION
         BAP-     BORROWER ASSISTANCE PROGRAM
         CO-      CHARGE OFF
         DIL-     DEED-IN-LIEU
         FFA-     FORMAL FORBEARANCE AGREEMENT
         MOD-     LOAN MODIFICATION
         PRE-     PRE-SALE
         SS-      SHORT SALE
         MISC-    ANYTHING ELSE APPROVED BY THE PMI OR POOL INSURER

Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.


The Occupant Code field should show the current status of the property. The acceptable codes are:

         MORTGAGOR
         TENANT
         UNKNOWN
         VACANT



                                     F-2-52

                                    Exhibit G

CALCULATION OF REALIZED LOSS/GAIN FORM 332- INSTRUCTION SHEET

                  (a) The numbers on the form correspond with the numbers listed below.


         LIQUIDATION AND ACQUISITION EXPENSES:
         1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.


         3. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.


         4-12. Complete as applicable. All line entries must be supported by copies of appropriate statements, vouchers, receipts, bills, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.


13. The total of lines 1 through 12.


                  (b)      CREDITS:


         14-21. Complete as applicable. All line entries must be supported by copies of the appropriate claims forms, EOBs, HUD-1 and/or other proceeds verification, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 20.

         22. The total of lines 14 through 21.

         PLEASE NOTE: For HUD/VA loans, use line (15) for Part A/Initial proceeds and line (16) for Part B/Supplemental proceeds.
                (c)      TOTAL REALIZED LOSS (OR AMOUNT OF ANY GAIN)

         23. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).






                                     F-2-53

                                     F-2-54


EXHIBIT 3A: CALCULATION OF REALIZED LOSS/GAIN FORM 332

                             WELLS FARGO BANK, N.A.
                        CALCULATION OF REALIZED LOSS/GAIN

    Prepared by:  ________________                   Date:  _______________
    Phone:  ______________________      Email Address:_____________________

            ------------------      -----------------       --------------------
            Servicer Loan No.       Servicer Name           Servicer Address


            ------------------      -----------------       --------------------


    WELLS FARGO BANK, N.A. Loan No._____________________________
    Borrower's Name:________________________________________________________
    Property Address:___________________________________________________________
    LIQUIDATION AND ACQUISITION EXPENSES:
    (1)  Actual Unpaid Principal Balance of Mortgage Loan   $ _____________ (1)
    (2)  Interest accrued at Net Rate                         _____________ (2)
    (3)  Accrued Servicing Fees                               _____________ (3)
    (4)  Attorney's Fees                                      _____________ (4)
    (5)  Taxes                                                _____________ (5)
    (6)  Property Maintenance                                 _____________ (6)
    (7)  MI/Hazard Insurance Premiums                         _____________ (7)
    (8)  Utility Expenses                                     _____________ (8)
    (9)  Appraisal/BPO                                        _____________ (9)
    (10) Property Inspections                                 _____________ (10)
    (11) FC Costs/Other Legal Expenses                        _____________ (11)
    (12) Other (itemize)                                    $ _____________ (12)
             Cash for Keys__________________________          _____________
             HOA/Condo Fees_________________________          _____________
             _______________________________________          _____________
             _______________________________________          _____________
             TOTAL EXPENSES                                 $ _____________ (13)
    CREDITS:
    (14) Escrow Balance                                     $ _____________ (14)
    (15) HIP Refund                                           _____________ (15)
    (16) Rental Receipts                                      _____________ (16)
    (17) Hazard Loss Proceeds                                 _____________ (17)
    (18) Primary Mortgage Insurance Proceeds                  _____________ (18)
    (19) Pool Insurance Proceeds                              _____________ (19)
    (20) Proceeds from Sale of Acquired Property              _____________ (20)
    (21) Other (itemize)                                      _____________ (21)
         ___________________________________________          _____________
         ___________________________________________          _____________
         TOTAL CREDITS                                      $ _____________ (22)

    TOTAL REALIZED LOSS (OR AMOUNT OF GAIN)                 $ _____________ (23)





                                     F-2-54

                                   SCHEDULE 1
                                   ----------

                             MORTGAGE LOAN SCHEDULE

(In accordance with Rule 202 of Regulation S-T, Schedule 1, the mortgage loan schedule, is being filed in paper pursuant to a continuing hardship exemption.)

                                   SCHEDULE 2
                                   ----------

                           PREPAYMENT CHARGE SCHEDULE

                            (Provided upon request.)